Exhibit 4.5

EXECUTION VERSION

TRONY SOLAR HOLDINGS COMPANY LIMITED

SERIES A PREFERRED

SHARE PURCHASE AGREEMENT

SEPTEMBER 26, 2008

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EXECUTION VERSION

TRONY SOLAR HOLDINGS COMPANY LIMITED

SERIES A PREFERRED SHARE PURCHASE AGREEMENT

THIS SERIES A PREFERRED SHARE PURCHASE AGREEMENT (the “Agreement”) is made and entered into as of September 26, 2008 by and among

(i)                                    TRONY SOLAR HOLDINGS COMPANY LIMITED, a limited liability company organized under the laws of the Cayman Islands, whose registered office is at Offshore Incorporations (Cayman) Limited, Scotia Centre, 4th Floor, P.O. Box 2804, George Town, Grand Cayman, Cayman Islands (the “Company”),

(ii)                                GRAND SUN INTERNATIONAL INVESTMENT LIMITED (新阳国际投资有限公司), a limited liability company organized under the laws of the Hong Kong and a wholly-owned subsidiary of the Company, whose registered office is at 20B Wanchai Commercial  Center, 194-204 Johnston Rd, Waichai, Hong Kong (“HK Off-Shore Company”),

(iii)                            TRONY SOLAR SCIENCE AND TECHNOLOGY DEVELOPMENT LIMITED (深圳市创益科技发展有限公司), a wholly-owned foreign enterprise organized under the laws of the PRC and a wholly-owned subsidiary of the HK Off-Shore Company, whose registered office is at 5/F East Block, No.2 Building, Guangxian Eastate, 3rd BaGua Rd, Futian District, Shenzhen, China (“PRC On-Shore Company”),

(iv)                               LI YI (李毅), who is a resident of the PRC (the “Founder”),

(v)                                   SKY SENSE INVESTMENTS LIMITED, a limited liability company organized under the laws of the British Virgin Islands and wholly-owned by the Founder, whose registered office is at Commonwealth Trust Limited, Drake Chamber, Road Town, Tortola, British Virgin Islands (“Sky Sense”),

(vi)                               BUILD UP INTERNATIONAL INVESTMENTS LIMITED,  a limited liability company organized under the laws of the British Virgin Islands, whose registered office is at Commonwealth Trust Limited, Drake Chamber, Road Town, Tortola, British Virgin Islands (“Build Up”),

(vii)                           ELLIPSIS LIMITED, a limited liability company organized under the laws of the British Virgin Islands, whose registered office is at Walkers Chambers, 171 Main Street, P O Box 92, Road Town, Tortola VG1110, British Virgin Islands (“Ellipsis Limited”),

(viii)                       WARSHAW HOLDINGS LIMITED, a limited liability company organized under the laws of the British Virgin Islands, whose registered office is at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands (“Warshaw Holdings”),

(ix)                              LIU LAI TING (劉麗婷), who is a resident of Hong Kong (“LIU Lai Ting”),

(x)                                  LAKES INVEST LIMITED, a limited liability company organized under the laws of the British Virgin Islands and controlled by the Founder, whose registered office is at Commonwealth Trust Limited, Drake Chambers, Road Town, Tortola, British Virgin Islands (“Lakes Invest” and together with Sky Sense, Build Up, Ellipsis Limited, Warshaw Holdings and LIU Lai Ting, the “Management Holding Companies” and each a “Management Holding Company”),

(xi)                          EACH OF THE INVESTORS identified in Schedule 1 attached hereto (collectively, the “Purchasers” and each a  “Purchaser”).

THE PARTIES HEREBY AGREE AS FOLLOWS:

1.                                       Purchase and Sale of Preferred A Shares.

1.1                                 Authorization; Sale and Issuance of Preferred A Shares.

(a)                                  The Company has authorized the sale and issuance of up to 6,027,191 Series A Convertible Redeemable Preferred Shares, each with a par value of US$0.0001, (the “Series A Preferred Shares” or “Shares”), having the rights, preferences, privileges and restrictions as set forth in the Amended and Restated Memorandum and Articles of Association of the Company (the “Restated Articles”), in the form attached hereto as Exhibit A, at a per share purchase price of US$7.4662.  Prior to the Closing (as defined below), the Company shall adopt and file the Restated Articles with the Registrar of Companies of the Cayman Islands (the “Cayman Registrar”).

(b)                                 Subject to the terms and conditions of this Agreement, each Purchaser agrees, severally and not jointly, to purchase at the Closing, and the Company agrees to issue and sell to each Purchaser at the Closing, that number of Shares set forth opposite each such Purchaser’s name in the column designated “Number of Shares” in Schedule 1 attached hereto for the aggregate purchase price specified opposite the name of such Purchaser in the column designated “Purchase Price” in Schedule 1 attached hereto.

1.2                                 Closing; Closing Deliverables.

(a)                                  The closing of the purchase and sale of the Shares (the “Closing”) shall take place at the offices of Orrick, Herrington & Sutcliffe LLP, in association with Coudert Brothers, 43th Floor, Gloucester Tower, The Landmark, 15 Queen’s Road Central, Hong Kong, at 2:00 p.m., no later than five (5) Business Days following the date on which the closing conditions identified in Section 4 and Section 5 have been satisfied or waived, or at such other time and place as the Company and the Purchasers mutually agree upon, orally or in writing (such date on which the Closing occurs, hereinafter referred to as, the “Closing Date”).

(b)                                 At the Closing, in addition to all of the closing deliveries set forth in Section 4, the Company shall also deliver to each Purchaser (i) a copy of the Register of Members, duly certified by a director of the Company, updated to reflect the purchase of the Shares by the Purchasers hereunder and (ii) a certificate or certificates representing the number of Shares set forth opposite the name of such Purchaser in the column designated “Number of Shares” in Schedule 1, against delivery to the Company by such Purchaser at the Closing of payment of (i) such amounts opposite the name of such Purchaser under the column designated “Escrow Account” in Schedule 1 attached hereto by wire transfer to the Escrow Account of immediately available funds and (ii) such amounts opposite the name of such Purchaser under the column “Company Account” in Schedule 1 attached hereto by wire transfer to the Company Account of immediately available funds.

(c)                                  Within three (3) Business Days after the Closing, the Company shall deliver to each Purchaser evidence that the Restated Articles have been duly filed with the Registrar of Companies in the Cayman Islands.

1.3                                 Defined Terms Used in this Agreement.  In addition to the terms defined above, the following terms used in this Agreement shall be construed to have the meanings set forth or referenced below.

“Affiliate” means, as applied to any Person, (a) any other Person directly or indirectly controlling, controlled by or under common control with, that Person, (b) any other Person that owns or controls fifty percent (50%) or more of any class of equity securities (including any equity securities issuable upon the exercise of any option or convertible security) of that Person or any of its Affiliates, or (c) as to a corporation, each director and officer thereof, and as to a partnership, each general partner thereof, and as to a limited liability company, each managing member or similarly authorized person thereof (including officers), and as to any other entity, each Person exercising similar authority to those of a director or officer of a corporation.  For the purposes of this Agreement, “control” (including with correlative meanings, the terms “controlling,” “controlled by,” and “under common control with”) as applied to any Person, means the possession, directly or indirectly, of the power or authority to direct or cause the direction of the business, management and policies of that Person, whether through ownership of voting rights, by Contract or otherwise, which power or authority ownership shall conclusively be presumed to exist upon possession of more than 50% of the shares in issue or other equity interests or registered capital of such Person or the ability to direct the management and affairs of such Person, whether through the legal or beneficial ownership of voting rights, voting proxy or otherwise of more than 50% of the votes being cast at any meeting of such Person or the power to appoint a majority of the members of the board of directors or other governing body of such Person.

“Associate” means, with respect to any Person, any corporation or other business organization of which such Person is an executive officer or partner or is the beneficial owner, directly or indirectly, of thirty percent (30%) or more of any class of equity securities, any trust or estate in which such Person has a substantial beneficial interest or as to which such Person serves as a trustee or in a similar capacity and any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person.

“Business Day” means any day other than a Saturday, Sunday or a day that the banks in the PRC or Hong Kong are generally closed for business.

“Circular 75” means the Circular 75, issued by the State Administration of Foreign Exchange of the PRC on October 21, 2005, titled “Notice Regarding Certain Administrative Measures on Financing and Inbound Investments by PRC Residents Through Offshore Special Purpose Vehicles,” effective as of November 1, 2005, or any successor rule or regulation under PRC Law, including its operating measures.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Company Account” means the US$ bank account with the following account details: account name: Trony Solar Holdings Company Limited, bank: Hang Seng Bank;  account number: 773-468160-883.

“Company Charge Agreement” means the Share Charge Agreement in the form attached hereto as Exhibit E-2 entered into by and among the HK Off-Shore Company, the Company and the Purchasers with respect to the pledge by the Company of the Company Pledged Shares to and for the benefit of the Purchasers to secure the performance of the Redemption Right (as defined in the Restated Articles).

“Company Pledged Shares” means the number of shares of the HK Off-Shore Company equivalent to 13.25% of the issued and outstanding share capital of the HK Off-Shore Company (calculated on a fully-diluted and as converted basis) owned by the Company which are pledged by the Company to and for the benefit of the Purchasers under the Company Charge Agreement to secure the performance of the Redemption Right (as defined in the Restated Articles).

“Contract” means any agreement, arrangement, bond, commitment, franchise, indemnity, indenture, instrument, lease, license or binding understanding, whether or not in writing.

“Conversion Shares” means Ordinary Shares issuable upon conversion of the Series A Preferred Shares.

“Domestic Companies” means the PRC On-Shore Company, and the other domestic companies organized and existing under the laws of the PRC held or controlled, whether directly or indirectly, by the Company, other than Trony Materials.

“Employment Agreements” means all of the Employment Agreements entered into by and between the relevant Group Company and the Key Employees, in the form attached hereto as Exhibit B; and “Employment Agreement” means each of them.

“Escrow Account” means the US$ escrow account established with JPMorgan Chase Bank, N.A.  Any release of funds from the Escrow Account shall comply with Section 6.16 of this Agreement.

“Escrow Agreement” means the Escrow Agreement entered into by and among the Company, the Purchasers and the Escrow Agent, in the form attached hereto as Exhibit L.

“FCPA” means the Foreign Corrupt Practices Act of the United States (15 U.S.C. §§ 78dd-1, et seq.), as amended.

“Financial Assistance Filing” means a filing made pursuant to sections 47E(6) and 47F of the Companies Ordinance to the Registrar of Companies of Hong Kong to allow for the provision of financial assistance as contemplated in section 47A of the Companies Ordinance.

“GAAP” means the generally accepted accounting principals of the United States of America.

“Government Official” means any:

(a)                                  member of any Governmental Authority;

(b)                                 governmental official;

(c)                                  political party; or

(d)                                 announced candidate for political office.

“Governmental Authority” means any nation or government or any province or state or any other political subdivision thereof, or any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality or any political subdivision thereof, any court, tribunal or arbitrator, and any self regulatory organization.

“Group Companies” means the Off-Shore Entities (including the Company) and the Domestic Companies, all as identified in Schedule 2 attached hereto (each, a “Group Company”).

“HK Charge Agreement” means the Share Charge Agreement in the form attached hereto as Exhibit E-3 to be entered into by and among the HK Off-Shore Company, the PRC On-Shore Company and the Purchasers with respect to the pledge by the HK Off-Shore Company of the HK Pledged Shares to and for the benefit of the Purchasers to secure the performance of the Redemption Right (as defined in the Restated Articles).

“HK Pledged Shares” means the number of shares of the PRC On-Shore Company equivalent to 13.25% of the issued and outstanding share capital of the PRC On-Shore Company (calculated on a fully-diluted and as converted basis) owned by the HK Off-Shore Company which are to be pledged by the HK Off-Shore Company to and for the benefit of the Purchasers under the HK Charge Agreement to secure the performance of the Redemption Right (as defined in the Restated Articles).

“Hong Kong” means the Hong Kong Special Administrative Region of the PRC.

“IFRS” means International Financial Reporting Standards.

“Indebtedness” means, at any time, with respect to any Group Company, without duplication:  (a) its liabilities for borrowed money (including money borrowed from directors, shareholders, related parties or Affiliates); (b) its liabilities for the deferred purchase price of property acquired by such Person to the extent required under IFRS to be recorded as debt (excluding accounts payable arising in the ordinary course of business but including, without limitation, all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property); (c) obligations under capital leases; (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities) including without limitation any liability under any interest rate swap, currency swap or any other type of derivative transactions or contingent payment transactions; and (e) any guarantee of such Person with respect to liabilities of a type described in any of clauses (a) through (d) hereof.

“Indemnification Agreement” means the Indemnification Agreement  entered into by and between the Company and the director of the Company nominated by the majority in interest of the Shares, in the form attached hereto as Exhibit C.

“Intel” means Intel Capital Corporation.

“Intellectual Property” means any and all (i) patents, all patent rights and all applications therefor and all reissues, reexaminations, continuations, continuations-in-part, divisions, and patent term extensions thereof, (ii) inventions (whether patentable or not), discoveries, improvements, concepts, innovations and industrial models, (iii) registered and unregistered copyrights, copyright registrations and applications, author’s rights and works of authorship (including artwork of any kind and software of all types in whatever medium, inclusive of computer programs, source code, object code and executable code, and related documentation), (iv) URLs, web sites, web pages and any part thereof, (v) technical information, know-how, trade secrets, drawings, designs, design protocols, specifications for parts and devices, quality assurance and control procedures, design tools, manuals, research data concerning historic and current research and development efforts, including the results of successful and unsuccessful designs, databases and proprietary data, (vi) proprietary processes, technology, engineering, formulae, algorithms and operational procedures, (vii) trade names, trade dress, trademarks, domain names, and service marks, and registrations and applications therefor, (viii) the goodwill of the business symbolized or represented by the foregoing, customer lists and other proprietary information and common-law rights, and (ix) any other intellectual property or proprietary rights.

“Investors’ Rights Agreement” means the Investors’ Rights Agreement entered into by and among the Company, all of the Ordinary Shareholders of the Company, the Founder and the Purchasers, in the form attached hereto as Exhibit D.

“IP License Agreements” means the license agreements entered into by and between the owners of the Group Company IP and the Company in substantially the form attached hereto as Exhibit M in respect of each Group Company IP.

“Key Employee” means any of the employees listed in Schedule 3 attached hereto.

“Knowledge”, “to the Knowledge” or words of similar import means the actual and constructive knowledge, that would have been acquired when exercising the duties and responsibilities of the position of the relevant Person in a reasonable and diligent manner.

“Land Use Rights” means in relation to the land on which the facilities of any Group Companies is located, the land use rights granted or allocated in relation thereto under the relevant land use right certificates and real estate certificates.

“Law” means (i) any constitutional provision, statute or other law, rule, regulation, official policy or interpretation of any Governmental Authority, (ii) any national, international or supra-national conventions, laws, rules, statutes, decrees, acts, codes, legislation, treaties, directives, decisions, regulations, rules and similar instruments (including, without any limitation whatsoever, all Environmental Laws) and, in respect of any of the foregoing, any instrument passed in substitution therefore or for the purposes of consolidation thereof with any other instrument or instruments, and (iii) final judgments, orders, determinations or awards of any court, arbitral body, administrative body or tribunal from which there is no right of appeal or if there is a right of appeal such appeal is not prosecuted within the allowable time.

“Liens” means mortgages, liens, security interests, pledges, easements, rights of first refusal, options, restrictions, defects of title or encumbrances of any kind.

“Management Holding Companies” shall have the meaning set forth in the preamble to this Agreement.

“Material Adverse Effect” means any change, event or effect that (i) is or would reasonably be expected to be materially adverse to the business, operations, assets (including Tangible Personal Property), liabilities, financial condition or results of operations or prospects of any Group Company individually or the Group Companies taken together as a whole or (ii) is or would reasonably be expected to materially and adversely affect the ability of any party to a Transaction Document (other than a Purchaser) to perform its obligations under the Transaction Documents or the transactions contemplated hereunder or thereunder.

“Material Contract” of a Person means any outstanding Contract material to the business of such Person as of or after the date hereof and includes, but is not limited to, those Contracts set forth in Section 2.12 of the Schedule of Exceptions.

“MOFCOM” means the Ministry of Commerce of the PRC and any successor authority, including its relevant local departments, as applicable.

“MPF Scheme” means the provident fund scheme registered under the Mandatory Provident Fund Schemes Ordinance (Cap. 485 of the Laws of Hong Kong) as an “employer sponsored scheme” or a “master trust scheme” or an “industry scheme” (as defined in the Mandatory Provident Fund Schemes Ordinance (Cap. 485 of the Laws of Hong Kong).

“Off-Shore Entities” means the Company and the HK Off-Shore Company.

“Order” means any injunction, judgment, decree, order, ruling, assessment or writ of any Governmental Authority.

“Ordinary Share” means an Ordinary Share of a par value of US$0.0001 in the capital of the Company.

“Ordinary Shareholder” means a holder of the Ordinary Shares of the Company.

“PRC” means the People’s Republic of China, but solely for the purposes of this Agreement, excluding Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan.

“PRC Resident” has the meaning as set forth in Circular 75.

“Person” means any individual and entity, including corporation, partnership, trust, limited liability company, joint venture, association, unincorporated organization or governmental body or other entity.

“Pledged Shares” means the Sky Sense Pledged Shares, the Company Pledged Shares and the HK Pledged Shares.

“SAFE” means the State Administration of Foreign Exchange, and any governmental body that is a successor thereto, including its relevant local bureaus, as applicable.

“SAIC” means the State Administration for Industry and Commerce of the PRC or, with respect to the issuance of any business license or filing or registration to be effected with or by the State Administration for Industry and Commerce, any Government Authority which is similarly competent to issue such business license or accept such filing or registration under the laws of the PRC, including its relevant local bureaus, as applicable.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Share Charge Agreements” means the Sky Sense Charge Agreement, the Company Charge Agreement and the HK Charge Agreement.

“Shareholder’s Loan Agreement” means the shareholder’s loan agreement to be entered into by and between the Company and the PRC On-Shore Company in the form attached hereto as Exhibit J.

“Shenzhen MOFCOM” means the competent local office of MOFCOM located in Shenzhen, PRC.

“Shenzhen SAFE” means the competent local office of SAFE located in Shenzhen, PRC .

“Sky Sense Charge Agreement” means the Share Charge Agreement in the form attached hereto as Exhibit E-1 entered into by and among the Founder, Sky Sense, the Company and the Purchasers with respect to the pledge by Sky Sense of the Sky Sense Pledged Shares to and for the benefit of the Purchasers to secure the performance of the Redemption Right (as defined in the Restated Articles).

“Sky Sense Pledged Shares” means the 13,398,780 Ordinary Shares of the Company owned by Sky Sense which are pledged by Sky Sense to and for the benefit of the Purchasers under the Sky Sense Charge Agreement to secure the performance of the Redemption Right (as defined in the Restated Articles).

“Tax” (and, with correlative meaning, “Taxes” and “Taxable”) means any and all taxes including, without limitation, (i) any income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, value added, net worth, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty, governmental fee or other like assessment or charge in the nature of tax, or other tax of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Tax Authority, (ii) any liability for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any taxable period or as the result of being a transferee or successor thereof and (iii) any liability for the payment of any amounts of the type described in (i) or (ii) as a result of any express or implied obligation to indemnify any other person.

“Tax Authority” means any United States, Cayman Islands, PRC, Hong Kong or other local or foreign Governmental Authority or regulatory body responsible for the imposition of any Taxes.

“Tax Return” means any return, declaration, report, claim for refund, information return or similar statement filed or required to be filed with respect to any Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Transaction Documents” means this Agreement, the Investors’ Rights Agreement, the Restated Articles, the Share Charge Agreements, the Indemnification Agreement, the Employment Agreements, the Shareholder’s Loan Agreement, the IP License Agreements, the Subordination Agreement and the Escrow Agreement.

“Trony Materials” means Shenzhen Trony Solar Energy Construction Material Co., Ltd. (深圳市创益太阳能建材有限公司).

“US$” means the lawful currency of the United States of America.

“Warrantors” means the Company, the HK Off-Shore Company, the PRC On-Share Company, the Management Holding Companies, and Founder.

2.                                       Representations and Warranties of the Warrantors.  Each of the Warrantors hereby jointly and severally represents and warrants to each Purchaser that, except as set forth on the Schedule of Exceptions, attached hereto as Schedule 4 (the “Schedule of Exceptions”), the following representations are true, correct and complete as of the date hereof and will be true, correct and complete as of the Closing Date (except as otherwise indicated).

2.1                                 Organization, Good Standing and Qualification.  Each Group Company is duly incorporated, validly existing and, except in the case of the HK Off-Shore Company and a Domestic Company, in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate the assets and properties it now owns, leases and operates, and to carry on its business as presently conducted and as proposed to be conducted.  Each Group Company is duly qualified to transact business in each jurisdiction in which it operates its business and, except in the case of the HK Off-Shore Company and a Domestic Company, is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.  Each Group Company is permitted by the laws of the jurisdiction of its incorporation to carry on business outside such jurisdiction.  Section 2.1 of the Schedule of Exceptions completely and accurately sets forth (a) a list of all jurisdictions throughout the world in which each Group Company is authorized or qualified, or is otherwise required to be authorized or qualified, to do business as a foreign Person, (b) a list of the locations of all sales offices and manufacturing facilities, (c) any other offices or facilities of each Group Company which are material to the business of the Group Companies, (d) a list of all jurisdictions in which any Group Company maintains any employees or contractors, (e) a list of all of the officers and directors of each Group Company as well as any other Person having authority to enter into Contracts on behalf of such Group Company or having access to the bank accounts of such Group Company, and (f) a statement of each Group Company’s business.

2.2                                 Capitalization.

(a)                                  The authorized capital of the Company consists, immediately prior to the Closing, of 500,000,000 Ordinary Shares of par value US$0.0001, 101,122,871 of which are issued and outstanding immediately prior to the Closing.  All of the Ordinary Shares have been duly authorized, are fully paid and nonassessable, and were issued in compliance with all applicable Laws.  Immediately following the Closing, the authorized capital of the Company shall consist of  493,972,809 Ordinary Shares with a par value of US$0.0001 each, 101,122,871 of which will be issued and outstanding, and 6,027,191 Series A Preferred Shares with a par value of US$0.0001, 6,027,191 of which will be issued and outstanding.

(b)                                 Section 2.2(b)-1 of the Schedule of Exceptions completely and accurately lists all those who are the registered and beneficial holders of shares (or other equity interests

(whether in the form of securities convertible into, exchangeable or exercisable for shares or other equity interests)), share options and warrants of each of the Off-Shore Entities and the Domestic Companies as of the date hereof.  Section 2.2(b)-2 of the Schedule of Exceptions completely and accurately lists all those who are the registered and beneficial holders of shares (or other equity interests (whether in the form of securities convertible into, exchangeable or exercisable for shares or other equity interests)), share options and warrants of each of the Off-Shore Entities and the Domestic Companies as of the Closing Date.  The Company has not adopted and does not maintain a stock option or restricted stock plan or any other equity incentive plan.

(c)                                  Section 2.2(c) of the Schedule of Exceptions sets forth the capitalization of the Company immediately following the Closing, including the number of shares of the following: (i) issued and outstanding Ordinary Shares (or other equity interests (whether in the form of securities convertible into, exchangeable or exercisable for shares or other equity interests)), including, with respect to restricted Ordinary Shares, if any, vesting schedule and repurchase price, (ii) issued share options, (iii) share options not yet issued but reserved for issuance, including vesting schedule and exercise price, (iv) Series A Preferred Shares and (v) warrants or share purchase rights, if any.  Except for the conversion privileges of the Series A Preferred Shares and the rights provided in the Investors’ Rights Agreement, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, for the purchase or acquisition from the Company of any shares of its capital stock.  No share plan, share purchase, share option or other agreement or understanding between the Company and any holder of equity securities or rights to purchase equity securities provides for acceleration or other changes in the vesting provisions or terms of such agreements or understandings, or the lapse of a Company repurchase right, upon the occurrence of any event.  Except as provided in the Investors’ Rights Agreement, none of the Group Companies is under any obligation to register under the Securities Act any of its currently outstanding securities or any securities issuable upon exercise or conversion of its currently outstanding securities. No shareholder of any Warrantor (other than the Founder) nor the Founder has entered into any agreement with respect to the voting of capital shares, ownership or control of any Group Company, other than as set forth in the Investors’ Rights Agreement and the Share Charge Agreements.  To the Knowledge of the Warrantors, no shareholder of any Group Company (other than any of the Warrantors) has entered into any agreement with respect to the voting of capital shares, ownership or control of any Group Company, other than as set forth in the Investors’ Rights Agreement and the Share Charge Agreements.

2.3                                 Group Structure.

(a)                                  Section 2.3(a) of the Schedule of Exceptions includes a chart setting forth each Group Company (other than the Company) and lists (i) the issued and outstanding share capital or equity interests (including equity interests in the form of securities convertible into, exchangeable or exercisable for shares or other equity interests) (“equity interests”) of each Group Company (other than the Company), (ii) the name of each holder of record and beneficial owner of such equity interests and (iii) the number of equity interests held by such holder and owner.  The issued share capital of each Group Company (other than the Company) has been duly authorized, are fully paid and nonassessable.  In respect of any equity interests in a Group

Company owned by the Ordinary Shareholders, the Company or another Group Company, (a) the Ordinary Shareholders, the Company or such other Group Company, as the case may be, hold good and valid title to such equity interests, free and clear of all restrictions on transfer or other encumbrances (other than as contemplated under the Investors’ Rights Agreement or the Share Charge Agreements) and (b) such interest was duly acquired in compliance with, and is valid under, all applicable Laws, including those promulgated by SAFE and those regulating the offer, sale or issuance of securities generally.  There are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights), or agreements, orally or in writing, for the purchase or acquisition from any Group Company (other than the Company) of any shares of its capital stock.

(b)                                 The Company is a holding company and has no business activities other than its direct or indirect 100% equity ownership of each of the HK Off-shore Company and the Domestic Companies.  The HK Off-Shore Company is a holding company and has had no business activities other than the ownership of equity interests in the Domestic Companies.  Each of the Offshore Entities has no liabilities or obligations and is not a party to any agreement, Contract or commitment, other than those relating solely to either the transactions contemplated by this Agreement or its ownership of shares or equity interests in the other Group Companies.

(c)                                  Each of the Domestic Companies is an indirect wholly-owned subsidiary of the Company.  The formation of each of the Domestic Companies has been duly approved by all requisite Government Authorities as a wholly foreign-owned enterprise under applicable Law.

(d)                                 Except in respect of any interest held in any Group Company, neither the Company nor any other Group Company has any subsidiaries or owns or controls, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, limited liability company, association or other entity.  Except as disclosed in Section 2.3(d) of the Schedule of Exceptions, none of the Group Companies is a participant in any joint venture, partnership or similar arrangement or maintains any offices or any branches.

(e)                                  Except as set forth in Section 2.3(e) of the Schedule of Exceptions, the legally authorized registered capital of each of the Domestic Companies has been paid-in in full in accordance with applicable Law.  Each such capital contribution has been duly verified by a certified accountant registered in the PRC and the accounting firm employing such accountant, and the report of the certified accountant evidencing such verification has been registered with SAIC or its local bureau, all in accordance with applicable Law.

(f)                                    Trony Materials has no interest in or claim against any of the Group Companies.  Trony Materials has no connection with and has no business relations with any of the Group Companies.

2.4                                 Authorization.  All corporate action on the part of each Group Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement and the other Transaction Documents, the performance of all obligations of such Group Company hereunder and thereunder and the authorization, issuance and delivery of the Shares and the Conversion Shares (together, the “Securities”) has been taken or will be taken prior to the Closing, and the Transaction Documents, when executed and delivered by the applicable Group Company, shall constitute valid and legally binding obligations of such Group Company, enforceable against such Group Company in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (iii) to the extent the indemnification provisions contained in the Investors’ Rights Agreement may be limited by applicable securities laws.

2.5                                 Valid Issuance of Securities.  The Shares, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Transaction Documents, applicable securities laws and Liens created by or imposed by such Purchaser.  Based in part upon the representations of the Purchasers in Section 3 of this Agreement and subject to the provisions of Section 2.6 below, the Shares will be issued in compliance with all applicable securities laws.  The Conversion Shares have been duly and validly reserved for issuance, and upon issuance in accordance with the terms of the Restated Articles, will be duly and validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Transaction Documents, applicable securities laws and Liens created by or imposed by a Purchaser.  Based in part upon the representations of the Purchasers in Section 3 of this Agreement, and subject to Section 2.6 below, the Conversion Shares will be issued in compliance with all applicable securities laws.

2.6                                 Governmental Consents and Filings.  Except as set forth in Section 2.6 of the Schedule of Exceptions, assuming the accuracy of the representations and warranties made by the Purchasers in Section 3 of this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, national, state, provincial or local governmental authority is required on the part of the Company or any other Group Company in connection with the consummation of the transactions contemplated by the Transaction Documents, except for the filing of the Restated Articles with the Cayman Registrar and the forms titled “SC1 — Return of Allotments” and “SC11 — Notification of Change of Share Capital Structure”, with the Registrar of Companies of Hong Kong (which filing will be made within the time prescribed by applicable Law).

2.7                                 Permits and Licenses.

(a)                                  Section 2.7 of the Schedule of Exceptions contains a complete and correct list of all permits, licenses, approvals, authorizations, franchises and any similar document issued by a Governmental Authority (the “Licenses”) used in the business or operations of the Group Companies.  Each Group Company has all Licenses necessary for the conduct of the business of such Group Company as now conducted and as proposed to be conducted.  Prior to the execution of this Agreement, the Company has delivered to the Purchasers true and complete copies of all such Licenses.  Each License is valid, binding and in full force and effect and will remain in full force and effect for not less than one (1) year after the Closing, or if less than one (1) year, there be no impediment or limitation on any renewal thereof.  No other license is necessary for, or otherwise material to, the conduct of the business by any Group Company.  The consummation of the transactions contemplated under the Transaction Documents will not result in the termination or revocation of any of the  Licenses.  None of the Group Companies is in default under any of its Licenses and has not received any written notice relating to the suspension, revocation or modification of any such Licenses.

(b)                                 Without limiting the generality of paragraph (i) above, all Licenses required under applicable Laws in the PRC for the due and proper establishment and operation of each of the Domestic Companies and the consummation of the transactions contemplated hereby have been duly obtained from the relevant Governmental Authority and are in full force and effect.  All filings and registrations with the relevant PRC Governmental Authority required in respect of each of the Domestic Companies and each of its operations and businesses, including without limitation, registration with MOFCOM, SAIC and SAFE have been duly and timely completed in accordance with the applicable Laws of the PRC.

2.8                                 Compliance with Law and Other Instruments.

(a)                                  Except as disclosed in Section 2.8(a) of the Schedule of Exceptions, each Group Company is, and at all times has been, in compliance in all material respects with all Laws and Orders that are applicable to it or to the conduct or operation of the business of the Group Companies as now conducted and as presently proposed to be conducted or the ownership or use of any of their respective assets.

(b)                                 No event has occurred or circumstance exists that (with or without notice or lapse of time) (i) may constitute or result in a violation by any Group Company of, or a failure on the part of such Group Company to comply with, any Law or Order or (ii) may give rise to any obligation on the part of any Group Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

(c)                                  None of the Group Companies has received any notice or other communication (whether oral or written) from any Governmental Authority regarding (i) any actual, alleged, possible, or potential violation of, or failure to comply with, any Law or Order or (ii) any actual, alleged, possible, or potential obligation on the part of such Group Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

(d)                                 No Group Company nor any person for whose acts or defaults any Group Company may be vicariously liable has:

(i)                                     induced a person to enter into an agreement or arrangement with any Group Company by means of an unlawful or immoral payment, contribution, gift or other inducement;

(ii)                                  knowingly paid, offered, promised or authorized the payment of money or anything of value, directly or indirectly, to any Governmental Official, for the purpose of (i) influencing any act or decision of such Government Official in favor of any Group Company or (ii) inducing such Government Official to do or omit to do any act, in violation of his or its lawful duty in order to obtain or retain business for any Group Company, direct business to any person, or to secure any improper advantage to any Group Company;

(iii)                               instructed an agent acting on behalf of any Group Company to pay, offer, promise or authorize the payment of money or anything of value, directly or indirectly, to any Governmental Official, for the purpose of (i) influencing any act or decision of such Government Official in favor of any Group Company, or (ii) inducing such Government Official to do or omit to do any act, in violation of his or its lawful duty in order to obtain or retain business, direct business to any person, or to secure any improper advantage to any Group Company, and the Founder and no Group Company nor any of their officers, directors or employees have knowledge that an agent acting on any Group Company’s behalf has paid, offered, promised or authorized such payment to any Government Official for the purposes aforesaid; or

(iv)                              directly or indirectly made an unlawful contribution to a political activity.

(e)                                  The Group Companies maintain a system of internal accounting controls reasonably designed to ensure that the Group Companies maintain no off-the-books accounts and the assets of the Group Companies are used only in accordance with the Company’s management directives.

(f)                                    None of the Group Companies is in violation of (i) its business license, (ii) memorandum of association or articles of association, as appropriate, or equivalent constitutional documents as in effect at the Closing, or (iii) Material Contracts.

(g)                                 The execution, delivery, and performance of the Transaction Documents by the Company, the HK Off-Shore Company, the PRC On-Shore Company, the Management Holding Companies and the Founder, and the consummation of the transactions contemplated hereby or thereby do not and will not (i) result in any violation of, be in conflict with, require a consent under, or constitute a default under, with or without the passage of time or the giving of notice or otherwise, (A) any provision of the business license, memorandum of association or articles of association, as appropriate, or equivalent constitutional documents of any Group Company as in effect as of the date hereof and at the Closing, (B) any provision of any Order to which any Group Company is a party or by which it is bound, (C) any Material Contract (as defined below), or (D) any Law applicable to any Group Company; (ii) accelerate or constitute an event entitling the holder of any Indebtedness of any Group Company to accelerate the maturity of any such Indebtedness or to increase the rate of interest presently in effect with respect to such Indebtedness; (iii) cause any Group Company to be in default of its obligations under any Indebtedness agreement; or (iv) result in the creation of any Lien upon any of the properties or assets of any Group Company.

2.9                                 Real Property.

(a)                                  Owned Real Property.  Section 2.9(a) of the Schedule of Exceptions sets forth a true, correct and complete list of all the land, buildings and premises currently owned by the Group Companies (the “Owned Real Property”).  The Group Companies have exclusive and unfettered possession, occupation and proper legal title to the Land Use Rights and building ownership rights in respect of the Owned Real Property (including possession of the Land Use Rights certificates and building ownerships certificates) and are, subject to compliance with applicable Laws of the PRC, entitled to transfer, sell, mortgage or otherwise dispose of the Owned Real Property and there are no Liens or right to use, possess or occupy the Owned Real Property in favor of third parties affecting it.  There are no claims pending or, to the Warrantor’s Knowledge, threatened that would result in the creation of any Lien on any Owned Real Property.  There are no zoning or other applicable Laws or regulations currently in effect that would prevent or limit any Group Company from conducting its operations on the Owned Real Property as they are currently conducted or contemplated to be conducted.  The PRC On-Shore Company is in compliance with all of the terms and conditions applicable to it to continue to retain the incentives obtained by it as an entity whose key product is a “high and new technology product” pursuant to the Contracts which granted the Land Use Rights entered into with relevant Government Authority in respect of the Owned Real Property.

(b)                                 Leased Real Property.  Section 2.9(b) of the Schedule of Exceptions sets forth each leasehold interest pursuant to which any Group Company leases or otherwise occupies, licenses or uses any real property (a “Lease”) which is material to the business of the Group Companies, indicating the parties to such Lease, the address of the property demised under the Lease, the rent payable under the Lease and the term of the Lease.  Each Lease constitutes the entire agreement to which any Group Company is a party with respect to the property demised thereunder, and a true and complete copy of each such Lease has been delivered to the Purchasers, together with all amendments, modifications, alterations and other changes thereto.  Each Lease is valid and subsisting, has been duly registered with the relevant Government Authority (if required by applicable Law) and enforceable against the parties thereto in accordance with its terms.  As of the date hereof, all conditions precedent to the enforceability of each Lease have been satisfied, and there exists no breach or default, nor state of facts which, with the passage of time, notice, or both, would result in a breach or default on the part of the relevant Group Company and to the Warrantor’s Knowledge, on the part of any other party to the Lease.  Each Group Company has accepted possession of the property demised pursuant to each Lease and is in actual possession thereof and has not sublet, assigned or hypothecated its leasehold interest thereto.  The particulars of the Leases as set out in Section 2.9(b) of the Schedule of Exceptions are true and complete.  No Group Company uses any real property in the conduct of its business except (i) the Owned Real Property or (ii) insofar as it has secured a Lease with respect thereto.  No default or event of default on the part of any Group Company or event which, with the giving of notice or passage of time or both, would constitute a default or event of default has occurred and is continuing un-remedied or un-waived under the terms of any of the Leases other than those defaults or events of default which would not have a Material Adverse Effect.  There exists no pending or, to the Knowledge of the Warrantors, threatened, condemnation, confiscation, dispute, claim, demand or similar proceeding with respect to, or which could materially and aversely affect, the continued use and enjoyment of any Lease.

2.10                           Tangible Personal Property.  The Group Companies are in possession of and have good and marketable title to, or have valid leasehold interests in or valid contractual rights to use all material tangible personal property used in the conduct of their business, including the tangible personal property reflected in the Financial Statements and tangible personal property acquired since December 31, 2007 (collectively, the “Tangible Personal Property”).  All Tangible Personal Property is free and clear of all Liens and is in good working order and condition in all material respects, ordinary wear and tear excepted, and its use complies in all material respects will all applicable Laws.  No Group Company has granted any lease, sublease, tenancy or License of any portion of the Tangible Personal Property.  During the past two (2) years the operations of the business of the Group Company have not been interrupted for a period of more than twenty-four (24) consecutive hours in any twelve (12) month period due to inadequate maintenance of the Tangible Personal Property.  None of the Tangible Personal Property of any Group Company is a state-owned asset, and inasmuch, none of the Tangible Personal Property of any Group Company is required by applicable Law to undergo any form of valuation procedure prior to the consummation of the transactions contemplated by the Transaction Documents.

2.11                           Intellectual Property.

(a)                                  Each Group Company owns or possesses sufficient legal rights under license agreements to all Intellectual Property used in connection with the business of such Group Company as now conducted and as presently proposed to be conducted (the “Group Company IP”) without any conflict with, or infringement of, the rights of any other Person.  No product or service marketed or sold (or presently proposed to be marketed or sold) by any Group Company violates or will violate any license or infringes or will infringe any intellectual property rights of any other Person.  There are no outstanding options, licenses, agreements, claims, encumbrances or shared ownership interests of any kind relating to any Group Company IP, nor is any Group Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other Person.  The conduct by each of the Group Companies of their respective business does not infringe the rights of any third party in respect of any Intellectual Property and no claim or demand has been made, or to the Warrantors’ Knowledge, currently threatened to be made to this effect.  None of the Group Companies has received any communications alleging that any Group Company has violated or, by conducting its business, would violate any of the patents, trademarks, service marks, trade names, copyrights, trade secrets, mask works or other proprietary rights or processes of any other Person.  To the Warrantors’ Knowledge, no third party is violating or infringing any Group Company IP.  The Group Companies have taken commercially reasonable measures to protect the proprietary nature of the Group Company IP, including measures to prevent unauthorized access or use and any disclosure or misappropriation of Group Company IP.

(b)                                 None of the Group Companies is aware that any of its employees is obligated under any legally binding Contract (including licenses, covenants or commitments of any nature) or other legally binding agreement, or subject to any judgment, decree or order of any court or administrative agency, that would materially interfere with the use of such employee’s best efforts to promote the interest of such Group Company or that would materially conflict with the business of such Group Company.  Neither the execution or delivery of this Agreement, nor the carrying on of a Group Company’s business by the employees of such Group Company, nor the conduct of such Group Company’s business as proposed, will, to the Warrantors’ Knowledge, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any Contract, covenant or instrument under which any such employee is now obligated. None of the Group Companies believes it is or will be necessary to utilize any inventions, trade secrets or proprietary information of any of its employees (or Persons it currently intends to hire) made prior to their employment by such Group Company, except for inventions, trade secrets or proprietary information that have been assigned to such Group Company and which are disclosed in the Schedule of Exceptions hereto.

(c)                                  Each Group Company is in compliance in all material respects with all applicable Laws and Orders and restrictions of any Governmental Authority relating to the Company’s products and services.

(d)                                 The Company has executed legally binding written agreements with third parties to whom the Company has shared confidential information of the Company, and those agreements require such third parties to keep such information confidential and restrict the use of such information, subject to standard exclusions, exceptions and carve-outs.

(e)                                  Section 2.11(e) of the Schedule of Exceptions lists all Group Company IP (including those owned by, or registered in the name of, the Founder) that is or was the subject of an application, registration or other government filing in the PRC or in any other jurisdiction.  Each Group Company has obtained and possesses valid Licenses to use all of the software programs present on the computers and other software-enabled electronic devices that it owns or leases or that it has otherwise provided to its employees for their use in connection with the business of such Group Company.  None of the Group Companies is a member of, has made any contribution to, or otherwise participated in, a standards body nor is it obligated, as a result of any such activities, to grant or offer any third party any license or right to Group Company IP, or otherwise restricted in its ability to assert any rights to Group Company IP.

(f)                                    To the extent any of the Group Company IP is not owned or registered in the name of the Domestic Companies, the PRC On-Shore Company has an exclusive, unconditional, irrevocable, fully paid, royalty-free and transferable license (each an “IP License” and together the “IP Licenses”) to such Group Company IP (including any and all Intellectual Property which are continuations, divisionals, continuations-in-part, reissues, reexaminations, substitutions, or extensions of the Group Company IP, and any other Intellectual Property resulting from the Group Company IP) pursuant to the IP License Agreements, to be used by the PRC On-Shore Company for any purpose whatsoever, including for manufacturing, marketing, selling or distributing products or services incorporating such Group Company IP without restrictions of any manner or type, anywhere in the world.

2.12                           Agreements; Actions.

(a)                                  Section 2.12(a) of the Schedule of Exceptions lists all Contracts to which any Group Company is a party or by which any of their respective properties or assets may be bound or affected that is deemed a Material Contract under this Agreement, including any Contract (other than the Transaction Documents) that (i) cannot be terminated on less than thirty (30) days notice and involves payment of RMB10,000,000 (or the equivalent thereof in another currency), (ii) involves payments (or a series of payments), contingent or otherwise, of RMB10,000,000 (or the equivalent thereof in another currency) or more with respect to a series of related agreements, in cash, property or services, (iii) is with a Governmental Authority, (iv) limits or restricts any Group Company’s ability to compete or otherwise conduct its business as now conducted and as presently proposed to be conducted in any manner, time or place, or that contains any exclusivity provision, (v) grants a power of attorney, agency or similar authority, in each case, in written form, (vi) relates to Indebtedness for money borrowed, provides for an extension of credit, provides for indemnification or any guaranty, or provides for a “keep well” or other agreement to maintain any financial condition of another Person, (vii) relates to Intellectual Property, other than “shrink-wrap” or “off-the-shelf” commercially available software, (viii) is with an Affiliate of any Group Company, (ix) is an insurance policy, (x) grants the right to manufacture, produce, assemble, market or sells its products to any other Person or affect the exclusive right of the Group Company to develop, manufacture, assemble, distribute, market or sell its products, (xi) is outside the ordinary course of business, (xii) is otherwise material to any Group Company or is an agreement on which any Group Company is substantially dependent, or (xiii) commitment to enter into any of the agreements identified in (i) through (xii) above.

(b)                                 A true, fully-executed copy of each Material Contract (and a written summary of each non-written Material Contract) has been made available for review to counsel to the Purchasers identified to the Company.  Each Material Contract is a valid and binding agreement of the Group Company that is a party thereto, the performance of which does not and will not violate any applicable Law or Order, and is in full force and effect, and such Group Company has duly performed in all material respects all of its obligations under each Material Contract to the extent that such obligations to perform have accrued, and no breach or default, alleged breach or alleged default, or event which would (with the passage of time, notice or both) constitute a breach or default thereunder by such Group Company or any other party or obligor with respect thereto, has occurred, or as a result of this Agreement or performance hereof will occur.  No Group Company has given notice (whether or not written) that it intends to terminate a Material Contract or that any other party thereto has breached, violated or defaulted under any Material Contract.  No Group Company has received any notice (whether or not written) that (i) it has breached, violated or defaulted under any Material Contract or (ii) any other party thereto intends to terminate such Material Contract.

(c)                                  Except as set forth in Schedule 2.12(c) of the Schedule of Exceptions, none of the Group Companies has (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any Indebtedness or incurred any other liabilities individually in excess of US$10,000 or in excess of US$25,000 in the aggregate, (iii) made any loans or advances to any Person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory or the licensing of its products in the ordinary course of business.

(d)                                 None of the Group Companies is a guarantor or indemnitor of, or has provided any security for, any Indebtedness of any other Person.

(e)                                  For the purposes of subsections (b) and (d) above, all Indebtedness, liabilities, agreements, understandings, instruments, Contracts and proposed transactions involving the same Person (including Persons the Company has reason to believe are affiliated with that Person) shall be aggregated for the purposes of meeting the individual minimum dollar amounts of each such subsection.

(f)                                    None of the Group Companies has engaged in the past three months in any discussion with any representative of any Person regarding (i) a sale of all or substantially all of the Group Company’s assets, (ii) any merger, consolidation or other business combination transaction of the Group Company with or into another Person, other than a transaction in which the holders of at least a majority of the shares of voting capital shares of the Group Company outstanding immediately prior to such transaction continue to hold (either by such shares remaining outstanding or by their being converted into shares of voting capital shares of the surviving entity) a majority of the total voting power represented by the shares of voting capital shares of the Group Company (or the surviving entity) outstanding immediately after such transaction, or (iii) the direct or indirect acquisition (including by way of a tender or exchange offer) by any person, or persons acting as a group, of beneficial ownership or a right to acquire beneficial ownership of shares representing a majority of the voting power of the then outstanding shares of capital shares of the Group Company.

2.13                           Financial Statements.  The Company has delivered to each Purchaser (i) its audited financial statements (including balance sheet, income statement and statement of cash flow, and the notes thereto) of the Domestic Companies as at and for the fiscal years ended December 31, 2005 and December 31, 2006, together with their auditing report by Shenzhen Lianchuang Lixin Certified Public Accountants (深圳联创立信会计师事务所), (ii) its audited financial statements (including balance sheet, income statement and statement of cash flow, and the notes thereto) of the Domestic Companies as at and for the period from July 1, 2006 and ended June 30, 2007, together with their auditing report by Deloitte &  Touche, (iii) its audited financial statements (including balance sheet, income statement and statement of cash flow, and the notes thereto) of the Domestic Companies as at and for the period from July 1, 2007 and ended December 31, 2007, together with their auditing report by Deloitte &  Touche, and (iv) its unaudited (but reviewed by Deloitte & Touche) financial statements as at and for the six months ended June 30, 2008 (“Reviewed Financial Statements”) (collectively, the “Financial Statements”).  The Financial Statements have been prepared in accordance with IFRS throughout the periods indicated, except that the unaudited (but reviewed by Deloitte & Touche) portions of the Financial Statements may not contain all footnotes required by IFRS.  The Financial Statements are complete and correct in all material respects and fairly present the financial condition and operating results of the Domestic  Companies as of the dates, and for the periods, indicated therein, subject in the case of the unaudited Financial Statements to normal year-end audit adjustments.  The Company shall, as soon as practicable following the Closing, maintain a standard system of accounting established and administered in accordance with GAAP.

2.14                           No Undisclosed Liabilities.  There are no debts, liabilities, or claims owed by or against any Group Company of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, other than (a) liabilities set forth in the Financial Statements applicable thereto and (b) liabilities that have been incurred by such Group Company since the December 31, 2007 in the ordinary course of business and consistent with such Group Company’s past practices.

2.15                           Accounts Receivable.  All of the accounts receivable and notes receivable owing to each Group Company, including without limitation all accounts receivable and notes receivable set forth on the Financial Statements, constitute valid and enforceable claims other than accounts receivable and notes receivable which individually and in the aggregate would not be material if unpaid, and are good and collectible in the ordinary course of business in all material respects, net of any reserves shown on the Financial Statements applicable thereto (which reserves are adequate and were calculated on a basis consistent with IFRS).  There are no material contingent or asserted claims, refusals to pay, or other rights of set-off with respect to any Group Company.  The parties agree and acknowledge that nothing in this Section 2.15 is intended to constitute, nor shall anything in this Section 2.15 be construed as constituting, a guarantee of collection of any of the accounts receivable or notes receivable owing to any Group Company

2.16                           Changes.  Except as set forth in Schedule 2.16 of the Schedule of Exceptions, since December 31, 2007, there has not been:

(a)                                  any event, occurrence, fact, condition, change, development or effect that, individually or in the aggregate, has or could become or result in a Material Adverse Effect;

(b)                                 any material damage, destruction or loss, whether or not covered by insurance;

(c)                                  any waiver or compromise by any Group Company of a valuable right or of a material debt owed to it;

(d)                                 any satisfaction or discharge of any Lien or claim or payment of any obligation by any Group Company, except in the ordinary course of business;

(e)                                  any material change to a Contract or agreement by which any Group Company or any of its assets is bound or subject;

(f)                                    any material change in any compensation arrangement or agreement with any employee, officer, or director of any Group Company;

(g)                                 any resignation or termination of employment of any senior officer, executive or other key employee of any Group Company;

(h)                                 any termination of agreement, not limited to, with auditors, legal counsels, brokers, and consultants;

(i)                                     any mortgage, pledge, transfer of a security interest in, or other Lien, created by any Group Company, with respect to any of its properties or assets, except Liens for taxes not yet due or payable and Liens that arise in the ordinary course of business and do not materially impair such Group Company’s ownership or use of such property or assets;

(j)                                     any loans or guarantees made by any Group Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

(k)                                  any declaration, setting aside or payment or other distribution in respect of any of the capital stock of any Group Company, or any direct or indirect redemption, purchase, or other acquisition of any of such capital stock by any Group Company;

(l)                                     any sale, assignment or transfer of any Group Company IP outside the ordinary course of business;

(m)                               receipt of notice that there has been a loss of, or material order cancellation by, any major customer of any Group Company; or

(n)                                 any arrangement or commitment by any Group Company to do any of the things described in this Section 2.16.

2.17                           Litigation.  Except as disclosed in Section 2.17 of the Schedule of Exceptions, there is no claim, action, suit, proceeding, arbitration, complaint, charge or investigation pending against any Group Company, or to the Warrantors’ Knowledge, currently threatened against any Group Company or any officer, director or Key Employee of any Group Company (in their capacity as such).  None of the Group Companies, and to the Warrantors’ Knowledge, any of their officers, directors or Key Employees, is a party or is named as subject to the provisions of any order, writ, injunction, judgment or decree of any Governmental Authority (in the case of officers, directors or Key Employees, such as would affect any Group Company).  There is no action, suit, proceeding or investigation by any Group Company pending or which any Group Company intends to initiate.  The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened in writing (or any basis therefor known to the Warrantors) involving the prior employment of any Group Company’s employees, their services provided in connection with the business of the Group Companies, or any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers.

2.18                           Employee Benefit Plans.  Other than statutory social security funds required under the applicable Laws of the PRC or the Laws of Hong Kong under the MPF Scheme, no Group Company provides or is required to provide any retirement, social insurance, life insurance, medical, dental or other welfare benefits provided on ill-health, injury, death disability or on termination of employment (whether voluntary or involuntary) to any current or former employees, officers consultants, independent contractors or agents of any Group Company.  Except as disclosed in Section 2.18 of the Schedule of Exceptions, no Group Company is a party to or is bound by any currently effective employment Contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement, vacation, hospitalization, medical or other plan, policy, trust or arrangement or other employee compensation agreement.  Except as disclosed in Section 2.18 of the Schedule of Exceptions, each Group Company has complied with, in all material respects, all applicable Laws relating to any of the benefit plans, including by making all required contributions and payments required to be made by or on behalf of any employees of such Group Company to the relevant Governmental Authority.  All contributions and payments required to be made by any employees of any Group Company with respect to employee benefits have been fully deducted and paid to the relevant Governmental Authority or other entities authorized by the applicable Laws, and no such deductions have been challenged or disallowed by any Governmental Authority or any employee of the Group Company.  Neither the Company nor any other Group Company has been delinquent in making any payment to or for the benefit of any current or former employee, officer, consultant, independent contractor or agent with respect to statutory social security funds required under the applicable Laws of the PRC or Laws of Hong Kong under the MPF Scheme.  None of the Group Companies has any employees in Hong Kong.

2.19                           Labor Agreements and Actions.  None of the Group Companies is bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, Contract, commitment or arrangement with any labor union, and, to the Warrantors’ Knowledge, no labor union has requested or has sought to represent any of the employees, representatives or agents of any Group Company.  There is no strike or other labor dispute involving any Group Company pending or to the Knowledge of the Warrantors threatened, nor is any Group Company aware of any labor organization activity involving its employees.  Each Group Company has complied in all material respects with all applicable employment Laws and with other Laws related to employment.  Except as set forth in Section 2.19 of the Schedule of Exceptions, no employee of any Group Company has been granted the right to continued employment by such Group Company or to any compensation following termination of employment with such Group Company.  None of the Group Companies is aware that any senior officer, Key Employee or group of employees intends to terminate his, her or their employment with any Group Company, nor does any Group Company have a present intention to terminate the employment of any senior officer, Key Employee or group of employees.  None of the Group Companies has made any representations regarding equity incentives to any officer, employees, director or consultant that are inconsistent with the share amounts and terms set forth in such Group Company’s books and records.  Section 2.19 of the Schedule of Exceptions lists the name and former title of each former employee of any Group Company who was a senior officer and whose employment was terminated and who has not entered into an agreement with such Group Company providing for the full release of any claims against such Group Company or any officer, director, employee or other related party of any Group Company arising out of such employment.

2.20                           Proprietary Information, Invention Assignment and Non-Competition Agreement.  Each present and former employee (who is or was involved in the research and development or other technical aspects of the Company), consultant and officer of each of the Group Companies has executed an agreement with the Group Company regarding proprietary information, assignment of inventions and non-competition in the form or forms delivered to the counsel for the Purchasers identified to the Company.  To the Knowledge of the Warrantors, none of its present or former employees (who is or was involved in the research and development or other technical aspects of the Company) or consultants is in violation thereof, and each Group Company will use its best efforts to prevent any such violation.

2.21                           Insurance.  Section 2.21 of the Schedule of Exceptions contains a true and complete list (including the names and addresses of the insurers, the expiration date thereof, the annual premiums and payment terms thereof and a brief description of the interests insured thereby) of all liability, property, worker’s compensation, directors’ and officers’ liability and other insurance policies currently in effect that insure the business, operations or employees of each Group Company or affect or relate to the ownership, use or operation of any of the material assets or properties of any Group Company and that (i) have been issued to any Group Company or (ii) have been issued to any Person (other than a Group Company) for the benefit of any Group Company.  The insurance coverage provided by the policies described in clause (i) above will not terminate or lapse by reason of the transactions contemplated by the Transaction Documents.  Each policy listed in Section 2.21 of the Schedule of Exceptions is valid and binding and in full force and effect, no premiums due thereunder have not been paid and none of the respective Group Companies to whom any such policy has been issued has received any notice of cancellation or termination in respect of any such policy or is in default thereunder.  The insurance policies listed in Section 2.21 of the Schedule of Exceptions were placed with financially sound and reputable insurers at the relevant time when the insurance policies were placed and, in light of the respective business, operations, assets and properties of the Group Companies, are in amounts and have coverages that are reasonable and customary for similar businesses and operations in the PRC.  None of the Group Companies has received any notice that any insurer under any policy referred to in this Section 2.21 is denying liability with respect to a claim thereunder or defending under a reservation of rights clause.

2.22                           Environmental and Safety Laws.  None of the Group Companies is in violation of any applicable Law relating to the environment or occupational health and safety (collectively, “Environmental Laws”), and no material expenditures are or will be required in order to comply with any such existing Environmental Laws.

2.23                           Tax Returns and Payments.

(a)                                  Each of the Group Companies, has timely filed all Tax Returns required pursuant to applicable Law to be filed with any Tax Authority, all such Tax Returns are accurate, complete and correct in all material respects, and each Group Company, has timely paid all Taxes due and owing.  Since their respective date of incorporation, none of the Group Companies has incurred any Taxes or assessments other than in the ordinary course of business. Each Group Company (i) has timely, properly and accurately withheld and collected, from payments made to any employee, independent contractor, creditor, shareholder or any other applicable person, the amount of Taxes (including, but not limited to, the Cayman Islands, the PRC and Hong Kong income Taxes and other local or foreign Taxes) required to be withheld or collected therefrom that, individually or in the aggregate, would have a Material Adverse Effect, and (ii) has timely paid the same to the proper Tax Authority.

(b)                                 No Group Company believes it currently is nor currently expects for the foreseeable future to become an “investment company” as such term is defined under the United States Investment Company Act of 1940, as amended.  No Group Company believes it currently is nor currently expects for the foreseeable future to become a passive foreign investment company as described in Section 1297 of the Code.  No Group Company believes it currently is or will become, as a result of the transactions contemplated herein, a controlled foreign corporation as described in Section 957 of the Code.

(c)                                  Section 2.23 of the Schedule of Exceptions lists each jurisdiction in which any Group Company benefits from Incentives and describes the details of such Incentives.  No non-compliance with the terms and conditions of any of such Incentives exists which would result in any Group Company losing any of the benefits of any of such Incentives or such Incentives not being available to any of the Group Companies in the future, and no Group

Company has received any written notice from any Governmental Authority claiming that such Incentives were not, or will not in the future, be available.  To the Company’s Knowledge, the consummation of the transactions contemplated by this Agreement will not have any adverse effect on the continued validity and effectiveness of any such Incentives, nor will it cause any such Incentive to lapse or result in a requirement to repay any Incentives already received.  For purposes of this Agreement, the term “Incentives” means exemptions from taxation, Tax holidays, reduction in Tax rate or similar Tax reliefs and other financial grants, subsidies or similar incentives granted by a Governmental Authority, solely relating to Taxes.

(d)                                 The Company has made available to the Purchasers true and correct copies of all material income Tax Returns filed by the Group Companies for the fiscal years starting from 2005. Each of the Group Companies has made available to the Purchasers copies of all examination or audit reports, and statements of deficiencies assessed against or agreed to by any the Group Companies received since 2005, and each of Group Companies will make available to Purchasers all materials with respect to the foregoing for all matters arising after the date hereof through the Closing Date.

(e)                                  There are no federal, state, local or foreign audits, actions, suits, proceedings, investigations or claims relating to Taxes or any Tax Returns of the Group Companies (or in which the Group Companies are included) now pending, and none of the Group Companies has received any written notice, or has Knowledge of any threatened or proposed Tax audit, examination, refund litigation, investigation, claim, administrative proceeding or adjustment in controversy relating to Taxes with respect to any of the Group Companies. There is no agreement in effect to extend the period of limitations for the assessment or collection of any Tax for which each Group Company may be liable.

(f)                                    No claim, which remains unresolved, has ever been made by any authority in any jurisdiction where none of the Group Companies files Tax Returns that a Group Company is required to file Tax Returns or that it is or may be subject to taxation by that jurisdiction.

(g)                                 None of the Group Companies has any liability (including potential liability) for any Tax or any portion of a Tax (or any amount calculated with reference to any portion of a Tax) of any Person other than each of the Group Companies as transferee or successor, by Contract, intercompany account system or otherwise.

2.24                           Books and Records.  All accounts, ledgers, material files, documents, instruments, papers, books and records relating to the business, operations, conditions (financial or other) of each Group Company, results of operations, and assets and properties of each Group Company, each as made available to the Purchasers and their respective representatives, are true, correct, complete and current in all material respects, there are no material inaccuracies or discrepancies of any kind contained or reflected therein, and they have been maintained in accordance with relevant legal requirements and industry standards, as applicable, including the maintenance of an adequate system of internal controls.  The minute books of each Group Company, as made available to the Purchasers and their respective representatives, contain complete and accurate records of all meetings of and corporate actions or written consents by the shareholders and the board of directors of such Group Company and, to the extent that such minute books are deficient, all material information not contained in such minutes has been conveyed to the Purchaser.

2.25                           Related Transaction.  Except as set forth in Section 2.25 of the Schedule of Exceptions, no Ordinary Shareholder, Founder, officer or director of any of the Group Companies or any Affiliate or Associate (other than the Group Companies) of any such Person (each, an “Interested Party”) (i) has any agreement, understanding, proposed transaction with, or is indebted to, any of the Group Companies, nor is any of the Group Companies indebted to any Interested Party (other than for accrued salaries, reimbursable expenses or other standard employee benefits) or (ii) has had, either directly or indirectly, a material interest in (A) any Person which purchases from or sells, licenses or furnishes to any of the Group Companies any goods, property, intellectual or other property rights or services, (B) any fiduciary or confidential relationship, or (C) any Contract to which the Group Company is a party or by which it may be bound or affected.  Except as set forth in Section 2.25 of the Schedule of Exceptions, no Ordinary Shareholder, Founder, officer or director of any of the Group Companies has any direct or indirect ownership interest in any firm or corporation with which any of the Group Companies is an Affiliate or with which any of the Group Companies has a business relationship, or Person that competes with any of the Group Companies.  No Interested Party is directly or indirectly interested in any Material Contract with any of the Group Companies.

2.26                           No Conflict of Interest.  Except as set forth in Section 2.26 of the Schedule of Exceptions, none of the Group Companies is indebted, directly or indirectly, to any of its officers, directors or employees or to their respective family members, in any amount whatsoever other than in connection with expenses or advances of expenses incurred in the ordinary course of business or relocation expenses of employees.  None of the Group Company’s officers, directors or employees, or any members of their immediate families, are, directly or indirectly, indebted to any of the Group Companies (other than in connection with purchases of the Group Company’s shares) or, to the Warrantor’s Knowledge, have any direct or indirect ownership interest in any firm or corporation with which the Group Company is an Affiliate or with which the Group Company has a business relationship, or any firm or corporation which competes with the Group Company except that officers, directors and/or shareholders of the Group Company may own stock in (but not exceeding two percent of the outstanding capital stock of) any publicly traded company that may compete with the Group Company.  None of the Group Company’s officers, directors or Key Employees or any members of their immediate families is, directly or indirectly, interested in any Material Contract with any of the Group Companies (other than the Transaction Documents).

2.27                           OFAC.

(a)                                  No Group Company or any director, officer, agent, employee or Affiliate of a Group Company is currently subject to any sanctions administered by the US Department of the Treasury (“OFAC”) or any similar sanctions imposed by the European Union, the United Nations or any other body, governmental or other, to which any Group Company or any of its Affiliates is subject (collectively, “other economic sanctions”).

(b)                                 No Group Company will directly or indirectly use the proceeds from the sale of the Shares, or lend, contribute or otherwise make available such proceeds to any other

Group Company, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any sanctions administered by OFAC or any other economic sanctions.

2.28                           Circular 75 Registration.  Except as disclosed in Section 2.28 of the Schedule of Exceptions and to the Warrantors’ Knowledge, each Person who directly or indirectly holds any shares of the Company or any of the Management Holding Companies as of the Closing and who is a PRC Resident either (i) has complied with the registration and any other requirements of Circular 75 or (ii) is not subject to the registration requirements of Circular 75.

2.29                           Disclosure.  The Purchasers have engaged in a due diligence process, and in connection with that process the Company has provided to the Purchasers or their counsel all information that the Purchasers have requested for deciding whether to acquire the Shares and all information that the Company believes is necessary to enable the Purchasers to make such a decision.  No representation or warranty contained in this Agreement (other than those provided by the Purchasers in Section 3) and the exhibits attached hereto, any certificate furnished or to be furnished to the Purchasers at the Closing contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.  The Company’s projections and forecasts as contained in materials that the Company provided to the Purchasers are the Company’s most current projections and forecasts and have not been amended or modified and (ii) were prepared by the Company using its best estimates based on assumptions (which are honestly held by the Company and the Founder), factors and data that are reasonable and reflect the prospects of the Company’s business, operation and condition as of the dates on which they were prepared, as of the date hereof and as of Closing.

3.                                       Representations and Warranties of the Purchasers.  Each Purchaser hereby represents and warrants to the Company, severally, and not jointly, that:

3.1                                 Authorization.  Such Purchaser has full power and authority to enter into the Transaction Documents.  The Transaction Documents, when executed and delivered by such Purchaser, will constitute valid and legally binding obligations of such Purchaser, enforceable in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (iii) to the extent the indemnification provisions contained in the Investors’ Rights Agreement may be limited by applicable securities laws.

3.2                                 Purchase Entirely for Own Account.  This Agreement is made with such Purchaser in reliance upon such Purchaser’s representation to the Company, which by such Purchaser’s execution of this Agreement, such Purchaser hereby confirms, that the Securities to be acquired by such Purchaser will be acquired for investment for the account of such Purchaser or such Purchaser’s Affiliated Fund (as defined below), not as a nominee, broker or agent, and not with a view to the resale or distribution of any part thereof.  For purposes of this Section 3.2, an “Affiliated Fund” shall mean an affiliated fund or entity of such Purchaser, which means with respect to a limited liability company or a limited liability partnership, a fund or entity managed by the same manager or managing member or general partner or management company or by an entity controlling, controlled by, or under common control with such manager or managing member or general partner or management company.

3.3                                 Accredited Investor.  Such Purchaser is an “accredited investor” within the meaning of Rule 501 under the Securities Act.

3.4                                 Restricted Securities.  Such Purchaser understands that the Shares and the Ordinary Shares issuable upon conversion of the Shares have not been, and other than as provided under the Investors’ Rights Agreement, will not be registered under the Act.  Such Purchaser further understands that the Shares and the Ordinary Shares issuable upon conversion of the Shares will be “restricted securities” under applicable U.S. federal securities laws that are subject to transfer restrictions under such laws.  Such Purchasers acknowledge that the Company has no obligation to register or qualify the Shares and the Ordinary Shares issuable upon conversion of the Shares, as the case may be, for resale except as set forth in the Investors’ Rights Agreement.

3.5                                 Legends.  Such Purchaser understands that the certificate(s) representing Shares and the Ordinary Shares issuable upon conversion of the Shares shall bear a legend in substantially the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD OR TRANSFERRED IN THE UNITED STATES OR TO ANY U.S. PERSON IN THE ABSENCE OF A REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED OR AN EXEMPTION THEREFROM UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

Until the date which is the earlier of (A) the initial public offering of the shares of the Company (or any successor) or any other Group Company and (B) the date which is six months from the Closing:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH IN CERTAIN AGREEMENTS OR INSTRUMENTS, COPIES OF WHICH ARE ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON REQUEST TO THE HOLDER OF RECORD OF THE SHARES REPRESENTED BY THIS CERTIFICATE.

4.                                       Conditions of the Purchasers’ Obligations at Closing.  The obligations of each Purchaser to the Company to purchase Shares under this Agreement at the Closing are subject to the fulfillment, on or before such Closing, of each of the following conditions, unless otherwise waived in writing by the Purchasers:

4.1                                 Representations and Warranties.  The representations and warranties of the Warrantors contained in Section 2 which are qualified as to materiality shall be true and correct on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing, and the representations and warranties of the Warrantors contained in Section 2 which are not qualified as to materiality shall be true and correct in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

4.2                                 Performance.  Each of the Group Companies, the Management Holding Companies and the Founder shall have fully performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it or him on or before the Closing, other than the covenants, agreements and obligations set forth in Sections 6.2, 6.3, 6.5, 6.6, 6.7, 6.8, 6.9 and 6.12, which shall have been complied by it or him on or before the Closing in all material respects.

4.3                                 Qualifications.  All authorizations, approvals or permits, if any, of any Governmental Authority that are required in connection with the lawful issuance and sale of the Shares contemplated by this Agreement shall be obtained and effective as of the Closing.

4.4                                 Approvals and Consents.  All authorizations, approvals, consents or permits of any competent Governmental Authority or of any third party that are required to be obtained by any Group Company, the Management Holding Companies or the Founder before the Closing in connection with the consummation of the transactions contemplated by this Agreement (including but not limited to those related to the lawful issuance and sale of the Shares), including without limitation any waivers for rights of first refusal, preemptive rights, put or call rights, or other rights triggered, if any, shall have been duly obtained and effective as of the Closing.

4.5                                 Proceedings and Documents.  All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to each Purchaser, and each Purchaser (or its counsel) shall have received all such counterpart original and certified or other copies of such documents as reasonably requested.  Such documents may include good standing certificates for any of the Warrantors (other than the Founder) and any of the Group Companies (other than the Domestic Companies).

4.6                                 Restated Articles.  The Company shall have adopted the Restated Articles in the form attached hereto as Exhibit A.

4.7                                 Key Employee Agreement.  Each of the Key Employees shall have executed an agreement regarding termination, notice of resignation, confidentiality, non-competition and non-solicitation in the form attached hereto as Exhibit B.

4.8                                 Investors’ Rights Agreement.  The Company and each Ordinary Shareholder shall have executed and delivered the Investors’ Rights Agreement in the form attached hereto as Exhibit D.

4.9                                 Share Charge Agreements.  Each of the Founder, Sky Sense, the Company, the HK Off-Shore Company and the PRC On-Shore Company shall have executed and delivered a each of the Share Charge Agreements to which he or it, as applicable, is a party.

4.10                        Opinion of PRC Counsel.  The Purchasers shall have received from the Company’s PRC counsel a legal opinion, dated as of each Closing, in the form attached hereto as Exhibit F.

4.11                        Opinion of Hong Kong Counsel.  The Purchasers shall have received from the Company’s Hong Kong counsel a legal opinion, dated as of the Closing, in substantially the form attached hereto as Exhibit G.

4.12                        Opinion of Cayman Counsel.  The Purchasers shall have received from the special Cayman Islands counsel of the Company a legal opinion, dated as of the Closing, in substantially the form attached hereto as Exhibit H.

4.13                        Opinion of BVI Counsel.  The Purchasers shall have received from the special British Virgin Islands counsel to Sky Sense a legal opinion, dated as of the Closing, in substantially the form attached hereto as Exhibit I.

4.14                        Compliance Certificate.  The Chief Executive Officer of the Company shall deliver to the Purchasers at such Closing a certificate certifying that the conditions set forth in Sections 4.1 and 4.2 have been fulfilled.

4.15                        Officer’s Certificate.  The Chief Executive Officer of the Company shall deliver to the Purchasers at the Closing a certificate attaching (i) the certified Memorandum and Articles of Association as then in effect, (ii) copies of all resolutions approved by the shareholders and board of directors of the Company related to the transactions contemplated hereby, (iii) certificate of incumbency of the Company, and (iv) such other documents or certificates as the Purchasers may reasonably request.

4.16                        Financial Statements.  The Company shall have delivered to the Purchasers (i) audited IFRS financial statements of the PRC On-Shore Company for the 12 months ended June 30, 2007 and for the six months ended December 31, 2007, in each case, with an unqualified opinion letter from Deloitte & Touche and (ii) reviewed IFRS financial statements of the PRC On-Shore Company for the six months ended June 30, 2008, with an unqualified opinion letter from Deloitte & Touche.

4.17                        Covenant Not to Sue Agreement.  The PRC On-Shore Company shall have delivered to Intel a duly executed copy of a Covenant Not to Sue Agreement in form and substance reasonably satisfactory to Intel.

4.18                        Subordination of Certain Loans.  The Company, the Purchasers and Jinjiang City Weili Weaving Manufacturing Industry Co. Ltd. (“Weili”) shall have duly executed the Subordination Agreement attached hereto as Exhibit K and delivered such agreement to the Purchaser.

4.19                        Security Perfection.  The Company shall have provided the Purchasers with documentary evidence of filing of the Register of Charges at the registered office of the Company pursuant to the Company Charge Agreement.  The Company shall have procured Sky Sense to enter particulars of the share charge in the register of charges maintained by Sky Sense and kept a copy of such register at the registered office of Sky Sense or at the office of its registered agent in the applicable jurisdiction and registered the same with the Registrar of Corporate Affairs in the British Virgin Islands or other Governmental Authorities pursuant to Section 163(1) of the BVI Business Companies Act, 2004 or other applicable Law by Sky Sense pursuant to the Sky Sense Charge Agreement.  All of the documents required to be delivered on execution of each of the Share Charge Agreements as set forth in such Share Charge Agreement shall have been delivered.  The Company shall have procured HK Off-Shore Company to (i) cause to be duly submitted to the Registrar of Companies of Hong Kong for registration the Form M1 “Mortgage or Charge Details” in respect of the HK Charge Agreement pursuant to Part III of the Companies Ordinance, and duly pay all related registration fees, and provide the Purchasers with documentary evidence of the foregoing, and (iii) cause to be duly entered the particulars of the HK Charge Agreement in the register of charges maintained by the HK Off-Shore Company and ensure that a copy of such register is made available at the registered office of the HK Off-Shore Company.

4.20                        IP Licenses.  The Company shall have entered into Contracts relating to IP Licenses substantially in the form attached hereto as Exhibit M.

4.21                        No Material Adverse Effect.  There shall not have occurred any events that may have a Material Adverse Effect on any Group Company.

5.                                      Conditions of the Company’s Obligations at Closing.  The obligations of the Company to each Purchaser under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

5.1                               Representations and Warranties.  The representations and warranties of each Purchaser contained in Section 3 shall be true and correct in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

5.2                               Performance.  All covenants, agreements and conditions contained in this Agreement to be performed by the Purchasers on or prior to the Closing shall have been performed or complied with in all material respects.

5.3                               Consents and Approvals.  All consents, exemptions, authorizations, or other actions by, or notice to, or filings with, any Governmental Authority and other Persons which are necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Purchasers of this Agreement and each of the other Transaction Documents shall have been obtained and be in full force and effect.

5.4                               Investors’ Rights Agreement.  The Purchasers shall have executed and delivered the Investors’ Rights Agreement in the form attached hereto as Exhibit D.

6.                                      Covenants.

6.1                               Exclusivity.  Other than discussions with the Purchasers regarding the transactions contemplated hereby, none of the Group Companies or the Founder shall, from the date hereof and up to Closing, directly or indirectly, through any officer, director, employee, agent or otherwise, make, solicit, initiate or encourage submission of any proposal or offer from any Person (including any of its officers or employees) relating to any acquisition of any equity interest in, or assets of, the Group Companies or any one of them (an “Alternative Transaction Proposal”).  Other than discussions with the Purchasers regarding the transactions contemplated hereby, the Group Companies and the Founders shall immediately cease and cause to be terminated all contacts or negotiations, if any, currently ongoing with respect to any Alternative Transaction Proposal.  If any Group Company or any other related parties afore mentioned are in breach of the foregoing exclusivity covenant, and such breach is not cured (if curable), then if the Closing does not occur but an alternative transaction occurs with any such potential investor, the Company shall pay the Purchasers US$5 million.

6.2                               Conduct of Business in Ordinary Course; Consultation with Purchasers.  The Company and the Founder undertake to the Purchasers that, unless otherwise approved by the Purchasers, the Company shall, and the Company and the Founder shall cause the other Group Companies to, conduct their respective businesses in the ordinary course consistent with past practices and in a prudent manner consistent with best practices.  From the date hereof and up to Closing, the Group Companies and the Founders shall inform the Purchasers of and discuss with the Purchasers on a regular and ongoing basis (i) any material developments or decisions with respect to the management of the business and assets of the Group Companies or prospects, including, without limitation, any significant new agreements or transactions proposed to be entered into or persons proposed to be employed or terminated in executive management positions, and any other significant developments relating to the business, assets or prospects of the Group Companies and (ii) the status of the Group Companies’ and the Founders’ progress in fulfilling the closing conditions set forth in Section 4 and consents and/or waivers of third parties, if any.  Without limiting the generality of the foregoing, from the date hereof and up to Closing, the Company and the Founder undertake to the Purchasers that, unless otherwise approved by the Purchasers, the Company shall not, and the Company and the Founder shall cause the other Group Companies not to:

(a)                                 declare, set aside, make or pay any dividend or other distribution (whether in cash, shares or property or otherwise) or make any other payment on or in respect of its shares; or

(b)                                 incur any Indebtedness (other than trade payables) of an aggregate amount in excess of US$1 million.

From the date hereof and up to Closing, the Company and the Group Companies shall, and the Company and the Group Companies shall within its power cause each other Group Company to, enter into and conduct any material transactions with any Interested Party on no worse (from Company’s perspective) than an arm’s length basis unless approved by the Purchasers.

6.3                               Access to Information.  From the date hereof and up to Closing, each of the Group Companies and the Founders shall, and the Founders shall cause each of the Group Companies to:  (i) give the Purchasers (and their respective legal and financial advisors) prompt and complete access to its key employees, facilities, lenders, financial advisors, accountants (including outside accountants) and other advisors, and shall assist the Purchasers in obtaining any information reasonably requested, including but not limited to books, records, Contracts and other data; and (ii) cause their respective officers to furnish the Purchasers with financial operating data and other information reasonably requested with respect to the business of each of the Group Companies.  No access provided to, or review undertaken by, the Purchasers hereunder shall, however, affect or limit in any respect the representations and warranties of any of the Warrantors as set forth herein or provided hereunder.

6.4                               Transfer and Registration of Intellectual Property.  The Founder shall, and shall cause any other Person that owns any Group Company IP to, contribute, transfer and assign any and all Intellectual Property owned by such Person, which Intellectual Property is a Group Company IP (“Founder IP”), to the Company or the Group Companies for no or nominal consideration (the “Founder IP Transfer”), subject to approvals of relevant Governmental Authorities.  The failure of the Founder IP Transfer to be completed before the date which is six months from the date of this Agreement shall constitute a material breach of this Agreement by the Founder and the Company, unless such failure is solely due to necessary approvals from the relevant Governmental Authorities not having been obtained, in which case the Founder IP Transfer shall be completed before the date which is twelve months from the date of this Agreement.  With respect to any Group Company IP that is not owned by the PRC On-Shore Company as of the Closing, the PRC On-Shore Company and the owner of such Group Company IP shall begin the process of transferring title in such Group Company IP to the PRC On-Shore Company immediately after the Closing.  As soon as practicable after the Closing, the PRC On-Shore Company shall register each of the IP License Agreements with the relevant Governmental Authorities.

6.5                               Fulfillment of Conditions.  Each of the Company, each Group Company and the Founder will execute and deliver at or prior to the Closing each other Transaction Document to which it is a party and other document or certificate that it is required hereby to execute and deliver as a condition to the Closing, will take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each other condition to the obligations of the Purchasers contained in this Agreement and will not take or fail to take any action that could reasonably be expected to result in the non-fulfillment of any such condition.  Each of the Company and the Founder will take any other action required to authorize, approve and make effective the transactions contemplated in the Transaction Documents in accordance with applicable Law.  Without limiting the generality of the foregoing, the Founder shall cause Sky Sense to enter into the Sky Sense Charge Agreement and to pledge the Sky Sense Pledged Shares in accordance with its terms.

6.6                               Notice of Breach.  The Company and the Founder undertakes to promptly give notice to the Purchasers of (i) the breach of any representation or warranty of the Warrantors at the time made or at the Closing and (ii) the occurrence of any event or circumstance which results, or would reasonably be expected to result, in any Material Adverse Effect, whether occurring before or after the Closing.

6.7                               Maintenance of Licenses.  The Company shall ensure that all Licenses are, and will remain, in full force and effect at all times following the Closing during which any Purchaser owns any Series A Preferred Shares or Conversion Shares.

6.8                               Founder Covenants.  So long as the Founder is an officer, director or employee of any of the Group Companies, the Founder hereby agrees to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary under applicable Laws to cause the Company to abide by the terms of the Restated Articles, as may be amended from time to time.  So long as the Management Holding Companies collectively hold more than 50% of the outstanding Shares of the Company and the Founder controls such Management Holding Companies, the Founder hereby agrees to cause each Group Company to conduct its business as if such Group Company were itself bound by the Restated Articles (as may be amended from time to time).  The Founder further agrees to execute and deliver, or cause to be executed and delivered, such other documents, certificates, agreements and other writings and to take, or cause to be taken, such other actions as deemed necessary or appropriate by any Purchaser in its absolute and sole discretion in order to consummate or implement expeditiously the provisions of the Restated Articles, as may be amended from time to time.

6.9                               Further Assurances.  Each of the Company and the Founder agrees to from time to time execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as any other Party may request for the purpose of effectively carrying out the transactions contemplated by the Transaction Documents.

6.10                        Use of Proceeds.  The proceeds received from the issuance and sale of the Shares hereunder shall be used only for expanding manufacturing capacity and working capital.  After receipt of the proceeds hereunder by the Company and after the payment of the fees and expenses to be borne by the Company pursuant to Section 7.8, the Company shall remit such net proceeds, whether directly or indirectly through the HK Off-Shore Company, to the PRC On-Shore Company, as the case may be, in the form of registered capital or shareholders’ loan, in each case, which shall have been contributed or loaned, as the case may be, to the PRC On-Shore Company in compliance with, all applicable Laws, including those promulgated by SAFE and those regulating the offer, sale or issuance of securities generally.  The Company agrees that at least US$25 million of the aggregate net proceeds from the sale of the Shares shall be contributed to the PRC On-Shore Company as shareholders’ loan pursuant to the Shareholder’s Loan Agreement.

6.11                        Investment Policy.  The Group Companies shall deposit and maintain its cash not required for daily operating needs in an account with a national level or international bank, approved by the board of directors of the Company.

6.12                        FCPA Undertakings.  Each of the Group Companies and the Founder hereby covenants and undertakes to the Purchasers that they will procure that with effect from the date of this Agreement:

(a)                                 the Company, any of the other Group Companies, Founder or their respective officers, directors or employees shall not knowingly pay, offer, promise or authorize the payment of money or anything of value, directly or indirectly, to any Government Official, for the purpose of influencing any act or decision of such Government Official in favor of any of the Group Companies, or inducing such Government Official to do or omit to do any act, in violation of his or its lawful duty in order to obtain or retain business, direct business to any person, or to secure any improper advantage to any of the Group Companies;

(b)                                 the Company, any of the other Group Companies, Founder or their respective officers, directors or employees shall not instruct an agent acting on the behalf of any of the Group Companies to pay, offer, promise or authorize the payment of money or anything of value, directly or indirectly, to any Government Official, for the purpose of (a) influencing any act or decision of such Government Official in favor of any of the Group Companies or (b) inducing such Government Official to do or omit to do any act, in violation of his or its lawful duty in order to obtain or retain business, direct business to any person, or to secure any improper advantage to any of the Group Companies, and on knowing of any contravention of the provisions by such agent, Founder or the Company and/or its officers, directors or employees will promptly inform the Purchasers; and

(c)                                  each of the Group Companies shall make and keep books, records and accounts which in reasonable detail truly and fairly reflect the transactions and dispositions of its assets, and will devise and maintain a system of internal accounting controls sufficient to provide reasonable assurances that:

(i)                                     transactions are executed in accordance with management’s general or specific authorization and are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability of such assets;

(ii)                                  access to assets is permitted only in accordance with management’s general or specific authorization; and

(iii)                               the recorded accountability for assets is compared with existing assets at reasonable levels and appropriate action is taken with respect to any differences.

For the purposes of this Section 6.12, “knowingly” or “knowing” or “knowledge” shall mean a situation(s) when a person knows an event is substantially certain to occur, or knowing such event is substantially certain to occur, purposely fails to take note thereof.

6.13                        Non-disclosure.

(a)                                 Disclosure of Terms.  Each of the Company, the HK Off-Shore Company, the PRC On-Shore Company, the Management Holding Companies and the Founder acknowledges that the terms and conditions (collectively, the “Financing Terms”) of this Agreement, and all other Transaction Documents, as well as all exhibits, restatements and amendments thereto (collectively, the “Financing Agreements”), including their existence, shall be considered confidential information and shall not be disclosed by any of them to any third party except in accordance with the provisions set forth below.

(b)                                 Press Releases.   Within sixty (60) days of the Closing, the Company may issue a press release disclosing that Intel has invested in the Company provided that (a) the release does not disclose any of the Financing Terms, (b) the press release discloses only the entire amount invested in the investment round, without disclosing the amount invested by a specific Purchaser, and (c) the final form of the press release is approved in advance in writing by the Purchasers. The name of a Purchaser and the fact that such Purchaser is an investor in the Company can be included in a reusable press release boilerplate statement, so long as such

Purchaser has given the Company its initial approval of such boilerplate statement and the boilerplate statement is reproduced in exactly the form in which it was approved.   No other announcement regarding a Purchaser in a press release, conference, advertisement, announcement, professional or trade publication, mass marketing materials or otherwise to the general public may be made without such Purchaser’s prior written consent.  Within sixty days of the Closing, each Purchaser may issue a formal written press release, provided that the final form of the press release is approved in writing by the Company.

(c)                                  Permitted Disclosures.  Notwithstanding the foregoing,

(i)                                     Any party may disclose any of the Financing Terms to its current or bona fide prospective investors, employees, investment bankers, lenders, accountants and attorneys, in each case only where such persons or entities are under appropriate nondisclosure obligations;

(ii)  the Company may disclose (other than in a press release or other public announcement described in Section 6.13(b)), solely the fact that a Purchaser is an investor in the Company to any third parties without the requirement for the consent of such Purchaser or nondisclosure obligations; and

(iii) notwithstanding anything to the contrary contained herein, each Purchaser may, without disclosing the other Purchaser’s Financing Terms, disclose such Purchaser’s investment in the Company and the Financing Terms of its investment to third parties or to the public at its sole discretion and, if it does so, the other parties shall have the right to disclose to third parties any such information disclosed in a press release or other public announcement by such Purchaser.

(d)                                 Legally Required or Compelled Disclosure.  In the event that the Company is required, requested or becomes legally compelled (including without limitation, pursuant to securities laws and regulations) to disclose the existence of any of the Financing Agreements or Financing Terms hereof in contravention of the provisions of this Agreement, the Company shall provide the Purchasers with prompt written notice of that fact before such disclosure and will use its best efforts to fully cooperate with the Purchasers to seek a protective order, confidential treatment, or other appropriate remedy with respect to the disclosure.  In such event, the Company shall furnish for disclosure only that portion of the information which is legally required and shall exercise its best efforts to obtain reliable assurance that confidential treatment will be accorded such information to the extent reasonably requested by the Purchasers and to the maximum extent possible under Law.  The Company agrees that it will provide the Purchasers with drafts of any documents, press releases or other filings in which the Company is required to disclose this Agreement, the other Financing Agreements, the Financing Terms or any other confidential information subject to the terms of this Agreement at least five (5) business days prior to the filing or disclosure thereof, and that it will make any changes to such materials as requested by the Purchasers to the extent permitted by Law or any rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”), as applicable.  If confidential treatment is requested by the Purchasers, and the counsel to the Company reasonably believes that such request for confidential treatment may be granted in whole or in part by the SEC, then the Company shall file such a request and use its best efforts in responding to any SEC comments to pursue assurance that confidential treatment will be granted, in both cases fully cooperating with the Purchasers (including, without limitation, providing the Purchasers with the opportunity to review and comment on the request and the responses to any such SEC comments).  The Company will not file this Agreement or the other Financing Agreements with any governmental authority or any regulatory body, or disclose the identity of the Purchasers or any other Financing Terms in any filing except as permitted above.

(e)                                  Use of Names or Logos of the Purchasers.   Without the prior written consent of the applicable Purchaser, and whether or not such Purchaser is then a shareholder of the Company, none of the Company, the HK Off-Shore Company, the PRC On-Shore Company, the Management Holding Companies or the Founder shall use, publish or reproduce any of the names of the Purchasers or any similar name, trademark or logo in any of their marketing, advertising or promotion materials or otherwise for any marketing, advertising or promotional purposes.

6.14                        Post-Closing Audit.

(a)                                 The Group Companies shall cause the PRC On-Shore Company to prepare and deliver to the Purchasers no later than 90 days following the Closing its audited financial statements (including balance sheet, income statement and statement of cash flow, and the notes thereto) as of and for the six months ended June 30, 2008 (the “Post-Closing Audit Financial Statements”), together with the audit report of Deloitte & Touche in respect of such Post-Closing Audit Financial Statements. Such Post-Closing Audit Financial Statements shall have been prepared in accordance with IFRS throughout the periods indicated.

(b)                                 If any of the following Financial Tests is not satisfied, each of the Purchasers shall have the right (but not the obligation) to elect to redeem its Shares in accordance with Article 4.5(a)(i) of the Restated Articles:

(i)                                     Revenue Test.  The amount of revenues set forth in the Post-Closing Audit Financial Statements shall be no less than 90% of revenues set forth in the Reviewed Financial Statements.

(ii)                                  Net Income Test.  The amount of net income set forth in the Post-Closing Audit Financial Statements shall be no less than 90% of net income set forth in the Reviewed Financial Statements.

(iii)                               EBITDA Test.  The EBITDA calculated from the amounts set forth in the Post-Closing Audit Financial Statements shall be no less than 90% of the EBITDA calculated from the amounts set forth in the Reviewed Financial Statements.  EBITDA shall equal total consolidated net income of the Company and the other Group Companies, minus interest income,  extraordinary income and non-recurring income plus (to the extent deducted from consolidated net income) the sum of interest expense, tax expense, depreciation, amortization and extraordinary and non-recurring expenses for the twelve months prior to the time of determination, plus or minus any other non-cash expenses, losses, charges or gains which have been subtracted or added in determining consolidated net income, as calculated in accordance with IFRS, and excluding all expenses related to the negotiation, execution, and delivery of the Transaction Documents.

(iv)                              Net Worth Test.  The Net Worth calculated from the amounts set forth in the Post-Closing Audit Financial Statements shall be no less than 90% of the Net Worth calculated from the amounts set forth in the Reviewed Financial Statements.  Net Worth shall equal shareholders’ equity plus minority interests.

(v)                                 Net Debt Test.  The Net Debt calculated from the amounts set forth in the Post-Closing Audit Financial Statements shall be no more than 110% of the Net Debt calculated from the amounts set forth in the Reviewed Financial Statements.  Net Debt shall equal Indebtedness less cash and cash equivalents.

(vi)                              Total Liabilities Test.  The amount of total liabilities set forth in the Post-Closing Audit Financial Statements shall be no more than 110% of the amount of total liabilities set forth in the Reviewed Financial Statements.

6.15                        Security Interests.

(a)                                 From and after the Closing, the Founder and the Company shall exert commercially reasonable efforts to cause the charge over shares evidenced by the Share Charge Agreement relating to shares of the PRC On-Shore Company to be approved by the Shenzhen MOFCOM and to be registered with SAIC.

(b)                                 Financial Assistance Filings.

(i)                                     The Company shall at its own expense, deliver to the Registrar of Companies of Hong Kong for registration (i) copies of all special resolutions approved by the shareholders of the Company in form and substance reasonably satisfactory to the Purchasers in accordance with Section 117 of the Companies Ordinance, and (ii) such other documents as the Registrar of Companies of Hong Kong may reasonably request in respect of the Financial Assistance Filing for the pledge by the HK Off-Shore Company of the HK Pledged Shares, including certificates of the board of directors of the Company, and provide the Purchasers with documentary evidence of such delivery satisfactory to the Purchasers.

(ii)                                  The HK Off-Shore Company shall at its own expense, no later than one (1) Business Day after the Closing, deliver to the Registrar of Companies of Hong Kong for registration (i) copies of all special resolutions approved by the shareholders of the HK Off-Shore Company relating to the Financial Assistance Filing and the pledge by the HK Off-Shore Company of the HK Pledged Shares, in each case in form and substance reasonably satisfactory to the Purchasers in accordance with Section 117 of the Companies Ordinance, and (ii) such other documents as the Registrar of Companies of Hong Kong may reasonably request in respect of the Financial Assistance Filing for the pledge by the HK Off-Shore Company of the HK Pledged Shares, including certificates of the board of directors of the HK Off-Shore Company, and provide the Purchasers with documentary evidence of such delivery satisfactory to the Purchasers.

6.16                        Escrow Account.  All disbursements from the Escrow Account shall comply with the requirements of the Escrow Agreement for any release of the funds being held in the Escrow Account.  Upon delivery of the Post-Closing Audit Financial Statements, the Purchasers shall, within 30 days from the receipt of such Post-Closing Audit Financial Statements, determine whether each of the Financial Tests set forth in Section 6.14 hereof have been satisfied.  If each of the Financial Tests has been satisfied, the Purchasers shall authorize the Escrow Agent (as defined in the Escrow Agreement) to disburse the available balance then remaining in the Escrow Account to the Company Account.  If any of the Financial Tests has not been satisfied, then the Purchasers may either (i) waive the requirement that the Financial Tests be satisfied as a condition to the release of the funds being held in the Escrow Account and authorize the Escrow Agent to disburse the available balance then remaining in the Escrow Account to the Company Account or (ii) elect to redeem the Shares in accordance with Article 4.5(a)(i) of the Restated Articles, in which event the Purchasers shall authorize the Escrow Agent to disburse the available balance then remaining in the Escrow Account to any account designed by the Purchasers.

6.17                        Circular 75 Registration.  The Warrantors undertake (i) to cause any Person who directly or indirectly holds any shares of the Company and who is a PRC Resident to comply (to the extent such Person has not already complied), within three (3) months from the date hereof, with the registration and any other requirements of Circular 75, and to provide such evidences to the Purchasers, provided however, if such compliance with Circular 75 is not completed within three (3) months from the date hereof, the Warrantors shall have an additional three (3) months to comply with Circular 75, failing which, the Warrantors shall be deemed to be in material breach of this Agreement and (ii) to use best endeavors to cause any Person who may in the future directly or indirectly hold any shares of the Company and who is a PRC Resident to either (A) comply, as soon as possible, with the registration and any other requirements of Circular 75 as long as Circular 75 remains effective or (B) deliver to the Company and the Purchasers a written confirmation in form and substance reasonably satisfactory to the Purchasers that such Person is not subject to the registration requirements of Circular 75.

6.18                        No Operations or Liabilities.  Each of the Off-Shore Entities shall remain a holding company without operations other than those administrative functions related to ownership of the shares of other Group Members.  None of the Off-Shore Entities shall incur any Indebtedness or any other debts, liabilities or obligations other than routine administrative costs incurred in the ordinary course of business as a holding company.

6.19                        Renewal of Leases.  The PRC On-Shore Company shall renew any leases which expire prior December 31, 2008 on market terms.

6.20                        Maintenance of Land Use Rights Incentives.  For the twelve months following the Closing, the PRC On-Shore Company shall take all steps necessary to ensure that it continues to retain the incentives obtained by it as an entity whose key product is a “high and new technology product” pursuant to the Contracts which granted the Land Use Rights entered into with relevant Government Authority in respect of the Owned Real Property.

6.21                        Payments Relating to Employee Benefits.  As soon as practicable after the Closing, the PRC On-Shore Company shall make and become current in respect of all required contributions and payments required to be made by or on behalf of any employees of such Group Company to the relevant Governmental Authority, including any penalties, fines and interest.

6.22                           Restructuring of Loan.  Within six months after the Closing, the PRC On-Shore Company shall restructure the loan with China Construction Bank Corporation Shenzhen Branch (“CCB”) which is guaranteed by Shenzhen City Real Property Guarantee Corporation (the “Guarantee Corporation”) such that none of its shares remain pledged as collateral for such loan, provided that the PRC On-Shore Company shall be permitted to pledge its real property (including Land Use Rights) as replacement collateral.  If such restructuring is not completed within six months, the PRC On-Shore Company shall repay such loan in full.  In addition, if the Purchasers shall have exercised their redemption rights under the Restated Articles or the Investors’ Rights Agreement, the PRC On-Shore Company shall, within 14 days of the Purchasers’ exercise of their redemption right, obtain all necessary consents and waivers required to be obtained from CCB or the Guarantee Corporation, as necessary,  for the PRC On-Shore Company to fund such redemption.  In the event the PRC On-Shore Company is unable to obtain any of such consents or waivers with such 14 day period, the PRC On-Shore Company shall immediately repay any and all outstanding amounts due to CCB so that the PRC On-Shore Company shall be able to fund the Purchasers’ redemption without any restriction, delay or prohibition.

6.23                           Appointment of Director; Indemnification Agreement.  Within fourteen (14) days of a request from the holder of a majority in interest of the Shares, the Warrantors shall cause the Company to convene a special meeting of shareholders of the Company (or resolve by written consent) and elect and appoint the individual (“Nominee”) nominated by such holder to become a member of the board of directors of the Company (provided that the board of directors of the Company has approved the Nominee to become a member of the board of directors of the Company (such approval not to be unreasonably withheld or delayed)) to become a member of the board of directors of the Company.  The Company shall, at the request of Nominee, enter into an indemnification agreement, in the form attached hereto as Exhibit C at the time such Nominee is elected a member of the board of directors of the Company.

7.                                       Miscellaneous.

7.1                                 Survival of Representations and Warranties.  Unless otherwise set forth in this Agreement, (i) the warranties, representations and covenants of the Warrantors contained in or made pursuant to Sections 2.1 through 2.6 shall survive the execution and delivery of this Agreement and the Closing indefinitely, (ii) the warranties, representations and covenants of the Warrantors contained in or made pursuant to Sections 2.7 through 2.29 (other than Section 2.23), shall survive the execution and delivery of this Agreement and the Closing the until the date which is twenty-four (24) months from the date of this Agreement, (iii) the warranties, representations and covenants of the Warrantors contained in or made pursuant to Sections 2.23 shall survive the execution and delivery of this Agreement and the Closing the until the expiration of the applicable statute of limitations (including all periods of extension, whether automatic or permissive) with respect to matters covered by such Section 2.23, (iv) the warranties, representations and covenants of the Purchasers contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing until the date which is twenty-four (24) months from the date of this Agreement.  The survival of any of the representations, warranties, agreements and covenants hereunder shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Purchasers or the Company.  Notwithstanding the foregoing or anything else to the contrary, for purposes of any claim for Losses resulting from or related to a breach of representation, warranty, covenant or agreement based upon fraud, gross negligence or willful misconduct of a Warrantor, such representation, warranty, covenant or agreement shall be deemed to have survived the execution and delivery of this Agreement and the Closing the Closing indefinitely.

7.2                                 Transfer; Successors and Assigns.  This Agreement may be assigned only with the prior written consent of the other parties hereto, except that any Purchaser may assign its rights and obligations hereunder to any transferee of any of the Shares if (a) such transfers occurs after the earlier of (A) the initial public offering of the shares of the Company (or any successor) or any other Group Company and (B) the date which is six months from the Closing, and (b) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the number of Shares transferred to such transferee.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.3                                 Governing Law.  This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of Hong Kong.

7.4                                 Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

7.5                                 Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

7.6                                 Notices.  All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one Business Day after deposit with a nationally recognized overnight courier, specifying next business day delivery, with written verification of receipt.  All communications shall be sent to the respective parties at their address as set forth below or address as subsequently modified by written notice given in accordance with this Section 7.6.

If to the Company:

TRONY SOLAR HOLDINGS COMPANY LIMITED

Address: Offshore Incorporations (Cayman) Limited,
Scotia Centre, 4th Floor, P.O. Box 2804, George Town,

Grand Cayman, Cayman Islands

Facsimile: (86) 755-8328-2919
E-mail Address: andrew.chen@trony.com

If to the HK Off-Shore Company:

GRAND SUN INTERNATIONAL INVESTMENT LIMITED

(新陽國際投資有限公司)

Address: P.O. Box 957, Offshore Incorporation
Centre, Road Town, Tortola, British Virgin Islands
Facsimile: (86) 755-8328-2919
E-mail Address: andrew.chen@trony.com

If to the PRC On-Shore Company:

TRONY SOLAR SCIENCE AND TECHNOLOGY DEVELOPMENT LIMITED

(深圳市创益科技发展有限公司)

Address: Building Two, Guan Xian Xia Qu, Bagua
San Rd. Futian, Shenzhen, PRC

Facsimile: (86) 755-8328-2919
E-mail Address: andrew.chen@trony.com

If to the Management Companies:

SKY SENSE INVESTMENTS LIMITED

Address: Commonwealth Trust Limited, Drake
Chambers, P.O. Box 3321, Road Town, Tortola

British Virgin Islands

Facsimile: (86) 755-8328-2919
E-mail Address: andrew.chen@trony.com

LAKES INVEST LIMITED

Address: Commonwealth Trust Limited, Drake
Chambers, P.O. Box 3321, Road Town, Tortola,

British Virgin Islands

Facsimile: (86) 755-8328-2919
E-mail Address: andrew.chen@trony.com

BUILD UP INTERNATIONAL INVESTMENTS LIMITED

Address: Commonwealth Trust Limited, Drake
Chambers, P.O. Box 3321, Road Town, Tortola

British Virgin Islands

Facsimile: (86) 755-8328-2919

E-mail Address: andrew.chen@trony.com

Ellipsis Limited

Address: Walkers Chambers, 171 Main Street, P.O.
Box 92, Road Town, Tortola VG1110, British Virgin

Islands

Facsimile: (86) 755-8328-2919

E-mail Address: andrew.chen@trony.com

Warshaw Holdings Limited

Address: P.O. Box 957, Offshore Incorporation
Centre, Road Town, Tortola, British Virgin Islands

Facsimile: (86) 755-8328-2919

E-mail Address: andrew.chen@trony.com

LIU Lai Ting (劉麗婷)

Address: 3803, 38/F, Lei Ting Hse, Lei On Court,
Lam Tin, Kowloon

Facsimile: (86) 755-8328-2919

E-mail Address: andrew.chen@trony.com

If to the Founder:

Li Yi (李毅)

Address: 20B Wanchai Commercial Center, 194-204
Johnston Rd, Waichai, Hong Kong

Facsimile: (86) 755-8328-2919
E-mail Address: andrew.chen@trony.com

If to the Purchasers:

JPMORGAN SPECIAL SITUATIONS (MAURITIUS) LIMITED

10, Frere Felix de Valois Street

Port Louis, Mauritius

With a copy (which shall not constitute notice) to:

JPMorgan Special Situations (Mauritius) Limited

Global Special Opportunities Group Middle Office

Attention: Angelica Siu / Tina Xu

26/F Chater House

8 Connaught Road

Central, Hong Kong

Email: gsog-mo@jpmorgan.com

Tel: (852) 2800-7128 / 8761

Fax: (852) 2800-4613

and to:

INTEL CAPITAL CORPORATION

c/o Intel Semiconductor Ltd.

32/F, Two Pacific Place

88 Queensway, Central

Hong Kong

Attention: APAC Portfolio Management

Fax: (852) 2240-3775

7.7                                 Finder’s Fee.  Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction.  Each Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which each Purchaser or any of its officers, employees, or representatives is responsible.  The Company agrees to indemnify and hold harmless each Purchaser from any liability for any commission or compensation in the nature of a finder’s or brokers’ fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

7.8                                 Fees and Expenses.  At the Closing, the Company shall pay all fees, costs and expenses of the Purchasers incurred (including, without limitation, all fees, costs and expenses of Orrick, Herrington & Sutcliffe LLP, counsel for the Purchasers, and any accountants or consultants engaged by the Purchasers) in connection with the transactions contemplated hereby, up to an aggregate amount of US$300,000; provided that if the transactions contemplated by this Agreement are not consummated each party to this Agreement shall bear its own legal expenses.  All payments to the Purchasers by the Company pursuant to this Section 7.8 shall be allocated among the Purchasers pro rata in accordance with the investment amounts set forth on Exhibit A attached hereto.  For the avoidance of doubt, all audit fees, costs and expenses incurred by the Company shall be borne by the Company.

7.9                                 Attorney’s Fees.  If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of any of the Transaction Documents, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

7.10                           Amendments and Waivers.  Any term of this Agreement may be amended or waived only with the written consent of the parties hereto.  Any amendment or waiver effected in accordance with this Section 7.10 shall be binding upon the parties hereto and their successors and permitted assigns.

7.11                           Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable Law, the parties agree to renegotiate such provision in good faith.  In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the remainder of this Agreement shall be interpreted as if such provision were so excluded and (c) the remainder of this Agreement shall be enforceable in accordance with its terms.

7.12                           Delays or Omissions.  No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.  For the avoidance of doubt, no rights or obligations that any party has under this Agreement may be amended or waived orally or by conduct due to any acts of delays or omissions as set out in Section 7.12.

7.13                           Entire Agreement.  This Agreement (including the Exhibits and Schedules hereto), the other Transaction Documents and the other documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof; provided, however, that nothing in this Agreement shall be deemed to terminate or supersede the provisions of any confidentiality agreements executed or to be executed by and between the parties hereto prior to the date of this Agreement, all of which agreements shall continue in full force and effect until terminated in accordance with their respective terms.

7.14                           Payments.  All payments to a Purchaser under this Agreement shall be made in immediately available funds in US Dollars and in full without set-off, deduction, counterclaim or withholding.

7.15                           Several Obligations and Rights.  The rights and obligations of the Purchasers under and pursuant to this Agreement are several and not joint.

7.16                           Termination.  This Agreement may be terminated, and the transactions contemplated hereby may be abandoned at any time prior to the Closing:

(a)                                  by either the Company or any Purchaser in the event that any Governmental Order restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement shall have become final and non-appealable; or

(b)                                 by written agreement by and among the Company, the Founder and the Purchasers.

(c)                                  upon written notice from the Company, in the event that any Purchaser breaches its payment obligations set forth in Section 1.1, if such breach has not been cured within fifteen (15) Business Days following notification thereof; or

(d)                                 upon written notice from a Purchaser, in the event of a material breach of any Transaction Documents by the Company, the Group Companies or the Founder, if such breach has not been cured within fifteen (15) Business Days following notification thereof.

If this Agreement is terminated pursuant to this Section 7.16, all further obligations of the parties under this Agreement shall terminate, except for those obligations which are intended, expressly or implicitly, to survive the termination of this Agreement, provided, however, that no such termination of this Agreement shall relieve any party of any liability for breaches of this Agreement occurring prior to the date of termination.

7.17                           Indemnity.

(a)                                  Except as otherwise provided in and subject to the limitations set forth in this Section 7.17, each of the Warrantors (each, an “Indemnifying Party” and together, the “Indemnifying Parties”) jointly and severally, agrees to indemnify, defend and hold harmless each of the Purchasers and its Affiliates and their respective officers, directors, agents, employees, subsidiaries, partners, members and controlling persons (each, an “Indemnified Party” and together, the “Indemnified Parties”) to the fullest extent permitted by Law from and against any and all losses, claims, or written threats thereof (including, without limitation, any claim by a third party), damages, expenses (including reasonable fees, disbursements and other charges of counsel incurred by any Indemnified Party in any action between the Indemnifying Parties and such Indemnified Party or between any Indemnified Party and any third party or otherwise) or other liabilities (collectively, “Losses”) resulting from or arising out of any breach of any of the warranties and the representations of the Warrantors or any breach of any covenant or agreement set forth in this Agreement and the other Transaction Documents by the Warrantors, provided that such breach shall not have resulted from the Purchasers’ fraud, gross negligence or intentional misconduct.  The provisions of this Section 7.17 shall survive any termination of this Agreement.  The aggregate liabilities of the Warrantors under this Section 7.17 for Losses incurred by the Indemnified Persons shall not exceed one hundred and twenty percent (120%) of the aggregate purchase price for the Shares paid by the Purchasers.  Notwithstanding anything herein to the contrary, none of the Indemnified Parties shall be entitled to recover for any Losses unless and until the total of all Losses exceeds US$350,000, provided that when such amount is exceeded, the Warrantors shall be liable for all such Losses, including the first US$350,000.

(b)                                 Notwithstanding anything in this Section 7.17 or any other provision of this Agreement to the contrary, and except in the case of fraud solely against the Person or Person’s committing or alleged to have committed such fraud, the Indemnified Party acknowledges and agrees that in connection with any indemnification for Losses under this Section 7.17, such Indemnified Party may seek recover from all Indemnifying Parties identified hereunder, except that if the Indemnifying Party shall pay the Indemnified Party for Losses hereunder, the Management Holding Companies and the Founder, together, shall first pay for all Losses, and in the event the Management Holding Companies and the Founder both fail to fulfill its obligations in the foregoing sentence, the remaining Indemnifying Party shall pay to the Indemnified Party the amount of any remaining Losses.

(c)                                  Each Indemnified Party under this Section 7.17 shall, promptly after the receipt of notice of the commencement of any claim against such Indemnified Party in respect of which indemnity may be sought from the Indemnifying Parties under this Section 7.17, notify the Indemnifying Parties in writing of the commencement thereof.  The omission of any Indemnified Party to so notify the Indemnifying Parties of any such action shall not relieve the Indemnifying Parties from any liability which it may have to such Indemnified Party (a) other than pursuant to this Section 7.17 or (b) under this Section 7.17 unless, and only to the extent that, such omission results in the Indemnifying Parties’ forfeiture of substantive and/or procedural rights or defenses.  In case any such claim shall be brought against any Indemnified Party, and it shall notify the Indemnifying Parties of the commencement thereof, the Indemnifying Parties shall be entitled to assume the defense thereof at its own expense, with counsel satisfactory to such Indemnified Party in its reasonable judgment; provided, however, that any Indemnified Party may, at its own expense, retain separate counsel to participate in such defense.  Notwithstanding the foregoing, in any claim in which both the Indemnifying Parties, on the one hand, and an Indemnified Party, on the other hand, are, or are reasonably likely to become, a party, such Indemnified Party shall have the right to employ separate counsel and to control its own defense of such claim if, in the reasonable opinion of counsel to such Indemnified Party, either (i) one or more defenses are available to the Indemnified Party that are not available to the Indemnifying Parties or (ii) a conflict or potential conflict exists between the Indemnifying Parties, on the one hand, and such Indemnified Party, on the other hand that would make such separate representation advisable; provided, however, that the Indemnifying Parties (x) shall not be liable for the fees and expenses of more than one counsel to all Indemnified Parties and (y) shall reimburse the Indemnified Parties for all of such reasonable fees and expenses of such counsel incurred in any action between the Indemnifying Parties and the Indemnified Parties or between the Indemnified Parties and any third party, as such expenses are incurred.  Each of the Indemnifying Parties agrees that it will not, without the prior written consent of the relevant Indemnified Party, settle, compromise or consent to the entry of any judgment in any pending or threatened claim relating to the matters contemplated hereby (if any Indemnified Party is a party thereto or has been actually threatened to be made a party thereto) unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising or that may arise out of such claim.  The Indemnifying Parties shall not be liable for any settlement of any claim effected against an Indemnified Party without its written consent, which consent shall not be unreasonably withheld.  Nothing in this Section 7.17 shall restrict or limit any rights that any Indemnified Party may have to seek equitable relief.

7.18                           Dispute Resolution.  Any dispute, controversy or difference arising out of, in connection with or relating to this Agreement, or the breach, termination or invalidity thereof (a “Dispute”) shall be resolved by arbitration pursuant to this Section 7.18.  The arbitration shall be conducted in Hong Kong under the auspices of the Hong Kong International Arbitration Centre (the “Centre”) in accordance with the UNCITRAL Arbitration Rules in effect at the time of the arbitration.  There shall be one (1) arbitrator who shall be qualified to practice law in Hong

Kong.  The language to be used in the arbitral proceedings shall be English.  If the UNCITRAL Rules are in conflict with the provisions of this Section 7.18 including the provisions concerning the appointment of the arbitrator, the provisions of this Section 7.18 shall prevail.  The arbitrator shall decide any dispute submitted by the parties to the arbitration strictly in accordance with the substantive law of Hong Kong and shall not apply any other substantive law.  In making the award, the arbitrator shall have the authority to award attorney’s fees and other costs and expenses of the arbitration in accordance with this Agreement and as the arbitrator deems just and appropriate under the circumstances.  Each party hereto shall cooperate with the others in making full disclosure of and providing complete access to all information and documents requested by the others in connection with such arbitral proceedings, subject only to any attorney-client or other applicable legal privilege and confidentiality obligations binding on such party.  The award shall be issued within six (6) months of the appointment of the arbitrator, provided, however, that the arbitrator shall, upon a finding that it is impracticable to meet such deadline consistent with the arbitrator’s primary obligation justly to determine the controversy before the arbitrator, have discretion to extend or alter such deadline to the extent necessary to prevent injustice or preserve the enforceability of the arbitrator’s award.  The award of the arbitrator shall be final and binding upon the disputing parties, and any party may apply to a court of competent jurisdiction for enforcement of such award.  The parties shall cooperate and use their respective best efforts to take all actions reasonably required to facilitate the prompt enforcement in the PRC or in any other jurisdiction of any arbitral award made by the arbitrator.  A party shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the appointment of the arbitrator.

7.19                           No Partnership, Agency or Trust.  Nothing in this Agreement shall be deemed to constitute a partnership between the parties, or constitute any party the trustee or agent of any other party for any other purpose, or entitle any party to commit or bind any other party (or any of its Affiliates) in any manner.

[Signature Pages Follow.]

IN WITNESS WHEREOF, the parties have executed this Series A Preferred Share Purchase Agreement as of the date first written above.

COMPANY:

TRONY SOLAR HOLDINGS COMPANY LIMITED

By:	/s/ Li Yi
Name:	Li Yi
Title:	Director

Address: Offshore Incorporations (Cayman) Limited, Scotia Centre, 4th Floor, P.O. Box 2804, George Town, Grand Cayman, Cayman Islands
Facsimile: (86) 755-8328-2919
E-mail Address: andrew.chen@trony.com

SIGNATURE PAGE TO SHARE PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Series A Preferred Share Purchase Agreement as of the date first written above.

HK OFF-SHORE COMPANY:

GRAND SUN INTERNATIONAL INVESTMENT LIMITED
(新陽國際投資有限公司)

By:	/s/ Li Yi
Name:	Li Yi
Title:	Director

Address: 20B Wanchai Commercial Center,
194-204 Johnston Rd, Waichai, Hong Kong
Facsimile: (86) 755-8328-2919
E-mail Address: andrew.chen@trony.com

SIGNATURE PAGE TO SHARE PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Series A Preferred Share Purchase Agreement as of the date first written above.

PRC ON-SHORE COMPANY:

TRONY SOLAR SCIENCE AND TECHNOLOGY DEVELOPMENT LIMITED
(深圳市创益科技发展有限公司)

By:	/s/ Li Yi
Name:	Li Yi
Title:	Director

Address: Building Two, Guan Xian Xia Qu, Bagua
San Rd. Futian, Shenzhen, PRC
Facsimile: (86) 755-8328-2919
E-mail Address: andrew.chen@trony.com

SIGNATURE PAGE TO SHARE PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Series A Preferred Share Purchase Agreement as of the date first written above.

A MANAGEMENT HOLDING COMPANY:

SKY SENSE INVESTMENTS LIMITED

By:	/s/ Li Yi
Name:	Li Yi
Title:	Director

Address: Commonwealth Trust Limited, Drake Chambers, P.O. Box 3321, Road Town, Tortola, British Virgin Islands
Facsimile: (86) 755-8328-2919
E-mail Address: andrew.chen@trony.com

SIGNATURE PAGE TO SHARE PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Series A Preferred Share Purchase Agreement as of the date first written above.

A MANAGEMENT HOLDING COMPANY:

LAKES INVEST LIMITED

By:	/s/ Li Yi
Name:	Li Yi
Title:	Director

Address: Commonwealth Trust Limited, Drake Chambers, P.O. Box 3321, Road Town, Tortola, British Virgin Islands
Facsimile: (86) 755-8328-2919
E-mail Address: andrew.chen@trony.com

SIGNATURE PAGE TO SHARE PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Series A Preferred Share Purchase Agreement as of the date first written above.

A MANAGEMENT HOLDING COMPANY:

ELLIPSIS LIMITED

By:	/s/ Chen Yixiang
Name:	Chen Yixiang
Title:	Director

Address: Walkers Chambers, 171 Main Street, P O Box 92, Road Town, Tortola VG1110, British Virgin Islands
Facsimile: (86) 755-8328-2919
E-mail Address: andrew.chen@trony.com

SIGNATURE PAGE TO SHARE PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Series A Preferred Share Purchase Agreement as of the date first written above.

A MANAGEMENT HOLDING COMPANY:

WARSHAW HOLDINGS LIMITED

By:	/s/ Li Lo
Name:	Li Lo
Title:	Director

Address: P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands

Facsimile: (86) 755-8328-2919
E-mail Address: andrew.chen@trony.com

SIGNATURE PAGE TO SHARE PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Series A Preferred Share Purchase Agreement as of the date first written above.

LIU LAI TING

By:	/s/ Liu Lai Ting
Name:	Liu Lai Ting

Address: Room 3803, 38/F, Lei Ting Hse, Lei On Court, Lam Tin, Kowloon
Facsimile: (86) 755-8328-2919
E-mail Address: andrew.chen@trony.com

SIGNATURE PAGE TO SHARE PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Series A Preferred Share Purchase Agreement as of the date first written above.

FOUNDER:

/s/ Li Yi
Li Yi (李毅)

Address:

Facsimile: (86) 755-8328-2919
E-mail Address: andrew.chen@trony.com

SIGNATURE PAGE TO SHARE PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Series A Preferred Share Purchase Agreement as of the date first written above.

A PURCHASER:

JPMORGAN SPECIAL SITUATIONS (MAURITIUS) LIMITED

By:	/s/ Jo Miyaile
Name:	Jo Miyaile
Title:	Authorized Signatory

Address: 10, Frere Felix de Valois Street
Port Louis, Mauritius

SIGNATURE PAGE TO SHARE PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Series A Preferred Share Purchase Agreement as of the date first written above.

A PURCHASER:

INTEL CAPITAL CORPORATION

By:	/s/ Elizabeth L Eby
Name:	Elizabeth L Eby
Title:	Authorized Signatory

Address:
c/o Intel Semiconductor Ltd.
32/F, Two Pacific Place
88 Queensway, Central
Hong Kong
Attention: APAC Portfolio Management
Fax: +852 2240-3775

SIGNATURE PAGE TO SHARE PURCHASE AGREEMENT

SCHEDULE AND EXHIBITS

SCHEDULES

Schedule 1 -	Schedule of Purchasers

Schedule 2 -	Group Companies Structure

Schedule 3 -	Schedule of Key Employees

Schedule 4 -	Schedule of Exceptions

EXHIBITS

Exhibit A -	Form of Amended and Restated Memorandum and Articles of Association

Exhibit B -	Form of Employment Agreement

Exhibit C -	Form of Indemnification Agreement

Exhibit D -	Form of Investors’ Rights Agreement

Exhibit E-1 through E-3 -	Forms of Share Charge Agreements

Exhibit F -	Form of Legal Opinion of PRC Counsel

Exhibit G -	Form of Legal Opinion of Hong Kong Counsel

Exhibit H -	Form of Legal Opinion of Cayman Counsel

Exhibit I -	Form of Legal Opinion of BVI Counsel

Exhibit J -	Shareholder’s Loan Agreement

Exhibit K -	Subordination Agreement

Exhibit L -	Escrow Agreement

Exhibit M -	IP License Agreements

SCHEDULE 1

SCHEDULE OF PURCHASERS

Name of Purchaser	Number of Shares	Escrow Account		Company Account		Purchase Price
JPMorgan Special Situations (Mauritius) Limited	3,348,439	US$	5,555,556	US$	19,444,444	US$	25,000,000

Intel Capital Corporation	2,678,752	US$	4,444,444	US$	15,555,556	US$	20,000,000
TOTAL	6,027,191	US$	10,000,000	US$	35,000,000	US$	45,000,000

SCHEDULE 2

GROUP STRUCTURE

SCHEDULE 3

SCHEDULE OF KEY EMPLOYEES

Chairman & CEO:  Li Yi

SVP: Chen Yixiang

CFO: Chen Weiwen

CTO: Hu Shengming

Technician: Li Quanxiang

SCHEDULE 4

SCHEDULE OF EXCEPTIONS

SCHEDULE OF EXCEPTIONS

TO

SERIES A PREFERRED SHARE PURCHASE AGREEMENT

This Schedule of exceptions (this “Schedule of Exceptions”) is an integral part of the Series A Preferred Share Purchase Agreement (the “Agreement”) dated as of September 26, 2008 by and among JPMorgan Special Situations (Mauritius) Limited, a company incorporated under the laws of Republic of Mauritius (“JPMorgan”), Intel Capital Corporation, a company incorporated under the laws of the State of Delaware (“Intel,” and together with JPMorgan, the “Investors”), and Trony Solar Holdings Company Limited, a company incorporated and existing under the laws of the Cayman Islands (the “Company”), Grand Sun International Investment Limited, a company incorporated and existing under the laws of the Hong Kong (the “HK Off-Shore Company”), Trony Solar Science and Technology Development Limited, a company incorporated and existing under the laws of the PRC (the “PRC On-Shore Company”), Mr. Li Yi (the “Founder”), Sky Sense Investments Limited, a company incorporated and existing under the laws of the British Virgin Islands (the “Sky Sense”), Lakes Invest Limited, a company incorporated and existing under the laws of the British Virgin Islands (the “Lakes Invest”), Build Up International Investments Limited, a company incorporated and existing under the laws of the British Virgin Islands (the “Build Up”), Ellipsis Limited, a limited liability company organized under the laws of the British Virgin Islands (the “Ellipsis Limited”), Warshaw Holdings Limited, a limited liability company organized under the laws of the British Virgin Islands (the “Warshaw Holdings”) and Ms. LIU Lai Ting ( “Ms. LIU,” and together with the Company, the PRC On-Shore Company, the Founder, Sky Sense, Lakes Invest, Build Up, Ellipsis Limited, Warshaw Holdings and Ms. LIU, the “Warrantors”).

The section numbers in this Schedule of Exceptions correspond to the section numbers in the Agreement.  All capitalized terms used herein and not defined herein shall have the meanings given to them in the Agreement.  English translation of names and addresses herein is provided for reference only.

This Schedule of Exceptions and the information and disclosures contained in this Schedule of Exceptions are intended only to qualify and limit the representations, warranties and covenants of the Warrantors contained in the Agreement and shall not be deemed to expand in any way the scope or effect of any such representations, warranties or covenants. Disclosure of any fact or item in any section of this Schedule of Exceptions shall, should the existence of the fact or item or its contents be relevant to any other section, be deemed to be disclosed with respect to that other section whether or not a specific cross-reference appears.

Nothing in this Schedule of Exceptions constitutes an admission of any liability or obligation of the Warrantors to any third party, nor an admission against the interest of any Warrantor.

SECTION 2.1

(a)

PRC

Hong Kong

Cayman Islands

(b)

Shenzhen, PRC

(c)

None

(d)

PRC

(e)

Li Yi and other people authorized by Li Yi either by written documents or orally on a case-by-case basis have the authorization to enter into Contracts on behalf of the Group Companies. The following are key officers who once have executed contracts or accessed to bank account on behalf of relevant Group Company with either written or oral authorization of Li Yi:

陈逸翔 高级副总裁

陈伟文 财务长

胡盛明 首席技术官

吴国樑 销售总监

(f)

No.	Company	Jurisdiction	Business

1.	Trony Solar Holdings Company Limited	Cayman Islands	Holding company

2.	Grand Sun International Investment Limited	Hong Kong	Holding company

3.	Trony Solar Science and Technology Development Limited	PRC	Manufacturing and providing solar batteries and the applications, new electric components (photoelectric components), building components

No.	Company	Jurisdiction	Business

of solar photovoltaic technology; lighting system of solar photovoltaic technology; power supply system of solar photovoltaic technology; building integration system of solar photovoltaic technology (pursuant to the Reply and Approval on the Environmental Effect of Construction Project (《建筑项目环境影响审查批复》) under Serial No. 深福环批 【2007】 401842), and providing pertinent consulting and technical supporting services; importing and exporting services (not including the import distribution services). (Those businesses requiring specific qualifications or subject to license administration should be conducted in compliance with the pertinent regulations.)

SECTION 2.2

(b)-1

No.	Company	Jurisdiction	Registered Holders	Beneficial Holders

1.	Trony Solar Holdings Company Limited	Cayman Islands	Lakes Invest Limited Sky Sense Investments Limited Build Up International Investments Limited Ellipsis Limited Warshaw Holdings Limited Laiting Liu	Yi Li Yiying Zhang Ying Li Yi Li Yiquan Huang Jinshi Liu Yixiang Chen Lo Li Laiting Liu

2.	Grand Sun International Investment Limited	Hong Kong	Trony Solar Holdings Company Limited	Trony Solar Holdings Company Limited

3.	Trony Solar Science and Technology Development Limited	PRC	Grand Sun International Investment Limited	Grand Sun International Investment Limited

(b)-2

See Section 2.2 (b)-1.

(c)

Capitalization of the Company Immediately following the Closing

	Number of Shares	%

Ordinary Shares - Lakes Invest Limited	54,170,000	50.56
Ordinary Shares - Sky Sense Investments Limited	18,500,000	17.27
Ordinary Shares - Build Up International Investments Limited	24,000,000	22.40
Ordinary Shares - Ellipsis Limited	1,500,000	1.40
Ordinary Shares - Warshaw Holdings Limited	180,000	0.17
Ordinary Shares - Laiting Liu	2,772,871	2.59
Series A Preferred - All investors	6,027,191	5.63

Total	107,150,062	100

SECTION 2.3

2.3  (a)

Grand Sun International Investment Limited (“Grand Sun”)

Grand Sun is a company incorporated in Hong Kong, of which Trony Solar Holdings Company Limited owns 100% equity interests. The authorized share capital of Grand Sun as of the date of this Agreement is HK$10,000.00 and the outstanding share capital is HK$100.00.

Shenzhen Trony Science and Technology Development Co., Ltd 深圳市创益科技发展有限公司 (“Shenzhen Trony”)

Shenzhen Trony is a WFOE with limited liability, of which Grand Sun International Investment Limited owns 100% equity interests. The registered capital of Shenzhen Trony as of the date of this Agreement is RMB 140 million and the paid up registered capital is RMB60,415,571.2 (43.15% of the registered capital).

According to the 2007 Nian Di No.007 (深担保(质)字2007年第007号) entered into by and between Grand Sun International Investment Limited and Shenzhen Real Estate Security Company Limited (深圳市不动产担保股份有限公司), 29% of the equity interest in the registered capital of Shenzhen Trony has been pledged to Shenzhen Real Estate Security Company Limited as the counter-guarantee for the guarantee provided by Shenzhen Real Estate Security Company Limited on a RMB 40 million loan owed by Shenzhen Trony to China Construction Bank Company Limited, Shenzhen Branch. The maturity date of the aforesaid RMB 40 million loan is July 11, 2012.

Shenzhen Trony Solar Energy Construction Material Co., Ltd 深圳市创益太阳能建材有限公司 (“Trony Material”)

Trony Material is a limited liability company. Shenzhen Trony holds 90% of equity interests on behalf of Zhang Yiying and Zhang Yiying (张艺影) owns the remaining 10% of equity interests directly. The registered capital of Trony Material is RMB3.5 million which has been duly paid up in full by Shenzhen Trony on behalf of Zhang Yiying and Zhang Yiying. Shenzhen Trony holds 90% of equity interests on behalf of Zhang Yiying in accordance with two investment agreements (委托投资合同书) executed by Shenzhen Trony and Zhang Yiying dated November 11, 2003 and April 2, 2004. According to these two investment agreements, Zhang Yiying agreed to provide RMB3.15 million (RMB0.45 million for the first investment agreement and RMB2.70 million for the second investment agreement) to Shenzhen Trony to invest in Trony Material and acquired 90% outstanding shares of Trony Material on behalf of Zhang Yiying, and Shenzhen Trony and Zhang Yiying agreed that Zhang Yiying is the beneficiary shareholder of these 90% shares of Trony Material.

(d)

None

(e)

See Section 2.3 (a).

SECTION 2.6

2.6          Governmental Consents and Filings.

The pledge of the equity interests of Shenzhen Trony will not be valid and binding upon relevant parties until the approval of Shenzhen Futian District Trade and Industry Bureau (深圳市福田区贸易工业局) and registration with Shenzhen Administration of Industry and Commerce (深圳市工商行政管理局).

SECTION 2.7

2.7          Permits and Licenses.

Shenzhen Trony

(1)          Business License (企业法人营业执照)

Number: 440301503293581

Issued by: Shenzhen Administration for Industry and Commerce 深圳市工商行政管理局

Date: July 25, 2008

(2)          Certificate of Approval (台港澳侨投资企业批准证书)

Number: Shang Wai Zi Yue Shen Fu Wai Zi Zi [2006] No.0238 (商外资粤深福外资字[2006]0238号)

Issued by: Shenzhen Municipal People’s Government

Date: April 16, 2008

(3)          Tax Registration Certificate (National Tax)(税务登记证(国税))

Number: 440301618868995

Issued by: Shenzhen National Tax Bureau

Date: March 27, 2008

(4)          Tax Registration Certificate (Local Tax)(税务登记证(地税))

Number: 440300618868995

Issued by: Shenzhen Local Tax Bureau

Date: March 19, 2008

(5)          Export and Import Goods Registration Certificate (进出口货物收发货人报关注册登记书)

Number: 4403149685

Issued by: Shenzhen Customs

Date: December 6, 2006

(6)          Foreign Exchange Registration Certificate

Shenzhen Trony has obtained Foreign Exchange Registration IC card from SAFE, which replaces Foreign Exchange Registration Certificate.

Grand Sun International Investment Limited

Business Registration Certificate

Certificate Number: 37088192-000-08-08-7

Issued by: Inland Revenue Department of Hong Kong

Date: 03/08/2008

SECTION 2.8

2.8          Compliance with Law and Other Instruments.

(a)           Shenzhen Trony has not contributed Housing Funds (住房公积金) to its employees as required by PRC laws since its establishment and relevant governmental authorities may order Shenzhen Trony to pay such outstanding funds. In addition, Shenzhen Trony cannot ensure that it has paid social insurance in full to its employees as required by PRC laws. Such costs resulted from any incompliance up to the date hereof in respect of contributions to Housing Funds and mandatory social insurances for employees, whether existing or former, will not exceed US$400,000.

SECTION 2.9

2.9  Real Property

(a)  Owned Real Property

Land Use Right

	Number	Location	Use	Grant	Term	Area (sq.m.)	Security
01	6000189500	Baolong Industrial Zone, Longgang District, Shenzhen (深圳市龙岗区宝龙工业城)	Industrial(Workshop)	Grant (出让)	August 10, 2005 to August 9, 2055	38,224.32	Mortgaged to Shenzhen Real Estate Security Company Limited

02	6000215912	Baolong Industrial Zone, Longgang District, Shenzhen(深圳市龙岗区宝龙工业城)	Industrial(Employee’s Dormitory)	Grant (出让)	April 10, 2006 to April 9, 2056	3,794.52	Mortgaged to Shenzhen Real Estate Security Company Limited

Building Ownership

According to an Acceptance Notice (受理通知书) numbered Shen Guo Fang Fei Xu Ke Shou 55-200835651L (深国房非许可受55-200835651L号) dated July 30, 2008 and an Initial Registration Announcement dated August 13, 2008 issued by Shenzhen Land Resources and Real Estate Administration Bureau (深圳市国土资源和房屋管理局), Shenzhen Trony is applying for the registration of a building it constructed with a gross floor area of 24,575.99 sq.m.

According to relevant registration inquiry documents, Shenzhen Trony owns a unit with a size of 86.46 sq.m unit for the usage of residence.

Project Under Construction

According to a Construction Works Planning Permit numbered Shen Gui Jian Xu Zi LG-2007-1162(深规建许字LG-2007-1162号) issued by Shenzhen Municipal Planning Bureau, Longgang Branch and a Construction Use Land Planning Permit numbered Shen Gui Xu Zi 06-2005-0096 (深规许字 06-2005-0096) issued by Shenzhen Municipal Planning Bureau, Longgang Branch, and a Construction Works Commencement Permit numbered 11030720060903902 issued by Shenzhen Longgang District Construction Bureau, Shenzhen Trony is permitted to construct an Employee Dormitory building with a gross floor area of 6,848.7 sq.m.

(b)           Leased Real Property

(1) According to a lease agreement with filing number Shen Fu 0267746 dated September 12, 2007, Shenzhen Trony (as the lessee) leased a property located in 深圳市福田区八卦三路光纤小区2栋5层东侧 for the use of workshop with a gross floor area of 1,087 sq.m. from 深圳市特发信息股份有限公司 (as the lessor) and the rental is RMB29,349 per month. The term is from September 1, 2007 to August 31, 2009.

(2) According to a lease agreement with filing number Shen Fu 0153576 dated Novermber 28, 2006, Shenzhen Trony (as the lessee) leased a property located in 深圳市福田区八卦三路光纤小区2栋8层东厂房及宿舍 for the use of workshop and dormitory with a gross floor area of 1,866.68 sq.m. from 深圳纺织服装研究所 (as the lessor) and the rental is RMB4,6069.24 per month. The term is from December 1, 2006 to November 30, 2008.

(3) According to a lease agreement with filing number Shen Fu 0197880 dated December 10, 2006, Shenzhen Trony (as the lessee) leased a property located in 深圳市福田区华强北路4014号长盛大厦1217-1225号 for the use of office with a gross floor area of 420 sq.m. from 深圳市长城投资控股股份有限公司 (as the lessor) and the rental is RMB27,300 per month. The term is from December 10, 2006 to December 31, 2008.

(4) According to a lease agreement with filing number Shen Fu 0153577 dated November 28, 2006, Shenzhen Trony (as the lessee) leased a property located in 深圳市福田区八卦三路光纤小区2栋8层西 for the use of workshop with a gross floor area of 369 sq.m. from 深圳市华联置业集团有限公司 (as the lessor) and the rental is RMB9,225 per month. The term is from December 31, 2006 to November 30, 2008.

SECTION 2.11

2.11 Intellectual Property

(e) Intellectual Property

Patents

	Reg. No.	Filing Date	Owner	Name	Type	Date of Certification	License

1	ZL 95 1 04992.5	1995-5-19	李毅	内联式非晶硅太阳能电池及制造方法	发明	1997-2-22	是

2	ZL 03 1 34829.7	2003-9-25	李毅	一种太阳能电池及制造方法	发明	2005-9-7

3	ZL 2004 1 0028002.8	2004-7-6	李毅	一种太阳能光伏中空玻璃及其制造方法	发明	2006-5-10	是

4	ZL 2005 1 0034904.7	2005-5-25	李毅	一种用于幕墙玻璃的组合式光电模板	发明	2006-9-20	是

5	ZL 2004 1 0026828.0	2004-4-14	李毅	二氧化锡透明导电膜的制造设备	发明	2006-9-20	是

6	ZL 2005 1 0100696.6	2005-10-21	李毅	一种太阳能电池天窗及其制造方法	发明	2008-1-9	是

7	ZL 2004 1 0051144.6	2004-8-15	李毅	用于非晶硅电池测量的标准太阳能电池及其制造方法	发明	2008-1-23	是

8	91 2 25233.2	1991-9-12	孔维民	电动式多功能词典	实用新型	1992-9-23

9	ZL 94 2 43121.9	1994-10-14	李毅	一种非晶硅太阳能电池	实用新型	1995-7-8

10	ZL 96 2 20998.8	1996-8-27	深圳市创益科技发展有限公司	透明导电膜平面磁控溅射靶板	实用新型	1998-2-7

11	ZL 97 2 40041.9	1997-5-25	李毅	一种机动车太阳能蓄电池保护器	实用新型	1999-1-9	是

12	972403418	1997-7-16	深圳市创益科技发展有限公司	一种外联集成式弱光型非晶硅光电池	实用新型	1999-8-21

13	ZL 99 2 47790.5	1999-11-27	李毅	一种太阳能地图路牌照明装置	实用新型	2000-8-19	是

14	ZL 00 2 01897.7	2000-1-18	深圳市创益科技发展有限公司	太阳能电动转经轮	实用新型	2001-3-29

15	ZL 00 2 44204.3	2000-7-21	李毅	折叠式太阳能电源包	实用新型	2001-7-20	是

16	ZL 01 2 02666.2	2001-1-8	深圳市创益科技发展有限公司	一种带太阳能电池构件的遥控器	实用新型	2002-1-9

17	ZL 01 2 27971.4	2001-6-22	深圳市创益科技发展有限公司	多层折叠式太阳能电源盒	实用新型	2002-5-22

18	ZL 01 2 26030.4	2001-6-2	深圳市创益科技发展有限公司	太阳能充电器	实用新型	2002-6-26

19	ZL 02 2 26039.0	2002-3-2	李毅	一种集成式太阳能庭院灯	实用新型	2002-12-11	是

20	ZL 02 2 49529.0	2002-11-15	李毅	集成式光辐照强度指示器	实用新型	2003-12-10	是

21	ZL 03 2 26314.7	2003-5-17	深圳市创益科技发展有限公司	石英钟表用太阳能电池装置	实用新型	2004-12-8

22	ZL 03 2 0132017.X	2003-12-18	深圳市创益科技发展有限公司	一种抗冲击的太阳能电池组件	实用新型	2005-1-12

23	ZL 2004 2 0048717.5	2004-4-3	李毅	一种框架式结构太阳能光伏中空玻璃	实用新型	2005-4-6	是

24	ZL 2004 2 0002267.6	2004-2-7	李毅	一种玻璃磨端角机	实用新型	2005-6-15	是

25	ZL 2004 2 0044723.3	2004-4-14	李毅	二氧化锡透明导电膜的制造装置	实用新型	2005-7-6	是

26	ZL 2004 2 0083016.5	2004-8-15	李毅	一种非晶硅标准太阳电池	实用新型	2006-3-1	是

27	ZL 2005 2 0055355.7	2005-3-1	李毅	非晶硅太阳能电池夹胶玻璃	实用新型	2006-7-26	是

28	ZL 2005 2 0059062.6	2005-5-25	李毅	组合式光电模板	实用新型	2006-9-13	是

29	ZL 2005 2 0067166.1	2005-11-4	李毅	内置光伏百叶中空玻璃	实用新型	2006-11-8	是

30	ZL 2005 2 0066324.1	2005-10-21	李毅	一种太阳能电池天窗	实用新型	2006-12-27	是

31	ZL 2005 2 0059420.3	2005-6-1	李毅	具有发光装置的太阳能电池模板	实用新型	2007-1-10	是

32	ZL 2005 2 0120752.8	2005-12-14	李毅	太阳能光伏组件边框护角	实用新型	2007-4-4	是

33	ZL 2005 2 0120817.9	2005-12-16	李毅	太阳能汽车天窗供电智能控制装置	实用新型	2007-5-23	是

34	ZL 2006 2 0014309.7	2006-6-28	李毅	一种外置的太阳能遮阳板	实用新型	2007-7-25	是

35	ZL 2006 2 0017543.5	2006-6-23	李毅	一种异形硅薄膜太阳能电池	实用新型	2007-9-19	是

36	ZL 2006 2 0014750.5	2006-9-19	李毅	一种光电幕墙玻璃的太阳能电池LED夹层	实用新型	2007-9-19	是

37	ZL 2007 2 0117914.1	2007-1-8	李毅	太阳能电池激光标刻装置	实用新型	2008-1-2	是

38	ZL 2007 2 0118501.5	2007-2-5	李毅	太阳能光伏音屏障	实用新型	2008-1-23

39	ZL 2007 2 0118154.6	2007-1-23	李毅	一种柔性太阳能电池	实用新型	2008-3-19	是

40	ZL 2006 2 0144550.1	2006-12-31	李毅	大幅面激光标刻太阳能电池的装置	实用新型	2008-3-19	是

41	ZL 2007 2 0119927.2	2007-4-29	李毅	一种非晶硅太阳能幕墙光伏中空玻璃	实用新型	2008-5-14	是

42	ZL 2007 2 0121584.3	2007-7-25	李毅	一种呼吸式太阳能幕墙	实用新型	2008-5-28	是

43	ZL 94 3 04729.3	1994-7-18	李毅	太阳能液晶显示游标卡尺	外观设计	1995-3-24

44	ZL 94 3 03710.7	1994-7-18	李毅	太阳能液晶显示价目牌	外观设计	1995-5-11

45	ZL 00 3 33188.1	2000-8-7	深圳市创益科技发展有限公司	太阳能电池包	外观设计	2001-2-3

46	ZL 033205132	2003-3-13	深圳市创益科技发展有限公司	钟表（1）	外观设计	2004-1-28

47	ZL 2004 3 0043956.7	2004-7-2	李毅	便携式充电器	外观设计	2005-1-26	是

48	ZL 2004 3 0092036.4	2004-11-2	李毅	太阳能门牌	外观设计	2005-4-20	是

49	ZL 2004 3 0067016.1	2004-7-2	李毅	便携式充电包	外观设计	2005-8-10	是

50	ZL 2004 3 0043955.2	2004-7-2	李毅	充电器（便携式圆形）	外观设计	2006-1-25	是

51	ZL 2005 3 0076475.0	2005-11-5	李毅	太阳能电池组件边框护角	外观设计	2006-8-9	是

52	ZL 2005 3 0076476.5	2005-11-5	李毅	薄膜太阳能电池电极斜接插件	外观设计	2006-9-6	是

53	ZL 2005 3 0076501.X	2005-11-5	李毅	薄膜太阳能电池电极接插件	外观设计	2006-10-18	是

54	ZL 2006 3 0016976.4	2006-6-23	李毅	薄膜太阳能电池电极接插件（1）	外观设计	2007-3-14	是

55	ZL 2006 3 0155458.0	2006-12-15	李毅	电极接插件	外观设计	2007-11-28	是

56	ZL 2007 3 0130817.1	2007-1-18	李毅	电源接线盒（1）	外观设计	2008-1-30

57	ZL 2006 3 0155457.6	2006-12-15	李毅	手推式置物架	外观设计	2008-3-19	是

Patent Applications

No.	Filing No.	Filing Date	Applicant	Name	Status	Date of Acceptance

1	200510033425.3	2005-3-1	李毅	非晶硅太阳能电池夹胶玻璃组件	受理	2005-3-10

2	200610061259.2	2006-6-23	李毅	异形硅薄膜太阳能电池	受理	2006-6-23

3	200610061349.1	2006-6-28	李毅	一种外置的太阳能遮阳板系统	受理	2006-6-28

4	200610062643.4	2006-9-19	李毅	光电幕墙玻璃的太阳能电池LED夹层	受理	2006-9-19

5	200610156980.X	2006-11-23	李毅	一种硅薄膜光电池的电极图案及蚀刻方法	受理	2006-11-23

6	200630155457.6	2006-12-15	李毅	多功能千层架（外观设计）	受理	2006-12-15

7	200610063759.X	2006-12-31	李毅	大幅面激光标刻太阳能电池	受理	2007-1-5

8	200620144550.1	2006-12-31	李毅	大幅面激光标刻太阳能电池（实用新型）	受理	2007-1-5

9	200710072812.7	2007-1-8	李毅	太阳能电池激光标刻设备	受理	2007-1-8

10	200730170909.2	2007-7-5	李毅	一种用于电池组件的支架（外观设计）	受理	2007-7-5

11	200720121394.1	2007-7-12	李毅	一种自动超声波焊接机（实用新型）	受理	2007-7-16

12	200720122239.1	2007-8-16	李毅	太阳能电池接线盒（实用新型）	受理	2007-8-16

13	200720122312.5	2007-8-21	李毅	非晶硅沉积炉中的导热油加热装置（实用新型）	受理	2007-8-21

14	200720174556.8	2007-8-31	李毅	一种太阳能电池（实用新型）	受理	2007-9-21

15	200730173764.1	2007-9-18	李毅	中空光伏幕墙玻璃组件中的接线盒（外观设计）	受理	2007-9-21

16	200720171858.X	2007-9-18	李毅	太阳能电池沉积系统中的射频放电装置（实用新型）	受理	2007-9-21

17	200720171857.5	2007-9-18	李毅	中空光伏幕墙玻璃组件中的接线盒（实用新型）	受理	2007-9-21

18	200720172466.5	2007-10-18	李毅	太阳能路灯控制器（实用新型）	受理	2007-10-22

19	200720172723.5	2007-10-25	李毅	一种叠层太阳能电池（实用新型）	受理	2007-10-25

20	200710125207.1	2007-12-18	李毅	一种硅薄膜太阳能电池及其制造方法	受理	2007-12-19

21	200720196120.9	2007-12-18	李毅	一种硅薄膜太阳能电池（实用新型）	受理	2007-12-21

22	200710305817.X	2007-12-27	李毅	光伏模板外电极引出的密封套件	受理	2008-1-9

23	200710305818.4	2007-12-27	李毅	一种光伏式中空玻璃	受理	2008-1-9

24	200720196552.X	2007-12-27	李毅	光伏中空玻璃外电极引出装置（实用新型）	受理	2008-1-2

25	200720196551.5	2007-12-27	李毅	一种外电极接引出装置（实用新型）	受理	2008-1-2

26	200810067105.3	2008-5-7	李毅	一种非晶硅太阳能电池铝膜蚀刻方法及蚀刻油墨	受理	2008-5-12

27	2007100730146		李毅	一种柔性太阳能电池及其制造方法	初审合格	2007-4-13

28	2007100752696	李毅	呼吸式太阳能光伏玻璃幕墙及其用途	初审合格	2007-10-12

29	2007101486958	李毅	一种太阳能电池及其制造方法	初审合格	2007-11-9

30	2007100758809	李毅	一种太阳能电池电极的超声波焊接设备	初审合格	2007-11-9

31	2007100742586	李毅	一种太阳能光伏中空玻璃及其光伏部件	公布及进入实审	2007-11-16

专利实施许可合同，由李毅和深圳市创益科技发展有限公司于2006年1月6日签订。

专利实施许可合同，由李毅和深圳市创益科技发展有限公司于2007年10月20日签订。

Trademarks

No.	Trademark	Registrant	Class	Reg. No.	Duration of Validity

1	TRONY 及图	深圳市创益科技发展有限公司	9	854498	2006-7-14 至 2016-7-13

2	TRONY	深圳市创益科技发展有限公司	19	1146098	2008-1-28 至 2018-1-27

3	TRONY	深圳市创益科技发展有限公司	11	1146864	2008-1-28 至 2018-1-27

4	TRONY 德乐	深圳市创益科技发展有限公司	9	1983586	2002-8-7 至 2012-8-6

5	创益	深圳市创益科技发展有限公司	19	3943129	2006-8-21 至 2016-8-20

(f)

The current two patent license agreements executed by Li Yi and Shenzhen Trony do not cover patents numbered ZL 03 1 34829.7, ZL 94 2 43121.9, ZL 2007 2 0118501.5, ZL 94 3 04729.3, ZL 94 3 03710.7 and ZL 2007 3 0130817.1 owned by Li Yi and patent numbered 91 2 25233.2 owned by Kong Weimin. The current two patent license agreements were not filed with relevant patent registration authorities.

SECTION 2.12

2.12        Material Contract

序号	合同对方	合同主要内容	金额 （万元）	签订日期	履行期限
1	PRIME ENERGY	出售太阳能电池	1700	7/4/2008	2008 全年

2	天津津滨高速	出售太阳能电池	1500	5/19/2008	2008全年

3	GJ ELECTRIC	出售太阳能电池	24000	4/28/2008	2008-2009

4	GJ ELECTRIC	出售太阳能电池	21000	7/2/2008	2008-2009

5	PT DRIVER	出售太阳能电池	90000	5/4/2008	2009 全年

6	PT DRIVER	出售太阳能电池	63000	6/5/2007	2007-2008

7	文创	出售太阳能电池	1000	1/30/2008	2008全年

8	文创	出售太阳能电池	1000	12/24/2007	2008全年

9	聚阳	出售太阳能电池	1000	1/18/2008	2008全年

10	斯迈尔	出售太阳能电池	1000	10/19/2007	2008全年

11	番禺奥莱	出售太阳能电池	2000	1/16/2008	2008全年

12	贵航实业	出售太阳能电池	1500	1/22/2008	2008全年

13	兴业达	采购导电玻璃	3200	5/21/2005	2008全年

14	赛孚斯	采购硅烷	3000	1/4/2008	2008全年

15	中蒲	采购设备	49000	3/24/2008	2008全年

16	广东十六冶	建设员工宿舍	1850	2/15/2008	2008年内建设

17	广富装饰	采购铝材	3000	12/7/2007	2008全年

18	深圳市国土资源和房管局	出让38244.32平方米土地	637.5	8/10/2005	50年

19	深圳市国土资源和房管局	出让3794.52平方米土地	76.9	4/10/2006	50年

20	中国建设银行	借款	4000	7/12/2007	7/11/2012

21	深圳市不动产担保股份有限公司	29%股权质押，土地使用权抵押	深圳市不动产担保股份有限公司为上述4000万元贷款提供保证	7/11/2007	直到公司房产取得房产证并办理抵押登记

SECTION 2.16

None

SECTION 2.17

2.17        Litigation

Shenzhen Trony is involving a labor dispute with Yang Yingjuan, who applied to the relevant people’s court for a compensation of RMB53,188.72 and 10 years of social insurance payments. As at the date of the Agreement, the litigation is still not resolved.

According to a court judgment dated July 12, 2007, Shenzhen Trony should pay RMB356,329.36 and relevant interests to Shenzhen Riyuehuan Solar Energy Industrial Co., Ltd (深圳日月环太阳能实业有限公司) (“Riyuehuan”). As at the date of the Agreement, as Shenzhen Trony lost contact with Riyuehuan, Shenzhen Trony still has not paid these fees.

SECTION 2.18

2.18   Employment Contract

Shenzhen Trony and Trony Material are using standard employment agreements promulgated by Shenzhen Labor and Social Security Bureau with their employees who were employed before January 1, 2008 and are using new employment agreements in accordance with the new labor contract law since January 1, 2008.

Shenzhen Trony has not contributed Housing Funds (住房公积金) to its employees as required by PRC laws since its establishment and relevant governmental authorities may order Shenzhen Trony to pay such outstanding funds. In addition, Shenzhen Trony cannot ensure that it has paid social insurance in full to its employees as required by PRC laws. Such costs resulted from any incompliance up to the date hereof in respect of contributions to Housing Funds and mandatory social insurances for employees, whether existing or former, will not exceed US$400,000.

SECTION 2.19

According to the PRC labor contract law, 68 employees of Shenzhen Trony have the legal rights to require the Company to execute an agreement for continued employment.

SECTION 2.21

2.21        Insurance Policies

(1)         Vehicle Insurances

Shenzhen Trony maintains Vehicles Insurances as required by PRC laws on all of its vehicles including:

No.	Insurance Number	Vehicle	Insurance	Duration of Validity

1	20528004103010809852	江淮 HFC6500A3C8	车辆损失险、全车盗抢险、车上人员责任险（乘客）	May 9, 2006 to May 8, 2009
	20528004103510812000	江淮 HFC6500A3C8	交通事故责任强制保险	May 9, 2008 to May 8, 2009

2	20528004103510804379	BMW 730Li	车辆损失险、全车盗抢险、车上人员责任险（乘客）	February 2, 2008 to February 1, 2009

	20528004103510803841	BMW 730Li	交通事故责任强制保险	January 31, 2008 to January 30, 2009

3	20528004103010820605	江铃 JX6476D	车辆损失险、全车盗抢险、车上人员责任险（乘客）	September 22, 2008 to September 21, 2009

	205280041003510824722	江铃 JX6476D	交通事故责任强制保险	September 22, 2008 to September 21, 2009

4	20528004108510821661	江淮 HFC6500A3E3	交通事故责任强制保险	August 22, 2008 to August 21, 2009

	20528004103010818053	江淮 HFC6500A3E3	车辆损失险、全车盗抢险、车上人员责任险（乘客）	August 22, 2008 to August 21, 2009

(2)         Commercial Insurances

No.	Insurance Number	Insured Property	Total Sum Insured	Insurance	Duration of Validity
1	06020100160601242008000001	Building, Machinery and Inventory	166,000,000	Property All Risk Insurance	September 16, 2008 to September 15, 2009

SECTION 2.23

None

SECTION 2.25

2.25        Related Transaction.

On April 9, 2008, Shenzhen Trony executed a Debt Agreement with Jinjiang Weili Weaving Industrial Co., Ltd (晋江市威立织造实业有限公司) (“Weili”). A beneficial shareholder and director of the Company is a shareholder of Weili. According to this Debt Agreement, Weili agreed to loan to Shenzhen Trony RMB305 million free of interest. The maturity date of this loan is April 10, 2010.

SECTION 2.26

2.26        Conflict of Interest

None

SECTION 2.28

2.28        No.75 Circular Registration

Li Yi, Li Ying and Zhang Yiying filed SAFE Circular 75 registrations with Shenzhen local SAFE on December 31, 2007.  Such registrations contain the following inaccurate or outdated information:

1. As of December 31, 2007, Li Yi did not own any equity interest in Halton Hill Investment Limited and such entity should not have been included in Li Yi’s registration.

2. As of December 31, 2007, Li Yi owned 100% of the equity interest of Sky Sense Investments Limited and such entity should have been included in Li Yi’s registration.

3. As of December 31, 2007, Li Yi did not own any equity interest in Build Up International Investments Limited, the shareholders of which were Lam Kam Sze and Huang Yiquan. Build Up International Investments Limited should not have been included in Li Yi’s registration.

4. Super Bonus Limited has changed its name to Trony Solar Holdings Company Limited.

5. The shareholdings of Li Yi, Li Ying and Zhang Yiying in Trony Solar Holdings Company Limited have not been updated to reflect the current shareholding structure of Trony Solar Holdings Company Limited as set forth in Section 2.2(b)-1 of this Schedule of Exceptions.

Huang Yiquan has not completed SAFE Circular 75 registrations with respect to his beneficial ownership in Build Up International Investments Limited and Trony Solar Holdings Company Limited.

Chen Yixiang has not completed SAFE Circular 75 registrations with respect to his beneficial ownership in Ellipsis Limited and Trony Solar Holdings Company Limited.

EXHIBIT A

FORM OF AMENDED AND RESTATED MEMORANDUM AND ARTICLES OF ASSOCIATION

EXHIBIT B

FORM OF EMPLOYMENT AGREEMENT

EXHIBIT C

FORM OF INDEMNIFICATION AGREEMENT

Exhibit C

Execution Version

EXHIBIT C

FORM OF DIRECTORS AND OFFICERS’ INDEMNIFICATION AGREEMENT

THE INDEMNIFICATION AGREEMENT (this “Agreement”) made on the [•] day of [•], 2008

BETWEEN:

(1)           Trony Solar Holdings Company Limited, a limited liability company organized under the laws of the Cayman Islands, whose registered office is at Offshore Incorporations (Cayman) Limited, Scotia Centre, 4th Floor, P.O. Box 2804, George Town, Grand Cayman, Cayman Islands (the “Company”); and

(2)           [•] (the “Indemnitee”).

RECITALS:

(A)          The Company wishes for Indemnitee to serve as a director on its board of directors (the “Board”) or act as an executive officer of the Company and to provide Indemnitee with specific contractual assurance of Indemnitee’s rights to indemnification against litigation risks and expenses arising from his or her position as a director or officer to the fullest extent permitted by applicable law.

(B)           The Indemnitee is relying upon the rights afforded under this Agreement in serving as a director or officer.

SECTION 1
DEFINITIONS

In this Agreement, unless the context otherwise requires, the following words and expressions have the following meanings.

“Corporate Status” means the status of a Person who is serving or has served (i) as a director, including as a member of any committee of the Board, or an officer of the Company (ii) in any capacity with respect to any employee benefit plan of the Company, or (iii) as a director, partner, trustee, officer, employee or agent of any other Entity at the request of the Company. For purposes of subsection (iii) an officer or director of the Company who is serving or has served as a director, partner, trustee, officer, employee or agent of another Group Company shall be deemed to be serving at the request of the Company.

“Entity” means any corporation, partnership, limited liability company, joint venture, trust, foundation, association, organization or other legal entity.

“Expenses” means all fees, costs and expenses incurred in connection with prosecuting, defending, preparing to prosecute or defend or investigating a Proceeding (as defined below), including, without limitation, reasonable attorneys’ fees, disbursements and retainers (including, without limitation, any such fees, disbursements and retainers incurred by Indemnitee pursuant to Section 8 and Section 10(c) of this Agreement), fees and disbursements of expert witnesses, court costs, transcript costs , fees of experts, reasonable

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travel expenses, duplicating, printing and binding costs, telephone and fax transmission charges, postage, delivery services, secretarial services and other disbursements and expenses and any taxes, interests, assessments or other charges imposed as a result of the actual or deemed receipt of any payments under this Agreement.  Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee, in each case not consented to by the Company.

“Group Companies” means the Company and all of its consolidated subsidiaries (each, a “Group Company”).

“Investors” means, collectively, JPMorgan Securities (Mauritius) Limited, Intel Capital Corporation. and their respective successors, permitted transferees and assignees.

“Person” means any individual and entity, including corporation, partnership, trust, limited liability company, joint venture, association, unincorporated organization or governmental body or other entity.

“Proceeding” means any threatened, pending or completed claim, action, suit, arbitration, alternate dispute resolution process, investigation, administrative hearing, appeal, or any other proceeding, whether civil, criminal, administrative, arbitrative or investigative, whether formal or informal, including, without limitation, any threatened, pending, or completed action, suit or proceeding.

“US$” means United States dollars, the lawful currency of the United States of America.

SECTION 2

SERVICES OF INDEMNITEE

In consideration of the Company’s covenants and commitments hereunder, Indemnitee agrees to serve as a director or officer for so long as Indemnitee is duly elected or appointed or until Indemnitee tenders Indemnitee’s resignation or is no longer serving in such capacity.  This Agreement shall not be deemed an employment contract between the Company and Indemnitee, and shall not impose any obligation on Indemnitee or the Company to continue Indemnitee’s service to the Company beyond any period otherwise required by law or by other agreements or commitments of the parties, if any.

SECTION 3

AGREEMENT TO INDEMNIFY

(a)           The Company agrees to indemnify Indemnitee as follows:

(i)            Subject to the exceptions contained in Section 4(a) below, if Indemnitee was or is a party or is threatened to be made a party to any Proceeding (other than an action by or in the right of the Company to procure a judgment in its favor) by reason of Indemnitee’s Corporate Status, Indemnitee shall be indemnified by the Company from and against any and all liabilities and reasonable Expenses incurred by Indemnitee in connection with such Proceeding, to the fullest extent permitted by applicable law (referred to herein as “Indemnifiable Expenses” and “Indemnifiable Liabilities,” respectively, and collectively as “Indemnifiable Amounts”).

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(ii)           To the fullest extent permitted by applicable law and subject to the exceptions contained in Section 4(b) below, if Indemnitee was or is a party or is threatened to be made a party to any Proceeding by or in the right of the Company to procure a judgment in its favor by reason of Indemnitee’s Corporate Status, Indemnitee shall be indemnified by the Company from and against any and all Indemnifiable Expenses.

(b)           The Company shall not enter into any agreement for indemnification with any officer or director of the Company (or any of its subsidiaries) which contains any term or condition more favourable to such officer or director than those made available to the Indemnitee under this Agreement.

SECTION 4

EXCEPTIONS TO INDEMNIFICATION

Indemnitee shall be entitled to indemnification under Sections 3(a) and (b) above in all circumstances other than the following:

(a)           If indemnification is requested under Section 3(a) and it has been adjudicated finally by a court of competent jurisdiction that, in connection with the subject of the Proceeding out of which the claim for indemnification has arisen, (i) Indemnitee failed to act in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, (ii) Indemnitee acted with gross negligence or willful misconduct in the performance of his duty to the Company, or (iii) with respect to any criminal action or regulatory proceeding, Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful, Indemnitee shall not be entitled to payment of Indemnifiable Amounts hereunder.

(b)           If indemnification is requested under Section 3(b) and it has been adjudicated finally by a court of competent jurisdiction that, in connection with the subject of the Proceeding out of which the claim for indemnification has arisen, (i) Indemnitee failed to act in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, or (ii) Indemnitee acted with gross negligence or willful misconduct in the performance of his duty to the Company, Indemnitee shall not be entitled to payment of Indemnifiable Expenses hereunder; or it has been adjudicated finally by a court of competent jurisdiction that Indemnitee is liable to the Company with respect to any claim, issue or matter involved in the Proceeding out of which the claim for indemnification has arisen, no Indemnifiable Expenses shall be paid with respect to such claim, issue or matter unless and only to the extent judicially determined that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity.

(c)           Any claim made against Indemnitee for which payment has actually been received by or on behalf of Indemnitee under any insurance policy, other indemnity provision or other than pursuant to this Agreement, except with respect to any excess beyond the amount actually received under any insurance policy, contract, agreement, other indemnity provision or otherwise.

3

(d)           Any claim made against Indemnitee in connection with any Proceeding (or any part of any Proceeding) initiated by Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the Company or its directors, officers, employees or other indemnitees, and not by way of defense, unless (i) the Company authorized the Proceeding (or any part of any Proceeding) prior to its initiation or (ii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law.

(e)           Any claim made against Indemnitee for a disgorgement of profits made from the purchase and sale by the Indemnitee of securities pursuant to Section 16(b) of the Exchange Act or similar provisions of any applicable U.S. state statutory law or common law.

(f)            Any claim brought about by the dishonesty or fraud of the Indemnitee seeking payment hereunder; provided, however, that the Indemnitee shall be protected under this Agreement as to any claims upon which suit may be brought against him by reason of any alleged dishonesty on his part, unless a judgment or other final adjudication thereof adverse to the Indemnitee establishes that he committed (i) acts of active and deliberate dishonesty, (ii) with actual dishonest purpose and intent, and (iii) which acts were material to the cause of action so adjudicated.

(g)           Any claim for any judgment, fine or penalty which the Company is prohibited by applicable law from paying as indemnity.

(h)           Any claim arising out of Indemnitee’s personal tax matter.

(i)            Any claim arising out of Indemnitee’s breach of an employment agreement with the Company (if any) or any other agreement with the Company or any of its subsidiaries, provided that such breach had been established by a judgment or other form of adjudication by a court of competent authority.

SECTION 5

PROCEDURE FOR PAYMENT OF INDEMNIFIABLE AMOUNTS

Indemnitee shall promptly submit to the Company a written request specifying the Indemnifiable Amounts for which Indemnitee seeks payment under Section 3 of this Agreement and the basis for the claim, provided that the delay of Indemnitee to give notice hereunder shall not prejudice any of Indemnitee’s rights hereunder, unless such delay results in the Company’s forfeiture of substantive rights or defenses. The Company shall, within five calendar days after receipt of the request, advise Indemnitee in writing with respect to any determination that Indemnitee is or is not entitled to indemnification, including a description of any reason or basis for which indemnification has been denied.  If it is so determined that Indemnitee is entitled to indemnification, the Company shall pay such Indemnifiable Amounts to Indemnitee within five calendar days after such determination. At the request of the Company, Indemnitee shall furnish such documentation and information as are reasonably available to Indemnitee and are reasonably necessary to establish that Indemnitee is entitled to indemnification hereunder.

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If the Company shall not have made a determination whether Indemnitee is entitled to indemnification within twenty (20) calendar days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a final judicial determination that any or all such indemnification is expressly prohibited under applicable law.

SECTION 6

INDEMNIFICATION FOR EXPENSES OF A PARTY WHO IS WHOLLY OR

PARTLY SUCCESSFUL

Notwithstanding any other provision of this Agreement, and without limiting any such provision, to the extent that Indemnitee is, by reason of Indemnitee’s Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Agreement, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

SECTION 7

PRESUMPTIONS AND EFFECT OF CERTAIN RESOLUTIONS

(a)           In making a determination with respect to entitlement to indemnification hereunder, the Company shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 5 of this Agreement, and the Company shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption.  Neither the failure of the Company (including by its directors) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including by its directors) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

(b)           Neither the settlement nor termination of any Proceeding nor the failure of the Company to award indemnification or to determine that indemnification is payable shall create an adverse presumption that Indemnitee is not entitled to indemnification hereunder. In addition, the termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the

5

Company or, with respect to any criminal action or proceeding, had reasonable cause to believe that Indemnitee’s action was unlawful.

(c)           Indemnitee shall be deemed to have acted in good faith for purposes of indemnification under this Agreement if Indemnitee’s actions are based on the records or books of account of the Company, including financial statements, or on information supplied to Indemnitee by the directors, officers, agents or employees of the Company in the course of their duties, or on the advice of legal counsel for the Company or on information or records given or reports made to the Company by an independent certified public accountant or by an appraiser or other expert selected by the Company.

(d)           The knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Company shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

SECTION 8

AGREEMENT TO ADVANCE EXPENSES; CONDITIONS

Notwithstanding any provision of this Agreement to the contrary, and to the fullest extent not prohibited by applicable law, the Company shall advance the Expenses reasonably incurred by Indemnitee (or reasonably expected by Indemnitee to be incurred by Indemnitee within three months) in connection with any Proceeding within ten (10) days after the receipt by the Company of a statement or statements requesting such advances from time to time.  Advances shall be unsecured and interest free.  Advances shall be made without regard to Indemnitee’s ability to repay the Expenses and without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement.  Advances shall include any and all reasonable Expenses incurred pursuing a Proceeding to enforce this right of advancement.  The Indemnitee shall qualify for advances, to the fullest extent permitted by applicable law, and shall not be required to repay the advances to the Company, solely upon the execution and delivery to the Company of an undertaking providing that the Indemnitee undertakes to repay the advance to the extent that it is ultimately determined by a court of competent jurisdiction that Indemnitee is not entitled to be indemnified by the Company under the provisions of this Agreement, the Memorandum and Articles of Association, certificate of incorporation, applicable law or otherwise.  This Section 8(a) shall not apply to any claim made by Indemnitee for which indemnity is excluded pursuant to Section 4(c) — (i).  Any excess of the advanced Expenses over the actual Expenses shall be repaid to the Company.

SECTION 9

PROCEDURE FOR ADVANCE PAYMENT OF EXPENSES

Indemnitee shall regularly submit to the Company a written request specifying the Indemnifiable Expenses for which Indemnitee seeks an advancement under Section 8 of this Agreement, together with documentation evidencing that Indemnitee has incurred such Indemnifiable Expenses. Payment of Indemnifiable Expenses under Section 8 shall be made no later than fifteen calendar days after the Company’s receipt of such request.

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SECTION 10

REMEDIES OF INDEMNITEE

(a)           Right to Petition Court. In the event that Indemnitee makes a request for payment of Indemnifiable Amounts under Section 3 and Section 5 above or a request for an advancement of Indemnifiable Expenses under Section 8 and Section 9 above and the Company fails to make such payment or advancement within twenty (20) days after a written demand has been received by the Company pursuant to the terms of this Agreement, Indemnitee may petition a court of law to enforce the Company’s obligations under this Agreement.

(b)           Burden of Proof. In any judicial proceeding brought under Section 10(a) above, the Company shall have the burden of proving that Indemnitee is not entitled to payment of Indemnifiable Amounts hereunder.

(c)           Expenses. The Company agrees to reimburse Indemnitee in full for any Expenses incurred by Indemnitee in connection with investigating, preparing for, litigating. defending or settling any action brought by Indemnitee under Section 10(a) above, or in connection with any claim or counterclaim brought by the Company in connection therewith.

(d)           Validity of Agreement. The Company shall be precluded from asserting in any Proceeding, including, without limitation, an action under Section 10(a) above, that the provisions of this Agreement are not valid, binding and enforceable or that there is insufficient consideration for this Agreement and shall stipulate in court that the Company is bound by all the provisions of this Agreement.

(e)           Failure to Act Not a Defense. The failure of the Company (including its Board or any committee thereof, independent legal counsel or shareholders) to make a determination concerning the permissibility of the payment of Indemnifiable Amounts or the advancement of Indemnifiable Expenses under this Agreement shall not be a defense in any action brought under Section 10(a) above, and shall not create a presumption that such payment or advancement is not permissible.

SECTION 11

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to Indemnitee as follows:

(a)           Authority. The Company has all necessary power and authority to enter into, and be bound by the terms of, this Agreement, and the execution, delivery and performance of the undertakings contemplated by this Agreement have been duly authorized by the Company.

(b)           Enforceability. This Agreement, when executed and delivered by the Company in accordance with the provisions hereof, shall be a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforcement of creditors’ rights generally.

7

SECTION 12

DEFENSE OF CLAIM

(a)           Assumption of Defense.  In the event the Company is obligated under this Agreement to advance or bear any Expenses for any Proceeding against Indemnitee, the Company shall be entitled to assume the defense of such Proceeding, with counsel approved by Indemnitee, upon delivery to Indemnitee of written notice of its election to do so.  After delivery of such notice, approval of such counsel by Indemnitee in writing and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same Proceeding, unless (i) the employment of counsel by Indemnitee has been previously authorized by the Company, (ii) Indemnitee shall have reasonably concluded that, based on written advice of counsel, there may be a conflict of interest of such counsel retained by the Company between the Company and Indemnitee in the conduct of any such defense, or that counsel selected by the Company may not be adequately representing Indemnitee, or  (iii) the Company ceases or terminates the employment of such counsel with respect to the defense of such Proceeding, in any of which events the fees and expenses of Indemnitee’s counsel shall be at the expense of the Company.  At all times, Indemnitee shall have the right to employ counsel in any Proceeding at Indemnitee’s expense.

(b)           Company Participation.  The Company will be entitled to participate in the Proceeding at its own expense.  The Company shall not be liable to indemnify the Indemnitee under this Agreement with regard to any judicial action if the Company was not given a reasonable and timely opportunity, at its expense, to participate in the defense, conduct and/or settlement of such action.

(c)           No Settlement Without Consent. Neither party to this Agreement shall settle any Proceeding in any manner that would impose any damage, loss, penalty or limitation on the other party without the other party’s written consent.  Neither the Company nor Indemnitee shall unreasonably withhold its consent to any proposed settlement.

SECTION 13

INSURANCE

The Company shall obtain upon the public filing of its IPO registration statement and, at all times thereafter, maintain a policy or policies of insurance with reputable insurance companies providing the officers and directors of the Company with coverage for losses incurred in connection with their services to the Company or to ensure the Company’s performance of its indemnification obligations under this Agreement.  Subject to applicable law, Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the same extent of the coverage available for any of the Company’s other directors or officers.

SECTION 14

FEES AND EXPENSES

During the term of Indemnitee’s service as a Director and subject to the terms of a Director’s Agreement to be entered into in form and substance satisfactory to the Indemnitee and the Company, the Company shall promptly reimburse Indemnitee for all expenses reasonably

8

incurred by Indemnitee in connection with his service as a Director or member of any committee of the Board or otherwise in connection with the Company’s business and shall pay or provide Indemnitee with fees and other compensation.

SECTION 15

CONTRACT RIGHTS NOT EXCLUSIVE

The rights to payment of Indemnifiable Amounts and advancement of Indemnifiable Expenses provided by this Agreement shall be in addition to, but not exclusive of, any other rights which Indemnitee may have at any time under applicable law, the Company’s Memorandum and/or Articles of Association or certificate of incorporation, or any other agreement, vote of shareholders or the Board (or any committee thereof), or otherwise.  The indemnification provided under this Agreement shall continue to be available to Indemnitee for any action taken or not taken while serving in an indemnified capacity even though he may have ceased to serve in any such capacity at the time of any Proceeding.

SECTION 16

SUCCESSORS

This Agreement shall be (a) binding upon all successors and assigns of the Company (including any transferee of all or a substantial portion of the business, stock and/or assets of the Company and any direct or indirect successor by merger or consolidation or otherwise by operation of law) and (b) binding on and shall inure to the benefit of the heirs, personal representatives, executors and administrators of Indemnitee. This Agreement shall continue for the benefit of Indemnitee and such heirs, personal representatives, executors and administrators after Indemnitee has ceased to have Corporate Status.

SECTION 17

SUBROGATION

In the event of any payment of Indemnifiable Amounts under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of contribution or recovery of Indemnitee against other Persons, and Indemnitee shall execute all papers required and shall take all actions reasonably necessary to secure such rights, including the execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

SECTION 18

CHANGE IN LAW

To the extent that a change in applicable law (whether by statute or judicial decision) shall permit broader indemnification or advancement of expenses than is provided under the terms of the Memorandum and/or Articles of Association of the Company and this Agreement, Indemnitee shall be entitled to such broader indemnification and advancements, and this Agreement shall be deemed to be amended to such extent.

SECTION 19

SEVERABILITY

Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement, or any

9

clause thereof, shall be determined by a court of competent jurisdiction to be illegal, invalid or unenforceable, in whole or in part, such provision or clause shall be limited or modified in its application to the minimum extent necessary to make such provision or clause valid, legal and enforceable, and the remaining provisions and clauses of this Agreement shall remain fully enforceable and binding on the parties.

SECTION 20

MODIFICATIONS AND WAIVER

Except as provided in Section 18 above with respect to changes in applicable law which broaden the right of Indemnitee to be indemnified by the Company, no supplement, modification or amendment of this Agreement shall be binding unless executed in writing by each of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement (whether or not similar), nor shall such waiver constitute a continuing waiver.

SECTION 21

GENERAL NOTICES

Any and all notices required or permitted under this Agreement shall be given in writing in English and shall be provided by one or more of the following means and shall be deemed to have been duly given (a) if delivered personally, when received, (b) if transmitted by facsimile, on the date of transmission with receipt of a transmittal confirmation, or (c) if by international courier service, on the fourth (4th) Business Day following the date of deposit with such courier service, or such earlier delivery date as maybe confirmed in writing to the sender by such courier service. Any notice given pursuant to this Section 20 shall be addressed to the address or facsimile number of the receiving party as set forth below:

(a)	If to Indemnitee, to:

[•]
	Address:	[•]

	Fax:	[•]
	Attention:	[•]

(b)	If to the Company, to:

Trony Solar Holdings Co. Ltd.
	Address:	Offshore Incorporations (Cayman) Limited,
Scotia Centre, 4th Floor, P.O. Box 2804, George Town,
Grand Cayman, Cayman Islands

	Fax:	[•]
	Attention:	[•]

or at such other addresses as such party may designate by ten (10) days advance written notice to the other party hereto.

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SECTION 22

GOVERNING LAW

This Agreement shall be governed by and construed under the laws of the Cayman Islands, without regard to principles of conflicts of law thereunder.

SECTION 23

COUNTERPARTS

This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Agreement, to the extent signed and delivered by means of a facsimile machine or electronic mail in .pdf file format, shall be treated in all manner and respects as an original agreement and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

TRONY SOLAR HOLDINGS COMPANY LIMITED

By:
Name: [•]
Title: Director

[•]

[Signature Page to Directors’ Indemnification Agreement]

EXHIBIT D

FORM OF INVESTORS’ RIGHTS AGREEMENT

EXHIBIT E-1

FORM OF SKY SENSE CHARGE AGREEMENT

Exhibit E-1

Execution Version

SHARE CHARGE

BY:

SKY SENSE INVESTMENTS LIMITED

(as Chargor)

AND

TRONY SOLAR HOLDINGS COMPANY LIMITED

(as the Company)

IN FAVOUR OF:

JPMORGAN SPECIAL SITUATIONS (MAURITIUS) LIMITED

AND

INTEL CAPITAL CORPORATION

(as Chargees)

THIS SHARE CHARGE (this “Charge”) is made on September 29, 2008.

BY:

(1)           SKY SENSE INVESTMENTS LIMITED, a company organized and existing under the laws of the British Virgin Islands and having its registered office at Commonwealth Trust Limited, Drake Chamber, Road Town, Tortola, British Virgin Islands (the “Chargor”);

(2)           TRONY SOLAR HOLDINGS COMPANY LIMITED, a limited liability company organized under the laws of the Cayman Islands with registered number 170103 and having its registered office at Offshore Incorporations (Cayman) Limited, Scotia Centre, 4th Floor, P.O. Box 2804, George Town, Grand Cayman, Cayman Islands (the “Company”); and

IN FAVOUR OF:

(3)           JPMORGAN SPECIAL SITUATIONS (MAURITIUS) LIMITED, a company incorporated under the laws of Mauritius and having its registered office at 10, Frere Felix de Valois Street, Port Louis, Mauritius,  and

(4)           INTEL CAPITAL CORPORATION, a company incorporated under the laws of Delaware and having its registered office at The Corporation Trust Company, 1209 Orange St., Wilmington, Delaware, US 19801.

(each of the above a “Chargee” and collectively the “Chargees”)

WHEREAS:

(A)       Pursuant to a Series A Preferred Share Purchase Agreement dated September 26, 2008 (the “Share Purchase Agreement”) made among the Chargor, the Company, the Chargees and certain other parties thereto, the Chargees will, severally but not jointly, purchase certain numbers of Series A Convertible Redeemable Preferred Shares for an aggregate purchase price of US$45,000,000 to be issued by the Company (the “Shares”) in accordance with the terms and conditions of the Share Purchase Agreement, the Investors’ Rights Agreement and the Restated Articles.

(B)        As security for the Secured Obligations, the Chargor has agreed to charge, inter alia, his interest in the Charged Shares.

(C)        It is a condition precedent to the Chargees purchasing the Shares that the Chargor shall execute this Charge in favour of the Chargees and the same is executed by the Chargor in consideration of the Chargees agreeing to purchase the Shares and for other good and valuable consideration (the sufficiency of which the Chargor hereby acknowledges).

NOW THIS CHARGE WITNESSES as follows:

1              INTERPRETATION

1.1           In this Charge, unless the context otherwise requires, the following words and expressions shall have the following meanings:

“Business Day”	means any day other than a Saturday, Sunday or a day that the banks in Hong Kong are required by law or executive order to be closed;

“Charge”	means this Charge;

“Charged Property”

means all of the Charged Shares and all dividends or other distributions, interest and other moneys paid or payable after the date hereof in connection therewith and all interests in and all rights accruing at any time to or in respect of all or any of the Charged Shares and all and any other property that may at any time be received or receivable by or otherwise distributed to the Chargor in respect of or in substitution for, or in addition to, or in exchange for, or on account of, any of the foregoing, including, without limitation, any shares or other securities resulting from the division, consolidation, change, conversion or reclassification of any of the Charged Shares, or the reorganization or amalgamation of the Company with any other body corporate, or the occurrence of any event which results in the substitution or exchange of the Charged Shares, and, with regard to each Chargee, a portion of the Charged Property ascribed to the number of Charged Shares in favor of such Chargee, as applicable;

“Charged Shares”

means 13,398,780 ordinary shares of the Company registered in the name of the Chargor as legal and beneficial owner thereof, representing 12.5% of the issued share capital of the Company on the date of this Charge and, with regard to each Chargee, 7,443,767 such ordinary shares in favor of JPMorgan Special Situations (Mauritius) Limited, and 5,955,013 such ordinary shares in favor of Intel Capital Corporation, as applicable;

“Companies Ordinance”	means the Companies Ordinance (Cap. 32) of the Laws of Hong Kong;

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“Event of Default”	means a breach of the Secured Obligations by the Company;

“Investors’ Rights Agreement”	has the meaning attributed to such term in the Share Purchase Agreement;

“Parties”	means the parties to this Charge collectively; “Party” means any one of them;

“Restated Articles”	has the meaning attributed to such term in the Share Purchase Agreement;

“Secured Obligations”	means the obligations of performance of or to make a payment pursuant to the Redemption Right (as defined in the Restated Articles) by the Company;

“Security Interest”	means any charge, mortgage, pledge, lien, security interest or other similar encumbrance; and

“Security Period”

means the period commencing on the date of execution of this Charge and terminating upon the earlier of payment or discharge in full of the Secured Obligations or, with regard to any Chargee, when such Chargee no longer holds any Shares.

1.2           In this Charge unless the context otherwise requires:

1.2.1        references to statutory provisions shall be construed as references to those provisions as amended or re-enacted or as their application is modified by other provisions from time to time and shall include references to any provisions of which they are re-enactments (whether with or without modification);

1.2.2        references to clauses and schedules are references to clauses hereof and schedules hereto; references to sub-clauses or paragraphs are, unless otherwise stated, references to sub-clauses of the clauses hereof or paragraphs of the schedule in which the reference appears;

1.2.3        references to the singular shall include the plural and vice versa and references to the masculine shall include the feminine and/or neuter and vice versa;

1.2.4        references to persons shall include companies, partnerships, associations and bodies of persons, whether incorporated or unincorporated;

1.2.5        references to assets include property, rights and assets of every description; and

1.2.6        references to any document are to be construed as references to such document as amended or supplemented from time to time.

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1.3           The Schedules are part of this Charge and shall have effect accordingly.

2              CHARGOR’S REPRESENTATIONS AND WARRANTIES

The Chargor hereby represents and warrants to the Chargees that:

2.1           the Chargor is a company duly organised, validly existing and in good standing under the laws of the British Virgin Islands;

2.2           the Chargor is the legal and beneficial owner of all of the Charged Property free from any Security Interest (other than those created by this Charge) and any options or rights of pre-emption (except as provided in the Investors’ Rights Agreement);

2.3           the Chargor has full power and authority (i) to be the legal and beneficial owner of the Charged Property, (ii) to execute and deliver this Charge and (iii) to comply with the provisions of, and perform all its obligations under, this Charge;

2.4           this Charge constitutes the Chargor’s legal, valid and binding obligations enforceable against the Chargor in accordance with its terms except as such enforcement may be limited by any relevant bankruptcy, insolvency, administration or similar laws affecting creditors’ rights generally;

2.5           the entry into and performance by the Chargor of this Charge does not violate (i) any law or regulation of any governmental or official authority, or (ii) any agreement, contract or other undertaking to which the Chargor is a party or which is binding upon the Chargor or any of its assets; and

2.6           all consents, licences, approvals and authorisations required in connection with the entry into, performance, validity and enforceability of this Charge by the Chargor have been obtained and are in full force and effect; and

2.7           the Company is under no obligation, nor is it liable to become under any obligation, to issue any further shares nor, without limiting the generality of the foregoing, has the Company created any option to acquire shares in the Company or any securities exchangeable for or convertible into shares of the Company.

3              CHARGOR’S COVENANTS

The Chargor hereby covenants with the Chargees:

3.1           that the Chargor shall not create, attempt to create or suffer to exist any pledge, charge, lien or other form of lien or security whatsoever on or over all or any of the Charged Shares;

3.2           to pay all amounts, interests, expenses, claims, liabilities, losses, costs, duties, fees, charges or other moneys as are stated in this Charge to be payable by the Chargor or to be recoverable from the Chargor by the Chargees at the times and in the manner specified in this Charge provided that the liability of the Chargor under this clause shall be limited to

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the amount realised by a disposal of the Charged Property by or on behalf of or with the consent of the Chargees;

3.3           on an Event of Default on demand in writing to pay to the Chargees an amount equal to the Secured Obligations, provided that the liability of the Chargor under this clause shall be limited to the amount realised by a disposal of the Charged Property by or on behalf of or with the consent of the Chargees;

3.4           that the Chargor will on demand of any Chargee and at the expense of the Chargor, execute and deliver to such Chargee or to such person or persons as such Chargee may nominate such additional charge or charges of the Charged Property (or any part thereof) for the purpose of further securing the payment and discharge of all Secured Obligations, each such additional charge to be in such form as such Chargee may reasonably require.

3.5           that the Chargor will not without the prior written consent of the Chargees:

3.5.1        permit any person other than the Chargor, the Chargees or any transferee nominated by the Chargees on enforcement of this Charge to be the registered holder of any of the Charged Shares; or

3.5.2        permit any variation of the rights attaching to the Charged Shares.

4              SECURITY

4.1           In consideration of the Chargees purchasing the Shares and as a continuing security for the Secured Obligations, the Chargor as legal and beneficial owner of the Charged Property hereby charges to each Chargee by way of a first fixed charge all of the right, title and interest in and to the Charged Property including all benefits present and future, actual and contingent, accruing in respect of the Charged Property and all the Chargor’s right, title and interest to and in the Charged Property.

4.2           The Chargor hereby agrees to deliver, or cause to be delivered, the date hereof, to the Chargees:

4.2.1        duly executed undated share transfers in respect of the Charged Shares in favour of each Chargee or its nominees in the form set out in Schedule 1;

4.2.2        all share certificates representing the Charged Shares and a certified copy of the register of members of the Company;

4.2.3        an undertaking from the Company to register transfers of the Charged Shares to each Chargee or its nominee in the form set out in Schedule 2;

4.2.4        an executed irrevocable proxy made in respect of the Charged Shares in favour of each Chargee in respect of all general meetings of the Company in the form set out in Schedule 3; and

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In addition, the Chargor will deliver, or cause to be delivered, to each Chargee immediately upon the issue of any further Charged Shares, the items listed in Clauses 4.2.1, 4.2.2, and 4.2.3 in respect of all such further Charged Shares.

4.3           The Chargor shall:

4.3.1        immediately after the execution of this Charge, instruct its registered agent to create and maintain a Register of Charges for the Chargor in accordance with Section 162 of the Business Companies Act 2004 of the British Virgin Islands (the “Register of Charges”) and to enter particulars of the security interests created pursuant to this Charge in the Register of Charges, and the Chargor shall instruct its registered agent to effect registration of this Deed at the Registry of Corporate Affairs pursuant to Section 163 of the Business Companies Act 2004 of the British Virgin Islands;

4.3.2        immediately deliver or procure to be delivered to the Chargees or its advisers a certified copy of the updated Register of Charges and a confirmation from the registered agent of the Chargor in writing that such Register of Charges has been filed with the Registrar of Corporate Affairs;

4.3.3        within twenty-eight (28) days from the date of this Charge, deliver or procure to be delivered to the Chargees or its advisers the certificate of registration issued by the Registrar of Corporate Affairs; and

4.3.4        notify the Chargees in writing in advance of any plan to register under Part XI of the Companies Ordinance and shall ensure that the details of this Charge are duly registered with the Companies Registry in Hong Kong within five (5) weeks after the Chargor is so registered under Part XI of the Companies Ordinance.

4.4           The Chargor hereby covenants that during the Security Period he will remain the legal and the beneficial owner of the Charged Property (subject only to the Security Interests hereby created) and that he will not:

4.4.1        create or suffer the creation of any Security Interests (other than those created by this Charge) on or in respect of the whole of any part of the Charged Property or any of its interest therein; or

4.4.2        sell, assign, transfer or otherwise dispose of any of his interest in the Charged Property (other than with respect to the dividend or distribution payments described in Clause 5.1.2);

in any such case without the prior consent in writing of the Chargees.

4.5           The Chargor shall remain liable to perform all the obligations assumed by it in relation to the Charged Property and the Chargees shall be under no obligation of any kind whatsoever in respect thereof or be under any liability whatsoever in the event of any failure by the Chargor to perform its obligations in respect thereof.

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4.6           On the earlier of (i) the date that the Secured Obligations have been satisfied in favor of a Chargee and (ii) the date that a Chargee no longer holds any Shares, this Charge and the Security Interest created hereunder shall terminate and be of no force and effect, and following a written request therefor from the Chargor, such Chargee will (subject to being indemnified for the costs and expenses incurred by such Chargee in connection therewith) release the security constituted by this Charge.  For the avoidance of doubt, the Secured Obligations shall be deemed satisfied upon the redemption in full of the Shares in accordance with the Restated Articles.

5              DEALINGS WITH CHARGED PROPERTY

5.1           Unless and until an Event of Default has occurred:

5.1.1        the Chargor shall be entitled to exercise all voting and/or consensual powers pertaining to the Charged Property or any part thereof for all purposes not inconsistent with the terms of this Charge;

5.1.2        the Chargor shall be entitled to receive and retain any dividends, interest or other moneys or assets accruing on or in respect of the Charged Property or any part thereof; and

5.1.3        the Chargor shall be entitled to receive all notices pertaining to the Charged Shares.

5.2           The Chargor shall pay all calls, instalments or other payments, and shall discharge all other obligations, which may become due in respect of any of the Charged Property and in an Event of Default, any Chargee may if it thinks fit make such payments or discharge such obligations on behalf of the Chargor.  Any sums so paid by such Chargee in respect thereof shall be repayable on demand and pending such repayment shall constitute part of the Secured Obligations.

5.3           The Chargees shall not have any duty to ensure that any dividends, interest or other moneys and assets receivable in respect of the Charged Property are duly and punctually paid, received or collected as and when the same become due and payable or to ensure that the correct amounts (if any) are paid or received on or in respect of the Charged Property or to ensure the taking up of any (or any offer of any) stocks, shares, rights, moneys or other property paid, distributed, accruing or offered at any time by way of redemption bonus, rights, preference, or otherwise on or in respect of, any of the Charged Property.

5.4           The Chargor hereby authorises each Chargee to arrange at any time and from time to time after the occurrence of an Event of Default for the Charged Property or any part thereof to be registered in the name of such Chargee (or its nominee) thereupon to be held as so registered subject to the terms of this Charge.

6              PRESERVATION OF SECURITY

6.1           It is hereby agreed and declared that:

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6.1.1        the security created by this Charge shall be held by the Chargees as a continuing security for the payment and discharge of the Secured Obligations and the security so created shall not be satisfied by any intermediate payment or satisfaction of any part of the Secured Obligations;

6.1.2        the Chargees shall not be bound to enforce any other security before enforcing the security created by this Charge;

6.1.3        no delay or omission on the part of the Chargees in exercising any right, power or remedy under this Charge shall impair such right, power or remedy or be construed as a waiver thereof nor shall any single or partial exercise of any such right, power or remedy preclude any further exercise thereof or the exercise of any other right, power or remedy.  The rights, powers and remedies herein provided are cumulative and not exclusive of any rights, powers and remedies provided by law and may be exercised from time to time and as often as the Chargees may deem expedient;

6.1.4        any waiver by the Chargees of any terms of this Charge shall only be effective if given in writing and then only for the purpose and upon the terms for which it is given;

6.1.5        until the Secured Obligations have been unconditionally and irrevocably satisfied and discharged in full to the satisfaction of the Chargees, the Chargor shall not by virtue of any payment made hereunder on account of the Secured Obligations or by virtue of any enforcement by the Chargees of theirs rights under, or the security constituted by, this Charge or by virtue of any relationship between or transaction involving, the Chargor and the Company (whether such relationship or transaction shall constitute the Chargor a creditor of the Company, a guarantor of the obligations of the Company or a party subrogated to the rights of others against the Company or otherwise howsoever and whether or not such relationship or transaction shall be related to, or in connection with, the subject matter of this Charge):

(a)           exercise any rights of subrogation in relation to any rights, security or moneys held or received or receivable by the Chargees or any person;

(b)           exercise any right of contribution from any co-surety liable in respect of such moneys and liabilities under any other guarantee, security or agreement;

(c)           exercise any right of set-off or counterclaim against the Company or any such co-surety;

(d)           receive, claim or have the benefit of any payment, distribution, security or indemnity from the Company or any such co-surety; or

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(e)           unless so directed by the Chargees (when the Chargor will prove in accordance with such directions), claim as a creditor of the Company or any such co-surety in competition with the Chargees.

6.1.6        The Chargor shall hold in trust for the Chargees and forthwith pay or transfer (as appropriate) to the Chargees any such payment (including an amount equal to any such set-off), distribution or benefit of such security, indemnity or claim in fact received by it.

6.2           Any settlement or discharge under this Charge between any Chargee, the Company and the Chargor shall be conditional upon no security or payment to such Chargee by the Company or the Chargor or any other person being avoided or set-aside or ordered to be refunded or reduced by virtue of any provision or enactment relating to bankruptcy, insolvency, administration or liquidation for the time being in force and, if such condition is not satisfied, such Chargee shall be entitled to recover from the Chargor on demand the value of such security or the amount of any such payment as if such settlement or discharge had not occurred.

7              ENFORCEMENT OF SECURITY

7.1           Upon the occurrence of an Event of Default, the Security Interest hereby constituted shall become immediately enforceable and each Chargee, at any time, without further notice to or consultation with or consent of the Company or the Chargor may:

7.1.1        solely and exclusively exercise all voting and/or consensual powers pertaining to the Charged Property or any part thereof and may exercise such powers in such manner as such Chargee may think fit;

7.1.2        receive and retain all dividends, interest, distributions or other moneys or assets accruing on or in respect of the Charged Property or any part thereof, such dividends, interest, distributions or other moneys or assets to be held by such Chargee, until applied in the manner described in Clause 7.3, as additional security charged under and subject to the terms of this Charge and any such dividends, interest, distributions or other moneys or assets received by the Chargor after such time shall be held in trust by the Chargor for such Chargee and paid or transferred to such Chargee on demand;

7.1.3        appoint by instrument any person to be a receiver of the Charged Property (the “Receiver”) and remove any Receiver so appointed and appoint another in his stead;

7.1.4        sell, transfer, grant options over or otherwise dispose of the Charged Property or any part thereof at such place and in such manner and at such price or prices as such Chargee may deem fit, and thereupon such Chargee shall have the right to deliver, assign and transfer in accordance therewith the Charged Property so sold, transferred, granted options over or otherwise disposed of; and/or

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7.1.5        complete any undated blank share transfer forms of all or any part of the Charged Property by dating the same and/or inserting its name or the name of its nominee as transferee.

7.2           Upon any sale by any Chargee of the Charged Property or any part thereof by such Chargee the purchaser shall not be bound to see or enquire whether such Chargee’s power of sale has become exercisable in the manner provided in this Charge and the sale shall be deemed to be within the power of such Chargee, and the receipt of such Chargee for the purchase money shall effectively discharge the purchaser who shall not be concerned with the manner of application of the proceeds of sale or be in any way answerable therefor.

7.3           All moneys received by any Chargee pursuant to this Charge shall be held by it upon trust in the first place to pay or make good all such reasonable expenses, liabilities, losses, costs, duties, fees, charges or other moneys whatsoever as may have been paid or incurred by such Chargee in exercising any of the powers specified or otherwise referred to in this Charge and the balance shall be applied in the following manner:

7.3.1        FIRSTLY:  in or towards satisfaction of any amounts in respect of the balance of the Secured Obligations as are then accrued due and payable or are then due and payable by virtue of payment demanded, in such order or application as such Chargee shall think fit;

7.3.2        SECONDLY:  the surplus (if any) shall be promptly paid to the Chargor or to whosoever else may be entitled thereto.

7.4           Neither the Chargees nor their agents, managers, officers, employees, delegates or advisers shall be liable for any claim, demand, liability, loss, damage, cost or expense incurred or arising in connection with the exercise or purported exercise of any rights, powers and discretions hereunder in the absence of fraud or dishonesty; however, in no event shall the Chargees be liable for consequential damages.

7.5           The Chargees shall not by reason of the taking of possession of the whole or any part of the Charged Property or any part thereof be liable to account as mortgagee-in-possession or for anything except actual receipts or be liable for any loss upon realisation or for any default or omission for which a mortgagee-in-possession might be liable.

7.6           The Chargees shall be entitled to exercise such power of sale in such manner and at such time or times and for such consideration (whether payable immediately or by installments) as it, in its absolute discretion, thinks fit.

7.7           The Chargor and the Company shall not have any claim against any Chargee or its nominee in respect of any loss arising out of any such sale or any postponement of sale howsoever caused, and whether or not a better price could or might have been obtained upon the sale of the Charged Shares (or any of them) by deferring or advancing the date of such sale or otherwise howsoever.

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7.8           In addition to all other rights or powers vested in the Chargees hereunder or by statute or otherwise, upon the occurrence of an Event of Default the Receiver may take such action in relation to the enforcement of this Charge to:

7.8.1        take possession of, redeem, collect and get in all or any part of the Charged Property;

7.8.2        raise or borrow money and grant security therefor over all or any part of the Charged Property;

7.8.3        appoint an attorney or accountant or other professionally qualified person to assist him in the performance of his functions,

7.8.4        do all acts and to execute in the name and on behalf of the Chargor any document or deed in respect of all or any part of the Charged Property;

7.8.5        in the name of the Chargor or in his own name, bring, prosecute, enforce, defend and abandon applications, claims, disputes, actions, suits and proceedings in connection with all or any part of the Charged Property and to submit to arbitration, negotiate, compromise and settle any such applications, claims, disputes, actions, suits or proceedings;

7.8.6        sell, call in, collect and convert to money the Charged Property or any of it at such place and in such manner and at such price or prices as he shall think fit;

7.8.7        exercise any powers, discretion, voting or other rights or entitlements in relation to the Charged Property and generally to carry out any other action which he may in his sole discretion deem appropriate in relation to the enforcement of this Charge;

7.8.8        make any arrangement or compromise which he shall think expedient; and

7.8.9        do all such other acts and things as may be considered to be incidental or conducive to any of the matters or powers aforesaid and which the Receiver lawfully may or can do as agent for the Chargor.

8              FURTHER ASSURANCES

8.1           The Chargor and the Company shall execute and do all such assurances, acts and things as the Chargees in its reasonable discretion may require for:

8.1.1        perfecting, protecting or ensuring the priority of the Security Interest hereby created (or intended to be created);

8.1.2        preserving or protecting any of the rights of the Chargees under this Charge;

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8.1.3        ensuring that the security constituted by this Charge and the covenants and obligations of the Chargor under this Charge shall inure to the benefit of any assignee or assignees of the Chargees;

8.1.4        facilitating the appropriation or realisation of the Charged Property or any part thereof; or

8.1.5        exercising any power, authority or discretion vested in the Chargees under this Charge,

in any such case forthwith upon reasonable demand by each Chargee and at the expense of the Chargor.

8.2           The Chargor and the Company shall provide such assurances and do all acts and things the Receiver may reasonably require for the purpose of exercising the powers (or giving effect to the exercise of the powers) conferred on the Receiver hereunder and the Chargor hereby appoints the Receiver to be the lawful attorney in fact of the Chargor to do any act or thing and to exercise all the powers of the Chargor for the purpose of exercising the powers (or giving effect to the exercise of the powers) conferred on the Receiver hereunder.

8.3           The Company shall:

8.3.1        immediately after execution of this Charge, procure that the following notation be entered on the Register of Members of the Company:

“The 7,443,767 ordinary shares of US$0.0001 par value issued as fully paid up is charged in favour of JPMorgan Special Situations (Mauritius) Limited pursuant to a Share Charge dated September 29, 2008, as amended from time to time”,

“The 5,955,013 ordinary shares of US$0.0001 par value issued as fully paid up is charged in favour of Intel Capital Corporation pursuant to a Share Charge dated September 29, 2008, as amended from time to time”;

and

8.3.2        within fourteen (14) days from the execution of this Charge, provide each Chargee with a certified true copy of the Register of Members of the Company with the annotation referred to above.

9                                         INDEMNITIES

9.1           The Chargor will indemnify and save harmless the Chargees, the Receiver and each agent or attorney appointed under or pursuant to this Charge from and against any and all expenses, claims, liabilities, losses, taxes, costs, duties, fees and charges properly and reasonably suffered, incurred or made by the Chargees, the Receiver or such agent or attorney:

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9.1.1        in the exercise or purported exercise of any rights, powers or discretions vested in them pursuant to this Charge;

9.1.2        in the preservation or enforcement of the Chargees’ rights under this Charge or the priority thereof; or

9.1.3        on the release of any part of the Charged Property from the security created by this Charge,

and the Chargees, the Receiver or such agent or attorney may retain and pay all sums in respect of the same out of money received under the powers conferred by this Charge.  All amounts recoverable by the Chargees, the Receiver or such agent or attorney or any of them shall be recoverable on a full indemnity basis.

9.2           If, under any applicable law or regulation, and whether pursuant to a judgment being made or registered against the Chargor or the bankruptcy or liquidation of the Chargor or for any other reason any payment under or in connection with this Charge is made or falls to be satisfied in a currency (the “Payment Currency”) other than the currency in which such payment is due under or in connection with this Charge (the “Contractual Currency”), then to the extent that the amount of such payment actually received by the Chargees when converted into the Contractual Currency at the rate of exchange falls short of the amount due under or in connection with this Charge, the Chargor, as a separate and independent obligation, shall indemnify and hold harmless the Chargees against the amount of such shortfall. For the purposes of this clause, “rate of exchange” means the rate at which each Chargee is able on or about the date of such payment to purchase the Contractual Currency with the Payment Currency and shall take into account any premium and other costs of exchange with respect thereto.

10                                  POWER OF ATTORNEY

10.1         The Chargor, by way of security and in order more fully to secure the performance of its obligations hereunder, pursuant to the Power of Attorney Law (1996 Revision) hereby irrevocably appoints each of the Chargees and the persons deriving title under it jointly and also severally to be its attorney:

10.1.1      to execute and complete in favour of such Chargee or its nominees or of any purchaser any documents which such Chargee may from time to time require for perfecting its title to or for vesting any of the assets and property hereby charged or assigned in such Chargee or its nominees or in any purchaser and to give effectual discharges for payments;

10.1.2      to take and institute on non-payment all steps and proceedings in the name of the Chargor or of such Chargee for the recovery of such moneys, property and assets hereby charged and to agree accounts;

10.1.3      to make allowances and give time or other indulgence to any surety or other person liable; and

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10.1.4      to sign, execute, seal and deliver and otherwise perfect and do any such legal assignments and other assurances, charges, authorities and documents over the moneys, property and assets hereby charged, and all such deeds, instruments, acts and things (including, without limitation, those referred to in Clause 8) which may be required for the full exercise of all or any of the powers conferred or which may be deemed proper on or in connection with any of the purposes aforesaid.

10.2         The power hereby conferred shall be a general power of attorney and the Chargor hereby ratifies and confirms and agrees to ratify and confirm any instrument, act or thing which any such attorney may execute or do.  In relation to the power referred to herein, the exercise by each Chargee of such power shall be conclusive evidence of its right to exercise the same.

11                                  NOTICES

Any notice required or permitted by this Charge shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by email or by fax (upon customary confirmation of receipt), or 48 hours after being deposited with an internationally-recognized courier, with delivery fees prepaid, addressed to the party to be notified at such party’s address as set forth below, or as subsequently modified by written notice at least ten (10) days in advance.

Chargor

Name:  Sky Sense Investments Limited

Address:  Commonwealth Trust Limited, Drake Chamber, Road Town, Tortola, British Virgin Islands

Fax:   +86 755-8328-2919

Email: andrew.chen@trony.com

Chargees:

Name:  JPMorgan Special Situations (Mauritius) Limited

Address:  10, Frere Felix de Valois Street, Port Louis, Mauritius

With a copy (which shall not constitute notice) to:

JPMorgan Special Situations (Mauritius) Limited

Global Special Opportunities Group Middle Office

Attention: Angelica Siu / Tina Xu

26/F Chater House, 8 Connaught Road, Central, Hong Kong

Name:  Intel Capital Corporation

Address:  c/o Intel Semiconductor Ltd., 32/F, Two Pacific Place, 88 Queensway, Central, Hong Kong

Fax:  +852 2240-3775

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12                                  ASSIGNMENTS

12.1         This Charge shall be binding upon and shall inure to the benefit of the Chargor, the Company and the Chargees and each of their respective successors and (subject as hereinafter provided) assigns and references in this Charge to any of them shall be construed accordingly.

12.2         The Chargor or the Company may not assign or transfer all or any part of its rights and/or obligations under this Charge.

12.3         The Chargees may not assign or transfer all or any part of its rights or obligations under this Charge to any assignee or transferee (other than to Permitted Transferees of the Shares pursuant to Section 4.4 of the Investors’ Rights Agreement) without the prior written consent of the Chargor, provided that no such consent shall be required if an Event of Default affecting the Chargor has occurred and is continuing.  The Chargees shall notify the Chargor promptly following any such assignment or transfer.

13                                  MISCELLANEOUS

13.1         Each of the Chargees, at any time and from time to time, may delegate by power of attorney or in any other manner to any person or persons all or any of the powers, authorities and discretions which are for the time being exercisable by such Chargee under this Charge in relation to the Charged Property or any part thereof.  Any such delegation may be made upon such terms and be subject to such regulations as such Chargee may think fit.  Any Chargee shall not be in any way liable or responsible to the Chargor or the Company for any loss or damage arising from any act, default, omission or misconduct on the part of any such delegate provided such Chargee has acted reasonably in selecting such delegate.

13.2         If any of the clauses, conditions, covenants or restrictions of this Charge or any deed or document emanating from it shall be found to be void but would be valid if some part thereof were deleted or modified, then such clause, condition, covenant or restriction shall apply with such deletion or modification as may be necessary to make it valid and effective.

13.3         This Charge (together with any documents referred to herein) constitutes the whole agreement between the Parties relating to its subject matter and no variations hereof shall be effective unless made in writing and signed by each of the Parties.

13.4         The headings in this Charge are inserted for convenience only and shall not affect the construction of this Charge.

13.5         This Charge may be executed in counterparts each of which when executed and delivered shall constitute an original but all such counterparts together shall constitute one and the same instrument.

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14                                  LAW AND JURISDICTION

This Charge shall be governed by and construed in accordance with the laws of the Cayman Islands, and any disputes arising between the parties shall be dealt with in accordance with Section 7.18 (Dispute Resolution) of the Share Purchase Agreement, provided that nothing in this clause shall affect the right of the Chargees to serve process in any manner permitted by law or limit the right of the Chargees to take proceedings with respect to this Charge against the Chargor in any jurisdiction nor shall the taking of proceedings with respect to this Charge in any jurisdiction preclude the Chargees from taking proceedings with respect to this Charge in any other jurisdiction, whether concurrently or not.

[Signature Page to Follow]

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IN WITNESS whereof the parties hereto have caused this Charge to be duly executed as a Deed the day and year first before written.

EXECUTED AS A DEED by SKY SENSE	)
INVESTMENTS LIMITED:	)	Duly Authorised Signatory
)
	)	Name:
)
	)	Title:
)

in the presence of:

Signature of Witness

Name:

Address:

Occupation:

IN WITNESS whereof the parties hereto have caused this Charge to be duly executed as a Deed the day and year first before written.

EXECUTED AS A DEED by TRONY	)
SOLAR HOLDINGS COMPANY LIMITED:	)	Duly Authorised Signatory
)
	)	Name:
)
	)	Title:
)

in the presence of:

Signature of Witness

Name:

Address:

Occupation:

IN WITNESS whereof the parties hereto have caused this Charge to be duly executed as a Deed the day and year first before written.

EXECUTED AS A DEED by JPMORGAN SPECIAL	)
SITUATIONS (MAURITIUS) LIMITED:	)	Duly Authorised Signatory
)
	)	Name:
)
	)	Title:
)

in the presence of:

Signature of Witness

Name:

Address:

Occupation:

IN WITNESS whereof the parties hereto have caused this Charge to be duly executed as a Deed the day and year first before written.

EXECUTED AS A DEED by INTEL CAPITAL	)
CORPORATION:	)	Duly Authorised Signatory
)
	)	Name:
)
	)	Title:
)

in the presence of:

Signature of Witness

Name:

Address:

Occupation:

Execution Version

SCHEDULE 1

SHARE TRANSFER FORM

Trony Solar Holdings Company Limited
(the “Company”)

FOR VALUE RECEIVED, Sky Sense Investments Limited (the “Transferor”) hereby transfers unto

                                                        of                                                           (the “Transferee”)                      ordinary shares of the Company standing in Transferor’s name in the Register of Members of Trony Solar Holdings Company Limited.

Signed by the Transferor

Name:
Title:

in the presence of:

WITNESS

Dated this day of

Signed by the Transferee

Name:
Title:

in the presence of:

WITNESS

Dated this day of

SCHEDULE 2

COMPANY UNDERTAKING

We, Trony Solar Holdings Company Limited (the “Company”) hereby irrevocably UNDERTAKE and COVENANT with                                                (the “Transferee”) to register or cause to be registered into the register of members of the Company all transfers of Charged Shares submitted to the Company for registration by the Transferee pursuant to the due exercise of rights under the Share Charge (as defined below) on or after occurrence of an Event of Default immediately after the submission of such transfers.

This Undertaking is given pursuant to Clause 4.2.3 of the Share Charge (the “Share Charge”) dated                      among Sky Sense Investments Limited, the Company, the Transferee and other parties thereto, and any capitalised terms used herein and not otherwise defined herein shall have the meanings given such terms in the Share Charge.

EXECUTED AS A DEED by	)
TRONY SOLAR HOLDINGS COMPANY LIMITED:	)	Duly Authorised Signatory
)
	)	Name:
)
	)	Title:
)

in the presence of:

Signature of Witness

Name:

Address:

Occupation:

SCHEDULE 3

IRREVOCABLE PROXY

We, Sky Sense Investments Limited (the “Shareholder”) being the holder of the 5,955,013 ordinary shares of Trony Solar Holdings Company Limited, a Cayman  Islands company (the “Company”), which are charged pursuant to the share charge (the “Charge”) dated September 29, 2008 between the Shareholder, Intel Capital Corporation (the “Proxy Holder”) and JPMorgan Special Situations (Mauritius) Limited, hereby appoint the Proxy Holder our true and lawful attorney, representative and proxy of the Shareholder for and in the Shareholder’s name, place and stead to attend all meetings of the shareholders of the Company and to vote in respect of the 5,955,013 ordinary shares in the Company and to exercise all consensual rights in respect of such shares (including without limitation giving or withholding written consents of shareholders and calling special general meetings of shareholders) for a period beginning on an Event of Default (as defined in the Charge) and ending on the discharge of the security created by the Charge.

The Shareholder hereby affirms that this proxy is IRREVOCABLE and is coupled with an interest.

The Shareholder hereby ratifies and confirms and undertakes to ratify and confirm all that the Proxy Holder may lawfully do or cause to be done by virtue hereof.

If at any time this proxy shall or for any reason be ineffective or unenforceable or fail to provide the Proxy Holder with the rights or the control over the Shareholder’s shares of the Company purported to be provided herein, the Shareholder shall execute a replacement instrument which provides the Proxy Holder with substantially the same control over the Company as contemplated herein.  This irrevocable proxy shall be governed by the laws of the Cayman Islands and the Shareholder irrevocably submits to the jurisdiction of the courts of the Cayman Islands in relation to the matters contained herein.

Executed and Delivered as a Deed

For and on behalf of

Sky Sense Investments Limited

Name:

Title:

This                day of                     , 2008

IRREVOCABLE PROXY

We, Sky Sense Investments Limited (the “Shareholder”) being the holder of the 7,443,767 ordinary shares of Trony Solar Holdings Company Limited, a Cayman  Islands company (the “Company”), which are charged pursuant to the share charge (the “Charge”) dated September 29, 2008 between the Shareholder, JPMorgan Special Situations (Mauritius) Limited (the “Proxy Holder”) and Intel Capital Corporation, hereby appoint the Proxy Holder our true and lawful attorney, representative and proxy of the Shareholder for and in the Shareholder’s name, place and stead to attend all meetings of the shareholders of the Company and to vote in respect of the 7,443,767 ordinary shares in the Company and to exercise all consensual rights in respect of such shares (including without limitation giving or withholding written consents of shareholders and calling special general meetings of shareholders) for a period beginning on an Event of Default (as defined in the Charge) and ending on the discharge of the security created by the Charge.

The Shareholder hereby affirms that this proxy is IRREVOCABLE and is coupled with an interest.

The Shareholder hereby ratifies and confirms and undertakes to ratify and confirm all that the Proxy Holder may lawfully do or cause to be done by virtue hereof.

If at any time this proxy shall or for any reason be ineffective or unenforceable or fail to provide the Proxy Holder with the rights or the control over the Shareholder’s shares of the Company purported to be provided herein, the Shareholder shall execute a replacement instrument which provides the Proxy Holder with substantially the same control over the Company as contemplated herein.  This irrevocable proxy shall be governed by the laws of the Cayman Islands and the Shareholder irrevocably submits to the jurisdiction of the courts of the Cayman Islands in relation to the matters contained herein.

Executed and Delivered as a Deed

For and on behalf of

Sky Sense Investments Limited

Name:

Title:

This                day of                     , 2008.

EXHIBIT E-2

FORM OF COMPANY CHARGE AGREEMENT

Exhibit E-2

Execution Version

Dated the 26th day of September 2008

 TRONY SOLAR HOLDINGS COMPANY LIMITED

(as Chargor)

and

JPMORGAN SPECIAL SITUATIONS (MAURITIUS) LIMITED

AND

INTEL CAPITAL CORPORATION

(as Chargees)

SHARE CHARGE OVER

1,325 ORDINARY SHARES IN THE SHARE CAPITAL OF

GRAND SUN INTERNATIONAL INVESTMENT LIMITED

COUDERT BROTHERS

in association with
Orrick, Herrington & Sutcliffe LLP

39th Floor, Gloucester Tower

The Landmark

15 Queen’s Road Central

Hong Kong

Tel: (852) 2218 9100

Fax: (852) 2218 9200

THIS SHARE CHARGE (this “Deed”) is made on September 26, 2008

BY:

(1)                                  TRONY SOLAR HOLDINGS COMPANY LIMITED, a limited liability company incorporated and existing under the laws of the Cayman Islands with its registered office at Offshore Incorporations (Cayman) Limited, Scotia Centre, 4th Floor, P.O. Box 2804, George Town, Grand Cayman, Cayman Islands (the “Chargor”);

IN FAVOR OF:

(2)                                  JPMORGAN SPECIAL SITUATIONS (MAURITIUS) LIMITED, a company incorporated under the laws of Mauritius and having its address at 10, Frere Felix de Valois Street, Port Louis Mauritius; and

(3)                                  INTEL CAPITAL CORPORATION, a company incorporated under the laws of the State of Delaware and having its address at 31/F, Two Pacific Place, 88 Queensway, Central, Hong Kong,

(each of the above a “Chargee” and collectively the “Chargees”)

RECITALS:

(A)                      Pursuant to a Series A Preferred Share Purchase Agreement dated September 26, 2008 (the “Share Purchase Agreement”) made among the Chargor, the Company, the Chargees and certain other parties thereto, the Chargees will purchase certain numbers of Series A Convertible Redeemable Preferred Shares in the aggregate principal amount of US$45,000,000 to be issued by the Chargor in accordance with terms and conditions of the Share Purchase Agreement, the Investors’ Rights Agreement and the Restated Articles.

(B)                        The Chargor is the registered holder of 1,325 issued and outstanding ordinary shares (collectively, the “Charged Shares”) of Grand Sun International Investment Limited, a company incorporated and existing under the laws of Hong Kong (the “Company”), representing 13.25% of the issued and outstanding share capital of the Company as the date hereof.

(C)                        As security for the Secured Obligations, the Chargor has agreed to charge, inter alia, its interest in the Charged Shares.

(D)                       It is a condition precedent to the Chargees purchasing the Series A Convertible Redeemable Preferred Shares that the Chargor shall execute this Charge in favour of the Chargees and the same is executed by the Chargor in consideration of the Chargees agreeing to purchase the Series A Convertible Redeemable Preferred Shares and for other good and valuable consideration (the sufficiency of which the Chargor hereby acknowledges).

NOW, THEREFORE, in consideration of the foregoing premises, which are hereby incorporated into and made a part of the terms hereof, it is agreed as follows:

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SECTION 1
DEFINITIONS

1.1                                 All capitalized terms not otherwise defined in this Deed shall have the meanings attributed to such terms in the Share Purchase Agreement.  In this Deed, unless the context otherwise requires, the following words and expressions have the following meanings:

“Business Day”	means any day other than a Saturday, Sunday or a day that the banks in Hong Kong are required or authorised by law to be closed for business;

“Charge”	means the pledge and charge of the Charged Property granted by the Chargor in favor of the Chargees pursuant to Section 2;

“Charged Property”

means all of the Charged Shares and all dividends or other distributions, interest and other moneys paid or payable after the date hereof in connection therewith and all interests in and all rights accruing at any time to or in respect of all or any of the Charged Shares and all and any other property that may at any time be received or receivable by or otherwise distributed to the Chargor in respect of or in substitution for, or in addition to, or in exchange for, or on account of, any of the foregoing, including, without limitation, any shares or other securities resulting from the division, consolidation, change, conversion or reclassification of any of the Charged Shares, or the reorganization or amalgamation of the Company with any other body corporate, or the occurrence of any event which results in the substitution or exchange of the Charged Shares, and, with regard to each Chargee, a portion of the Charged Property ascribed to the number of Charged Shares in favor of such Chargee, as applicable;

“Charged Shares”

means 1,325 ordinary shares of the Company registered in the name of the Chargor as legal and beneficial owner thereof, representing 13.25% of the issued share capital of the Company on the date of this Charge and, with regard to each Chargee, 736 such ordinary share in favor of JPMorgan Special Situations (Mauritius) Limited, and 589 such ordinary share in favor of Intel Capital

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Corporation, as applicable;

“Companies Law”	means the Companies Law, Cap. 22 (Law 3 of 1961, as consolidated and revised) of the Cayman Islands;

“Companies Ordinance”	means the Companies Ordinance (Cap. 32) of the Laws of Hong Kong;

“Event of Default”	means a breach of the Secured Obligations by the Chargor;

“Hong Kong”	means the Hong Kong Special Administrative Region of the People’s Republic of China;

“Investors’ Rights Agreement”	has the meaning attributed to such term in the Share Purchase Agreement;

“Parties”	means the parties to this Charge collectively; “Party” means any one of them;

“Restated Articles”	has the meaning attributed to such term in the Share Purchase Agreement;

“Secured Obligations”	means the obligations of performance of the Redemption Right (as defined in the Restated Articles) by the Chargor;

“Security”	means the Charged Shares and all of the Chargor’s right, title and interest thereto or therein;

“Security Interest”	means any charge, mortgage, pledge, lien, assignment, security interest or any other encumbrance, agreement, arrangement having a similar effect; and

“Security Period”

means the period commencing on the date of execution of this Charge and terminating upon the earlier of payment or discharge in full of the Secured Obligations or, with regard to any Chargee, when such Chargee no longer holds any Shares.

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1.2                                 Interpretation.

(a)                                  Directly or Indirectly.  The phrase “directly or indirectly” means directly, or indirectly through one or more intermediate persons or through contractual or other arrangements, and “direct or indirect” has the correlative meaning.

(b)                                 Gender and Number.  Unless the context otherwise requires, all words (whether gender-specific or gender neutral) shall be deemed to include each of the masculine, feminine and neuter genders, and words importing the singular include the plural and vice versa.

(c)                                  Headings.  Headings are included for convenience only and shall not affect the construction of any provision of this Deed.

(d)                                 Include but not limited to.  “Include,” “including,” “are inclusive of” and similar expressions are not expressions of limitation and shall be construed as if followed by the words “without limitation.”

(e)                                  Law.  References to “law” shall include all applicable laws, regulations, rules and orders of any Governmental Authority,  securities exchange or other self-regulating body, any common or customary law, constitution, code, ordinance, statute or other legislative measure and any regulation, rule, treaty, order, decree or judgment, and shall (except where the context requires) be deemed to include any statutory re-enactment or statutory modification thereof having substantially the same legal effect; and “lawful” shall be construed accordingly.

(f)                                    References to Documents.  References to this Deed include the Schedules, which form an integral part hereof.  A reference to any Section or Schedule is, unless otherwise specified, to such Section of, or Schedule to, this Deed.  The words “hereof,” “hereunder” and “hereto,” and words of like import, unless the context requires otherwise, refer to this Deed as a whole and not to any particular Section hereof or Schedule hereto.  A reference to any document (including this Deed) is to that document as amended, consolidated, supplemented, novated or replaced from time to time.

(g)                                 Time.  If a period of time is specified and dates from a given day or the day of a given act or event, such period shall be calculated exclusive of that day.

(h)                                 Writing and Written.  References to writing and written include any mode of reproducing words in a legible and non-transitory form including emails and faxes.

(i)                                     Language.  This Deed is drawn up in the English language.  If this Deed is translated into any language other than English, the English language text shall prevail.

(j)                                     Legislation.  References to a statute, an ordinance or any statutory provision include a reference to it as from time to time amended, extended or re-enacted.

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SECTION 2
CHARGE

2.1                                 In consideration of the Chargees purchasing the Series A Convertible Redeemable Preferred Shares of the Chargor and as a continuing security for the Secured Obligations, the Chargor as legal and beneficial owner of the Charged Property hereby charges to each Chargee by way of a first fixed charge all of the right, title and interest in and to the Charged Property including all benefits present and future, actual and contingent, accruing in respect of the Charged Property and all the Chargor’s right, title and interest to and in the Charged Property subject to the provisions for release of this Deed set out below.

2.2                                 The Chargor hereby agrees to deliver, or cause to be delivered, the date hereof, to the Chargees:

(i)                                     all certificates representing the Charged Shares to the Chargees, accompanied by a certified copy of the register of members of the Company and duly completed, executed and undated instruments of transfer with the transferees left blank in the form of Schedule A,

(ii)                                  provide notification of this Deed to its registered office in the form of Schedule B, and

(iii)                               an undertaking from the Company to register transfers of the Charged Shares to each Chargee or its nominee in the form set out in Schedule C.

2.3                                 The Chargor shall:

(a)                                  immediately after the execution of this Deed, instruct its registered office to create and maintain a Register of Mortgages, Charges and other Encumbrances for the Chargor in accordance with section 54 of the Companies Law (the “Register of Charges”) and to enter particulars of the security interests created pursuant to this Deed in the Register of Charges; and

(b)                                 immediately deliver or procure to be delivered to the Chargees or its advisers a certified copy of the updated Register of Charges.

2.4                                 If the Chargor receives any additional shares derived from the Charged Shares of the Company, whether as a distribution from the Company, such shares shall be Charged Shares hereunder, and the Chargor shall promptly deliver the certificates representing or evidencing such shares to the Chargees together with duly completed, executed and undated instruments of transfer with the transferees left blank with respect to such shares in the form of Schedule A in the manner set forth in Section 2.2.

2.5                                 The Chargor shall promptly do whatever the Chargees requires:

(a)                                  to perfect or protect the Charge or the priority of the Charge; or

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(b)                                 to facilitate the realization of the Charged Shares or the exercise of any rights vested in the Chargees upon the Charge becoming enforceable, including executing any transfer, conveyance, charge, mortgage, assignment or assurance of the Charged Shares (whether to the Chargees or its nominees or otherwise, as directed by the Chargees), making any registration and giving any notice, order or direction, in each case, that is requested by the Chargees.  The Chargor shall notify the Chargees in writing in advance of any plan to register under Part XI of the Companies Ordinance and shall ensure that the details of the Charge created by this Deed are duly registered with the Companies Registry in Hong Kong within five (5) weeks after the Chargor is so registered under Part XI of the Companies Ordinance.

2.6                                 The Charge shall become immediately enforceable upon the occurrence of an Event of Default and each Chargee, at any time, without further notice to or consultation with or consent of the Company or the Chargees may at their absolute discretion take such action and/or institute such proceedings as they may think fit to enforce the Charge.

2.7                                 (a)                                  At any time after the Charge becomes enforceable in accordance with Section 2.6 the Chargees shall have the right either in their own names or in the name of the Chargor or any nominee of the Chargor and in such manner and upon such terms and conditions as the Chargees think fit:

(i)                                     to exercise the voting rights attached to the Charged Shares;

(ii)                                  to dispose of or realize the Security to any person for such consideration as it may determine is reasonable in the circumstances (whether comprising cash or other property, obligations or other consideration of any nature) and apply the proceeds of any such disposal towards the discharge of the outstanding amount of the Secured Obligations (it being understood that any excess of such consideration above the amount of the Secured Obligations shall promptly be returned to the Chargor);

(iii)                               to transfer ownership of the Charged Shares to the Chargees;

(iv)                              to settle, adjust, refer to arbitration, compromise and arrange any claims, accounts, disputes, questions and demands relating to the Charge;

(v)                                 to bring, prosecute, enforce, defend and abandon actions, suits and proceedings in relation to the Charge;

(vi)                              to redeem any security (whether or not having priority of the Charge) over the Security; and

(vii)                           to do all such other acts and things it may consider necessary or expedient for the enforcement of the Charge.

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Each of the rights specified in the subparagraphs of this Section 2.7(a) shall (except as otherwise provided) be distinct and shall not be in any way limited by reference to any other subparagraph or by the order in which they appear.  At any time the Charge becomes enforceable, the Chargor shall, immediately upon the request of the Chargees, procure the registration of the transfer of the Charged Shares to the Chargees or its nominee according to the request of the Chargees.

(b)                                 In the exercise of its powers under Section 2.7(a), the Chargees shall be the agent of the Chargor for all purposes and, subject to the law of any applicable jurisdiction, the Chargor alone shall be responsible for those contracts, engagements, acts, omissions, defaults and losses and for liabilities incurred absent gross negligence or willful misconduct by the Chargees in the exercise of such powers.

(c)                                  The Chargees may, whenever it thinks fit, delegate by power of attorney or otherwise to any person or persons, all or any of the powers, authorities and discretions vested in the Chargees by this Deed or in connection with the Charge and such delegation may be made upon such regulations as the Chargees may think fit and the Chargees shall not be bound to supervise the proceedings or be responsible for any loss incurred by reason of any misconduct or default on the part of any such delegate or sub-delegate.

2.8                                 Until the Charge becomes enforceable in accordance with Section 2.6, the Chargor shall be entitled to exercise or direct the exercise of the voting rights attached to any of the Charged Shares in such manner as it sees fit, except in any manner that is inconsistent with or that prejudices or is likely to prejudice the interests of the Chargees under this Deed, and to receive all dividends, distributions and other payments made in respect of the Charged Shares.

2.9                                 After the Charge has become enforceable in accordance with Section 2.6, the Chargees shall be entitled to exercise or direct the exercise of the voting rights attached to any of the Charged Shares in such manner as it sees fit, and to receive, for application against the Secured Obligations, all dividends, distributions and other payments made in respect of the Charged Shares.  The Chargor shall after such time comply or procure the compliance with any directions of the Chargees in respect of the exercise of those voting rights.

2.10                           Except as otherwise provided in this Section 2, the Chargor, before the Charge becomes enforceable, and the Chargees, after the Charge becomes enforceable, shall be entitled to and shall exercise or direct the exercise of all other rights from time to time attaching to or connected with any of the Security, provided that the Chargor shall not exercise or direct the exercise of such rights in any manner that is inconsistent with or would otherwise prejudice or affect the interests of the Chargees under this Deed.

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SECTION 3
FURTHER UNDERTAKINGS, REPRESENTATIONS AND WARRANTIES

3.1                                 The Chargor represents and warrants to the Chargees that:

(a)                                  it is the legal and beneficial owner of all of the Charged Property free from any Security Interest (other than those created by this Deed) and any options or rights of pre-emption (except as provided in the Investors’ Rights Agreement);

(b)                                 it has full power and authority (i) to be the legal and beneficial owner of the Charged Property, (ii) to execute and deliver this Charge and (iii) to comply with the provisions of, and perform all its obligations under, this Deed;

(c)                                  this Deed constitutes the Chargor’s legal, valid and binding obligations enforceable against the Chargor in accordance with its terms except as such enforcement may be limited by any relevant bankruptcy, insolvency, administration or similar laws affecting creditors’ rights generally;

(d)                                 the entry into and performance by the Chargor of this Deed does not violate (i) any law or regulation of any governmental or official authority, or (ii) any agreement, contract or other undertaking to which the Chargor is a party or which is binding upon the Chargor or any of its assets;

(e)                                  all consents, licences, approvals and authorisations required in connection with the entry into, performance, validity and enforceability of this Deed by the Chargor have been obtained and are in full force and effect; and

(f)                                    the Chargor is not registered under Part XI of the Companies Ordinance.

3.2                                 The Chargor hereby covenants with the Chargees:

(a)                                  that the Chargor shall not create, attempt to create or suffer to exist any pledge, charge, lien or other form of lien or security whatsoever on or over all or any of the Charged Shares

(b)                                 to pay all amounts, interests, expenses, claims, liabilities, losses, costs, duties, fees, charges or other moneys as are stated in this Charge to be payable by the Chargor or to be recoverable from the Chargor by the Chargees at the times and in the manner specified in this Deed provided that the liability of the Chargor under this clause shall be limited to the amount realised by a disposal of the Charged Property by or on behalf of or with the consent of the Chargees;

(c)                                  on an Event of Default on demand in writing to pay to the Chargees the Secured Obligations, provided that the liability of the Chargor under this clause shall be limited to the amount realised by a disposal of the Charged Property by or on behalf of or with the consent of the Chargees;

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(d)                                 that the Chargor will on demand of any Chargee and at the expense of the Chargor, execute and deliver to such Chargee or to such person or persons as such Chargee may nominate such additional charge or charges of the Charged Property (or any part thereof) for the purpose of further securing the payment and discharge of all Secured Obligations, each such additional charge to be in such form as such Chargee may reasonably require.

(e)                                  to execute and do all such assurances, acts and things as the Chargees in its reasonable discretion may require for:

(i)                  perfecting, protecting or ensuring the priority of the Security Interest hereby created (or intended to be created);

(ii)               preserving or protecting any of the rights of the Chargees under this Charge;

(iii)            ensuring that the security constituted by this Charge and the covenants and obligations of the Chargor under this Charge shall inure to the benefit of any assignee or assignees of the Chargees;

(iv)           facilitating the appropriation or realisation of the Charged Property or any part thereof; or

(v)              exercising any power, authority or discretion vested in the Chargees under this Charge,

in any such case forthwith upon reasonable demand by each Chargee and at the expense of the Chargor.

(f)                                    to do all acts and things the receiver of the Charged Property (the “Receiver”) may reasonably require for the purpose of exercising the powers (or giving effect to the exercise of the powers) conferred on the Receiver hereunder and the Chargor hereby appoints the Receiver to be the lawful attorney in fact of the Chargor to do any act or thing and to exercise all the powers of the Chargor for the purpose of exercising the powers (or giving effect to the exercise of the powers) conferred on the Receiver hereunder.

SECTION 4
EXPENSES, STAMP DUTY AND INTEREST

4.1                               Except as otherwise provided herein, the Chargor shall on demand of the Chargees reimburse to the Chargees (on a full indemnity basis) all reasonably incurred costs, charges, losses, liabilities and expenses expended, paid, incurred or debited in account by the Chargees and its agent (including any tax thereon and professional fees) in connection with any breach of the covenants or undertakings herein by the Chargor, the exercise of any rights by the Chargees hereunder, the recovery of any of the Secured Obligations by the Chargees, or the protection, realization, enforcement or release of any provision of this Deed or the Charge by the Chargees.

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4.2                               The Chargor shall pay promptly, and in any event at least 48 hours before any penalty could become payable, any stamp, documentary, registration or similar tax payable in connection with the entry into, registration, performance or enforcement of this Deed or in order to render it admissible in evidence and shall indemnify the Chargees against any liability with respect to or resulting from any delay in paying or omission to pay any such tax.

SECTION 5
DISCHARGE OF SECURITY

5.1                               Subject to this Section 5, the Charge shall remain in full force and effect by way of continuing security and shall not be affected in any way by any interim settlement of account (whether or not any Secured Obligations remain outstanding thereafter) or other matter or thing whatsoever.  The Charge shall be released upon all of the Secured Obligations having been satisfied, waived or terminated.

5.2                               Without prejudice to the generality of sub-clause (a) of this Section 5.2, except as otherwise provided in this Deed, neither the Charge, nor the amounts thereby secured, shall be affected in any way by:

(a)                                  any other security, guarantee or indemnity now or hereafter held by the Chargees or any other person in respect of the Secured Obligations or any other liabilities;

(b)                                 the release of any security, guarantee or indemnity (including, except to the extent of the relevant release, the Charge);

(c)                                  any amendment to any security, guarantee or indemnity (including, except to the extent of the relevant amendment and the Charge);

(d)                                 the enforcement or absence of enforcement of any security, guarantee or indemnity (including the Charge);

(e)                                  any time, indulgence, waiver or consent given to the Chargor or any other person whether by the Chargees, the Chargor or any other person;

(f)                                    the making or absence of any demand for payment of any liabilities made on the Chargor, or any other person whether by the Chargees or any other person;

(g)                                 the winding-up or the commencement of the winding-up of the Chargor or any other person;

(h)                                 the illegality, invalidity or unenforceability of, or any defect in, any provision of any documents relating to any security, guarantees or indemnities (including the Charge) or any of the rights or obligations of any of the parties under or in connection with any such document or any security, guarantee or indemnity (including the Charge), whether on the grounds of ultra vires, not being in the interests of the relevant person or not having been duly

10

authorized, executed or delivered by any Person or for any other reason whatsoever; or

(i)                                     any agreement, security, guarantee, indemnity, payment or other transaction which is capable of being avoided under or affected by any law relating to bankruptcy, insolvency or winding-up or any release, settlement or discharge given or made by the Chargees on the faith of any such agreement, security, guarantees, indemnities, payment or other transaction, and any such releases, settlement or discharge shall be deemed to be limited accordingly.

5.3                               (a)                                    Upon the due payment or satisfaction in full of the Secured Obligations, the Chargees will, at the request of the Chargor, take such action as the Chargor may request to release the Security from the Charge.  In the event that some of the Security has been enforced pursuant to Section 2.6 due to a breach of Secured Obligations, upon such release, the Chargees shall return to the Chargor all the remaining Security and/or the remaining portion of cash or securities received by it from the disposal of the Security in connection with such enforcement after the Chargees has been fully compensated for the relevant losses due to such breach of Secured Obligations.

(b)                                 No assurance, security, guarantee or payment which may be avoided under any law relating to bankruptcy, insolvency, winding up and no release, settlement, discharge or arrangement given or made by the Chargees on the faith of any such assurance, security, guarantee or payment, shall prejudice or affect the rights of the Chargees to enforce the Charge to the full extent of the Secured Obligations or any other rights which the Chargees may have in respect of the Secured Obligations or any part thereof.  Without prejudice to the foregoing, the Chargees shall be entitled to retain the Charge and shall not be obliged to release the Security from the Charge until the expiry of the statutory period within which any assurance, security, guarantee or payment can be avoided or invalidated after the Secured Obligations shall have been discharged in full, and after any other obligation which might give rise to Secured Obligations has terminated.  If at any time within such period:

(i)                                     a petition shall be presented to a competent court for an order for the winding up of the Chargor or of any Party which has given the relevant assurance, security, guarantee or payment; or

(ii)                                  the Chargor or any other Party shall pass a resolution for or with a view to its winding up,

the Chargees may continue to retain the Charge and not to release the Security from the Charge for and during such further period as the Chargees in its absolute discretion shall determine.

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SECTION 6
RIGHTS, AMENDMENTS, WAIVERS AND CONSENTS

6.1                               The rights conferred by this Deed shall be in addition to and not in substitution for the rights conferred on mortgagees or receivers by law, which shall apply to the Charge except in so far (if at all) as they are expressly excluded.

6.2                               Except as otherwise provided in this Deed, all rights of the Chargees hereunder may be exercised at any time and from time to time at its absolute discretion.  No failure on the part of the Chargees to exercise, and no delay on its part in exercising, any right under this Deed will operate as a waiver thereof, nor will any single or partial exercise of any right preclude any other or further exercise thereof or the exercise of any other right.

6.3                               So long as the Charge continues in force:

(a)                                  Any rights of the Chargor to be indemnified by any person, to prove in respect of any liability in the winding-up of any person or to take the benefit of or enforce any security, guarantees or indemnities (in each case by reason of the performance of any of its obligations under this Deed, the enforcement of any of the Security or any action taken pursuant to any rights conferred by or in connection with the Charge) shall be exercised and enforced only in such manner and on such terms, as the Chargees may reasonably require; and

(b)                                 Any amount received or recovered by the Chargor (i) as a result of any exercise of any such rights or (ii) in the winding-up of any person shall be held in trust for and immediately paid to the Chargees.

SECTION 7
INDEMNITY

7.1                               The Chargor will indemnify and save harmless the Chargees, the Receiver and each agent or attorney appointed under or pursuant to this Charge from and against any and all expenses, claims, liabilities, losses, taxes, costs, duties, fees and charges properly and reasonably suffered, incurred or made by the Chargees, the Receiver or such agent or attorney:

(a)                                  in the exercise or purported exercise of any rights, powers or discretions vested in them pursuant to this Charge;

(b)                                 in the preservation or enforcement of the Chargees’ rights under this Charge or the priority thereof; or

(c)                                  on the release of any part of the Charged Property from the security created by this Charge,

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and the Chargees, the Receiver or such agent or attorney may retain and pay all sums in respect of the same out of money received under the powers conferred by this Charge.  All amounts recoverable by the Chargees, the Receiver or such agent or attorney or any of them shall be recoverable on a full indemnity basis.

7.2                               If, under any applicable law or regulation, and whether pursuant to a judgment being made or registered against the Chargor or the bankruptcy or liquidation of the Chargor or for any other reason any payment under or in connection with this Charge is made or falls to be satisfied in a currency (the “Payment Currency”) other than the currency in which such payment is due under or in connection with this Charge (the “Contractual Currency”), then to the extent that the amount of such payment actually received by the Chargees when converted into the Contractual Currency at the rate of exchange falls short of the amount due under or in connection with this Charge, the Chargor, as a separate and independent obligation, shall indemnify and hold harmless the Chargees against the amount of such shortfall. For the purposes of this clause, “rate of exchange” means the rate at which each Chargee is able on or about the date of such payment to purchase the Contractual Currency with the Payment Currency and shall take into account any premium and other costs of exchange with respect thereto.

SECTION 8
POWER OF ATTORNEY

8.1                               The Chargor hereby irrevocably and by way of security for the payment of the Secured Obligations and the performance of its obligations under this Charge appoints each of the Chargees separately as its true and lawful attorney (with full power to appoint substitutes and to sub-delegate) with respect to the Charged Shares charged in favour of such Chargee hereunder, on behalf of the Chargor and in the Chargor’s own name or otherwise, at any time and from time to time after the occurrence of an Event of Default:

(a)                                  to execute and complete in favour of such Chargee or its nominees or of any purchaser any documents which such Chargee may from time to time require for perfecting its title to or for vesting any of the assets and property hereby charged or assigned in such Chargee or its nominees or in any purchaser and to give effectual discharges for payments;

(b)                                 to take and institute on non-payment all steps and proceedings in the name of the Chargor or of such Chargee for the recovery of such moneys, property and assets hereby charged and to agree accounts;

(c)                                  to make allowances and give time or other indulgence to any surety or other person liable; and

(d)                                 to sign, execute, seal and deliver and otherwise perfect and do any such legal assignments and other assurances, charges, authorities and documents over the moneys, property and assets hereby charged, and all such deeds, instruments,

13

acts and things which may be required for the full exercise of all or any of the powers conferred or which may be deemed proper on or in connection with any of the purposes aforesaid.

8.2                               The Chargor hereby ratifies and confirms and agrees to ratify and confirm any instrument, act or thing which any such attorney may execute or do.  In relation to the power referred to herein, the exercise by each Chargee of such power shall be conclusive evidence of its right to exercise the same.

SECTION 9
NOTICES

9.1                               All notices and other communications given or made pursuant to this Charge shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one Business Day after deposit with a nationally recognized overnight courier, specifying next business day delivery, with written verification of receipt.  All communications shall be sent to the respective parties at their address as set forth below or address as subsequently modified by written notice given in accordance with this Section 9.1.

If to the Chargor:

TRONY SOLAR HOLDINGS COMPANY LIMITED

Address: Offshore Incorporations (Cayman) Limited,
Scotia Centre, 4th Floor, P.O. Box 2804, George Town,

Grand Cayman, Cayman Islands

Facsimile: (86) 755-8328-2919
E-mail Address: andrew.chen@trony.com

If to the Chargees:

JPMORGAN SPECIAL SITUATIONS (MAURITIUS) LIMITED
10, Frere Felix de Valois Street
Port Louis, Mauritius

With a copy (which shall not constitute notice) to:

JPMorgan Special Situations (Mauritius) Limited

Global Special Opportunities Group Middle Office

Attention: Angelica Siu / Tina Xu

26/F Chater House

8 Connaught Road

Central, Hong Kong

14

Email: gsog-mo@jpmorgan.com

Tel: (852) 2800-7128 / 8761

Fax: (852) 2800-4613

and to:

INTEL CAPITAL CORPORATION

c/o Intel Semiconductor Ltd.

32/F, Two Pacific Place

88 Queensway, Central

Hong Kong

Attention: APAC Portfolio Management

Fax: (852) 2240-3775

SECTION 10
MISCELLANEOUS

10.1                         This Deed may be executed in any number of counterparts and this shall have the same effect as if the signatures on the counterparts were on a single copy of this Deed.  Upon delivery to the Chargees of counterparts executed by all such parties, the Chargees shall forthwith give notice, confirmed in writing, of such delivery to all other parties.

10.2                         Each document to be delivered under this Deed shall be in the English language.

10.3                         No failure to exercise or enforce, or delay in exercising or enforcing, on the part of the Chargees, any right, power or privilege under this Deed shall operate as a waiver, nor shall any single or partial exercise or enforcement of any right power or privilege preclude any other or further exercise or enforcement or the exercise of any other right, power or privilege.  The rights and remedies of the Chargees are cumulative and not exclusive of any rights or remedies provided by law.

10.4                         If at any time any provision of this Deed is or becomes illegal, invalid or unenforceable in any respect under the laws of any relevant jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Deed nor the legality, validity or enforceability of that provision under the law of any other jurisdiction shall in any way be affected or impaired.

10.5                         This Deed shall be governed by and construed in accordance with the laws of Hong Kong.

10.6                         Any disputes arising between the parties shall be dealt with in accordance with Section 7.18 (Dispute Resolution) of the Share Purchase Agreement.

[The remainder of this page is intentionally left blank]

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IN WITNESS WHEREOF, this Deed has been executed on the day and year first above written.

CHARGOR:

SEALED with the common seal of	)
TRONY SOLAR HOLDINGS	)
COMPANY LIMITED	)
and signed by its duly authorized	)
representative	)
in the presence of:	)

IN WITNESS WHEREOF, this Deed has been executed on the day and year first above written.

A CHARGEE:

EXECUTED as a deed	)
By	)
for and on behalf of	)
JPMORGAN SPECIAL	)
SITUATIONS (MAURITIUS) LIMITED	)
in the presence of:	)

IN WITNESS WHEREOF, this Deed has been executed on the day and year first above written.

A CHARGEE:

EXECUTED as a deed	)
By	)
for and on behalf of	)
INTEL CAPITAL CORPORATION	)
in the presence of:	)

Schedule A

Form of Share Transfer

Trony Solar Holdings Company Limited of [    ] in accordance with the terms of the deed of share charge between itself, JPMorgan Special Situations (Mauritius) Limited and Intel Capital Corporation dated 26 September 2008 do hereby transfer to [         ] (hereinafter “the said Transferee”) the          share(s) standing in my/our name in the register of:

Grand Sun International Investment Limited

to hold unto the said Transferee, his executors, administrators or assigns, subject to the several conditions upon which I/we hold the same at the time of execution hereof.  And I/we, the said Transferee do hereby agree to take the said share(s) subject to the same conditions.

Witness our hands the

Witness to the signature(s) of the Transferor	)
)
)
Witness’s name and address:	)
)
)
)
)

Witness to the signature(s) of the Transferee	)
)
)
Witness’s name and address:	)
)
)
)
)

Schedule B

Form of Register of Mortgages and Charges

Trony Solar Holdings Company Limited

Entry No.:

Date Created:	September 2008

Instrument:

deed of share charge among (1) Trony Solar Holdings Company Limited, as chargor, and (2) JPMorgan Special Situations (Mauritius) Limited and Intel Capital Corporation, as Chargees, dated 26 September 2008 (the “Deed”)

Description of Property Charged

A first fixed charge all of the right, title and interest in and to the Charged Property (as defined in the Deed) including all benefits present and future, actual and contingent, accruing in respect of the Charged Property and all the Chargor’s right, title and interest to and in the Charged Property.

Amount of Charge Created

Payment of the Secured Obligations  (as defined in the Deed).

Names of Mortgagees or Persons Entitled to Charge

(1) JPMorgan Special Situations (Mauritius) Limited

(2) Intel Capital Corporation

Attachments to this notification

Copy of executed Deed

Schedule C

Form of Company Undertaking

We, Grand Sun International Investment Limited (the “Company”) hereby irrevocably UNDERTAKE and COVENANT with                                                (the “Transferee”) to register or cause to be registered into the register of members of the Company all transfers of Charged Shares submitted to the Company for registration by the Transferee pursuant to the due exercise of rights under the Share Charge (as defined below) on or after occurrence of an Event of Default immediately after the submission of such transfers.

This Undertaking is given pursuant to Clause 2.2(iii) of the Share Charge (the “Share Charge”) dated                      between Trony Solar Holdings Company Limited, JPMorgan Special Situations (Mauritius) Limited and Intel Capital Corporation, and any capitalised terms used herein and not otherwise defined herein shall have the meanings given such terms in the Share Charge.

EXECUTED AS A DEED by	)
GRAND SUN INTERNATIONAL	)	Duly Authorised Signatory
INVESTMENT LIMITED:	)
	)	Name:
)
	)	Title:
)

in the presence of:

Signature of Witness

Name:

Address:

Occupation:

EXHIBIT E-3

FORM OF HK CHARGE AGREEMENT

Exhibit E-3

Execution Version

EQUITY INTEREST PLEDGE

by and among

GRAND SUN INTERNATIONAL INVESTMENT LIMITED

(新阳国际投资有限公司)

as Pledgor

TRONY SOLAR SCIENCE & TECHNOLOGY DEVELOPMENT LIMITED

(深圳市创益科技发展有限公司)

as Company

and

JPMORGAN SPECIAL SITUATIONS (MAURITIUS) LIMITED

and

INTEL CAPITAL CORPORATION

as Pledgees

Dated: 26 September, 2008

i

EQUITY INTEREST PLEDGE

THIS EQUITY INTEREST PLEDGE (this “Pledge”) is made and entered into on 26 September, 2008, by and among:

(1)                                 GRAND SUN INTERNATIONAL INVESTMENT LIMITED (新阳国际投资有限公司), a limited liability company organized under the laws of the Hong Kong, whose registered office is at 20B Wanchai Commercial Center, 194-204 Johnston Rd, Waichai, Hong Kong, as pledgor (the “Pledgor”);

(2)                                 TRONY SOLAR SCIENCE & TECHNOLOGY DEVELOPMENT LIMITED (深圳市创益科技发展有限公司), a wholly foreign owned enterprise formed under the laws of the People’s Republic of China, business license number 440301503293581, with its registered address at 5/F East Block, No.2 Building, Guanxian Eastate, 3rd BaGua Rd, Futian District, Shenzhen, the People’s Republic of China, as the company (the “Company”);

(3)                                 JPMORGAN SPECIAL SITUATIONS (MAURITIUS) LIMITED, a company incorporated under the laws of Mauritius, with its address at 10, Frere Felix de Valois Street, Port Louis Mauritius (“JPM”); and

(4)                                 INTEL CAPITAL CORPORATION, a company incorporated under the laws of Deleware, with its address at The Corporation Trust Company, 1209 Orange St., Wilmington, Delaware, US 19801, together as pledges (“Intel”) (each a “Pledgee” and together the “Pledgees”).

RECITALS

A.            Pursuant to a Series A Preferred Share Purchase Agreement dated 26 September, 2008 (the “Share Purchase Agreement”) made among the Pledgor, the Company, the Pledgees and certain other parties thereto, the Pledgees will, severally but not jointly, purchase certain numbers of Series A Convertible Redeemable Preferred Shares in the aggregate principal amount of US$45,000,000 to be issued by Trony Solar Holdings Company Limited (“Trony”) in accordance with terms and conditions of the Share Purchase Agreement, the Investors’ Rights Agreement and the Restated Articles.

B.            The Pledgor is the registered holder of all of the equity interests of the Company.

C.            As security for the Secured Obligations, the Pledgor has agreed to pledge, inter alia, its equity interest in the Company.

D.            It is a condition precedent to the Pledgees purchasing the Series A Convertible Redeemable Preferred Shares that the Pledge and the Company shall execute this Pledge in favour of the Pledgees and the same is executed by the Pledgor in consideration of the Pledgees agreeing to purchase the Series A Convertible Redeemable Preferred Shares and for

other good and valuable consideration (the sufficiency of which the Pledgor hereby acknowledges).

NOW THIS PLEDGE WITNESSES as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

1.1          Definitions and Construction.

1.1.1               In this Pledge (including the recitals), words and expressions defined, and rules of construction and interpretation set out, in the Share Purchase Agreement shall, unless the context otherwise requires, have the same meanings herein save that in the event of a conflict between a definition in the Share Purchase Agreement and in this Pledge, the definition in this Pledge shall prevail.  Capitalized terms used and not defined in this Pledge shall have the meaning ascribed to them in the Share Purchase Agreement.

1.1.2               The following terms shall, unless the context otherwise requires, have the meanings set forth below for purposes of this Pledge:

“Additional Equity” means any equity interests of the Company acquired by the Pledgor in addition to the Pledged Equity, subject to Section 2.6.1.

“assets” of any Person shall be construed as a reference to the whole or any part of its business, undertaking, property, assets and revenues (including any right to receive revenues).

“authorization” includes any approval, consent, declaration, direction, exemption, licence, permit, franchise, order, permission, filing, recording or registration and references to obtaining authorization shall be construed accordingly.

“Business Day” means any day other than Saturday, Sunday, bank or other public holiday in Hong Kong.

“Capital Contribution Certificate” means any capital contribution certificate issued by the Company to the Pledgor as evidence of its contribution to the registered capital of the Company and ownership of the corresponding equity interest of the Company.

“Charge” means any charge, mortgage, pledge, lien, security interest or other similar encumbrance.

“disposal” includes any sale, assignment, concession, transfer, exchange, lease, loan, surrender of lease, licence, waiver, compromise, release, creation of security, dealing with or the granting of any option or right or interest whatsoever or any agreement for any of the same and “dispose” shall be construed accordingly.

2

“Dividends” means all dividends, interest and other sums which are or may become payable by the Company to any Person in its capacity as owner of any or all of the Pledged Equity and includes:

(a)           the right to receive any and all such sums and all claims in respect of any default in paying such sums; and

(b)           all forms of remittance of such sums..

“Event of Default” means a breach of the Secured Obligations by Trony.

“guarantee” also includes any other obligation (whatever called) of any Person to pay, purchase, provide funds (whether by way of the advance of money, the purchase of or subscription for shares or other securities, the purchase of assets or services, or otherwise) for the payment of, indemnify against the consequences of default in the payment of, or otherwise be responsible for, any indebtedness of any other Person.

“MOFCOM” means the Ministry of Commerce of the PRC, or its local counterpart, as applicable, which is the Governmental Authority having the power to approve the Pledge.

“Secured Obligations” is defined in Section 2.1.

“Pledged Equity” means 13.25% the equity interest of the Company owned by the Pledgor and pledged to the Pledgees under this Pledge, listed and described in Schedule 1.

“Restated Articles” has the meaning attributed to such term in the Share Purchase Agreement.

“Original Purchase Price” means, with respect to a Series A Preferred Share, US$7.4662 per share.

“PRC” means the People’s Republic of China.

“SAIC” means the State Administration for Industry and Commerce of the PRC, or its local counterpart, as applicable, which is the Governmental Authority having the power to register the Pledge.

“Supplemental Pledge” means any supplemental pledge to be executed by the Pledgor, the Company and the Pledgees in accordance with Section 2.6 with respect to the Additional Equity.  The form of Supplemental Pledge is attached hereto as Schedule 2.

ARTICLE II

PLEDGE OF EQUITY INTERESTS

2.1          Pledge.  In consideration, among other things, the Pledgees agreeing to purchase the Series A Convertible Redeemable Preferred Shares of Trony under the terms and conditions of the Share Purchase Agreement, and as a continuing security for the due and

3

punctual payment of the Secured Obligations, the Pledgor pledges by way of first priority pledge to the Pledgees:

(a)           the Pledged Equity;

(b)           the Dividends.

Secured Obligations means the obligations of performance of the Redemption Right (as defined below) by Trony.

At any time after (A) the date that is twelve (12) months of the allotment of the Series A Preferred Share, (B) the date on which the Founder ceases to be the Chairman or Chief Executive Officer of Trony and the Company, or he or his immediate family members, whether directly or indirectly, holds less than fifty percent (50%) of the equity interest in Trony, (C) there has been a material breach of the Transaction Documents, including without limitations the representations, warranties, covenants and agreements provided by the warrantors under the Share Purchase Agreement, or (D) the occurrence of a Sale Transaction, or (E) Trony’s failure to satisfy the financial metrics set forth in Section 6.14(b) of the Share Purchase Agreement (a “Redemption Triggering Event”), a Pledgee may elect to have all or some of its Series A Preferred Shares redeemed by Trony (the “Redemption Right”) at the Redemption Price (as defined below) by delivery of a written notice to the Company (a “Redemption Election”) and all of the other holders of Series A Preferred Shares.  Trony shall, to the extent it may lawfully do so, within thirty (30) days after receipt by Trony of the Redemption Election (the “Redemption Date”), redeem that number of shares specified in such Redemption Election in accordance with the procedures set forth in this Article 4.5(a)(ii) of the Restated Articles by paying in cash therefor an amount that would yield in the aggregate twenty percent (20%) of the Original Purchase Price for each share of Series A Preferred Share being redeemed, compounded annually from the date hereof until the Redemption Date, after taking into account any dividends paid on such shares (the “Redemption Price”).  In calculating the Redemption Price, any amounts attributable to any partial year shall be pro rated for such partial year.

2.2          Deposit of Certificates, Other Documents.  The Pledgor shall deposit, or procure that there be deposited, with the Pledgees upon the execution of this Pledge unless otherwise stated below:

(a)           all Capital Contribution Certificates with respect to all the Pledged Equity, unless such Capital Contribution Certificates are required to be submitted to MOFCOM and/or SAIC pursuant to Section 2.3 or Section 2.4, in which case the Pledgor shall promptly deliver to and deposit with the Pledgees such Capital Contribution Certificates within five (5) Business Days after the return of such certificate from MOFCOM and/or SAIC;

(b)           the certified true copy of the shareholders register of the Company which records the information of all the shareholders of the Company and this Pledge;

2.3          Approval.

The Pledgor shall procure the Company, and the Company shall:

4

2.3.1               undertake all efforts to have this Pledge approved by MOFCOM.  For such purpose, the Pledgor and the Company shall, immediately after the execution of this Pledge, submit to MOFCOM all documents required by MOFCOM for examining and approving this Pledge.

2.3.2               notarize the submission of applications and documents to MOFCOM for the approval of this Pledge, and provide to each Pledgee one original executed notarization of the submission within three (5) Business Days after the receipt of the same.

2.3.3               The Pledgor and the Company shall provide the Pledgees with a certified true copy of MOFCOM’s approval of this Pledge (the “MOFCOM Approval”) within three (3) Business Days after it obtains the same.

The Pledgees shall provide all relevant required documents and reasonably necessary assistances as required by the Company or the Pledgor for the approval of this Pledge.

2.4          Registration.  The Pledgor shall procure the Company, and the Company shall:

2.4.1               immediately after the receipt of the MOFCOM Approval, but in any event no later than three (3) Business Days after such receipt, submit all documents required by SAIC for the registration of this Pledge;

2.4.2               complete all other applicable registration formalities which may be required in order to perfect the Pledge, including without limitation inserting records of the Pledge in the register of shareholder of the Company; and

2.5          Record.  The Pledgor shall procure the Company, and the Company shall:

2.5.1               record this Pledge on the shareholders register of the Company; and

2.5.2               upon the execution date of this Pledge, deliver to the Pledgees the certified true copy of the shareholders register of the Company as required in Section 2.2 above.

2.5.3               provide the original evidences to the Pledgees that this Pledge has been approved by the MOFCOM and registered with the SAIC within 30 days from the date hereof, and deliver to the Pledgees copies of the same.

2.6          Additional Equity.

2.6.1               Unless otherwise permitted by the Share Purchase Agreement, the Company shall not increase or decrease its registered capital, and the Pledgor shall not increase or decrease its contribution to the registered capital of the Company, without prior written consent of the Pledgees.

2.6.2               Subject to Section 2.6.1, to the extent the Pledgor acquires any Additional Equity, the Pledgor and the Company shall, promptly upon the Pledgor obtaining the Additional Equity, execute a Supplemental Pledge with the Pledgees in respect of 13.25% of that Additional Equity, and procure the board of directors of the Company and any other shareholders of the Company to approve and/or consent to the said Supplemental Pledge, and

5

the Pledgor shall provide copies of all documents which may be required by the Pledgees in connection with the Supplemental Pledge, including:

(a)           the original of the capital contribution certificate issued by the Company in respect of such Additional Equity; and

(b)           a certified true copy of the verification report issued by an accountant registered in the PRC in respect of such Additional Equity (if applicable).

2.6.3               Section 1.1, Section 2.2, Section 2.3, Section 2.4, Section 2.5  and Section 2.6 shall apply to each Supplemental Pledge, as if a reference to “this Pledge” in those sections is a reference to that Supplemental Pledge.

ARTICLE III

DISCHARGE

3.1          Discharge.  As soon as practicable after the Secured Obligations have been irrevocably paid in full in accordance with Restated Articles, the Pledgees shall, at the request and cost of the Pledgor, and in such form as the Pledgees shall approve, release and discharge the security created by this Pledge, and reassign to the Pledgor all such rights, titles, benefits and interest that have been assigned to the Pledgees pursuant to this Pledge.

ARTICLE IV

CONTINUING SECURITY

4.1          The security hereby constituted shall be, and will at all times hereafter, be a continuing security, and shall remain in operation to secure whatever may be the ultimate balance at any time or from time to time due to the Pledgees in respect of the Secured Obligations (including all contingent liabilities) until all of the Secured Obligations have been irrevocably paid in full to the satisfaction of the Pledgees.

4.2          The security hereby constituted shall not be, or be deemed to be, affected satisfied or discharged by any intermediate payment or satisfaction from time to time or at any time of the whole, or any part, of the Secured Obligations, nor shall such continuing security be, or be deemed to be, in any way released or discharged by the release or partial release by the Pledgees of any of the securities hereby, or by the release or taking, holding, varying or non-enforcement of any other security, collateral, additional or otherwise whatsoever which may for the time being be held, or which may at any time hereafter be held, by the Pledgees for securing the Secured Obligations or any part thereof.

4.3          The obligations of the Pledgor hereunder are in addition to, and are independent of and shall not be in any way prejudiced, by any other guarantee or security now or subsequently held by the Pledgees in respect of the Secured Obligations.

6

4.4          The Pledgor waives any right it may have to first require the Pledgees to proceed against or enforce any other rights or Pledged Equity or claim payment from any Person before claiming the Pledgor under this Pledge.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

5.1          Representations and Warranties. The Pledgor hereby represents and warrants to the Pledgees as follows:

5.1.1               Organization and Power.  It was duly incorporated or formed and is validly existing under the laws of its jurisdiction of incorporation or formation and has all requisite power and authority to own its assets and carry on its business as now conducted and as contemplated under this Pledge and the Transaction Documents to which it is a party. It has full legal right, power and authority to, and has taken all necessary legal and other action to authorize it to, execute and deliver, and to perform and observe all its obligations under, this Pledge and any other Transaction Document to which it is a party.

5.1.2               Authorization; Enforceability.  The execution, delivery and performance of this Pledge and the Transaction Documents to which it is a party have been duly authorized by it by all requisite company or corporate action and such documents constitute its legal, valid and binding obligations, enforceable against it in accordance with their terms.

5.1.3               No Conflicts or Violations.  The execution, delivery and performance of this Pledge and the Transaction Documents to which it is a party by it will not (a) violate or conflict with rules of any Governmental Authority affecting or binding upon it, (b) violate or conflict with or cause a breach under any provision of any indenture, agreement, mortgage, contract or other instrument to which it is a party or by which any of its property, assets or revenues are bound, or be in conflict with, result in an acceleration of any obligation or a breach of or constitute (with notice or lapse of time or both) a default or require any payment or prepayment under, any such indenture, agreement, mortgage, contract or other instrument, (c) result in creation or imposition of any Charges, except those in favour of the Pledgees as provided in this Pledge and the Transaction Documents, or (d) violate or conflict with or cause a breach under any of its organizational documents, or any of the Company’s organization documents (including without limitation the investment agreement and articles of association).

5.1.4               Consents.  Except for the approval of MOFCOM, the filing with SAIC of the Pledge, it is not required to obtain any consent, approval or authorization from, or to file any declaration or statement with, any Governmental Authority or any other Person in connection with or as a condition to the execution, delivery or performance of this Pledge or any of the Transaction Documents to which it is a party, which has not been so obtained or filed.

5.1.5               Priority of Secured Obligations.  Its payment obligations under this Pledge rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by the rules of any Governmental Authority applying to companies generally.  Upon perfection of the Charges created by this Pledge, such Charges shall at all times rank first in priority of security to all

7

other secured obligations of the Pledgor, with the exception of any obligations which are mandatorily preferred by law and not by agreement.  Furthermore, no Charge to secure any secured obligations of the Pledgor exists on or over any of the assets of the Pledgor, except and the Charges in favour of the Pledgees under this Pledge

5.1.6               Compliance with Governmental Rules.  It is in compliance with the rules of all Governmental Authorities applicable to it and/or its assets the breach, violation or failure of which would likely have a Material Adverse Effect.

5.1.7               Agreement.  It is not in breach of or in default under any material agreement or obligation to which it is a party or by which it or any of its assets is bound, and no event has occurred which with the giving of notice or the passing of time or both would constitute such a breach or default, which default or breach in any event would likely have a Material Adverse Effect It is not a party to any agreement or instrument or subject to any restriction which would likely have a Material Adverse Effect.

5.1.8               Litigation.  Except for the litigations as disclosed in the Share Purchase Agreement, there is no action or arbitration or administrative proceeding of or before any court or tribunal of any jurisdiction or any Governmental Authority of any jurisdiction pending or threatened against it or any of its assets which, if determined adversely, would likely have a Material Adverse Effect.

5.1.9               Solvency and Bankruptcy.  It is free from bankruptcy, suspension of payments, civil rehabilitation proceedings, corporate reorganization proceedings, company arrangement, special liquidation or a general settlement for the benefit of creditors, or any other insolvency event and is not contemplating the filing of a petition under the rules of any Governmental Authority relating to the bankruptcy or insolvency of a Person or the liquidation of all or a major portion of its assets or property, and no Person is contemplating the filing of any such petition against it.  None of the transactions contemplated hereby will be or have been made with an intent to hinder, delay or defraud any of its present or future creditors, and it has received sufficient consideration in exchange for its obligations under this Pledge and the Transaction Documents to which it is a party.  It will not incur debts and liabilities beyond its ability to pay such debts as they may mature.

5.1.10             Governing Law and Enforcement.  (a) The choice of law stated to be the governing law of this Pledge will be recognized and enforced in its jurisdiction of incorporation or formation; and (b) any judgment obtained in the court of the jurisdiction as stated in this Pledge to be the court to which the parties hereto submit will be recognized and enforced in its jurisdiction of incorporation or formation.

5.1.11             Taxes and Tax Returns.  It has complied with all applicable tax laws and has filed all national and local tax returns required to be filed, if any, and has paid or made adequate provision for the payment of all national and local taxes payable by it to tax authorities in all applicable jurisdictions, where the failure to so comply, file or pay, as applicable, would likely have a Material Adverse Effect.  It is not required under the rules of any Governmental Authority applicable where it is incorporated or resident or at its address specified in this Pledge to make any deduction for or on account of tax from any payment it may make to the Pledgees under any Transaction Document to which it is a party.

5.1.12             No Filing or Stamp Taxes.  Save for the approval and registrations referred to in Sections 2.3, 2.4, 2.5, and 15.4 within the prescribed time limit, it

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is not necessary to ensure the validity, enforceability or priority of this Pledge that this Pledge or any other document be filed, recorded or enrolled with any court or other authority.  It is not necessary that any stamp, registration or similar tax be paid on or in relation to this Pledge or the transactions contemplated by this Pledge.

5.1.13           Business.  Since its formation, it has conducted no business prior to the date hereof other than related to the ownership of the equity interests of the Company, making and borrowing shareholder loans.

5.1.14           Company Formalities.  It has at all times since its formation complied with the provisions of its articles of association, investment agreement, business license and other organizational documents, and has observed all material customary formalities regarding its legal existence.

5.1.15           Description of Pledged Equity.  The descriptions and particulars of the Pledged Equity set forth in Schedule 1 are true and accurate in all material respects, and all the Pledged Equity is fully paid up and there are no monies or liabilities payable or outstanding in relation to the Pledged Equity or any part thereof.

5.1.16           Title.  The Pledgor has full ownership title to the Pledged Equity free and clear of all Charges whatsoever, except for the Charges created pursuant to this Pledge.

5.1.17           Options.  The Pledgor has not granted in favour of any other Person any interest in or any option or other rights in respect of the Pledged Equity or any part thereof.  The Company has not issued or resolved or agreed to issue or granted any option or other right to acquire any additional equity interest to any Person.

5.1.18           Immunity.  The Pledgor is generally subject to civil and commercial law and to legal proceedings and neither the Pledgor nor any of its assets or revenues is entitled to any immunity or privilege (sovereign or otherwise) from any set-off, judgment, execution, attachment or other legal process.

5.1.19           No Untrue Statements or Omissions.  The Pledgor acknowledges and confirms that no representation or warranty of the Pledgor in this Pledge, in any of the other Transaction Documents to which it is a party, or in any certificate, document or schedule prepared by the Pledgor or any Transaction Documents and required to be furnished to the Pledgees under or pursuant to the Transaction Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not materially misleading.  There are no facts that, individually or in the aggregate, could be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statement required to be furnished to the Pledgees under or pursuant to the Transaction Documents.

5.2          Continuing Representation and Warranty.  The representations and warranties of the Pledgor made in this Pledge are continuing representations and warranties and shall survive the execution of this Pledge, and, except as otherwise provided in the Transaction Documents, the representations and warranties of the Pledgor set out in Sections 5.1.5, 5.1.15, 5.1.16, and 5.1.17 shall be true and accurate throughout the continuance of this Pledge with reference to the facts and circumstances subsisting from time to time; and

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5.3          Acknowledgement of Reliance.  The Pledgor acknowledges that the Pledgees has entered into the Transaction Documents and this Pledge in reliance upon the representations and warranties contained in this Article.

ARTICLE VI

UNDERTAKINGS

6.1                               Undertakings. The Pledgor undertakes and agrees with the Pledgees, throughout the continuance of this Pledge and so long as the Secured Obligations or any part thereof remains owing, that the Pledgor will, unless the Pledgees otherwise agrees in writing:

6.1.1                                        not create or attempt or agree to create or permit to arise or exist any Charge over all or any part of the Pledged Equity or any interest therein or otherwise assign, deal with or dispose of all or any part of the Pledged Equity except under or pursuant to this Pledge or permitted by the other Transaction Documents;

6.1.2                                        not grant in favour of any other Person any interest in or any option or other rights in respect of any Pledged Equity except under this Pledge;

6.1.3                                        procure that the Company shall not issue or resolve or agree to issue or grant any option or other right to acquire equity interest to any Person other than the Pledgor (and subject always to this Pledge);

6.1.4                                        at all times remain the owner of the Pledged Equity;

6.1.5                                        procure that no director of the Company is appointed with effect from the date of this Pledge, except with the prior written consent of the Pledgees and immediately upon the appointment by the Pledgor of any new director of the Company;

6.1.6                                        procure that the Pledgees may, upon prior notice,  inspect all or any of the Company’s official seals and corporate records at such times during normal business hours at the cost of the Pledgees;

6.1.7                                        not do or cause or permit to be done anything which may in any way depreciate, jeopardise or otherwise prejudice the value of the Pledgees’s security hereunder;

6.1.8                                        ensure that at all times this Pledge (and the claims of the Pledgees against it hereunder) shall have the priority which this Pledge is expressed to have and obtain, comply with the terms of and do all that is necessary to maintain in full force and effect all authorizations, approvals, registrations, licences and consents required in or by the laws of its jurisdiction of incorporation and/or any other relevant jurisdiction to enable it lawfully to enter into and perform its obligations under this Pledge and (to the extent permitted by law and feasible) to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation and the PRC and any other relevant jurisdiction.

6.2                               Maintenance of Company Existence.  The Pledgor further undertakes and agrees with the Pledgees, throughout the continuance of this Pledge and so long as the

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Secured Obligations or any part thereof remains owing, that the Pledgor shall, unless the Pledgees otherwise agrees in writing:

6.2.1                                        preserve and keep in full force and effect its existence as a limited liability company and all material franchises, rights and privileges under the laws of the jurisdiction of its formation, and all material qualifications, licenses and permits applicable to the ownership, administration and management of its assets;

6.2.2                                        not wind up, liquidate, dissolve, reorganize, merge or consolidate with or into any other Person, or convey, sell, assign, transfer, lease (except as contemplated or permitted by any Share Purchase Agreement) or otherwise dispose of all or substantially all of its assets (except as contemplated or permitted by any Share Purchase Agreement), or acquire all or substantially all of the assets of the business of any other Person;

6.2.3                                        conduct business only in its own name and shall not change its name, identity or organizational structure unless it shall have obtained the prior written consent of the Pledgees; and

6.2.4                                        not change the location of its registered office or principal place of business, unless it shall have given the Pledgees at least fifteen (15) Business Days’ prior written notice thereof (upon such a change of location, it agrees to deliver to the Pledgees such Supplemental Documentation requested by the Pledgees relating to such change).

ARTICLE VII

ENFORCEMENT

7.1                               Enforcement by Pledgees.

7.1.1                                        Subject to the PRC laws, upon or after the occurrence of an Event of Default which is continuing, the Pledgees may exercise all the powers and remedies available to it as the pledgee of the Pledged Equity as and when it may see fit (either in its own name or in the name of the Pledgor), with the consent of the Pledgor and the Company which is hereby given, including without limitation,

(a)                                 sell the Pledged Equity of any part thereof either by public auction, or by any other means to the extent not prohibited by the rules of any Governmental Authority (provided that such price shall be reasonable under such circumstances), and use the proceeds to pay for any outstanding Secured Obligations; or

(b)                                 take such other actions as permitted under PRC law to pay for any outstanding Secured Obligations.

7.1.2                                             Upon or after the occurrence of an Event of Default which is continuing, to the extent permitted by PRC law, the Pledgees shall have the right, with all the consent of the Pledgor which are hereby given or any other Person:

(a)                                 recover and collect all sums of moneys payable within the limit of the outstanding Secured Obligations under or in respect of the Pledged Equity;

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(b)                                 take over or institute such proceedings within the limit of the outstanding Secured Obligations in connection with all or any of the Pledged Equity as the Pledgees in its absolute discretion thinks fit and to discharge, compound, release or compromise all or any of the Pledged Equity or claims in respect thereof;

(c)                                  sell, call in and convert into money all or any part of the Pledged Equity, by public auction or by private contract (provided that such price shall be reasonable under such circumstances), with notice to the Pledgor, with all such powers in that respect as are conferred by PRC law, for such consideration as the Pledgees may require, and without being liable to account for any loss of or deficiency in such consideration;

(d)                                 settle, arrange, compromise or submit to arbitration any accounts, claims, questions or disputes whatsoever which may arise in connection with the Pledged Equity or in any way relating to this Pledge and execute any releases or other discharges in relation thereto;

(e)                                  bring, take, defend, compromise, submit to arbitration or discontinue any actions, suits or proceedings whatsoever, civil or criminal, in relation to the Pledged Equity; and/or

(f)                                   execute and do all such acts, deeds and things as the Pledgees may consider necessary or proper for or in relation to any of the above purposes.

7.2                               Secured Obligations of Pledgor and Company.  To the fullest extent not prohibited by the laws of the PRC, upon or after the occurrence of an Event of Default which is continuing, at the request of the Pledgees, the Pledgor and the Company shall execute and procure to execute all documents necessary to effect, confirm, or apply for approval of the transfer of ownership of the Pledged Equity to the Pledgees or any other Person designated by the Pledgees or the exercise by the Pledgees of any of its rights under this Pledge.  In addition, the Company shall submit to MOFCOM all documents necessary to effect a change in ownership of the Pledged Equity to the Pledgees, if so requested by the Pledgees, including without limitation:

(a)                                 an application for MOFCOM approval of a transfer of ownership of the Pledged Equity to the Pledgees or its designee;

(b)                                 an equity transfer agreement executed by the Pledgor evidencing the transfer of the Pledged Equity to the Pledgees or its designee; and

(c)                                  all other documents as may be required by MOFCOM.

The Pledgees shall provide all relevant required documents and reasonably necessary assistances as required by the Company or Pledgor for the aforesaid MOFCOM procedures.

7.3                               Application of Proceeds.  Notwithstanding other provisions in this Pledge and to the fullest extent not prohibited by the rules of any Governmental Authority, all moneys received or recovered by the Pledgees from time to time during the period the Pledge is enforceable from the exercise of its rights hereunder or the enforcement of the Pledge shall be applied in the following order:

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(a)                                 first, payment of or provision for all expenses incurred in the maintenance and disposal of the Pledged Equity including (but not limited to) payment of the charges and remuneration of the agent or delegate appointed by the Pledgees;

(b)                                 second, payment of or provision for all taxes and other administrative expenses in connection with the realisation of the Pledged Equity and payable under the law;

(c)                                  third, payment of or provision for the outstanding Secured Obligations in such manner and order as the Pledgees may determine in its absolute discretion; and

(d)                                 fourth and lastly, if there is any remaining balance of the proceeds, payment to the Pledgor.

ARTICLE VIII

THIRD PARTY ENQUIRIES

8.1                               No Person dealing with the Pledgees, or with its or his attorneys or agents, shall be concerned to enquire whether any Event of Default has occurred or is continuing to authorize the Pledgees to act, or whether the right of the Pledgees to exercise any of the powers hereby conferred has arisen or become exercisable or not, or be concerned with notice to the contrary, or whether the security hereby constituted has become enforceable, or whether the power exercised, or purported to be exercised, has become exercisable, or whether any money remains due upon the security of this Pledge, or as to the necessity or expediency of the stipulations and conditions subject to which any sale shall be made, or otherwise as to the propriety or regularity of any sale, calling-in, collection or conversion or power exercised, or to see to the application of any money paid to the Pledgees, or its attorneys or managers or agents, and, in the absence of fraud or gross negligence on the part of such Person, such dealing shall be deemed, so far as regards the safety and protection of such Person, to be within the powers hereby conferred, and to be valid and effectual accordingly; and the remedy of the Pledgor in respect of any irregularity or impropriety whatsoever in the exercise of such powers shall be in damages only.

8.2                               Notwithstanding the aforesaid, the Pledgees shall not be answerable for any involuntary losses which may happen in the exercise of the aforesaid powers and trusts or any of them.

ARTICLE IX

PLEDGEES’S RECEIPT

Upon any such sale, calling-in, collection or conversion as aforesaid, and upon any other dealing or transaction under the provisions herein or in any security documents under the Transaction Documents contained, the receipt of the Pledgees for the proceeds of the Pledged Equity, and for any other moneys paid to it shall effectually discharge the purchaser or Person

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paying the same therefrom, and from being concerned to see to the application, or being answerable for the loss or misapplication, thereof.

ARTICLE X

PLEDGEES’S RIGHT TO SET OFF AND LIEN

10.1                        Upon or at any time after the occurrence of an Event of Default which is continuing, the Pledgees shall (without prejudice to any general or banker’s lien, right of set-off or any other right to which it may be entitled) have the right, with notice to the Pledgor, to set off and apply any credit balance in any currency upon any accounts and any deposit (whether current or deposit, general or special, and whether at or prior to maturity and whether subject to notice or not) to which the Pledgor is at any time beneficially entitled on any account at any office of the Pledgees towards the satisfaction of any sums owing by the Pledgor under any of the Transaction Documents (the “Overdue Sum”).

10.2                        The Pledgees is hereby authorized to purchase with the monies standing to the credit of any such accounts such other currencies and the Pledgees may require to satisfy the Overdue Sum.

10.3                        For the avoidance of doubt, it is hereby agreed that the rights of the Pledgees hereunder shall be exercisable whether or not the Overdue Sum shall be owing to the same branch of the Pledgees where the accounts of the Pledgor to be so combined, or consolidated, or set off, or transferred or applied are maintained for the time being.

10.4                        The Pledgees shall not be obligated to exercise any of its rights under this Article X, which shall be without prejudice and in addition to any right of set-off, combination of accounts, Charge or other right to which it is at any time otherwise entitled (whether by operation of law, contract or otherwise).

ARTICLE XI

PERSONAL LIABILITY

The obligations, responsibility and liability on the part of the Pledgor herein and in any of the documents relating to the Secured Obligations shall be personal to the Pledgor, and shall not be affected, diminished or prejudiced by the release, discharge, surrender, variation, substitution or dissipation of all or any part or parts of the Pledged Equity.

ARTICLE XII

TAXES AND OTHER DEDUCTIONS

All sums payable by the Pledgor under this Pledge shall be paid in full without set-off or counterclaim or any restriction or condition and free and clear of any tax or other deductions or withholdings of any nature. If the Pledgor or any other Person is required by any law or

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regulation to make any deduction or withholding (on account of tax or otherwise, but excluding business taxes payable by the Pledgees imposed in the PRC or taxes that are imposed on and calculated by reference to the Pledgees’s overall net income by the jurisdiction under the laws of which the Pledgees is organised or treated as a resident for tax purposes or any political subdivision thereof) from any payment for the account of the Pledgees, the Pledgor shall, together with such payment, pay such additional amount as will ensure that the Pledgees receives (free and clear of any tax or other deductions or withholdings) the full amount which it would have received if no such deduction or withholding had been required. The Pledgor shall promptly forward to the Pledgees copies of official receipts or other evidence showing that the full amount of any such deduction or withholding has been paid over to the relevant taxation or other authority.

ARTICLE XIII

FEES, COSTS AND EXPENSES

13.1                        Costs, Charges and Expenses.  The Pledgor shall from time to time forthwith on demand pay to or reimburse the Pledgees for:

13.1.1                                      all costs, charges and expenses (including legal and other fees and all other out-of-pocket expenses) incurred by the Pledgees in connection with the preparation, execution and registration of this Pledge, any other documents required in connection herewith and/or any amendment to or extension of, or the giving of any consent or waiver in connection with, this Pledge or in releasing or re-assigning this Pledge upon payment of all monies hereby secured;

13.1.2                                      all costs, charges and expenses (including legal and other fees and all other out-of-pocket expenses) incurred by the Pledgees in exercising any of its powers hereunder or in suing for or seeking to recover any sums due hereunder or otherwise preserving or enforcing its rights hereunder or in defending any claims brought against the Pledgees in respect of this Pledge or any Pledged Equity attributed to actions of the Pledgor; and

13.1.3                                      and, until payment of the same in full, all such costs, charges, expenses and remuneration shall be secured by this Pledge.

ARTICLE XIV

INDEMNITY

14.1                        General Indemnity. The Pledgor shall indemnify, defend and hold the Pledgees harmless from and against any and all losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature whatsoever, including attorney’s fees, incurred or accruing by reason of any acts performed by the Pledgees pursuant to the provisions of this Pledge, except as a result of the Pledgees’s fraud, gross negligence or wilful misconduct. All sums paid by the Pledgees pursuant to this Section 14.1, and all other sums expended by the Pledgees to which it shall be entitled to be

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indemnified under or pursuant to this Pledge shall be secured by this Pledge and shall be payable by the Pledgor to the Pledgees upon demand.

ARTICLE XV

FURTHER ASSURANCE

15.1                        Further Assurance.  The Pledgor shall, at its sole cost and expenses: (i) execute and deliver to the Pledgees such documents, instruments, certificates, assignments and other writings (the “Supplemental Documentation”); (ii) do such other acts necessary or desirable to evidence, perfect the Pledgees’s security interest in, preserve and/or protect the Pledged Equity at any time securing or intended to secure the obligations of the Pledgor under this Pledge and any Transaction Documents to which it is a party; and (iii) do and execute all and such further lawful acts, conveyances and assurances for carrying out of the intents and purposes of this Pledge and the other Transaction Documents to which it is a party as the parties agreed, including, without limitation, amendments to the Pledgor’s organizational documents as necessary to maintain or procure the Pledgor’s bankruptcy remote status.

15.2                        Agreement to Execute Further Documents.  Except as permitted by and in compliance with the Transaction Documents, if the Pledgor requests the Pledgees’s approval of a restructuring of the Pledgor’s ownership arrangement or structure in the Company, the Pledgees may condition its approval on, among other things, delivery of such Supplemental Documentation as the Pledgees may require, including, without limitation, a tax opinion in form and content acceptable to the Pledgees from an accounting firm acceptable to the Pledgees describing the tax implications of such structure.

15.3                        Enforcement of Pledgees’s Rights.  The Pledgor will do or permit to be done everything which the Pledgees may from time to time require to be done for the purpose of enforcing the Pledgees’s rights hereunder and will allow the name of the Pledgor to be used as and when required by the Pledgees for that purpose.

15.4                        Registration.  The Pledgor shall procure that the particulars of this Pledge shall forthwith upon execution hereof, be presented to MOFCOM.

15.5                        Evidence of registration.  The Pledgor shall promptly provide to the Pledgees evidence, in form and substance satisfactory to the Pledgees, of the registration, presentation and filing done pursuant to Section 15.4 above.

ARTICLE XVI

ASSIGNMENT

16.1                        The Pledgor and the Company.  Neither the Pledgor nor the Company may assign or transfer any of its rights or obligations under this Pledge.

16.2                        The Pledgees. The Pledgees may assign and/or transfer its rights and/or (if any) obligations under this Pledge, and/or grant participations in all or any part of its rights

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under this Pledge, in accordance with any requirement of PRC law, if applicable, and/or make disclosures in accordance with the provisions of the Transaction Documents. Without prejudice to the foregoing, upon the appointment of a successor Pledgees under the provisions of the Transaction Documents, such successor shall be deemed to be acting as Pledgees under this Pledge in place of the former Pledgees.  In such event the Pledgor and the Company at the Pledgees’s or the assignee’s request shall execute all such documents and take all such actions as necessary to evidence the assignee’s rights and/or (if any) obligations as a result of such assignment.

ARTICLE XVII
MISCELLANEOUS

17.1                        Continuing Obligations.  The liabilities and obligations of the Pledgor under this Pledge shall remain in force notwithstanding any act, omission, event or circumstance whatsoever, until the time when the Secured Obligations shall have been fully, properly, validly and irrevocably paid and discharged.

17.2                        Protective Sections. Subject to the PRC laws and without limiting Sections 4.1 and 17.1, none of the obligations or liabilities of the Pledgor, the validity or enforceability of this Pledge and the security hereby constituted or the rights of the Pledgees under this Pledge shall be discharged, impaired, prejudiced or in any way be affected by:

17.2.1                                      the granting of any time, indulgence, concession, compromise, waiver or consent whatsoever at any time given to any party to the Transaction Documents or any other Person;

17.2.2                                      any amendment, modification or variation of any Transaction Documents or any other agreement except for such amendment, modification or variation or agreement between the Pledgor and Pledgees otherwise specifically change or terminate the Pledge ;

17.2.3                                      the illegality, invalidity or unenforceability of any obligation or liability of any party or any other Person;

17.2.4                                      the invalidity or irregularity in the execution of any Transaction Document or any other agreement;

17.2.5                                      any lack of or deficiency in the powers of any party or any other Person to enter into or perform any of its obligations or liabilities under any Transaction Document or any other agreement or any irregularity in the exercise thereof or any lack of or deficiency in authority by any Person purporting to act on behalf of any party or any other Person;

17.2.6                                      the insolvency, liquidation, incapacity, disability, limitation, change of constitution or status, death, or bankruptcy of any party or any other Person;

17.2.7                                      any other Transaction Document, Charge, guarantee or other security or right or remedy being or becoming held by or available to the Pledgees or by any of the same being or becoming wholly or partly void, voidable, unenforceable or impaired or by the Pledgees at any time exercising or non-exercising, releasing, refraining from

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enforcing, varying or in any other way dealing with any of the same or any power, right, remedy or security the Pledgees may now or hereafter have from or against any party or any other Person;

17.2.8                                      any release, waiver, exercise, omission to exercise or renewal of any rights against any part or any other Person or any compromise, arrangement or settlement with any of the same;

17.2.9                                      any act, omission, matter, circumstance or event which would or may but for the provisions of this Section 17.2 operate to impair, prejudice, discharge or otherwise affect this Pledge or the obligations or liabilities of the Pledgor hereunder.

17.3                        Unrestricted Right of Enforcement.  This Pledge (or any provision hereof) may be enforced, and any demand hereunder may be made, without the Pledgees first having recourse to any other security or rights or taking any other steps or proceedings against the Company, the Pledgor, any other party or any other Person or may be enforced for any balance due after resorting to any one or more other means of obtaining payment or discharge of the monies, obligations and liabilities secured hereby.

17.4                        Discharges and Releases.  To the fullest extent not prohibited and by PRC law and notwithstanding any discharge, release or settlement from time to time between the Pledgees and the Pledgor, if any security, disposition or payment granted or made to or recovered by the Pledgees in respect of any or all of the obligations of a party under or in connection with the Secured Obligations, whether by or from the Pledgor, any other party or any other Person, is avoided or set aside or ordered to be surrendered, paid away, refunded or reduced by virtue of any provision, law or enactment relating to bankruptcy, insolvency, liquidation, winding-up, composition or arrangement for the time being in force or for any other reason, the Pledgees shall be entitled hereafter to enforce this Pledge as if no such discharge, release or settlement had occurred.

17.5                        Notice. All notices and other communications given or made pursuant to this Pledge shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one Business Day after deposit with a nationally recognized overnight courier, specifying next business day delivery, with written verification of receipt.  All communications shall be sent to the respective parties at their address as set forth below or address as subsequently modified by written notice given in accordance with this Section 18.5.

If to the Pledgor:

GRAND SUN INTERNATIONAL INVESTMENT LIMITED

(新阳国际投资有限公司)

Address: Commonwealth Trust Limited, Drake
Chambers, P.O. Box 3321, Road Town, Tortola

British Virgin Islands

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Facsimile:

E-mail Address: andrew.chen@trony.com

If to the Pledgees:

JPMORGAN SPECIAL SITUATIONS (MAURITIUS) LIMITED

10, Frere Felix de Valois Street

Port Louis, Mauritius

With a copy (which shall not constitute notice) to:

JPMorgan Special Situations (Mauritius) Limited

Global Special Opportunities Group Middle Office

Attention: Angelica Siu / Tina Xu

26/F Chater House

8 Connaught Road

Central, Hong Kong

Email: gsog-mo@jpmorgan.com

Tel: (852) 2800-7128 / 8761

Fax: (852) 2800-4613

and to:

INTEL CAPITAL CORPORATION

c/o Intel Semiconductor Ltd.

32/F, Two Pacific Place

88 Queensway, Central

Hong Kong

Attention: APAC Portfolio Management

Fax: +852 2240-3775

17.6        Amendments, Modifications and Waivers.  No amendment, modifications and waiver of any provision of this Pledge, nor any consent to any departure by the Pledgor therefrom, shall in any event be effective unless the same shall be in writing and signed by the party to be charged, and such amendment, modification, waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Pledgor or the Pledgees in any case shall entitle the Pledgor or the Pledgees to any other or further notice or demand in the same, similar or other circumstances.

17.7        Invalid Provisions — Severability.  If any provision of this Pledge is held to be illegal, invalid or unenforceable, such provision shall be fully severable; this Pledge shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof and thereof; the remaining provisions hereof and thereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom or therefrom; and in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as a part of this Pledge or a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible to be legal, valid and enforceable.

17.8        Successors and Assigns.  This Pledge shall be binding upon and inure to the benefit of the Pledgees, the Pledgor, and the Company, and their respective successors and permitted assigns.

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17.9        Waiver of Rights by Pledgees.  Neither any failure nor any delay on the part of the Pledgees in exercising any right, power or privilege under this Pledge shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise or the exercise of any other right, power or privilege.

17.10      Cumulative Rights.  The rights and remedies of the Pledgees under this Pledge shall be cumulative, and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

17.11      Effectiveness.  This Pledge shall become effective upon duly executed by all the parties.  The security under this Pledge shall come into effect after this Pledge is approved by the MOFCOM and registered with the SAIC.

17.12      Governing Law.  This Pledge and the rights and obligations of the parties hereunder shall be interpreted, construed, applied and enforced in accordance with the laws of the PRC.

17.13      Jurisdiction.  Any dispute, controversy or difference arising out of, in connection with or relating to this Contract, or the breach, termination or invalidity thereof (a “Dispute”) shall be resolved by arbitration pursuant to this Section 17.13.  The arbitration shall be conducted in Hong Kong under the auspices of the Hong Kong International Arbitration Centre (the “Centre”) in accordance with the UNCITRAL Arbitration Rules in effect at the time of the arbitration.  There shall be one (1) arbitrator.  The language to be used in the arbitral proceedings shall be English.  If the UNCITRAL Rules are in conflict with the provisions of this Section 17.13 including the provisions concerning the appointment of the arbitrator, the provisions of this Section 17.13 shall prevail.  The arbitrator shall decide any dispute submitted by the parties to the arbitration strictly in accordance with the substantive law of the PRC and shall not apply any other substantive law.  In making the award, the arbitrator shall have the authority to award attorney’s fees and other costs and expenses of the arbitration in accordance with this Agreement and as the arbitrator deems just and appropriate under the circumstances.  Each party hereto shall cooperate with the others in making full disclosure of and providing complete access to all information and documents requested by the others in connection with such arbitral proceedings, subject only to any attorney-client or other applicable legal privilege and confidentiality obligations binding on such party.  The award shall be issued within six (6) months of the appointment of the arbitrator, provided, however, that the arbitrator shall, upon a finding that it is impracticable to meet such deadline consistent with the arbitrator’s primary obligation justly to determine the controversy before the arbitrator, have discretion to extend or alter such deadline to the extent necessary to prevent injustice or preserve the enforceability of the arbitrator’s award.  The award of the arbitrator shall be final and binding upon the disputing parties, and any party may apply to a court of competent jurisdiction for enforcement of such award.  The parties shall cooperate and use their respective best efforts to take all actions reasonably required to facilitate the prompt enforcement in the PRC or in any other jurisdiction of any arbitral award made by the arbitrator.  A party shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the appointment of the arbitrator.

17.14      Entire Agreement.  This Pledge and the other Transaction Documents embody the entire agreement with respect to the subject matter covered by these documents and understanding among the parties hereto and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof.

20

17.15      Business Days.  Unless otherwise expressly provided to the contrary, whenever action must be taken (including the giving of notice or the delivery of documents) under this Pledge during a certain period of time or by a particular date that ends or occurs is not a Business Day, then such period or date shall be extended until the immediately following Business Day.

17.16      No Joint Venture or Partnerships.  The Pledgor and the Pledgees intend that the relationships created hereunder be solely that of security provider and Pledgees.  Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between the Pledgor and the Pledgees.

17.17      Controlling Provisions.  To the extent that the provisions of this Pledge are inconsistent with any provision of the Transaction Documents, unless this Pledge provides otherwise, the provisions of the Transaction Documents shall take precedence.

17.18      Languages.  This Pledge is executed in both Chinese and English versions.  The two language versions shall be equally valid, and, in the event of any inconsistency, the English language version shall prevail in the interpretation of the terms and conditions hereof.

17.19      Counterparts.  This Pledge may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute one document.

[NO FURTHER TEXT ON THIS PAGE]

21

SCHEDULE 1

PARTICULARS OF PLEDGED EQUITY

Pledgor:	GRAND SUN INTERNATIONAL INVESTMENT LIMITED
(新阳国际投资有限公司)

Company:	TRONY SOLAR SCIENCE & TECHNOLOGY DEVELOPMENT LIMITED
(深圳市创益科技发展有限公司)

Registered Capital:	RMB 140,000,000
In which the Pledgor Contributed:	RMB 60,415,571
Accounting for	43.15%
Date of Capital Contribution:	14 July 2008
Pledged Equity:	13.25% of the Registered Capital
In favour of JPM:	7.361% of the Registered Capital
In favour of Intel:	5.889 % of the Registered Capital

22

SCHEDULE 2

FORM OF SUPPLEMENTAL PLEDGE

To:	JPMorgan Special Situations (Mauritius) Limited and Intel Capital Corporation (the “Pledgees”)

From:	Grand Sun International Investment Limited (新阳国际投资有限公司) (the “Pledgor”)

Trony Solar Science & Technology Development Limited (深圳市创益科技发展有限公司) (the “Company”)

[Date]

Dear Sirs,

We refer to the Equity Interest Pledge (the “Agreement”) between the Pledgees, the Pledgor and the Company dated 26 September 2008. Capitalised terms in this Supplemental Pledge have the meanings given or incorporated by reference in the Agreement.  This is a Supplemental Pledge referred to in Section 2.6 (the “Supplemental Pledge”) of the Agreement.

1.                  PLEDGE

To the extent not already validly and effectively pledged under the Agreement, in consideration, among other things, the Pledgees agreeing to purchase the Series A Convertible Redeemable Preferred Shares of the Pledgor under the terms and conditions of the Share Purchase Agreement, and as a continuing security for the due and punctual payment of the Secured Obligations, the Pledgor pledges by way of first priority pledge to the Pledgees, the Pledgor (with the consent of the Company) hereby pledges, and agrees to pledge, by way of first priority pledge, all of its right, title and interest, in, to and under:

(a)                 the Additional Equity identified in the Appendix to this Supplemental Pledge (the “Additional Equity”); and

(b)                 the dividends in relation to the Additional Equity.

23

to the Pledgees in accordance with the relevant rules of the Governmental Authority in the PRC and subject to the provisions of the Agreement.

2.                  APPROVAL, REGISTRATION and RECORD

The Pledgor and the Company shall upon the execution of this Supplemental Pledge by all the parties hereto, proceed and complete the deposit, approval, registration and record procedures as stated in Section 2.2, 2.3, 2.4 and Section 2.5 of the Agreement.

All terms and conditions contained in the Agreement shall apply to this Supplemental Pledge as if set out in full in the Supplemental Pledge, having made all necessary contextual changes.

This Supplemental Pledge shall be governed by the laws of the PRC.

24

THE APPENDIX TO SUPPLEMENTAL PLEDGE

PARTICULARS OF ADDITIONAL EQUITY

[to be inserted]

25

[SIGNATURE PAGE 1 OF EQUITY INTEREST PLEDGE]

IN WITNESS WHEREOF, the parties hereto have caused this Pledge to be executed by their respective duly authorized signatories as of the day and year first written above.

PLEDGOR:

THE COMMON SEAL of	)
GRAND SUN INTERNATIONAL	)
INVESTMENT LIMITED	)
was affixed to this Pledge	)
SIGNED by	)
)
in the presence of:	)

[SIGNATURE PAGE 2 OF EQUITY INTEREST PLEDGE]

IN WITNESS WHEREOF, the parties hereto have caused this Pledge to be executed by their respective duly authorized signatories as of the day and year first written above.

COMPANY:

THE COMPANY CHOP of	)
TRONY SOLAR SCIENCE & TECHNOLOGY	)
DEVELOPMENT LIMITED	)

(深圳市创益科技发展有限公司))
was affixed to this Pledge and	)
SIGNED by	)
)
)
in the presence of :	)

[SIGNATURE PAGE 3 OF EQUITY INTEREST PLEDGE]

IN WITNESS WHEREOF, the parties hereto have caused this Pledge to be executed by their respective duly authorized signatories as of the day and year first written above.

PLEDGEE:

SIGNED by	)
)
)
for and on behalf of	)
JPMORGAN SPECIAL SITUATIONS	)
(MAURITIUS) LIMITED	)
in the presence of:	)

[SIGNATURE PAGE 4 OF EQUITY INTEREST PLEDGE]

IN WITNESS WHEREOF, the parties hereto have caused this Pledge to be executed by their respective duly authorized signatories as of the day and year first written above.

PLEDGEE:

SIGNED by	)
)
)
for and on behalf of	)
INTEL CAPITAL CORPORATION	)
in the presence of:	)

EXHIBIT F

FORM OF LEGAL OPINION OF PRC COUNSEL

Exhibit F

JINGTIAN & GONGCHENG

ATTORNEYS AT LAW

15TH FLOOR, THE UNION PLAZA, NO. 20 CHAOYANGMENWAI DAJIE,

CHAOYANG DISTRICT

TEL: (86-10) 6588 2200  FAX: (86-10) 6588 2211

To:

Trony Solar Holdings Company Limited

JPMorgan Special Situations (Mauritius) Limited

Intel Capital Corporation

Re: Legal Opinions on Relevant PRC Legal Issues

We, Jingtian & Gongcheng Attorneys at Law (北京市竞天公诚律师事务所), are the legal counsel in the People’s Republic of China (“PRC”) and have acted as the PRC legal advisor of Trony Solar Holdings Company Limited (“the Company “) in connection with relevant PRC issues of the Company’s overseas restructuring exercise, including a series of PRC issues of the Company’s PRC subsidiary Shenzhen Trony Science and Technology Development Co., Ltd (深圳市创益科技发展有限公司, the “PRC On-Shore Company”) and a Shenzhen Trony Solar Energy Construction Material Co., Ltd (深圳市创益太阳能建材有限公司, the “Trony Material”) of which 90% of the equity interests is registered under the name of the PRC On-shore Company.

For the purposes of giving this opinion, we have examined the

(1)          the legal due diligence materials provided by the Company;

(2)          the Transaction Documents as listed in the appendix of this legal opinion;

We have assumed the genuineness and authenticity of the confirmation made by the Company and the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) of these documents examined by us and the authenticity and completeness of the originals from which such copies were taken.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the PRC.  This opinion is to be governed by and construed in accordance with the laws of the PRC and is limited to and is given on the basis of the current law and practice in the PRC.

The defined terms in this legal opinion are the same as the Series A Proffered Share Purchase Agreement executed by the parties thereto on September [26], 2008.

On the basis of and subject to the foregoing, we issued the following PRC legal opinions:

Part I Legal Opinion on the PRC On-Shore Company

1.                                       As at the date of this legal opinion, the sole investor of the PRC On-Shore Company is Grand Sun International Investment Limited (“HK Off-Shore Company”) which holds 100% of equity interests of the PRC On-Shore Company; the registered capital of the PRC On-Shore Company is RMB 140 million and the total investment amount is RMB 200 million; the legal Representative of the PRC On-Shore Company is Li Yi (李毅). The PRC On-Shore Company is a wholly foreign-owned enterprise duly incorporated, validly existing and in good standing under PRC laws. The establishment of the PRC On-Shore Company is in compliance with the laws and regulations of the PRC, and has gone through the necessary legal procedure.  The transfer of equity interest of the PRC On-Shore

Company held by the Founder (and other original shareholders) to the HK Off-Shore Company and the conversion of the PRC On-Shore Company from a PRC domestic company to a wholly-owned foreign enterprise (the “Restructuring”) is in compliance with the laws and regulations of the PRC, and has gone through the necessary legal procedure.  The Restructuring was approved by Shenzhen MOFCOM on Sept. 6, 2006, and does not require the approval by MOFCOM at central level.

2.                                       The HK Off-Shore Company, as the sole investor of the PRC On-Shore Company, has paid up 43.15% of the PRC On-Shore Company’s registered capital in accordance with PRC laws and its articles of association.  According to the Shen Dan Bao Zhi  Zi 2007 Nian Di No.007 (深担保(质)字2007年第007号) entered into by and between the HK Off-Shore Company and Shenzhen Real Estate Security Company Limited (深圳市不动产担保股份有限公司) (the “Guarantee Corporation”), 29% of the equity interests of the PRC On-Shore Company were pledged to the Guarantee Corporation as the counter-guarantee for the guarantee provided by the Guarantee Corporation on a RMB 40 million debts owed by the PRC On-Shore Company to China Construction Bank Company Limited, Shenzhen Branch (“CCB”), and the maturity date of the aforesaid RMB 40 million debts is until 11 July 2012. The rest of the equity interests of the PRC On-Shore Company is free and clear of any pledge or other security interest.

3.                                       According to the confirmation made by the Company after our due and careful inquiries with the Company, the PRC On-Shore Company is not in violation of its constitutive documents or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound.

4.                                       The articles of association of the PRC On-Shore Company are in compliance with and do not conflict with PRC laws and have been respectively duly approved by its shareholder and approved by and duly filed with the relevant Governmental Authorities and are in full force and effect and binding upon the PRC On-Shore Company.

5.                                       The PRC On-Shore Company is an independent legal person and capable of enjoying the civil right and assuming the civil duty and liability. It can take full responsibility for its own profits and losses and assume civil liability with all of its assets as a wholly foreign-owned limited liability company.

6.                                       The HK Off-Shore Company has obtained all necessary licenses, permits, consents, approvals, authorizations, qualifications, registrations and filings of any sort (collectively, the “Approvals”) required under PRC laws from all relevant Governmental Authorities for their ownership in and control over the PRC On-Shore Company, and no other Approval is required under PRC laws for such ownership.

7.                                       According to the confirmation made by the Company after our due and careful inquiries with the Company, there are no outstanding rights, privileges, warrants or options to acquire or instruments convertible into or exchangeable for any equity interest in the PRC On-Shore Company.

8.                                       The PRC On-Shore Company has obtained and updated its foreign investment enterprise approval certificate, business license, state and local tax registration certificates, foreign exchange registration IC card and customs registration.

9.                                       According to the confirmation made by the Company after our due and careful inquiries with the Company, the business carried out by the PRC On-Shore Company is within the business scope permitted under its business license.

10.                                 The PRC On-Shore Company has the corporate power and all necessary governmental authorizations to own, lease, license and use its properties, assets and conduct its business as presently conducted and such governmental authorizations contain no materially burdensome restrictions other than the completion of annual inspection formalities conducted by relevant government authorities.

11.                                 According to the confirmation made by the Company, the PRC On-Shore Company has no reason to believe that any regulatory body is considering modifying, suspending or revoking any such governmental authorizations, and the PRC On-Shore Company is in compliance with the provisions of all such governmental authorizations in all material respects.

12.                                 According to the confirmation made by the Company after our due and careful inquiries with the Company, the PRC On-Shore Company is not, or has not been since its establishment, in violation of its articles of association, its business licenses or is, or has been punished by any Governmental Authorities due to its violation of the PRC laws.

13.                                 The PRC On-Shore Company has obtained and currently holds all Approvals from all relevant Governmental Authorities having jurisdiction over them, which are required for the due and proper conduct of its business in the manner presently conducted.  None of such Approvals has expired or been revoked, and according to the Confirmation made by the Company after our due and careful inquiries with the Company, the PRC On-Shore Company has not received any letter or notice from any Governmental Authority asserting that any such Approval is, will or may be void or nullified due to any reasons, or that any additional Approvals are, will or may be needed or be required to conduct its business in accordance with its business license.

14.                                 According to the confirmation made by the Company after our due and careful inquiries with the Company, there are no outstanding guarantees or contingent payment obligations of the PRC On-Shore Company.

15.                                 According to the confirmation made by the Company after our due and careful inquiries with the Company, no step has been, or is being taken, and no legal or administrative proceedings has been commenced or threatened against, and no order or resolution has been passed with respect to the bankruptcy, winding-up, dissolution, liquidation or elimination of the PRC On-Shore Company.

16.                                 The PRC On-Shore Company and the Founder are capable of suing and being sued and can be the subject of any legal proceedings in PRC courts.  None of the PRC On-Shore Company, the Founder, nor any of their properties is entitled to any immunity on the ground of sovereignty from any action, suit or other legal proceedings or from enforcement, execution or attachment.

17.                                 The PRC On-Shore Company is the legally registered holder of land use rights with the certificate number 6000189500 and 6000215912 to the land located at Baolong Industrial Zone, Longgang District, Shenzhen(深圳市龙岗区宝龙工业城) (the “Land”). According to the Shen Dan Bao (Wei) Zi 2007 Nian Di No.007 (深担保(委)字2007年第007号) entered into by and between the HK Off-Shore Company and the Guarantee Corporation, the Land was mortgaged to the Guarantee Corporation as the counter-guarantee for the guarantee provided by the Guarantee Corporation on a RMB 40 million debts owed by the PRC On-Shore Company to CCB.  The maturity date of the aforesaid RMB 40 million debts is until 11 July 2012.  Except for this mortgage, the Land is free and clear of any other mortgages, liens or third party claims. The land use rights to the Land were duly obtained and fully paid up in accordance with PRC laws, and the term of such land use rights extends from 10 August 2005 until 09 August 2055 and from 10 April 2006 until 9 April 2056 respectively.  The PRC On-Shore Company has obtained all Approvals required as of the date of this Opinion in connection with the construction of the buildings on the Land.

18.                                 The PRC On-Shore Company has valid leasehold interests in all of its leased real estate, and according to the confirmation made by the Company our due and careful inquiries with the Company, has valid title to all material personal property owned by it, in each case free and clear of all liens, encumbrances, third party rights or interests, defects or any other restrictions; and any of the real estate and buildings held under lease by the PRC On-Shore Company are held by it under valid and enforceable leases in full force and effect and according to the confirmation made by the Company after our due and careful inquiries with the Company, no material default (or event which with notices or lapse of time, or both, would constitute such a default) by the PRC On-Shore Company has occurred and is continuing under any of such leases.

19.                                 According to the confirmation made by the Company our due and careful inquiries with the Company, the PRC On-Shore Company is not in violation of any applicable Law relating to the environment or occupational health and safety (collectively, “Environmental Laws”), and the PRC On-Shore Company is currently going through annual inspection with relevant environmental authority for its Pollutant Discharge Permit and the result of such annual inspection will be revealed on 5 October 2008.  Except for this permit which is held by relevant environmental authority for purpose of annual inspection, the PRC On-Shore Company has obtained all necessary assessment, approval, certificate, license and permit required under the Environmental Laws.  No material expenditures are or will be required in order to comply with any existing Environmental Laws.

20.                                 Each of the Intellectual Property set forth in the Schedule of Exceptions is either legally owned or applied for registration by Li Yi (李毅), Kong Weimin (孔维民) or the PRC On Shore Company respectively. Except for patents numbered ZL 03 1 34829.7,ZL 94 2 43121.9,ZL 2007 2 0118501.5,ZL 94 3 04729.3,ZL 94 3 03710.7 and ZL 2007 3 0130817.1 owned by Li Yi and patent numbered 91 2 25233.2 owned by Kong Weimin as set forth in the Schedule of Exceptions, the other patents set forth in the Schedule of Exceptions  are  under two patent license agreements executed by Li Yi (李毅) and the PRC On-Shore Company, according to which, the PRC On-Shore Company is licensed to use these patents. However, these two patent license agreements still have not been filed with relevant patent registration authority and therefore we cannot ensure that relevant patent registration authority or PRC courts will confirm the validity of these two agreements when there are disputes in relation to these two agreements. According to the confirmation made by the Company, none of the PRC On-Shore Company or the Founder has received any notice of infringement of or conflict with asserted rights of others with respect to such Intellectual Property, and none of the PRC On-Shore Company and the Founder is in violation or infringement of any proprietary asset or Intellectual Property of any other Person under PRC laws.

21.                                 The form of labor contract provided by the Company which was entered into by the PRC On-Shore Company with one of its employee (i) is legal, binding and enforceable under PRC laws against each party thereto upon the execution by each party thereof in accordance with its terms and (ii) does not and will not violate or result in a breach of or a default under any provision of any current applicable PRC laws.

22.                                 According to the confirmation made by the Company, except as disclosed in the Schedule of Exceptions, there is no other claim, litigation, arbitration, administrative proceedings, or other legal process pending or threatened against the Founder, the Company, the HK Off-Shore Company or the PRC On-Shore Company before any court arbitration tribunal or Governmental Authority in the PRC. According to the confirmation made by the Company, there is no claim, litigation, arbitration, administrative proceedings, or other legal process pending or to our knowledge threatened against the PRC On-Shore Company’s activities, properties or assets or, against any senior officer, director or key employee of the PRC On-Shore Company in connection with such officer’s, director’s or employee’s relationship with, or actions taken on behalf of the PRC On-Shore Company.

23.                                 Subject to the disclosures in the Schedule of Exceptions, all of the individual income Taxes and statutory social insurance contributions required by PRC laws have been withheld and paid for the employees of the PRC On-Shore Company in accordance with their monthly salaries pursuant to applicable standards and rates.  Except a labor dispute with Yang Yingjuan of the PRC On-Shore Company as disclosed in the Schedule of Exceptions which is still pending for the final judgment, the PRC On-Shore Company has no other labor related problems in connection with any union organization activities threatened or actual strikes or work stoppages.

24.                                 According to the confirmation made by the Company after our due and careful inquiries with the Company, there are no examinations or audits of any Tax returns or reports of the PRC On-Shore Company by any PRC Governmental Authority, and the PRC On-Shore Company has duly filed all required Tax returns, statements, reports, declarations including but not limited to business Tax filings and corporate income Tax returns.  According to the confirmation made by the Company after our due and careful inquiries with the Company, there is no action, suit, proceeding, audit, claim or assessment pending in the PRC with respect to Taxes payable by the PRC On-Shore Company or with respect to any Tax return or filing required to be filed by any of them, and there no liens for Taxes upon the assets of the PRC On-Shore Company.  All Taxes owed and due by the PRC On-Shore Company have been fully and timely paid.

Part II Legal Opinion on the Trony Material

25.                                 As at the date of this legal opinion, the shareholding structure of the Trony Material is that the PRC On-Shore Company holds 90% of the equity interests and Zhang Yiying (张艺影) holds 10% of equity interests of Trony Material; the registered capital of the Trony Material is RMB 3.5 million;

the legal representative of the Trony Material is Li Yi (李毅). Trony Material is a limited liability company duly incorporated, validly existing and in good standing under PRC laws. The establishment of Trony Material is in compliance with the laws and regulations of the PRC, and has gone through the necessary legal procedure.  According to relevant Investment Agreement, the 90% of the equity interests of Trony Material held by the PRC On-Shore Company was on behalf of Zhang Yiying and Zhang Yiying is the beneficiary owner of this 90% of equity interests of Trony Material and therefore the 100% owner of equity interests of Trony Material.

26.                                 Zhang Yiying (张艺影) have fully paid up Trony Material’s registered capital (directly and through the PRC On-Shore Company) in accordance with PRC laws  and all of the equity interests of Trony Material is free and clear of any pledge or other security interest.

27.                                 According to the confirmation made by the Company, Trony Material is not in violation of its constitutive documents or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound.

28.                                 The articles of association of Trony Material are in compliance with and do not conflict with PRC laws and have been respectively duly approved by its shareholders and filed with the relevant Governmental Authorities and are in full force and effect and binding upon Trony Material.

29.                                 Trony Material is an independent legal person and capable of enjoying the civil right and assuming the civil duty and liability. It can take full responsibility for its own profits and losses and assume civil liability with all of its assets as a wholly foreign-owned limited liability company.

30.                                 According to the confirmation made by the Company after our due and careful inquiries with the Company: (1) Trony Materials has no interest in or claim against any of the Group Companies; (2) Trony Materials has no connection with and has no business relations with any of the Group Companies; and (3) the business Trony Materials currently engages in is not in competition with that of the PRC On-Shore Company.

31.                                 The Zhang Yiying have obtained all approvals required under PRC laws from all relevant Governmental Authorities for her  ownership in and control over Trony Material, and no other Approval is required under PRC laws for such ownership.

Part III Legal Opinion on the Transaction Documents and Transactions Contemplated thereunder

32.                                 Each of the PRC On-Shore Company, the Founder, the Key Employees, and Jinjiang City Weili Weaving Manufacturing Industry Co. Ltd. (晋江市威立织造实业有限公司) (the “Creditor”)  has full power and authority to enter into, execute and deliver each Transaction Document to which it is a party.  The execution and delivery by the PRC On-Shore Company, the Founder, the Key Employees, and the Creditor, of such Transaction Documents and the performance of its obligations thereunder have been or will be duly authorized by all requisite corporate action as required under PRC Laws and its articles of association.  The Transaction Documents constitute the legal, valid and binding obligations of the PRC On-Shore Company, the Founder, the Key Employees and the Creditor in accordance with the terms thereof. The performance of the obligations and the consummation of the transactions contemplated under the Transaction Documents will not conflict with, result in a breach or violation of or imposition of any lien, charge or encumbrance upon any property or assets of the PRC On-Shore Company pursuant to (i) the articles of association (or other constitutive document) of the PRC On-Shore Company, (ii) the term of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument governed by the laws of the PRC to which the PRC On-Shore Company is a party or bound or to which its or their property is subject, or (iii) any PRC statute, law, rule, regulation, judgment, order or decree applicable to the PRC On-Shore Company of any PRC court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the PRC On-Shore Company or any of its properties.  No consents, approval, authorization, filing with or order of any court or governmental agency or body is required in the PRC in connection with the transactions contemplated in the Transaction Documents, except for the Shenzhen MOFCOM’s approval and Shenzhen SAIC’s registration on the pledge of relevant equity interests of the PRC On-Shore Company and those as have been obtained.

33.                                 The Provisions on Mergers and Acquisition of Domestic Enterprises by Foreign Investors effective on September 8, 2006 (关於外国投资者并购境内企业的规定) (the “M&A Rules”) do not apply to the existing structure and the transactions contemplated by the Transaction Documents.

34.                                 Each of the PRC Resident, i.e., the Founder, Li Ying and Zhang Yiying, as the ultimate shareholders of the Company, either legal or beneficial, has fufilled his obligations of foreign exchange registration under Circular on Issues Relating to the Administration of Foreign Exchange of Company Financing through Offshore Special Purposes Vehicles and Round-Trip Investment by PRC Residents 国家外汇管理局关于境内居民通过境外特殊目的公司融资及返程投资外汇管理有关问题的通知[汇发2005]75号 issued by the State Administration on Foreign Exchange, and its implementation rules 75 号文操作规程 (汇综发[2007]106号) (collectively “Circular 75”) in relation to the establishment of the overseas entities in connection with the Restructuring. However, Li Yi, Li Ying, Zhang Yiying and Chen Yixiang (who haven’t registered with SAFE) need to update relevant registrations to reflect changes on the Company, the HK Off-Shore Company and the Management Holding Companies.   Each of the ultimate shareholders, of

the Company, including but not limited to Li Yi, Li Ying, Zhang Yiying, and Chen Yixiang, shall file with SAFE for changes in connection with the transactions contemplated under the Transaction Documents in accordance with Circular 75.

35.                                 No transaction taxes, stamp duties, or other similar documentary taxes or duties are and will be payable in the PRC in accordance with (i) the execution, delivery or enforcement of the Transaction Documents or (ii) the creation, offer, allotment, issuance or conversion of the Series A Convertible Redeemable Preferred Shares.

36.                                 Payments under the Transaction Documents, proceeds of enforcement of the Transaction Documents and the proceeds of any arbitration award or judgment obtained in respect of the Transaction Documents may be remitted to the Purchasers outside of the PRC subject to relevant approvals by relevant foreign exchange administration authorities.  All amounts payable by the PRC On-Shore Company to the Purchasers under the Transaction Documents may be paid in the currency in which these amounts are expressly stated to be payable.

37.                                 None of the Purchasers is required to be licensed, qualified or otherwise entitled to carry on business in the PRC in order to execute, deliver or enforce rights under any of the Transaction Documents.  The Purchasers will not be deemed to be resident, domiciled, carrying on business or subject to Taxation in the PRC only by reason of the negotiation, preparation, execution, delivery, performance or enforcement of the Transaction Documents, their ownership of the Series A Convertible Redeemable Preferred Shares upon closing of the transactions contemplated in the Transaction Documents, or their indirect ownership of the PRC On-Shore Company.

38.                                 The choice of the substantive laws of the Hong Kong Special Administrative Region of the PRC, the Cayman Islands, or the PRC, to govern the Transaction Documents, as each selected in each Transaction

Document, is valid choice of law under PRC laws.  The submission to arbitration to the Hong Kong International Arbitration Centre in Hong Kong does not contravene PRC laws.

39.                                 The competent courts of the PRC would recognize and enforce a final and conclusive arbitral award obtained in Hong Kong in accordance with the Transaction Documents against the PRC On-Shore Company or the Founder as applicable unless otherwise provided by article 7 of the Arrangement on the Reciprocal Enforcement of Arbitration Awards between Mainland and Hong Kong promulgated by the Supreme People’s Court of PRC on 24 January 2000.

40.                                 Each of the Transaction Document which is governed by PRC laws is legal and valid and enforceable under PRC laws subject to requisite governmental approvals as expressly provided in relevant Transaction Document.  The HK Charge Agreement (i.e. the Equity Interest Pledge by and amongst the HK Off-Shore Company, the PRC On-Shore Company and the Purchasers) will become effective upon duly executed by all the parties thereto.  The security under the HK Charge Agreement shall come into effect after the HK Charge Agreement is approved by the Shenzhen MOFCOM and registered with the Shenzhen SAIC.

41.                                 Except for consent from the Guarantee Corporation for distribution of dividend over RMB 1 million, none of CCB’s or the Guarantee Corporation’s consents are required in order to carry out the transactions contemplated under any of the Transaction Document.  The shareholder’s loan from the Company to the PRC On-Shore Company as planned under the Transaction Documents does not require consent from CCB or the Guarantee Corporation.

Part III Shenzhen Hongquan Share Transfer

42.                                 On March 15, 1997, Shenzhen Hongquan Machinery Co., Ltd (深圳鸿泉机械有限公司, “Shenzhen Hongquan”), which held 38% of the equity interests in the PRC On-Shore Company entered into a Share Transfer Agreement with Li Yi, according to which, Shenzhen Hongquan agreed  to transfer 38% of the equity interests in the PRC On-Shore Company (the “Transferred Shares”) to Li Yi with a consideration of RMB 1.14 million.  On June 16, 1997, Shenzhen Great Wall Public Certified Accountants issued an Asset Valuation Report numbered (Shen Chang Gu Zi [1997] No.001) which confirmed that as at December 31, 2006, the net assets of the PRC On-Shore Company was RMB 445,019.08, accordingly the correspondent appraised value to the Transferred Shares is RMB 169,107.25. According to the Asset Valuation  Qualification Certificate (资产评估资格证书) numbered Zhong Lin 98 issued by the former State Own Assets Administration Bureau on January 21, 1997, Shenzhen Great Wall Public Certified Accountants is qualified for the assets valuation of state owned assets.

On July 4th, 1997, the aforesaid share transfer was registered with Shenzhen SAIC.

We noticed that Shenzhen Hongquan was a foreign investment enterprise of which 75% of the equity interests was owned by 中国机床总公司, a state own enterprise.

According to the confirmation made by the Company, as Shenzhen Hongquan’s business license was already revoked by Shenzhen SAIC and the aforesaid share transfer was taken place at 11 years ago, it is not possible for the Company to obtain any proof to verify whether Shenzhen Hongquan obtained relevant approval and confirmation and the aforesaid asset valuation results from 中国机床总公司 or higher state asset administration authorities in relation to the aforesaid share transfer.

We also noticed that according to article 2 of the aforesaid share transfer, Shenzhen Hongquan “guarantees that it has full and valid disposal right in relation to shares transferred to Party B (note: Li Yi)”.

Based on the above, although the Company cannot provide proof that whether or not there are relevant approval and confirmation and the aforesaid asset valuation results from 中国机床总公司 or higher state asset administration authorities in relation to the aforesaid share transfer, we understand that, as:

1. the aforesaid share transfer was based on the assets valuation made by public certified accountants qualified for the assets valuation of state owned assets;

2. the consideration exceeded 6 times of the appraised price of the Transferred Shares;

3. it has been 11 years since the registration of the aforesaid Share Transfer;

4. Shenzhen Hongquan guaranteed that “it has the full and valid disposal right in relation to shares transferred to Party B (note: Li Yi)” in article 2 of the share transfer agreement which was registered with Shenzhen SAIC.

5. The aforesaid share transfer has been duly registered with Shenzhen SAIC, which is the competent governmental authority in relation the registration of share transfer.

the share transfer agreement, according to which Li Yi acquired the Transferred  Shares is legal and valid under PRC laws

(Signature Page)

Jingtian & Gongcheng Attorneys at Law

Appendix: the Transaction Documents

(1)          TRONY SOLAR HOLDINGS COMPANY LIMITED SERIES A PREFERRED SHARE PURCHASE AGREEMENT dated September 26, 2008

(2)          TRONY SOLAR HOLDINGS COMPANY LIMITED INVESTORS’ RIGHTS AGREEMENT dated September 26, 2008

(3)          THE COMPANIES LAW REVISED OF THE CAYMAN ISLANDS EXEMPTED COMPANY LIMITED BY SHARES AMENDED AND RESTATED MEMORANDUM OF ASSOCIATION OF TRONY SOLAR HOLDINGS COMPANY LIMITED dated September 26, 2008

(4)          SHARE CHARGE BY SKY SENSE INVESTMENTS LIMITED (as Chargor) AND TRONY SOLAR HOLDINGS COMPANY LIMITED (as the Company) IN FAVOUR OF JPMORGAN SPECIAL SITUATIONS (MAURITIUS) LIMITED AND INTEL CAPITAL CORPORATION (as Chargees) dated September 26, 2008

(5)          SHARE CHARGE OVER 1,325 ORDINARY SHARES IN THE SHARE CAPITAL OF GRAND SUN INTERNATIONAL INVESTMENT LIMITED dated September 26, 2008

(6)          EQUITY INTEREST PLEDGE by and among GRAND SUN INTERNATIONAL INVESTMENT LIMITED (新阳国际投资有限公司) as Pledgor TRONY SOLAR SCIENCE & TECHNOLOGY DEVELOPMENT LIMITED (深圳市创益科技发展有限公司) as Company and JPMORGAN SPECIAL SITUATIONS (MAURITIUS) LIMITED and INTEL CAPITAL CORPORATION as Pledgees Dated September 26, 2008

(7)          深圳市创益科技发展有限公司劳动合同

(8)          深圳市创益科技发展有限公司保密、专有信息和竞业限制协议

(9)   INTELLECTUAL PROPERTY LICENSE AGREEMENT Between Li Yi (李毅)And Trony Solar Science and Technology Development Limited (深圳市创益科技发展有限公司) dated September 26, 2008

(10)    SUBORDINATION AGREEMENT Dated September 26, 2008

(11)    ESCROW AGREEMENT dated September 26, 2008

(12)    THE INDEMNIFICATION AGREEMENT

EXHIBIT G

FORM OF LEGAL OPINION OF HONG KONG COUNSEL

Exhibit G

26 September 2008

(1)	JPMorgan Special Situations (Mauritius) Limited	Your Ref:	Please advise.
Global Special Opportunities Group Middle Office
	26/F Chater House	Our Ref:	JFC/JR
8 Connaught Road
	Central, Hong Kong	Direct Dial:	(852) 2905 7688/
(852) 2905 7612
Attn: Ms. Angelica Siu

(2)	Intel Capital Corporation 32/F, Two Pacific Place 88 Queensway Central, Hong Kong Attn: APAC Portfolio Management

(Party (1) and (2) are collectively referred to as the “Investing Parties”)

Dear Sirs,

Investment in Trony Solar Holdings Company Limited (the “Company”)

1.                                       We have been asked to provide a legal opinion in connection with the following documents under Hong Kong law:-

a Series A Preferred Share Purchase Agreement, dated the date hereof, among the Company, Grand Sun International Investment Limited (the “HK Company”),  the investing Parties and others (the “Share Purchase Agreement”);

an Investors’ Rights Agreement, dated the date hereof, among the Company, the Investing Parties and certain other shareholders of the Company (the “Investors’ Rights Agreement”);

an Escrow Agreement, dated the date hereof, by and among the Company , the Investing Parties”, and JPMorgan Chase Bank, N.A. as Escrow Agent (the “Escrow Agreement”);

a Share Charge, dated the date hereof, among the Company and the Investing Parties conferring a charge over the shares of the HK Company (the “Share

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Charge” and, together with the Share Purchase Agreement, the Investors’ Rights Agreement and the Escrow Agreement, the “Hong Kong Law Transaction Documents”).

You have also asked us to opine on certain Hong Kong law aspects of an Equity Interest Pledge (the “PRC Share Charge”), dated the date hereof, among the HK Company, the Investing Parties and Trony Solar Science & Technology Development Limited, a PRC corporation (the “PRC WFOE”).

2.                                       We confirm that we are lawyers qualified to practise in Hong Kong and qualified to give this Opinion.

3.                                       For the purpose of this Opinion, we have examined the following documents:

a copy of the executed Share Purchase Agreement;

a copy of the executed Investors’ Rights Agreement;

a copy of the executed Share Charge;

a copy of the executed Escrow Agreement;

a copy of the executed PRC Share Charge;

(i)                                   a copy of the latest form of Memorandum and Articles of Association of the HK Company filed with the Companies Registry (“Memorandum and Articles”);

(ii)                                a copy of the Certificate of Incorporation of the HK Company dated 3 August, 2006 (“Certificate of Incorporation”);

(iii)                             a copy of the Business Registration Certificate of the HK Company stated thereon to be valid until 8 February, 2009 (the “Business Registration Certificate”);

(iv)                            a copy of the written resolutions dated 25 September 2008 of (i) the HK Company’s members, and (ii) the directors of the HK Company, inter alia, approving and authorising (as applicable) certain changes to the share capital of the Company and the issuance of additional shares to the sole shareholder (the “Capital Restructuring Resolutions”);

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(v)                               a copy of the written resolutions dated 25 September, 2008 of the HK Company’s directors, inter alia, approving and authorising (as applicable) the terms of the Hong Kong Law Transaction Documents, and authorising the execution thereof by the Company (the “Director’s Resolutions”);

(vi)                            a copy of the written resolutions dated 25 September 2008 of the HK Company’s members, inter alia, approving and authorising (as applicable) the terms of the Hong Kong Law Transaction Documents to which the HK Company is a party and the PRC Share Charge, and authorising the execution thereof by the Company (the “Member’s Transaction Resolutions”);

results of winding up searches conducted under the online system of the Official Receiver’s Office of Hong Kong against the HK Company on 26 September 2008 (the “Winding-up Search”);

results of companies searches relating to the HK Company conducted under the online system of the Companies Registry in Hong Kong on 26 September 2008 (the “Companies Registry Search”);

records of Target On-Line Financial Ltd. (a private computer search service) based on the litigation searches of the Cause Book of the Registry of the High Court, District Court and Small Claims Tribunal of Hong Kong conducted against the HK Company on 26 September 2008 (the “Litigation Search” and, together with the Winding-up Search and the Companies Registry Search, the “Searches”);

statements of financial assistance for the acquisition of shares on Companies Registry Form SC7 and Form SC8 (together the “Statements”) signed by all of the directors of, the HK Company in respect of the Form SC7, and, in respect of the Form SC8, a majority of the directors of the Company (together the “Whitewash Companies”); and

a Certificate of Change Of Name of Super Bonus Limited to Trony Solar Holdings Company Limited issued by the Registry of Companies, Cayman Islands.

4.                                       Save as listed above in this Opinion, we have not, for the purpose of this Opinion, reviewed or examined any other document in connection with the transactions contemplated by the Hong Kong Law Transaction Documents and have made no other enquiries or searches concerning any of the parties to the Hong Kong Law Transaction

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Documents including the schedules, exhibits and attachments thereto and documents referred to therein and offer no advice or comments as to the legality or enforceability of such documents.

5.                                       We have reviewed the Hong Kong Law Transaction Documents only insofar as was necessary for the purpose of giving this Opinion and not with regard to the commercial aspects of the transactions evidenced thereby or their general compliance with market practice.

6.                                       Based on the assumptions set out in Section 9 and subject to the qualifications as set out in Section 7, we are of the opinion that:-

The HK Company is a limited liability company duly incorporated under the Companies Ordinance (Chapter 32 of the Laws of Hong Kong) and validly existing under Hong Kong laws.

The HK Company is capable of suing and being sued, and has appropriate power and authority to own its property and assets and carry on its business in accordance with the Memorandum and Articles, and to execute, deliver and perform its obligations under the Hong Kong Law Transaction Documents to which it is a party and the PRC Share Charge.

The HK Company has taken all necessary corporate and other actions required to authorise the execution, delivery and performance of the Hong Kong Law Transaction Documents to which it is a party and the PRC Share Charge.  The Hong Kong Law Transaction Documents to which it is a party and the PRC Share Charge have been duly authorized, executed and delivered by the HK Company in accordance with the Memorandum and Articles and the laws of Hong Kong.

Based on the Companies Registry Search and a review of the Memorandum and Articles and the Capital Restructuring Resolutions the HK Company has an authorised share capital of HK$10,000.00 divided into 1,000,000 ordinary shares of HK$0.01 each, of which 10,000 ordinary shares have been validly issued and are fully paid and are registered in the name of Trony Solar Holdings Company Limited.

The execution, delivery and performance of the Hong Kong Law Transaction Documents and the PRC Share Charge by each of Mr. Li Yi (the “Founder”), the Company, the HK Company or the PRC WFOE (the “Relevant Parties”) to which it is a party does not violate any Hong Kong law or any order, rule or regulation of any Hong Kong governmental agency or body having jurisdiction over it or (in

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the case of the HK Company) its Memorandum and Articles of Association.

Save as set out in the following paragraph, no consent, approval, authorization, filing, registration, order or clearance or validation of, or exemption by, or with any Hong Kong court or any Hong Kong government authority or regulatory agency or judicial authority is required in connection with the execution, delivery, performance, validity, legality or enforceability of the Hong Kong Transaction Documents and the PRC Share Charge, and it is not necessary for the Hong Kong Transaction Documents, the PRC Share Charge or any instrument relating thereto to be notarized by, or registered, filed or recorded with any Hong Kong court or Hong Kong government authority or regulatory agency or judicial authority to ensure the validity, legality, enforceability or admissibility of the Hong Kong Transactions Documents, the PRC Share Charge and the transactions contemplated therein.

With respect to the PRC Share Charge, if it constitutes a charge on book debts or such other charges registrable under section 80(2) of the Companies Ordinance (Chapter 32 of the Laws of Hong Kong), the PRC Share Charge and its particulars should be delivered to the Companies Registry in Hong Kong for registration in the manner required by the Companies Ordinance within 5 weeks after the date of its creation. Registration does not confer priority over the secured asset. Priority of competing charges is governed by common law rules and the Section 80 Companies Ordinance registration requirement does not provide any assurance to that the chargor has not, in the previous five weeks, created other charges. A legal interest acquired for value and without notice overrides a prior equitable interest, there is no right to tack further advances after notice of a subsequent charge.

As a matter of Hong Kong law, the Share Charge creates a valid security interest over the shares of the HK Company enforceable in accordance with their terms.  Under Hong Kong law, the security interest created by the Share Charge will have priority over claims by third parties (other than those preferred by law) including any liquidator or a creditor of the Company.

No stamp or registration or other issue or transfer taxes or duties or charges and no capital gains, income, withholding or other taxes are imposed by any governmental agency or authority in Hong Kong or payable under the laws of Hong Kong in connection with the execution, delivery and performance of the Hong Kong Law Transaction Documents, other than for registration of the Share Charge and enforcement of the Share Charge.

There are no restrictions on the exchange of Hong Kong dollars under current

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Hong Kong law and accordingly Hong Kong dollars are freely exchangeable into or from any other freely convertible currency.

Payments under the Hong Kong Law Transaction Documents, proceeds of enforcement of the Hong Kong Law Transaction Documents and the proceeds of any arbitration award or judgment obtained in respect of the Hong Kong Law Transaction Documents may be remitted to the Investing Parties outside of Hong Kong without restriction and without the need to obtain any approvals of any governmental department or agency in Hong Kong.  All amounts payable to the Investing Parties under the Hong Kong Law Transaction Documents may be paid in the currency in which these amounts are expressly stated to be payable.

No deductions or withholdings in Hong Kong are required by current applicable Hong Kong laws to be made from genuine payments of dividends from the HK Company to its shareholder.

According to the results of the Searches only, as at the date hereof, there is no record of any order or resolution for the winding-up of the HK Company or any notice of the appointment of a receiver of any of the properties or assets of the HK Company in Hong Kong and the Winding-Up has not revealed any petition for the winding-up of the HK Company.

None of the Investing Parties is required to be licensed, qualified or otherwise entitled to carry on business in the Hong Kong in order to execute, deliver, or perform under any of the Hong Kong Law Transaction Documents.

The choice of Hong Kong law as the governing law of the Hong Kong Law Transaction Documents is a valid choice of law and can be recognized and given effect to in any action brought before a court of competent jurisdiction in Hong Kong.

The submission in the Hong Kong Law Transaction Documents by the parties to arbitration in the manner set out in Section 7.18 of the Series A Preferred Share Purchase Agreement is valid, legal and binding on it and the award of such arbitration is enforceable against it in accordance with its terms.

Qualifications

7.                                       This opinion is subject to the following qualifications:-

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we express no opinion on any documents referred to in the Hong Kong Law Transaction Documents which are not part of the documents reviewed by us for the purpose of giving this opinion;

except as expressly stated in this opinion, we have not for the purposes of giving this opinion examined any contracts, instruments or other documents into which the HK Company or any other party may have entered or by which any of them or their respective assets may be bound nor have we made any other enquiries concerning the HK Company or any other party;

the Searches are not capable of revealing conclusively whether any information or documents which may be required to be filed or have been filed or placed on the public record as documents may not be immediately filed and even if filed may not be immediately registered or entered onto the public records or databank of the relevant company;

certain equitable remedies such as injunction and specific performance are available only at the discretion of the courts of Hong Kong and are not normally available where damages would be an adequate alternative.  In addition, the exercise of legal rights may be affected by equitable considerations;

claims may be or become time barred or otherwise limited by prescription or lapse of time or be or become subject to defences of set-off or counterclaims or abatement and failure to exercise a right or rely on a provision promptly may operate as a waiver of that right or provision notwithstanding any terms of the Hong Kong Law Transaction Documents to the contrary;

(i)                                   where any obligations governed by the laws of Hong Kong are to be performed, observed or based upon a matter in a jurisdiction outside Hong Kong, they may not be enforced by the courts of Hong Kong to the extent that such performance would be illegal or ineffective under the laws or regulations, or contrary to public policy, in that jurisdiction;

(ii)                                where any obligations are governed by the laws of a jurisdiction outside Hong Kong, they may not be enforced by the courts of Hong Kong to the extent that performance thereof would be illegal or ineffective under the laws or regulations, or contrary to public policy, in that jurisdiction and/or Hong Kong;

whilst the Hong Kong courts have the power to render judgments in foreign currencies, they may not necessarily do so and we express no opinion in this

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respect.  A court in Hong Kong may or may not give effect to any currency indemnity and may grant judgment in a currency other than that stipulated in conversion provisions contained in the Hong Kong Law Transaction Documents;

a court in Hong Kong might not enforce the provisions of the Hong Kong Law Transaction Documents to the extent that the same provide an indemnity for, or reimbursement of, legal costs incurred by an unsuccessful litigant; or where the court itself has made an order for costs or which would involve the enforcement of foreign revenue or penal laws.  Furthermore, it is possible that a court in Hong Kong would hold that a judgment on any Hong Kong Law Transaction Document whether given in the court in Hong Kong or elsewhere, would supersede such Hong Kong Law Transaction Document to all intents and purposes, so that any obligations of such Hong Kong Law Transaction Document which would, by its terms, purport to survive such a judgment might not in fact be held to do so;

a Hong Kong court may not allow any sums to be recovered pursuant to contractual provisions which impose increased rates of interest or additional financial penalties to the extent to which they are regarded as amounting to a penalty and not a genuine and reasonable pre-estimate of loss.  Further, a court in Hong Kong may order payment of interest after judgment at a rate that differs from that provided or to be provided in the Hong Kong Law Transaction Documents;

a certificate, determination, notification, calculation or opinion of any person under any Hong Kong Law Transaction Document as to any matters might be held by the courts in Hong Kong not to be final, conclusive or binding if it could be shown to have an unreasonable or arbitrary basis, or in the event of manifest error and where any person is vested with a discretion or may determine a matter in its opinion, the law of Hong Kong may require that such discretion is exercised reasonably or that such opinion is based on reasonable grounds;

the severability of provisions of the Hong Kong Law Transaction Documents is, as a matter of Hong Kong law, at the discretion of the court; accordingly we express no opinion as to the enforceability or validity of any provision in the Hong Kong Law Transaction Documents regarding severability;

a Hong Kong court may stay proceedings or decline to accept jurisdiction if concurrent proceedings are being brought elsewhere or where it is shown that there is some other forum, having competent jurisdiction, which is more appropriate for the trial of the action.  Further, a Hong Kong court may order a

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plaintiff who is not ordinarily resident in Hong Kong to provide security for costs;

we express no opinion on how courts or arbitration panels in countries outside Hong Kong would apply Hong Kong law;

the effectiveness of provisions exculpating a party from a liability or duty otherwise owed are limited by law and an agreement may be varied, amended or discharged by a further agreement or affected by a collateral agreement which may be effected by an oral agreement or a course of dealing between the parties to an agreement, and provisions in or to be in the Hong Kong Law Transaction Documents providing that any such agreement may only be amended, waived or otherwise varied by an instrument in writing may not be effective;

the enforcement of the rights and obligations of the parties to the Hong Kong Law Transaction Documents may be invalidated by fraud and may be limited by the provisions of the laws of Hong Kong applicable to contracts held to have been frustrated by events happening after their execution;

an assignment or a security or other security interest may be invalid or unenforceable if the terms attaching to the asset, undertaking, property, debts, revenues, contracts or other rights whatsoever (hereinafter “assets” and each an “asset”) to which it relates or which it covers, or on which that asset is held, preclude the creation of an assignment or a security or other security interest over it.  Furthermore, the enforcement of an assignment or a security or security interest is subject to certain rules of law.  For example, a person who holds a security or other security interest over assets cannot sell the assets to himself and owes a duty to take reasonable care to realise the assets for a proper price, and a transfer to a nominee of the assignor or holder of the security or other security interest may not be enforceable;

a security or other security interest over, or assignment of, an asset may rank after:-

(i)                                   rights or interests which a third party holds in relation to that asset on the date on which the security or other security interest or assignment is created; or

(ii)                                rights or interests which a third party later acquires without notice of the existence of the security or other security interest or assignment, or, in some cases, with notice of the existence of the security or other security interest or

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assignment but without notice of a restriction precluding the owner of the asset from creating a right or interest such as that acquired by the third party;

we express no opinion as to the measure of damages or other payment which might be recoverable by any of the parties to the Hong Kong Law Transaction Documents or any other person in the event of any breach of the Hong Kong Law Transaction Documents or any claim thereunder nor as to whether any provision in the Hong Kong Law Transaction Documents conferring or waiving a right of set-off or similar right would be effective against an administrator, a receiver, a liquidator or their equivalent or a creditor;

if there was or is no commercial benefit, any Hong Kong Law Transaction Documents to the extent it constitutes a guarantee, indemnity or other third party security interest will be vulnerable to challenge and may be set aside by the shareholders or a liquidator or creditor of the company providing the security interest and any payments made under them may be required to be repaid; we express no opinion as to whether there was or is any such commercial benefit;

the Searches will not always reveal a security or any interest over (i) landed property in Hong Kong or (ii) shares of a company incorporated in Hong Kong or whether any particular director holds office or whether any other events have occurred such as a change to the Memorandum of Association or the Articles of Association or any transfer of shares of a company since the date of incorporation or registration of the relevant company;

our opinion as to the enforceability of the Hong Kong Law Transaction Documents relates only to the enforceability in Hong Kong in circumstances where the High Court has and accepts jurisdiction.  The terms “enforceability”, “enforceable”, “enforcement” and “enforce in this opinion refer to the legal character of the obligations assumed by the parties under the Hong Kong Law Transaction Documents i.e. that they are of a type or character which under the laws of Hong Kong may be enforced or recognised.  The terms do not address the extent to which a judgment obtained in a court outside Hong Kong would be enforceable in Hong Kong nor does it mean or imply that the Hong Kong Law Transaction Documents (as and when executed) will be enforced in all circumstances or in accordance with their respective terms or in any foreign jurisdictions or by or against the parties or that a particular remedy will be available.  In particular and without limitation, the binding nature and enforceability of the Hong Kong Law Transaction Documents are subject to limitations resulting from public policy, and resulting from bankruptcy,

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insolvency, liquidation, moratorium, re-organisation, re-construction or other laws, regulations, orders or judgments affecting the rights of creditors generally;

it should be noted, without prejudice to any other provision of this paragraph 7, that by section 266 of the Companies Ordinance a payment, security interest, guarantee or indemnity granted by a company within 6 months before the commencement of winding up proceedings will be deemed to be an unfair preference in favour of one of the company’s creditors and will be invalid if that payment, security interest, guarantee or indemnity would, had it been granted by an individual within 6 months before the presentation of a bankruptcy petition on which the individual was adjudged to be bankrupt, be deemed to have been an unfair preference.  However, the 6 months period is extended in the case of a person who is an “associate” of the company (as defined in Section 51B of the Bankruptcy Ordinance of the laws of Hong Kong) to a period of within 2 years before the commencement of the winding-up proceedings.

an individual will be deemed to have given an unfair preference to a person if:

(i)                                   that person is one of the debtor’s creditors or a surety or guarantor of any of his debts or liabilities; and

(ii)                                the debtor does anything or suffers anything to be done which has the effect of putting that person into a position which, in the event of the debtor’s bankruptcy, will be better than the position he would have been in if that thing had not been done.

the court shall not make an order in respect of an unfair preference unless the debtor who gave the unfair preference was influenced in deciding to give it by a desire to produce in relation to that person the effect mentioned in (ii) above.

where a company is wound up and it has, at the relevant time, given an unfair preference to any person, the transaction by which the unfair preference arose is invalid and the liquidator may apply to the court for an order that the position be restored to what it would have been if the company had not given the unfair preference;

in respect of an individual, a transaction that constitutes an unfair preference may be overturned by a court under section 50 of the Bankruptcy Ordinance.  A debtor gives an unfair preference to a person if that person is a creditor of the debtor (or his surety or guarantor) and the debtor does something or suffers something to be done which puts that person into a better position on the debtor’s

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bankruptcy than he would have been had such thing not been done. Unfair preferences may be avoided on the application of the trustee in bankruptcy to the court if such a transaction takes place within 6 months before the presentation of petition.  This 6-month period is extended in the case of a person who is an “associate” of the debtor (as defined in section 51B of the Bankruptcy Ordinance) to a period of 2 years before the presentation of petition;

under Section 48 of the Bankruptcy Ordinance (Cap 6 of the Laws of Hong Kong (the “Bankruptcy Ordinance”)), if a person who engages in a trade or business makes an assignment to any other person of existing or future book debts and is subsequently adjudicated bankrupt, the assignment is void against the trustee in bankruptcy as regards any book debts which have not been paid before the date of the bankruptcy order unless the assignment has been registered with the Court Registrar.  Although a charge over shares is not ipso facto a charge to which section 48 of the Bankruptcy Ordinance applies, where such a charge includes a charge in respect of dividends on the shares there is a view that the charge in respect of dividends is a charge on book debts of the chargor and therefore possibly a charge to which section 48 applies.  Every application for registration of an assignment under the section must be made by producing to the Court Registrar a true copy of the assignment and every schedule to it and an affidavit verifying the date, the time and the due execution of the assignment in the presence of the deponent and setting out the particulars of the assignment and of the parties thereto.

section 49 of the High Court Ordinance (Chapter 4 of the Laws of Hong Kong) provides that judgement debts shall carry simple interest at such rate as the Court of First Instance may order; or in the absence of such order, at such rate as may be determined from time to time by the Chief Justice by order, on the aggregate amount thereof, or on such part thereof as for the time being remains unsatisfied from the date of judgment until satisfaction. Interest under this section may be calculated at different rates in respect of different periods;

a Hong Kong court may not recognise as a fixed charge any of the security constituted by a charge which is expressed to be by way of fixed or specific charge since it may hold such security to be by way of floating charge; for example, to the extent that an obligor is given liberty to deal with any assets which are charged, it may be that the security constituted in respect of such assets will be construed by the courts as being of a floating rather than a fixed nature since it is of the essence of a fixed security that the person creating the security does not have liberty to deal with the assets which are the subject of the security;

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we express no opinion as to whether any security interests created over assets situated outside Hong Kong or over any assets or rights which are governed by the law of, or are to be performed in, a jurisdiction other than Hong Kong, constitute effective security;

we express no opinion as to the relevant priority rules for the security interests created by the Hong Kong Law Transaction Documents or the PRC Share Charge (where applicable) against any other security interest granted or to be granted over or any other dealing with the relevant assets, or as to any registration requirements other than those already mentioned;

a provision requiring payments to be made without deduction or withholding will not be enforced if a deduction or withholding is made pursuant to a legal obligation;

no opinion is expressed as to:

(i)                  the nature of the security created by the Hong Kong Law Transaction Documents (where applicable) (whether fixed or floating, legal or equitable);

(ii)               the marketability of, or rights of enforcement over, any charged assets;

whilst in the event of any proceedings being brought in a Hong Kong court in respect of a monetary obligation expressed to be payable in a currency other than Hong Kong dollars, a Hong Kong court would have power to give judgment expressed as an order to pay such currency, it may decline to do so in its discretion and a Hong Kong court may not enforce the benefit of a currency conversion or indemnity clause and, with respect to bankruptcy, insolvency, liquidation, reorganisation, moratorium, reconstruction or similar proceedings, Hong Kong law may require that all claims or debts are converted into Hong Kong dollars at an exchange rate determined by the court as at a date related thereto, such as the date of commencement of a winding up;

under Hong Kong law, any provision of the Hong Kong Law Transaction Documents which constitutes, or purports to constitute, a restriction on the exercise of any statutory power by any party thereto or other person may be ineffective;

despite a provision in an agreement to the effect that the written terms of that agreement constitutes the entire agreement between the parties thereto, a Hong

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Kong court may hold that oral or other assurances given in the course of negotiations may be binding

An action to enforce an arbitral award may be defended on any of the following grounds: (i) that the arbitration agreement was never entered into by the parties; (ii) that there had been no valid submission to arbitration; (iii) that the arbitrator was in some way disqualified from acting in the reference; (iv) that a valid award was never made; (v) that the award as alleged was never made; (vi) that the award is void because the arbitrator exceeded his jurisdiction or acted without jurisdiction; (vii) that the authority of the arbitrator was validly revoked before the award was made; (viii) that the arbitrator failed to observe a substantive requirement as to the validity of the award; (ix) that the award, though valid when made, has ceased to be binding; (x) that the award has been set aside by a court. It is also a defence that the award has been varied by agreement or performed.

8.                                      Basic Law

The Basic Law of the HKSAR (the “Basic Law”)  provides that the laws of Hong Kong in force at 30 June 1997 are to be applied in the HKSAR only in so far as they are not declared by the Standing Committee of the National People’s Congress of the People’s Republic of China (the “Standing Committee”) to contravene the Basic Law.

The Basic Law does not appear to include any provision which would be contravened by any Hong Kong law in force today and which is relevant to this opinion.  However, the interpretation of the Basic Law is a matter for the Standing Committee and we express no opinion as to how it will act.

9                     Assumptions

In giving this Opinion we have assumed without further enquiry and with your consent:

9.1                               the authenticity of all documents submitted to us as originals, the conformity with the originals thereof of all documents submitted to us as copies or drafts, and the authenticity of such originals;

9.2                               the genuineness of all signatures and seals;

9.3                               the accuracy and completeness of all corporate minutes, resolutions, and records

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which we have seen;

9.4                               that any and all representations of fact expressed in or implied by the Hong Kong Law Transaction Documents and any other documents referred to therein we have examined are accurate and remain accurate up to the date of this Opinion;

9.5                               that the board of directors and members of the HK Company when passing the relevant resolutions in relation to the transaction contemplated therein acted in good faith and having regard to all relevant matters reasonably and honestly believed that the execution, delivery and performance of the Hong Kong Law Transaction Documents and any other documents referred to therein would be in the best interests of each of them respectively;

9.6                               that the relevant directors’ resolutions and the members’ resolutions of the HK Company in relation to the transaction contemplated by the Hong Kong Law Transaction Documents are and remain in full force and effect and have not been rescinded, either in whole or in part; that such resolutions accurately record the resolutions adopted by the board of directors and members of the HK Company (as the case may be); that there is no matter which would adversely affect the validity or regularity of the resolutions contained therein; and that there is no matter affecting the authority of the directors of such parties to effect its entry into the Hong Kong Law Transaction Documents, not disclosed by the constitutional documents of such parties or the resolutions recorded therein, which would have any adverse implication in relation to the opinions expressed herein; that there is no matter which would (i) adversely affect the validity or regularity of such resolutions; or (ii) affect the bona fides of the execution, delivery and performance of the Hong Kong Law Transaction Documents (and there will be no such matters in the case of the Hong Kong Law Transaction Documents yet to be executed);

9.7                               that the representative of the corporate director and the corporate member of the HK Company have been duly appointed and validly authorised in the execution of the relevant directors’ resolutions and the members’ resolutions of each of them respectively in relation to the transaction contemplated by the Hong Kong Law Transaction Documents;

9.8                               that none of the parties to the Hong Kong Law Transaction Documents and any other documents referred to therein was insolvent at the time it entered into the Hong Kong Law Transaction Documents and any other documents referred to therein and none of them will be rendered insolvent by entering into the Hong Kong Law Transaction Documents and any other documents referred to therein;

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9.9                               that the Hong Kong Law Transaction Documents constitute, or will when executed constitute, legal, valid, binding and enforceable obligations of all parties thereto (other than the HK Company) in accordance with its terms under all applicable laws and regulations (other than Hong Kong laws) which would or might have any implication in relation to the opinions expressed herein, whether as a matter of conflict of laws principles or otherwise, and that the parties to the Hong Kong Law Transaction Documents other than the HK Company are able under the laws of the relevant jurisdictions to adopt Hong Kong law as the governing law of the Hong Kong Law Transaction Documents;

9.10                         the absence of any other arrangements between the parties to the Hong Kong Law Transaction Documents and any other documents referred to therein which modify or supersede any of the proposed terms thereof;

9.11                         there is no other document or information (other than those documents as referred to in paragraph 3 of this Opinion) which would have any implication in relation to the opinions expressed herein;

9.12                         the Hong Kong Law Transaction Documents have been duly authorised, executed and delivered by all parties thereto (other than the HK Company) and that all authorisations, approvals, consents, licences and exemptions required and all other requirements imposed for the legality, validity and enforceability of the Hong Kong Law Transaction Documents and the documents referred to therein have been obtained or fulfilled by each party to the Hong Kong Law Transaction Documents other than the HK Company and are and will remain in full force and effect and that any conditions to which they are subject have been satisfied;

9.13                         there are no provisions of the laws or regulations of any jurisdiction outside Hong Kong which would be contravened by the execution or delivery of or performance of obligations under the Hong Kong Law Transaction Documents or which would or might have any implication in relation to the opinions expressed herein;

9.14                         that all steps and procedures required to be taken in any jurisdiction (other than Hong Kong) in order to ensure the legality, validity, binding effect and enforceability of the Hong Kong Law Transaction Documents and the documents referred to therein have been taken and performed;

9.15                         the lack of bad faith and absence of fraud, misrepresentation, coercion, duress or undue influence or breach of trust on the part of any parties to the Hong Kong

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Law Transaction Documents and the documents referred to therein, their respective directors, officers, employees, agents and advisers;

9.16                         there was and is commercial justification for the execution and delivery of, and the performance of the obligations under the Hong Kong Law Transaction Documents and the documents referred to therein by the parties thereto; and that the directors of the parties to the Hong Kong Law Transaction Documents and the documents referred to therein concluded these to be the case in good faith; and that the execution and delivery of, and the performance of the obligations under each of the Hong Kong Law Transaction Documents and the documents referred to therein were and are and will at all material times be for the commercial benefit of each of the parties thereto and that such were conclusions at which the directors of the parties could reasonably and in good faith arrive (on which we express no opinion);

9.17                         there is no improper purpose behind any of the transactions contemplated by the Hong Kong Law Transaction Documents and the documents referred to therein and the entry into of the Hong Kong Law Transaction Documents and the documents referred to therein by the parties thereto did not infringe the provisions of any contract, instrument or other document entered into by or affecting such parties which might affect the opinions expressed herein;

9.18                         all documents examined by us remain and will remain in the form examined by us, without revocation, amendment or supplement (whether in writing or otherwise) and there are no other arrangements between any of the parties to the Hong Kong Law Transaction Documents which modify or supersede any of the terms thereof;

9.19                         that the governmental or public records or certificates we or Target On-Line Financial Ltd. have searched or examined are complete and accurate and do not fail to disclose any material information which has been properly presented for registration;

9.20                         the Certificate of Change of Name issued by the Registry of Companies, Cayman Islands is genuine and valid under the laws of the Cayman Islands;

9.21                         the statements of fact in the Statements are correct and the statements of opinion in the Statements are reasonable;

9.22                         each of the Whitewash Companies has net assets as defined by section 47D of the Companies Ordinance which are not reduced by the entry into by it of the transactions referred to in its Statement (or, to the extent that they are thereby

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reduced, the relevant financial assistance is provided out of each of the Whitewash Companies’ distributable profits);

9.23                         the directors who have made each of the Statements are majority of the directors of the relevant Whitewash Companies (other than the HK Company);

9.24                         the information disclosed by the Searches is true, complete, accurate and up-to-date and such information has not since the date of the relevant Searches been altered;

9.25                         the common seal of the relevant parties has been duly affixed to the Share Charge;

9.26                         all conditions precedent contained in the Hong Kong Law Transaction Documents and the PRC Share Charge have been or will be satisfied or waived;

9.27                         the property, assets and rights expressed to be charged pursuant to the Share Charge and/or the PRC Share Charge (together the “Secured Property”) are beneficially owned by Company and the HK Company respectively, free from all mortgages, charges, liens and encumbrances that are not discoverable from the Companies Registry Search (other than those created under the Share Charge and the PRC Share Charge respectively);

9.28                         the Hong Kong Law Transaction Documents and the PRC Share Charge meet all requirements of the laws of each relevant jurisdiction (other than Hong Kong) to create security interests over the Secured Property of the type which they purport to create;

9.29                         nothing in this Opinion implies or assumes that a representation or warranty given by the parties of the Hong Kong Law Transaction Documents is correct;

9.30                         that none of the parties are non-Hong Kong companies registered under Part XI of the Companies Ordinance.

The making of each of the above assumptions indicates that we have assumed that each matter the subject of each assumption is true, correct and complete.  That we have made an assumption in this Opinion does not imply that we have made any enquiry to verify any assumption or are not aware of any circumstance that might affect the correctness of any assumption.  No assumption specified above is limited by reference to any other assumption.

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10                                  Limits on this Opinion

For the purpose of this opinion, we do not express or imply any opinion herein as to the laws of any jurisdiction other than Hong Kong.  This opinion:

10.1                         is limited to the matters stated in it and no opinion is implied or may be inferred beyond the matters expressly stated;

10.2                         is addressed to you and may be relied upon by you only;

10.3                         may not be disclosed by you to any other person (save for your adviser), or used or relied upon by in whole or in part by, any other person; and

10.4                         may not, save as required by law or regulation, be filed with any governmental agency or authority or quoted or referred to in a public document without our prior written consent.

Yours faithfully,

CHARLTONS

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EXHIBIT H

FORM OF LEGAL OPINION OF CAYMAN COUNSEL

Exhibit H

29 September 2008	Our Ref: PM/LY/T3300-H03367

TO THE ADDRESSEES SET OUT IN SCHEDULE 4

Dear Sirs

TRONY SOLAR HOLDINGS COMPANY LIMITED

We have been asked to provide this legal opinion to you with regard to the laws of the Cayman Islands in relation to the Documents (as defined in Schedule 1) being entered into by Trony Solar Holdings Company Limited (the “Company”).

For the purposes of giving this opinion, we have examined and relied upon the originals, copies or certified translations of the documents listed in Schedule 1.

In giving this opinion we have relied upon the assumptions set out in Schedule 2, which we have not independently verified.

We are Cayman Islands’ Attorneys at Law and express no opinion as to any laws other than the laws of the Cayman Islands in force and as interpreted at the date of this opinion.  We have not, for the purposes of this opinion, made any investigation of the laws, rules or regulations of any other jurisdiction.  Except as explicitly stated herein, we express no opinion in relation to any representation or warranty contained in the Documents nor upon the commercial terms of the transactions contemplated by the Documents.

Based upon the foregoing examinations and assumptions and upon such searches as we have conducted and having regard to legal considerations which we consider relevant, and subject to the qualifications set out in Schedule 3, and under the laws of the Cayman Islands, we give the following opinions in relation to the matters set out below.

1.                                       The Company is an exempted company duly incorporated with limited liability, validly existing under the laws of the Cayman Islands and is in good standing with the Registrar of Companies in the Cayman Islands.

2.                                       The Company is capable of suing and being sued and has full corporate power and authority to execute and deliver the Documents to which it is a party and to perform its obligations under the Documents.

3.                                       The Documents to which the Company is a party have been duly authorised and executed and, when delivered by the Company, will constitute the legal, valid and binding obligations of the Company enforceable in accordance with their respective terms.

4.                                       The execution, delivery and performance of the Documents to which the Company is a party, the consummation of the transactions contemplated thereby and the compliance by the Company with the terms and provisions thereof do not:

(a)                                  contravene any law, public rule or regulation of the Cayman Islands applicable to the Company which is currently in force; or

(b)                                 contravene the Amended and Restated Memorandum and Articles of Association of the Company.

5.                                       Neither:

(a)                                  the execution, delivery or performance of any of the Documents to which the Company is a party; nor

(b)                                 the consummation or performance of any of the transactions contemplated thereby by the Company,

requires the consent or approval of, the giving of notice to, or the registration with, or the taking of any other action in respect of any Cayman Islands governmental or judicial authority or agency.

6.                                       The choice of law of the Cayman Islands, the Hong Kong Special Administrative Region and the People’s Republic of China chosen in each of the Documents to which the Company is a party to govern its interpretation would be upheld as a valid choice of law in any action on that Document in the courts of the Cayman Islands.

7.                                       Assuming that:

(a)                                  the Charge (as defined in Schedule 1) creates a valid security interest over the property and other assets intended to be secured thereby (the “Collateral”) having the priority as specified in the Charge, as a matter of the laws of the jurisdiction selected to govern the Charge (the “Governing Law”) and all other relevant laws (other than the laws of the Cayman Islands) including, without limitation, the governing law and law of situs of the Collateral; and

(b)                                 no further steps are required as a matter of any relevant laws (other than the laws of the Cayman Islands) to perfect such security interest or to regulate the ranking of its priority, then the courts of the Cayman Islands will recognise such security interest over the Collateral and in the event of an insolvency, winding-up, liquidation or reorganisation affecting the Company, no liquidator or unsecured creditor will be able to claim in respect of such Collateral in priority to the secured party or parties specified therein, subject to, in the case of a winding-up, insolvency, liquidation or reorganisation of the Company in a jurisdiction other than the Cayman Islands,

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any provision of the laws of that jurisdiction as to the priority of claims in such proceeding.

8.                                       Save as set out in qualification 2 in Schedule 3, there are no stamp duties, income taxes, withholdings, levies, registration taxes, or other duties or similar taxes or charges now imposed, or which under the present laws of the Cayman Islands could in the future become imposed, in connection with the execution, delivery or performance of the Documents or the enforcement or admissibility in evidence of the Documents or on any payment to be made by the Company or any other person pursuant to the Documents.  The Cayman Islands currently have no form of income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax.

9.                                       None of the parties to the Documents (other than the Company) is or will be deemed to be resident, domiciled or carrying on business in the Cayman Islands by reason only of the execution, delivery, performance or enforcement of the Documents to which any of them is party.

10.                                 A judgment obtained in a foreign court (other than certain judgments of a superior court of any state of the Commonwealth of Australia) will be recognised and enforced in the courts of the Cayman Islands without any re-examination of the merits at common law, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands (“the Court”), where the judgment is final and in respect of which the foreign court had jurisdiction over the defendant according to Cayman Islands conflict of law rules and which is conclusive, for a liquidated sum not in respect of penalties or taxes or a fine or similar fiscal or revenue obligations, and which was neither obtained in a manner, nor is of a kind enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

11.                                 Other than to enter particulars of the Charge in the Register of Mortgages and Charges maintained by the Company to comply with Section 54 of the Companies Law (as amended) of the Cayman Islands, it is not necessary under the laws of the Cayman Islands that any of the Documents be registered or recorded in any public office or elsewhere in the Cayman Islands in order to ensure the validity or enforceability of any of the Documents.

12.                                 It is not necessary under the laws of the Cayman Islands:

(a)                                  in order to enable any party to any of the Documents to enforce their rights under the Documents; or

(b)                                 solely by reason of the execution, delivery and performance of the Documents,

that any party to any of the Documents should be licensed, qualified or otherwise entitled to carry on business in the Cayman Islands or any other political subdivision thereof.

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13.                                 The Company has executed an effective submission to the jurisdiction of the courts of the jurisdictions specified in the Documents.

14.                                 The Company is subject to civil and commercial law with respect to its obligations under the Documents and neither the Company nor any of its assets is entitled to immunity from suit or enforcement of a judgment on the grounds of sovereignty or otherwise in the courts of the Cayman Islands in proceedings against the Company in respect of any obligations under the Documents, which obligations constitute private and commercial acts rather than governmental or public acts.

15.                                 Based solely upon our examination of the Register of Writs and other Originating Process of the Court conducted on 26 September 2008 (the “Search Date”), we confirm that there are no actions, suits or proceedings pending against the Company before the Court and no steps have been, or are being, taken compulsorily to wind up the Company.

16.                                 Based solely upon our examination of the minute books of the Company as at the time of our examination no resolution voluntarily to wind up the Company has been adopted by its members.

17.                                 A judgment of a court in the Cayman Islands may be expressed in a currency other than Cayman Islands dollars.

18.                                 On a liquidation of the Company, claims against the Company under any of the Documents to which it is party (other than any claim secured under the Charge) will rank at least pari passu with the claims of all other unsecured creditors (other than those preferred by law).

19.                                 The Share Charge (as defined in Schedule 1) constitutes legal, valid and binding obligations of the Company enforceable in accordance with its terms and creates a valid and binding first fixed charge over the Charged Shares (as such term is defined in the Share Charge, and herein called the “Secured Property”) and, other than to effect a legal mortgage over the Charged Shares (as such term is defined in the Share Charge, and herein called the “Charged Shares”) by registration of such shares in the name of the Investors (as defined in Schedule 4) (the “Chargees”), no further action is required to be taken to ensure the first priority ranking of the charge created by the Share Charge and the courts of the Cayman Islands will recognise such security interest in the Secured Property and the rights of the Chargees will, subject to the matters noted below in this paragraph 19 have priority over any claims by any liquidator of Sky Sense Investments Limited  (the “Chargor”) or by unsecured third parties.  You should note the following matters:

(a)                                  for as long as the Chargor is the registered holder of the Charged Shares in the Company it will, from the perspective of the Company, remain entitled to receive such dividends as may be payable in respect of the Charged Shares in the Company.  Pursuant to the Amended and Restated Articles of Association of the Company, the Directors may in their absolute discretion decline to register any transfer of shares without assigning any reason therefor provided however that the Directors shall

4

have no such discretion in relation to a transfer of the relevant Charged Shares to the Chargees and shall forthwith, upon presentation to the Company of any share transfer form transferring Charged Shares to the Chargee, proceed to register the transfer of Charged Shares contained in any such share transfer form;

(b)                                 the registered holder of the shares in the Company would have the power, as a matter of Cayman Islands law, to alter the Articles of Association of the Company to introduce provisions which may restrict the ability of the secured party to enforce their rights over the Charged Shares or realise their security by selling Charged Shares to third parties; and

(c)                                  with respect to security over the Charged Shares, the priority among competing equitable interests will, if Cayman Islands domestic law is applied, be determined according to the time of creation of the equitable interest and, accordingly, the security interest over the Charged Shares would rank behind any pre-existing equitable interest in the Charged Shares.  Such security interest may also rank behind any security interests granted over the Charged Shares in the nature of a legal mortgage and/or a bona fide purchaser for value of the Charged Shares without notice of the security could obtain good title to the Charged Shares.

20.                                 An award made in pursuance of an arbitration agreement in a foreign country (being a party to the Convention on the Recognition and Enforcement of Foreign Arbitral Awards adopted by the United Nations Conference on International Commercial Arbitration on 10 June 1958) may be enforced with the leave of the court in the Cayman Islands and judgment entered in terms of the award and such leave shall not be refused except:

(a)                                  if the person against whom the award is invoked proves that:

(i)                                     a party to the relevant arbitration agreement was (under the law applicable to him) under some incapacity;

(ii)                                  the relevant arbitration agreement was not valid under the law to which the parties subjected it or, failing any indication thereon under the law of the country where the award was made;

(iii)                               such person was not given proper notice of the appointment of the arbitrator or of the arbitration proceedings or was otherwise unable to present their case;

(iv)                              subject to (c) below, the award deals with a difference not contemplated by or not falling within the terms of the submission to arbitration or contains decisions on matters beyond the scope of the submission to arbitration;

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(v)                                 the composition of the arbitral authority or the arbitral procedure was not in accordance with the agreement of the parties or failing such agreement with the law of the country where the arbitration took place; or

(vi)                              the award has not yet become binding on the parties, or has been set aside or suspended by a competent authority of the country in which or under the law of which it was made;

(b)                                 enforcement may be refused if the award is in respect of a matter which is not capable of settlement by arbitration or if it would be contrary to public policy to enforce the award;

(c)                                  an award which contains decisions on matters not submitted to arbitration may be enforced to the extent that it contains decisions on matters submitted to arbitration which can be separated from those on matters not so submitted; or

(d)                                 where an application for the setting aside of an award has been made to such a competent authority as is mentioned in sub-paragraph (a)(vi) above the court before which enforcement of the award is sought may, if it thinks fit, adjourn the proceedings and may on the application of the party seeking to enforce the award order the other party to give security.

21.                                 There are no foreign exchange controls or foreign exchange regulations under the currently applicable laws of the Cayman Islands.

22.                                 The Amended and Restated Memorandum and Articles of Association have been duly adopted by the shareholders pursuant to the special resolution contained in the Resolutions and bind the Company and members thereof to the same extent as if each member had subscribed his name thereto, and there were in such articles contained a covenant on the part of the member to conform to all the regulations contained in such articles subject to the provisions of the Companies Law.  The Amended and Restated Memorandum and Articles of Association do not contravene any applicable law, public rule or regulation currently in force in the Cayman Islands.   Based solely on our review of the Amended and Restated Memorandum and Articles of Association and solely with respect to the Amended and Restated Memorandum and Articles of Association, the Series A Preferred Shares have the terms and conditions in the Amended and Restated Articles of Association as set out in the Amended and Restated Memorandum and Articles of Association.

23.                                 Based solely on our review of the Register of Members (as defined as Schedule 1), the Resolutions (as defined in Schedule 1) and the Amended and Restated Memorandum and Articles of Association, the authorised share capital of the Company is US$50,000 divided into (i) 493,972,809 ordinary shares of a nominal or par value of US$0.0001 each in the capital of the Company (the “Ordinary Shares”) and (ii) 6,027,191 redeemable series A preferred shares of a nominal or par value of US$0.0001 each (the “Series A Preferred Shares”).  Based solely on our review of the Register of Members, the shares of the Company have been

6

issued, credited as fully paid and non-assessable (meaning that no further sums are payable to the Company with respect to the holding of such shares) in the following amounts and registered in the following names:

Registered Holders	Nos. and Types of Shares

Lakes Invest Limited	54,170,000 Ordinary Shares

Sky Sense Investments Limited	18,500,000 Ordinary Shares

Build Up International Investments Limited	24,000,000 Ordinary Shares

Ellipsis Limited	1,500,000 Ordinary Shares

Warshaw Holdings Limited	180,000 Ordinary Shares

Lai Ting LIU	2,772,871 Ordinary Shares

The Series A Preferred Shares, when issued in accordance with the Share Purchase Agreement and the Amended and Restated Memorandum and Articles of Association (and when appropriate entries have been made in the Register of Members of the Company), will be validly issued, credited as fully paid and non-assessable (meaning that no further sums are payable to the Company with respect to holding of such Series A Preferred Shares).

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein.  This opinion is given solely for your benefit and the benefit of your legal advisers acting in that capacity in relation to this transaction and may not be relied upon by any other person without our prior written consent.

This opinion shall be construed in accordance with the laws of the Cayman Islands.

Yours faithfully

WALKERS

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SCHEDULE 1

LIST OF DOCUMENTS EXAMINED

1.                                       The Certificate of Incorporation dated 23 June 2008, the Certificate of Incorporation on Change of Name dated 22 July 2008, the Memorandum and Articles of Association as registered on 23 June 2008, the Amended and Restated Memorandum and Articles of Association as adopted on 25 September 2008 (the “Amended and Restated Memorandum and Articles of Association”), a certified copy of the Register of Members dated 26 September 2008 (the “Register of Members”) and Register of Directors of the Company, copies of which have been provided to us by Simpson Thacher & Barlett LLP (together the “Company Records”).

2.                                       The Register of Writs and other Originating Process of the Court kept at the Clerk of Courts Office, George Town, Grand Cayman as at the Search Date.

3.                                       A Certificate of Good Standing dated 25 September 2008 in respect of the Company issued by the Registrar of Companies in the Cayman Islands (the “Certificate of Good Standing”).

4.                                       A copy of executed written resolutions of the Board of Directors of the Company dated 25 September 2008 and a copy of executed written resolutions of the shareholders of the Company dated 25 September 2008 (the “Resolutions”).

5.                                       Copies of the following executed documents:

(a)                                  Series A Preferred Share Purchase Agreement (the “Share Purchase Agreement”) dated 26 September 2008 and entered into between the Company, Grand Sun International Investment Limited, Trony Solar Science and Technology Development Limited, Li Yi (the “Founder”), Sky Sense Investments Limited (“Sky Sense”), Lakes Invest Limited, Ellipsis Limited, Build Up International Investments Limited, Liu Lai Ting, Warshaw Holdings Limited and each of the investors as set out in Schedule 1 to the Share Purchase Agreement;

(b)                                 Investors’ Rights Agreement (the “IRA”) dated 29 September 2008 and entered into between the Company, the Founder, each of the holders of the Ordinary Shares of the Company as set out in Schedule 1 to the IRA and each of the holders of the Series A Preferred Shares of the Company as set out in Schedule 2 to the IRA;

(c)                                  Share Charge dated 26 September 2008 and entered into between the Company as chargor and JPMorgan Special Situations (Mauritius) Limited and Intel Capital Corporation (together, the “Investors”) as chargees in relation to 10,000 ordinary shares in the share capital of Grand Sun International Investment Limited;

8

(d)                                 Shareholder Loan Contract dated 29 September 2008 and entered into between the Company and Shenzhen Trony Solar Science and Technology Development Limited;

(e)                                  Subordination Agreement dated 29 September 2008 and entered into between the Company, Grand Sun International Investment Limited, Trony Solar Science and Technology Development Limited, each of the Investors and Jinjiang City Weili Weaving Manufacturing Industry Co. Ltd.;

(f)                                    Escrow Agreement dated 29 September 2008 and entered into between the Company, each of the Investors and JPMorgan Chase Bank, N. A.; and

(g)                                 Share Charge (the “Share Charge”) dated 29 September 2008 and entered into between Sky Sense as chargor and the Company as company in favour of the Investors as chargees.

The documents listed in paragraphs 5(a) to (f) above inclusive (but for the avoidance of doubt excluding the Share Charge) are collectively referred to in this opinion as the “Documents”.  The document listed in paragraph 5(c) above is referred to in this opinion as the “Charge” (provided that, for the purposes of Schedules 2 and 3 only, the expression “Documents” shall also include the Share Charge).

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SCHEDULE 2

ASSUMPTIONS

1.             There are no provisions of the laws of any jurisdiction outside the Cayman Islands which would be contravened by the execution or delivery of the Documents and, insofar as any obligation expressed to be incurred under the Documents is to be performed in or is otherwise subject to the laws of any jurisdiction outside the Cayman Islands, its performance will not be illegal by virtue of the laws of that jurisdiction.

2.             The Documents are within the capacity, power, and legal right of, and have been or will be duly authorised, executed and delivered by, each of the parties thereto (other than the Company).

3.             The Documents constitute or, when executed and delivered, will constitute the legal, valid and binding obligations of each of the parties thereto enforceable in accordance with their terms as a matter of the laws of all relevant jurisdictions (other than the Cayman Islands).

4.             The choice of the laws of the jurisdiction selected to govern each of the Documents has been made in good faith and will be regarded as a valid and binding selection which will be upheld in the courts of that jurisdiction and all relevant jurisdictions (other than the Cayman Islands).

5.             All authorisations, approvals, consents, licences and exemptions required by, and all filings and other requirements of each of the parties to the Documents outside the Cayman Islands to ensure the legality, validity and enforceability of the Documents have been or will be duly obtained, made or fulfilled and are and will remain in full force and effect and any conditions to which they are subject have been satisfied.

6.             All conditions precedent, if any, contained in the Documents have been or will be satisfied or waived.

7.             The Board of Directors of the Company considers the execution of the Documents and the transactions contemplated thereby to be in the best interests of the Company.

8.             The security interests intended to be created under the Charge and the Share Charge have been duly created and are validly in existence under the Governing Law and all other relevant laws including, without limitation, the law of the situs of the property charged under the Charge and the Share Charge (but excluding, in each instance, the laws of the Cayman Islands).

9.             The Collateral and the Secured Property exist as described in, and are owned and held in accordance with the terms of, the Charge and the Share Charge and the Company is the legal and beneficial owner of the Collateral and no encumbrances or equities or other third party rights exist in respect of the Collateral and the Secured Property other than as provided in the Charge and the

10

Share Charge, and the Collateral and the Secured Property are capable of assignment or transfer whether by way of sale or security, free of any condition, by means of agreement in the form of the Charge and the Share Charge, and such agreement is effective to create the intended security interests over the Collateral and the Secured Property as a matter of the Governing Law and all other relevant laws (other than the laws, in each instance, of the Cayman Islands).  No further steps are required as a matter of any relevant laws (other than the laws of the Cayman Islands) to perfect the security interests intended to be created under the Charge and the Share Charge or to regulate the ranking of their priority.

10.           No disposition of property effected by the Documents is made for an improper purpose or wilfully to defeat an obligation owed to a creditor and at an undervalue.

11.           The Company was on the date of execution of the Documents to which it is a party able to pay its debts as they became due from its own moneys, and any disposition or settlement of property effected by any of the Documents is made in good faith and for valuable consideration and at the time of each disposition of property by the Company pursuant to the Documents the Company will be able to pay its debts as they become due from its own moneys.

12.           The priority of any security interest intended to be created by the Charge and the Share Charge will, under all relevant laws, including without limitation the Governing Law and the law of the situs of the Collateral and the Secured Property (other than, in each instance, the laws of the Cayman Islands) be as contemplated in the Documents.

13.           The originals of all documents examined in connection with this opinion are authentic, all seals thereon and the signatures and initials thereon are those of a person or persons given power to execute the Documents under the Resolutions and are genuine, all such documents purporting to be sealed have been so sealed, all copies are complete and conform to their originals and the Documents conform in every material respect to the latest drafts of the same produced to us and, where provided in successive drafts, have been marked up to indicate all changes to such Documents.

14.           The Amended and Restated Memorandum and Articles of Association reviewed by us are the Amended and Restated Memorandum and Articles of Association of the Company in force at the date hereof.

15.           The copies of the Company Records provided to us by Simpson Thacher & Barlett LLP are true and correct copies of the originals of the same and are complete and accurate and constitute a complete and accurate record of the business transacted and resolutions adopted by the Company and all matters required by law and the Memorandum and Articles of Association of the Company to be recorded therein are so recorded.

16.           The records of the Company which we have specifically not reviewed, do not disclose anything which would affect any opinion given herein.

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17.           There are no agreements, documents or arrangements other than the documents expressly referred to herein as having been examined by us which materially affect, amend or vary the transactions envisaged in the Documents or restrict the powers and authority of the directors of the Company in any way.

18.           The Register of Writs and other Originating Process of the Court examined by us at the Clerk of Courts Office, George Town, Grand Cayman at the Search Date, constitute a complete record of the proceedings before the Court as at the Search Time.

19.           The Resolutions are a true and correct copy of the originals of the same, have been duly executed (and where by a corporate entity such execution has been duly authorised if so required) by or on behalf of each Director, or by or on behalf of each shareholder in respect of the shareholder resolutions, and the signatures and initials thereon are those of a person or persons in whose name the Resolutions have been expressed to be signed.

20.           The Resolutions remain in full force and effect and have not been revoked or varied.

21.           No resolution voluntarily to wind up the Company has been adopted by the members.

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SCHEDULE 3

QUALIFICATIONS

1.             The term “enforceable” and its cognates as used in this opinion means that the obligations assumed by the Company under the Documents are of a type which the courts of the Cayman Islands enforce.  This does not mean that those obligations will necessarily be enforced in all circumstances in accordance with their terms.  In particular:

(a)                                  enforcement of obligations and the priority of obligations may be limited by bankruptcy, insolvency, liquidation, reorganisation, readjustment of debts or moratorium and other laws of general application relating to or affecting the rights of creditors or by prescription or lapse of time;

(b)                                 enforcement may be limited by general principles of equity and, in particular, the availability of certain equitable remedies such as injunction or specific performance of an obligation may be limited where the court considers damages to be an adequate remedy;

(c)                                  claims may become barred under statutes of limitation or may be or become subject to defences of set-off, counterclaim, estoppel and similar defences;

(d)                                 where obligations are to be performed in a jurisdiction outside the Cayman Islands, they may not be enforceable in the Cayman Islands to the extent that performance would be illegal under the laws of, or contrary to the public policy of, that jurisdiction;

(e)                                  a judgment of a court of the Cayman Islands may be required to be made in Cayman Islands dollars;

(f)                                    to the extent that any provision of the Documents is adjudicated to be penal in nature, it will not be enforceable in the courts of the Cayman Islands; in particular, the enforceability of any provision of the Documents which imposes additional obligations in the event of any breach or default, or of payment or prepayment being made other than on an agreed date, may be limited to the extent that it is subsequently adjudicated to be penal in nature and not an attempt to make a reasonable pre-estimate of loss;

(g)                                 to the extent that the performance of any obligation arising under the Documents would be fraudulent or contrary to public policy, it will not be enforceable in the courts of the Cayman Islands;

(h)                                 a Cayman Islands court will not necessarily award costs in litigation in accordance with contractual provisions in this regard; and

(i)                                     the effectiveness of terms in the Documents excusing any party from a liability or duty otherwise owed or indemnifying that party from the

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consequences of incurring such liability or breaching such duty shall be construed in accordance with, and shall be limited by, applicable law, including generally applicable rules and principles of common law and equity.

2.             Cayman Islands stamp duty will be payable if the Documents are executed in, brought to, or produced before a court of the Cayman Islands.

3.             A certificate, determination, calculation or designation of any party to the Documents as to any matter provided therein might be held by a Cayman Islands court not to be conclusive, final and binding, notwithstanding any provision to that effect therein contained, for example if it could be shown to have an unreasonable, arbitrary or improper basis or in the event of manifest error.

4.             If any provision of the Documents is held to be illegal, invalid or unenforceable, severance of such provision from the remaining provisions will be subject to the discretion of the Cayman Islands courts notwithstanding any express provisions in this regard.

5.             In principle, a person who claims to be entitled pursuant to a contract to recover the legal fees and expenses incurred in enforcing that contract shall be entitled to judgment for the amount of legal fees and expenses found due under the contract and such amount shall not be subject to taxation pursuant to the applicable rule of court.

6.             A conveyance, mortgage, charge or other security interest granted or made by a company at a time when that company was unable to pay its debts as they fell due, and made or granted in favour of a creditor with a dominant intention to give that creditor a preference over the other creditors of the company, would be void pursuant to Section 168(1) of the Companies Law, if within six months thereof a petition is presented to the Court for the winding-up of such company, or a resolution is passed for the voluntary winding-up of the company.

7.             Under the Fraudulent Dispositions Law (as amended), any disposition of property made with an intent to defraud (which means an intention by the party disposing of the property to wilfully defeat an obligation owed to a creditor) and at an undervalue, shall be voidable at the instance of the creditor thereby prejudiced.

8.             We express no opinion upon the effectiveness of any clause of the Documents providing that the terms of such Document may only be amended in writing.

9.             Notwithstanding any purported date of execution in any of the Documents, the rights and obligations therein contained take effect only on the actual execution and delivery thereof but the Documents may provide that they have retrospective effect as between the parties thereto alone.

10.           The obligations of the Company may be subject to restrictions pursuant to United Nations sanctions and/or measures adopted by the European Union Council for Common Foreign & Security Policy extended to the Cayman Islands by the Order of Her Majesty in Council.

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11.           Persons who are not party to any of the Documents (other than beneficiaries under properly constituted trusts or persons acting pursuant to powers contained in a deed poll) under Cayman Islands law have no direct rights or obligations under the Documents.

12.           Our opinion as to good standing is based solely upon receipt of the Certificate of Good Standing.  The term “good standing” as used herein means that the Company is not currently in breach of its obligations to file the annual return, and pay the annual filing fees, due for the current calendar year, and having regard to any grace periods permitted under the Companies Law.

13.           Entry of particulars of a mortgage or charge in the Register of Mortgages and Charges of the mortgagor or chargor may not of itself give that mortgage or charge priority in ranking over any mortgage, charge or lien existing prior to its creation.

14.           Any charge in the nature of a floating charge will not take priority in ranking over any subsequent fixed mortgage or charge or lien which is created prior to the crystallisation of the floating charge.

15.           A mortgage or charge over certain assets of a company (the “Encumbered Assets”) which secures all obligations owed by such company (the “First Security”) will not necessarily rank in priority to a mortgage or charge over the Encumbered Assets which is later granted by the company to or in favour of another person (the “Later Security”). Where the beneficiary of the First Security has made a further advance to the company at a time when it has notice of the Later Security, the First Security may rank behind the Later Security in respect of such further advance.

16.           The interests of the beneficiary of any security interest created pursuant to the Charge will, if Cayman Islands law applies, (a) whether legal or equitable, rank after any prior legal or perfected equitable interest in the Collateral and (b) if merely equitable, rank after any later legal interest in the Collateral created in favour of a bona fide purchaser or mortgagee for value without notice of the security interests created pursuant to the relevant Charge.

17.           In the case of security over a debt or other chose in action, the priority and perfection of such security will be decided according to the law of the relevant debt or the law governing the creation of the chose in action. To the extent any debt or chose in action is constituted according to Cayman Islands law, the priority as between successive assignees or chargees will be determined based on the English decision in Dearle v Hall (1828) 3 RUSS 1, subject to exceptions, according to the order in which notice is given to the debtor or obligor in respect of the debt or other chose in action.

18.           A Cayman Islands court would not necessarily recognise or enforce foreclosure (meaning the assumption by the mortgagee of beneficial ownership of the mortgaged property and the extinction of the mortgagor’s equity of redemption therein) against the Charged Shares under the Share Charge in the absence of foreclosure proceedings enforceable in accordance with opinion 19 above against

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the relevant mortgagor in the courts of another jurisdiction.  This qualification relates only to mortgages and only to foreclosures; it does not apply to the exercise of powers of sale under mortgages or charges.

19.           All powers of attorney granted by the Company in the Documents which by their terms are expressed to be irrevocable are irrevocable only if given to secure a proprietary interest of the donee of the power or the performance of an obligation owed to the donee.  Where a power of attorney granted by the Company is expressed to be irrevocable and is given to secure (a) a proprietary interest of the donee of the power or (b) the performance of an obligation owed to the donee, then, so long as the donee has that interest or the obligation remains undischarged, the power shall not be revoked (i) by the donor without the consent of the donee or (ii) by the death, incapacity or bankruptcy of the donor, or if the donor is a body corporate, by its winding-up or dissolution.

20.           We render no opinion as to the specific enforcement as against the Company of covenants granted by the Company to do or to omit to do any action or other matter which is reserved by applicable law or the Company’s constitutional documents to the Company’s shareholders or any other person.

21.           We express no opinion on whether the security interest created over the Collateral (as such term is defined in the Charge would be upheld as a fixed charge by the courts of the Cayman Islands.  In light of the English authority, In Re Spectrum Plus Ltd (in liquidation) [2005] 2 AC 680, (which would be persuasive but not technically binding in the courts of the Cayman Islands), if the courts of the Cayman Islands determine that the Collateral is not permanently appropriated to the payment of the sums charged in such a way as to give the Chargee a proprietary interest in the Collateral and to impose restrictions on the Company’s use of the Collateral, they may hold that that the security interest created over the Collateral is a floating charge rather than a fixed charge notwithstanding its description as a fixed charge within the Charge.

22.           Certain of the Documents contain provisions the intention of which is to restrict the ability of certain parties to, inter alia, petition for or take any other step in relation to the winding up of the Company.  Such Documents are governed by Hong Kong law.  The Cayman Court would hear any petition to wind up the company brought in breach of any non-petition provisions. However, subject to any applicable provisions of the Documents to the contrary, the Company could seek to restrain a threatened breach of such provision by way of an application to the Court for an injunction.  An injunction is, however, a discretionary remedy, the grant of which is subject to a number of factors, including whether such grant would be contrary to public policy.

23.           Where a document provides for an exclusive or non-exclusive jurisdiction clause submitting (or permitting the submission) to the jurisdiction of the Cayman Islands, the Court may decline to accept jurisdiction in any matter where:

(a)           it determines that some other jurisdiction is a more appropriate or convenient forum;

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(b)           another court of competent jurisdiction has made a determination in respect of the same matter; or

(c)           litigation is pending in respect of the same matter in another jurisdiction.

The Court may also stay proceedings if concurrent proceedings in respect of the same matter are or have been commenced in another jurisdiction.

24.           Where a document provides for an exclusive jurisdiction clause submitting to a jurisdiction of a court other than the Court, notwithstanding any provision of the document providing for the exclusive jurisdiction of a court other than the Court, the Court may, if it is satisfied that it is just and equitable to allow such proceedings to continue in the Cayman Islands, (i) decline to stay proceedings issued in contravention of such provision or (ii) refuse leave to serve proceedings out of the Cayman Islands.

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SCHEDULE 4

ADDRESSEES

1.                                       JPMorgan Special Situations (Mauritius) Limited

10, Frere Felix de Valois Street

Port Louis

Mauritius

2.             Intel Capital Corporation

c/o Intel Semiconductor Ltd.

32/F, Two Pacific Place

88 Queensway, Central

Hong Kong

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EXHIBIT I

FORM OF LEGAL OPINION OF BVI COUNSEL

Exhibit I

29 September 2008	Our Ref: PM/LY/T3300-H03367

TO THE ADDRESSEES SET OUT IN SCHEDULE 4

Dear Sirs

LAKES INVEST LIMITED, SKY SENSE INVESTMENTS LIMITED, BUILD UP INTERNATIONAL INVESTMENTS LIMITED, ELLIPSIS LIMITED AND WARSHAW HOLDINGS LIMITED (COLLECTIVELY, THE “COMPANIES” AND EACH A “COMPANY”)

We have been asked to provide this legal opinion to you with regard to the laws of the British Virgin Islands in relation to the Documents (as defined in Schedule 1) being entered into by the Companies in connection with subscription of certain redeemable Series A preferred shares of a nominal or par value of US$0.0001 in the capital of Trony Solar Holdings Company Limited, a Cayman Islands exempted company (the “Cayman Company”) by JPMorgan Special Situations (Mauritius) Limited and Intel Capital Corporation.

For the purposes of giving this opinion, we have examined and relied upon the originals of the documents listed in Schedule 1.

In giving this opinion we have relied upon the assumptions set out in Schedule 2, which we have not independently verified.

We are British Virgin Islands lawyers and express no opinion as to any laws other than the laws of the British Virgin Islands in force and as interpreted at the date of this opinion.  We have not, for the purposes of this opinion, made any investigation of the laws, rules or regulations of any other jurisdiction.  Except as explicitly stated herein, we express no opinion in relation to any representation or warranty contained in the Documents nor upon the commercial terms of the transactions contemplated by the Documents.

Based upon the foregoing examinations and assumptions and upon such searches as have been conducted at our request and having regard to legal considerations which we deem relevant, and subject to the qualifications set out in Schedule 3, and under the laws of the British Virgin Islands, we give the following opinions in relation to the matters set out below.

1.             Each of Lakes Invest Limited, Sky Sense Investments Limited, Ellipsis Limited and Warshaw Holdings Limited is a company duly incorporated under the BVI Business Companies Act, 2004 (the “Act”).  Build Up International Investments Limited is a company incorporated under the International Business Companies Act, 1984 and has been re-registered under the Act.  Each of the Companies validly exists as a business company limited by shares in the British Virgin Islands.  Based solely on the Certificates of Good Standing referred to in Schedule 1, each of the Companies is in good standing under the laws of the British Virgin Islands.  Each of the Companies is a separate legal entity and can sue and be sued in its own name.

2.             Each of the Companies has full corporate power and authority to execute and deliver the Documents to which it is a party and to perform its obligations under the Documents.

3.             The Documents to which each of the Companies is a party have been duly authorised and executed by the Company and when, in the case of a deed, delivered by the Companies will constitute the legal, valid and binding obligations of the Companies enforceable in accordance with their respective terms.

4.             The execution, delivery and performance of the Documents to which each of the Companies is a party, the consummation of the transactions contemplated thereby and the compliance by each of the Companies with the terms and provisions thereof do not:

(a)           contravene any law, regulation, order or decree of the British Virgin Islands applicable to each of the Companies;  or

(b)           contravene the respective Memorandum and Articles of Association of each of the Companies.

5.             Neither the execution, delivery or performance of the Documents to which each of the Companies is a party nor the consummation or performance of the transactions contemplated thereby by each of the Companies, requires the consent or approval of, the giving of notice to, or the registration with, or the taking of any other action in respect of, any British Virgin Islands governmental or judicial authority or agency.

6.             The law chosen in each of the Documents to which each of the Companies is a party to govern its interpretation would be upheld as a valid choice of law in any action on that document in the courts of the British Virgin Islands.

7.             There are no stamp duties, income taxes, withholdings, levies, registration taxes, or other duties or similar taxes or charges payable in connection with the execution, delivery or performance of the Documents or the enforcement or admissibility in evidence of the Documents or on any payment to be made by each of the Companies or any other person pursuant to the Documents.

8.             None of the parties to the Documents (other than the Companies) is or will be deemed to be resident, domiciled or carrying on business in the British Virgin Islands by reason only of the execution, delivery, performance or enforcement of the Documents to which any of them is party.

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9.             Each of the Companies has executed an effective submission to the jurisdictions specified in the Documents.

10.           A judgment obtained in a foreign court will be recognised and enforced in the courts of the British Virgin Islands at common law without any re-examination of the merits, by an action commenced on the foreign judgment debt in the courts of the British Virgin Islands, where the judgment is final and not subject to a stay of execution.

11.           With reference to paragraph 10 above, the British Virgin Islands courts would enforce the relevant judgment, in the manner set out above, provided that:

(a)                                  such court had jurisdiction in the matter and the Company was duly served with process;

(b)                                 the judgment given by such court was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations of the Company;

(c)                                  in obtaining judgment there was no fraud on the part of the person in whose favour judgment was given or on the part of the court;

(d)                                 recognition or enforcement of the judgment in the British Virgin Islands would not be contrary to the rules of public policy of the British Virgin Islands courts; and

(e)                                  the proceedings pursuant to which judgment was obtained were not contrary to natural justice.

12.           Each of the Companies is subject to civil and commercial law with respect to its obligations under the Documents and neither the Companies nor any of their assets is entitled to immunity from suit or enforcement of a judgment on the grounds of sovereignty or otherwise in the courts of the British Virgin Islands in proceedings against the Companies in respect of any obligations under the Documents, which obligations constitute private and commercial acts rather than governmental or public acts.

13.           Based solely on a search of the public records in respect of each of the Companies maintained at the offices of the Registrar of Corporate Affairs on 26 September 2008 (which would not reveal details of matters which have not been lodged for registration or have been lodged for registration but not actually registered at the time of our search), a search of the Cause Book of the High Court of the British Virgin Islands conducted on 26 September 2008 (which would not reveal details of proceedings which have been filed but not actually entered in the Cause Book at the time of our search) and the information contained within the Registered Agent’s Certificates referred to in Schedule 1, there are no entries in the Register of Registered Charges maintained for each of the Companies and there are no actions, suits or proceedings pending against any of the Companies before any court in the British Virgin Islands

3

and no steps have been, or are being, taken in the British Virgin Islands for the appointment of a receiver or liquidator to, or for the winding-up, dissolution, reconstruction or reorganisation of any of the Companies, though it should be noted that the public files maintained by the Registrar of Corporate Affairs may not reveal whether a winding-up petition or application to the court for the appointment of a receiver has been presented.  In addition, the search at the High Court is a manual search and cannot be relied upon to reveal whether or not a particular entity is a party to litigation in the British Virgin Islands.  The Cause Book is not updated every day and it is not updated if third parties or noticed parties are added to or removed from the proceedings after their commencement.

14.           A court of the British Virgin Islands has jurisdiction to give judgment in the currency of the relevant obligation.

15.           It is not necessary in order to ensure the legality, validity, enforceability or admissibility in evidence of proceedings of the obligations of each of the Companies or the rights of the Chargees (as defined in Schedule 1) under the Documents that they or any one of them or any other document be notarised, filed, registered or recorded in the British Virgin Islands except that in order to ensure the preservation of the priority of any security interests created by the Documents (“Security”):

(a)                                  a register of charges must be created by the Company and kept at its registered office and particulars of the Security entered on such register;

(b)                                 each of the Companies and the Chargees has the option of making an application to register the Security on the Register of Registered Charges held by the Registrar of Corporate Affairs for the Company (the “Register of Registered Charges”); and

(c)                                  if an application is made to the Registrar as described in paragraph (b), and a certificate of registration is then issued by the Registrar (the “Certificate”), the Certificate is conclusive proof that the requirements of the Act as to registration have been complied with and that the Security was registered on the time and date stated in the Certificate.

Provided that no other security interest has been registered on the Register of Registered Charges in respect of the assets the subject of the Security (the “Assets”), the Security will rank in priority to any security interests which are subsequently registered on the Register of Registered Charges in respect of the Assets.

16.           It is not necessary that the Chargees be licensed, qualified or otherwise entitled to carry on business in the British Virgin Islands in order to enable the Chargees:

(a)                                  to enforce its rights under the Documents;

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(b)                                 to execute the Documents; and

(c)                                  to perform the obligations expressed to be assumed by it in the Documents.

17.           The obligations of each of the Companies under the Documents constitute primary, direct, unconditional and general obligations and rank, in priority, at least pari passu with the unsecured loans, debts, guarantees or other unsecured obligations in respect of borrowed monies of the Company, except to the extent that such obligations are preferred solely by operation of law.  Subject to entry into the Company’s register of charges and in the Register of Registered Charges as set out above, the Security will, in respect of any application made to a British Virgin Islands court to enforce the same, rank in priority to all future secured interests over the same assets.

18.           In the event of an insolvency, liquidation, bankruptcy or reorganisation affecting any of the Companies, no liquidator, creditor or other person would be able to set aside any disposition of property effected by such Company pursuant to the Documents as a consequence of that insolvency, liquidation, bankruptcy or reorganisation.

19.           An award made in pursuance of an arbitration agreement in a foreign country (being a party to the Convention on the Recognition and Enforcement of Foreign Arbitral Awards adopted by the United Nations Conference on International Commercial Arbitration on the 10th of June 1958) may be enforced with the leave of the court in the British Virgin Islands and judgment entered in terms of the award and such leave shall not be refused except:

(a)           if the person against whom the award is invoked proves:

(i)                                     that a party to the relevant arbitration agreement was (under the law applicable to him) under some incapacity; or

(ii)                                  that the relevant arbitration agreement was not valid under the law to which the parties subjected it or, failing any indication thereon under the law of the country where the award was made; or

(iii)                               that such person was not given proper notice of the appointment of the arbitrator or of the arbitration proceedings or was otherwise unable to present their case; or

(iv)                              subject to (c) below, that the award deals with a difference not contemplated by or not falling within the terms of the submission to arbitration or contains decisions on matters beyond the scope of the submission to arbitration; or

(v)                                 that the composition of the arbitral authority or the arbitral procedure was not in accordance with the agreement of the parties or failing

5

such agreement with the law of the country where the arbitration took place; or

(vi)          that the award has not yet become binding on the parties, or has been set aside or suspended by a competent authority of the country in which or under the law of which it was made;

(b)                                 enforcement may be refused if the award is in respect of a matter which is not capable of settlement by arbitration or if it would be contrary to public policy to enforce the award;

(c)                                  an award which contains decisions on matters not submitted to arbitration may be enforced to the extent that it contains decisions on matters submitted to arbitration which can be separated from those on matters not so submitted;

(d)                                 where an application for the setting aside of an award has been made to such a competent authority as is mentioned in sub-paragraph (a)(vi) above the court before which enforcement of the award is sought may, if it thinks fit, adjourn the proceedings and may on the application of the party seeking to enforce the award order the other party to give security.

20.           There are no foreign exchange controls or foreign exchange regulations under the currently applicable laws of the British Virgin Islands.

21.           Based solely upon our review of the Memorandum and Articles of Association and the Register of Members of Lakes Invest Limited, the Company is authorised to issue 50,000 no par value shares of a single class.  Based solely on our review of the Register of Members, the shares of Lakes Invest Limited have been issued, credited as fully paid and non-assessable (meaning that no further sums are payable to the Company with respect to the holding of such shares) in the following amounts and registered in the following names:

Registered Holders	Nos. and Types of Shares

Li Yi	73 Ordinary Shares

Zhang Yiying	20 Ordinary Shares

Li Ying	7 Ordinary Shares

22.           Based solely upon our review of the Memorandum and Articles of Association and the Register of Members of Sky Sense Investments Limited, the Company is authorised to issue 50,000 no par value shares of a single class.  Based solely on

6

our review of the Register of Members, the share of Sky Sense Limited has been issued, credited as fully paid and non-assessable (meaning that no further sums are payable to the Company with respect to the holding of such share) in the following amount and registered in the following name:

Registered Holder	No. and Type of Share

Li Yi	1 Ordinary Share

23.           Based solely upon our review of the Memorandum and Articles of Association and the Register of Members of Build Up International Investments Limited, the authorised share capital of the Company is US$50,000 divided into 50,000 shares with a par value of US$1.00 each.  Based solely on our review of the Register of Members, the shares of Build Up International Investments Limited have been issued, credited as fully paid and non-assessable (meaning that no further sums are payable to the Company with respect to the holding of such shares) in the following amounts and registered in the following names:

Registered Holders	Nos. and Types of Shares

Huang Yiquan	26 Ordinary Shares

Lau Kam Sze	26 Ordinary Shares

24.           Based solely upon our review of the Memorandum and Articles of Association and the Register of Members of Ellipsis Limited, the Company is authorised to issue a maximum of 50,000 shares consisting of one class of shares of par value US$1.00.  Based solely on our review of the Register of Members, the share of Ellipsis Limited has been issued, credited as fully paid and non-assessable (meaning that no further sums are payable to the Company with respect to the holding of such share) in the following amount and registered in the following name:

Registered Holder	No. and Type of Share

Chen Yixiang	1 Ordinary Share

25.           Based solely upon our review of the Memorandum and Articles of Association and the Register of Members of Warshaw Holdings Limited, the Company is authorised to issue 50,000 no par value shares. Based solely on our review of the Register of Members, the shares of Warshaw Holdings Limited has been issued, credited as fully

7

paid and non-assessable (meaning that no further sums are payable to the Company with respect to the holding of such shares) in the following amount and registered in the following name:

Registered Holder	Nos. and Type of Share

Li Lo	50,000 Ordinary Shares

26.           Based solely upon our review of the register of mortgages, charges and encumbrances of Build Up International Investments Limited maintained at its registered office, there are no entries in such register.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein. This opinion is given solely for your benefit and the benefit of your legal advisers acting in that capacity in relation to this transaction and may not be relied upon by any other person without our prior written consent.

This opinion shall be construed in accordance with the laws of the British Virgin Islands.

Yours faithfully

WALKERS

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SCHEDULE 1

LIST OF DOCUMENTS EXAMINED

1.             The Certificate of Incorporation dated 5 July 2006 and Memorandum and Articles of Association of Lakes Invest Limited as registered on 5 July 2006 and the certified copy of the Register of Members of Lakes Invest Limited dated 26 September 2008.

2.             The Certificate of Incorporation dated 12 September 2006 and Memorandum and Articles of Association of Sky Sense Investments Limited as registered on 12 September 2006 and the Register of Members of Sky Sense Investments Limited 26 September 2008.

3.             The Certificate of Incorporation dated 5 July 2005 and Memorandum and Articles of Association of Build Up International Investments Limited as registered on 5 July 2005, the Register of Members of Build Up International Investments Limited and the Register of Mortgages, Charges and Other Encumbrances of Build Up International Investments Limited 26 September 2008.

4.             The Certificate of Incorporation dated 17 September 2008 and Memorandum and Articles of Association of Ellipsis Limited as registered on 17 September 2008 and the Register of Members of Ellipsis Limited 26 September 2008.

5.             The Certificate of Incorporation dated 10 July 2008 and Memorandum and Articles of Association of Warshaw Holdings Limited as registered on 10 July 2008 and the Register of Members of Warshaw Holdings Limited 26 September 2008.

6.             A search of the public records of each Company on file and available for inspection at the Registry of Corporate Affairs on 26 September 2008 and the records of proceedings on file with, and available for inspection on 26 September 2008 at the High Court of the British Virgin Islands.

7.             Certificates of Good Standing dated 24 September 2008 in respect of Lakes Invest Limited, Sky Sense Investments Limited and Build Up International Investments Limited and Certificates of Good Standing dated 25 September 2008 in respect of Ellipsis Limited and Warshaw Holdings Limited, all issued by the Registrar of Corporate Affairs (the “Certificates of Good Standing”).

8.             Copies of executed written resolutions of the Board of Directors of each Company dated 25 September 2008 (the “Resolutions”).

9.             Copies of the Documents consisting of the following:

(a)                                  Series A Preferred Share Purchase Agreement (the “Share Purchase Agreement”) dated 29 September 2008 between the Cayman Company, Grand Sun International Investment Limited, Trony Solar Science and

9

Technology Development Limited, Li Yi (the “Founder”), each of the Companies and each of the Investors as set out in Schedule 1 to the Share Purchase Agreement;

(b)                                 Investors’ Rights Agreement (the “IRA”) dated 29 September 2008 and entered into between the Cayman Company, the Founder, each of the Companies and each of the holders of the Series A Preferred Shares of the Cayman Company as set out in Schedule 2 to the IRA; and

(c)                                  Share Charge dated 29 September 2008 and entered into between Sky Sense Investments Limited as chargor and the Cayman Company as company in favour of JPMorgan Special Situations (Mauritius) Limited and Intel Capital Corporation (together, the “Chargees”) as chargees.

The documents listed in paragraphs 9 (a) to (c) above inclusive are collectively referred to in this opinion as the “Documents”.

10

SCHEDULE 2

ASSUMPTIONS

1.                                       There are no provisions of the laws of any jurisdiction outside the British Virgin Islands which would be contravened by the execution or delivery of the Documents and that, in so far as any obligation expressed to be incurred under the Documents is to be performed in or is otherwise subject to the laws of any jurisdiction outside the British Virgin Islands, its performance will not be illegal by virtue of the laws of that jurisdiction.

2.                                       The Documents are within the capacity and powers of and have been or will be duly authorised, executed and delivered by each of the parties thereto (other than each of the Companies) and constitute or will, when executed and delivered, constitute the legal, valid and binding obligations of each of the parties thereto enforceable in accordance with their terms as a matter of the laws of all relevant jurisdictions (other than the British Virgin Islands).

3.                                       The choice of the laws of the jurisdiction selected to govern the Documents has been made in good faith and will be regarded as a valid and binding selection which will be upheld in the courts of that jurisdiction and all other relevant jurisdictions (other than the British Virgin Islands).

4.                                       All authorisations, approvals, consents, licences and exemptions required by, and all filings and other requirements of each of the parties to the Documents outside the British Virgin Islands to ensure the legality, validity and enforceability of the Documents have been or will be duly obtained, made or fulfilled and are and will remain in full force and effect and that any conditions to which they are subject have been satisfied.

5.                                       That no director of any Company has a financial interest in or other relationship to a party to the transaction contemplated by the Documents or if an interest does exist, that unanimous shareholder approval or ratification will be obtained.

6.                                       The Board of Directors of each Company consider the execution of the Documents and the transactions contemplated thereby to be in the best interests of that Company.

7.                                       All conditions precedent, if any, contained in the Documents have been or will be satisfied or waived.

8.                                       Each of the Companies on the date of execution of the Documents was not unable to pay its debts as they became due had not failed to comply with any statutory demand for payment, and does not have any execution or other process issued on judgement, decree or order of a British Virgin Islands court returned wholly or partially

11

unsatisfied (“Insolvency Events”), and the transactions contemplated by the Documents will not cause an Insolvency Event.

9.                                       No disposition of property effected by the Documents nor any transaction contemplated thereby is a gift, made at an undervalue, made for no consideration or for consideration the value of which is significantly less than the consideration provided by each of the Companies but if it is then each of the Companies entered into the transaction in good faith and for business purposes and for which, at the time the transaction was entered into, there were reasonable grounds for believing that the transaction would benefit such Company.

10.                                 The transactions contemplated by the Documents do not have the effect of putting a creditor of any Company in the event of any Company going into an insolvent liquidation into a better position than the position he would have been in if the transactions had not taken place, and if it does, then the transaction is in the ordinary course of business.

11.                                 Any floating charge created by any of the Documents has been given to secure money advanced or paid to each of the Companies at the same time as, or after the creation of the floating charge, or the amount of any liability of each of the Companies has been discharged or reduced, at the same time as, or after, the creation of the charge, or the floating charge is given to secure the value of assets sold or supplied, or services supplied to each of the Companies at the same time as, or after, the creation of the floating charge.

12.                                 The terms of the transactions contemplated by the Documents in relation to the provision of credit, if any, to each of the Companies having regard to the risk accepted by the person providing credit do not grossly contravene ordinary principles of fair trading nor are the terms of the transactions such as to require grossly exorbitant payments to be made (whether unconditionally or in certain contingencies) in respect of the provision of credit.

13.                                 All documents examined in connection with this opinion are authentic, all seals thereon and the signatures and initials thereon of any person authorised to execute the Documents are genuine, all such documents purporting to be sealed have been so sealed, all copies are complete and conform to their originals and the Documents conform in every material respect to the latest drafts of the same produced to us and, where provided in successive drafts, have been marked up to indicate all changes to such Documents.

14.                                 The copy of the Memorandum and Articles of Association of each Company and other documents received by us are true and correct copies of the originals of the same.

15.                                 The Resolutions remain in effect and have not been revoked or varied by the directors of any of the Companies as at the date of this letter.

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16.                                 None of the parties to the Documents is a person, political faction or body resident in or constituted under the laws of any country currently the subject of United Nations Sanctions.

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SCHEDULE 3

QUALIFICATIONS

1.                                       The term “enforceable” and its cognates as used in this opinion means that the obligations assumed by each Company under the Documents are of a type which the courts of the British Virgin Islands enforce; this does not mean that those obligations will necessarily be enforced in all circumstances in accordance with their terms.  In particular:

(a)                                  enforcement of obligations and the priority of obligations may be limited by bankruptcy, insolvency, liquidation, reorganisation, readjustment of debts, disclaimer of onerous property in liquidation or moratorium and other laws of general application relating to or affecting the rights of creditors or by prescription or lapse of time;

(b)                                 enforcement may be limited by general principles of equity and, in particular, the availability of certain equitable remedies such as injunction or specific performance of an obligation may be limited where the court considers damages to be an adequate remedy;

(c)                                  claims may become barred under statutes of limitation or may be or become subject to defences of set-off, counterclaim, estoppel and similar defences;

(d)                                 where obligations are to be performed in a jurisdiction outside the British Virgin Islands, they may not be enforceable in the British Virgin Islands to the extent that performance would be illegal under the laws of or contrary to the public policy of, that jurisdiction;

(e)                                  in liquidation proceedings in respect of the Company before a court of the British Virgin Islands it is likely that the court will require all debts of the Company  to be proved in a common currency, which is likely to be the Company’s functional currency;

(f)                                    to the extent that any provision of the Documents is adjudicated to be penal in nature, it will not be enforceable in the courts of the British Virgin Islands; in particular, the enforceability of any provision of the Documents which imposes additional obligations in the event of any breach or default, or of payment or prepayment being made other than on an agreed date may be limited to the extent that it is subsequently adjudicated to be penal in nature and not an attempt to make a reasonable pre-estimate of loss;

(g)                                 to the extent that the performance of any obligation arising under the Documents would be fraudulent or contrary to public policy, it will not be enforceable in the courts of the British Virgin Islands;

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(h)                                 a British Virgin Islands court will not necessarily award costs in litigation in accordance with contractual provisions in this regard; and

(i)                                     the effectiveness of terms in the Documents excusing any party from a liability or duty otherwise owed or indemnifying that party from the consequences of incurring such liability or breaching such duty shall be construed in accordance with, and shall be limited by, applicable law, including generally applicable rules and principles of common law and equity.

2.                                       A certificate, determination, calculation or designation of any party to the Documents as to any matter provided therein might be held by a British Virgin Islands court not to be conclusive, final and binding, notwithstanding any provision to that effect therein contained, if, for example, it could be shown to have an unreasonable, arbitrary or improper basis or in the event of manifest error.

3.                                       If any provision of the Documents is held to be illegal, invalid or unenforceable, severance of such provision from the remaining provisions will be subject to the discretion of the British Virgin Islands courts notwithstanding any express provisions in this regard.

4.                                       To maintain the Company in good standing under the laws of the British Virgin Islands, annual filing fees must be paid to the Registrar of Corporate Affairs.

5.                                       We express no opinion upon the effectiveness of any clause of the Documents providing that the terms thereof may only be amended in writing.

6.                                       Notwithstanding any purported date of execution in any of the Documents, the rights and obligations therein contained take effect only on the actual execution and delivery thereof but the Documents may provide that they have retrospective effect as between the parties thereto alone.

7.                                       All powers of attorney granted by any of the Companies in the Documents which by their terms are expressed to be irrevocable are valid and irrevocable only if given to secure a proprietary interest of the donee of the power or the performance of an obligation owed to the donee.  Where a power of attorney granted by any of the Companies is expressed to be irrevocable and is given to secure (a) a proprietary interest of the donee of the power or (b) the performance of an obligation owed to the donee, then, so long as the donee has that interest or the obligation remains undischarged, the power shall not be revoked (i) by the donor without the consent of the donee or (ii) by the death, incapacity or bankruptcy of the donor, or if the donor is a body corporate, by its winding-up or dissolution.

8.                                       We render no opinion as to the specific enforcement as against any of the Companies of covenants granted by such Company to do or to omit to do any action or other matter which is reserved by applicable law or the Company’s constitutional documents to that Company’s shareholders or any other person.

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SCHEDULE 4

ADDRESSEES

1.                                       JPMorgan Special Situations (Mauritius) Limited

10, Frere Felix de Valois Street

Port Louis

Mauritius

2.                                       Intel Capital Corporation

c/o Intel Semiconductor Ltd.

32/F, Two Pacific Place

88 Queensway, Central

Hong Kong

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EXHIBIT J

SHAREHOLDER’S LOAN AGREEMENT

EXHIBIT K

SUBORDINATION AGREEMENT

Exhibit K

Execution Version

TRONY SOLAR HOLDINGS COMPANY LIMITED

as Company

GRAND SUN INTERNATIONAL INVESTMENT LIMITED

(新阳国际投资有限公司)

as HK Off-Shore Company

TRONY SOLAR SCIENCE AND TECHNOLOGY DEVELOPMENT LIMITED

(深圳市创益科技发展有限公司)

as PRC On-Shore Company

JPMORGAN SPECIAL SITUATIONS (MAURITIUS) LIMITED

and

INTEL CAPITAL CORPORATION

as Investors

JINJIANG CITY WEILI WEAVING MANUFACTURING INDUSTRY CO. LTD.

(晋江市威立织造实业有限公司)

as Creditor

SUBORDINATION AGREEMENT

Dated September 26, 2008

THIS SUBORDINATION AGREEMENT (this “Agreement”) is made on September 26, 2008, by and among:

(i)                                    TRONY SOLAR HOLDINGS COMPANY LIMITED, a limited liability company organized under the laws of the Cayman Islands, whose registered office is at Offshore Incorporations (Cayman) Limited, Scotia Centre, 4th Floor, P.O. Box 2804, George Town, Grand Cayman, Cayman Islands (the “Company”),

(ii)                                GRAND SUN INTERNATIONAL INVESTMENT LIMITED (新阳国际投资有限公司), a limited liability company organized under the laws of the Hong Kong and a wholly-owned subsidiary of the Company, whose registered office is at 20B Wanchai Commercial  Center, 194-204 Johnston Rd, Waichai, Hong Kong (“HK Off-Shore Company”),

(iii)                            TRONY SOLAR SCIENCE AND TECHNOLOGY DEVELOPMENT LIMITED (深圳市创益科技发展有限公司), a wholly-owned foreign enterprise organized under the laws of the PRC and a wholly-owned subsidiary of the HK Off-Shore Company, whose registered office is at  5/F East Block, No.2 Building, Guangxian Eastate, 3rd BaGua Rd, Futian District, Shenzhen, China (“PRC On-Shore Company”),

(iv)                               JPMORGAN SPECIAL SITUATIONS (MAURITIUS) LIMITED, a company incorporated under the laws of Mauritius, with its address at 10, Frere Felix de Valois Street, Port Louis Mauritius; and INTEL CAPITAL CORPORATION, a company incorporated under the laws of Delaware, with its address at The Corporation Trust Company, 1209 Orange St., Wilmington, Delaware, US 19801 (each a “Investor” and together the “Investors”), and

(v)                                   JINJIANG CITY WEILI WEAVING MANUFACTURING INDUSTRY CO. LTD. (晋江市威立织造实业有限公司) a limited liability company organized under the laws of the PRC, whose registered office is at Fujian Province Jinjiang City Dongshi Town Zhengdong Development Zone (福建省晋江市东石镇振东开发区)(“Creditor”).

RECITALS:

A.                                   Pursuant to a series A preferred share purchase agreement dated September 26, 2008 (the “Share Purchase Agreement”) made among the Company, the HK Off-Shore Company, the PRC On-Shore Company, the Investors and certain other parties thereto, the Investors have agreed to, severally but not jointly, purchase certain Series A Preferred Shares for an aggregate purchase price of US$45,000,000 (the “Purchase Price”) to be issued by the Company in accordance with terms and conditions of the Share Purchase Agreement.

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B.                                     Pursuant to the Restated Articles, the Investors have a right to redeem the Series A Preferred Share upon the occurrence of certain events.

C.                                     The Purchase Price will be injected, directly or through the HK Offshore Company, into the PRC On-Shore Company in the form of registered capital and a shareholder’s loan.

D.                                    The PRC On-Shore Company and the Creditor entered into a loan agreement (the “Loan Agreement”) dated 9 April 2008 whereby the Creditor has agreed to make a loan facility available to the PRC On-Shore Company, and such loan facility has been drawn down in full by the PRC On-Shore Company.

E.                                      It is a condition precedent under the Share Purchase Agreement that, among other things, the Creditor executes this Agreement.

D.                                    For good and valuable consideration the parties hereto agree as follows.

NOW IT IS HEREBY AGREED as follows:

1.                                       DEFINED TERMS AND INTERPRETATION

1.1                                 Definitions

In this Agreement (including the recitals above), unless the context requires otherwise:

(a)                                  all capitalized terms used herein without definition shall have the meanings assigned thereto in the Share Purchase Agreement and other the Transaction Documents;

(b)                                 terms and expressions defined in or construed for the purposes of the Transaction Documents which are not defined in this Agreement shall have the same meanings or be construed in the same manner when used in this Agreement; and

(c)                                  the following terms have the meanings set out below:

“Group Companies” means the Company, the HK Off-Shore Company and the PRC On-Shore Company (each, a “Group Company”).

“Loan Facility” means a RMB305 million interest free loan facility for a fixed term of two years (April 10, 2008 to April 10, 2010) made available to the PRC On-Shore Company by the Creditor pursuant to the Loan Agreement.

“PRC” means the People’s Republic of China.

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“Restated Articles” means the Company’s Amended and Restated Memorandum and Articles of Association adopted at the closing of the Share Purchase Agreement, as may be amended from time to time.

“Senior Obligations” means all debts, liabilities and obligations of the Company to the Investors in respect of the Redemption Right (as defined in the Restated Articles).

“Security” means any charge, mortgage, pledge, lien, guarantee, indemnity security interest or other similar encumbrance.

“Subordinated Indebtedness” means all rights and benefit, present and future, actual or contingent, of any nature which the Creditor has against, or is owed by, the PRC On-Shore Company, including the right to receive, demand, sue for and recover for any monies due to the Creditor from the PRC On-Shore Company under the Loan Agreement and any other documents entered into in connection therewith.

“Transaction Documents” has the same meaning under the Share Purchase Agreement.

“Termination Date” has the meaning given to it in Clause 4.

1.2                                 Interpretation

In this Agreement, unless the context requires otherwise, references to statutory provisions shall be construed as references to those provisions as replaced, amended, modified or re-enacted from time to time; words importing the singular include the plural and vice versa and words importing a gender include every gender; references to this Agreement or any other Transaction Document shall be construed as references to such document as the same may be amended, supplemented or novated from time to time. Unless otherwise stated, references to Clauses are to clauses of this Agreement.  Clause headings and the table of content are inserted for reference only and shall be ignored in construing this Agreement.

2.                                       SUBORDINATION OF INDEBTEDNESS

2.1                                 Subordination

In consideration of the Investors agreeing to purchase the Series A Preferred Shares upon and subject to the terms and conditions of the Share Purchase Agreement and the due and punctual performance of each Group Company and observance by each Group Company of its obligations under the Transaction Documents, the Creditor agrees that throughout the continuance of this Agreement and so long as the Senior Obligations, or any part thereof, remains outstanding:

3

(a)                                  it irrevocably and unconditionally undertakes to remit to the Investors (or in accordance with their written directions) any and all monies it receives from time to time from the PRC On-Shore Company in respect of the Subordinated Indebtedness immediately upon receipt of the same or, whenever possible, shall instruct the PRC On-Shore Company to remit such monies directly to the Investors (the Creditor hereby irrevocably instructs the PRC On-Shore Company to make payments under the Loan Agreement in accordance with this Clause 2.1(a) and the PRC On-Shore Company hereby acknowledges and agrees to such payment instructions);

(b)                                 the Subordinated Indebtedness owing to it:

(i)                                     is, and shall remain, subordinated and the payment thereof deferred to all and any rights, claims and actions which the Investors may now or hereafter have against the Company in respect of the Senior Obligations;

(ii)                                  shall not be subject to payment or accrual of interest;

(iii)                               is and shall remain unsecured by any Security over the whole or any part of the assets of the PRC On-Shore Company; and

(iv)                              is not, and shall not become capable of being, subject to any right of set-off or counterclaim;

(c)                                  it (and the PRC On-Shore Company) irrevocably and unconditionally agree for the benefit of the Investors not to amend any terms of the Loan Agreement (except as provided for in Clause 6.3 below) nor to assign or transfer any or all of their respective rights and obligations under the Loan Agreement without the prior written consent of the Investors.

(d)                                 it shall not claim, request, demand, sue for, take or receive (whether by set-off or in any other manner and whether from a Group Company or any other person) any money or other property in respect of the Subordinated Indebtedness or any part thereof except with the prior written consent of the Investors;

(e)                                  if any monies (including the proceeds of any set-off or counterclaim) or other property are received in respect of the Subordinated Indebtedness by or on behalf of it, it shall forthwith pay or transfer the same to the Investors and the Investors may apply the same in or towards satisfaction of the Senior Obligations; and

(f)                                    if any Security is created as Security for the Subordinated Indebtedness then, immediately on the creation thereof, the benefit of such Security shall be assigned or transferred in favour of the Investors as Security for

4

the Senior Obligations and any instrument or agreement evidencing such Security shall be deposited with the Investors.

2.2                                 Proceedings for the Winding-up of a Group Company

In any proceedings for the compulsory or voluntary winding-up, liquidation or dissolution of the Group Companies (or any proceedings analogous thereto):

(a)                                  the Investors shall be entitled to receive payment in full of the Senior Obligations before the Creditor shall be entitled to receive any payment on account of the Subordinated Indebtedness or any part thereof; and

(b)                                 the Creditor agrees that it will prove for the full amount of its claims in respect of the Subordinated Indebtedness and that any amounts payable to it in respect of the Subordinated Indebtedness shall be applied in accordance with Clause 2.1(a) until the whole of the Senior Obligations shall have been discharged and the remaining balance (if any) may be applied towards payment of the amounts owing to the Creditor in respect of the Subordinated Indebtedness.

2.3                                 Mandatory Set-off Payment

Without prejudice to Clause 2.1(b)(iv), if, as a result of mandatory provisions of applicable laws, any amounts that may be owing by the Creditor to the PRC On-Shore Company are required to be set-off against the Subordinated Indebtedness (the “Set-Off Amounts”), the Creditor shall immediately notify the Investors of the same and shall promptly pay to the Investors an amount equal to the Set-Off Amount.

3.                                       PROTECTION OF SUBORDINATION

3.1                                 Continuing Subordination

The subordination and payment undertaking provisions in this Agreement shall:

(a)                                  remain in full force and effect by way of continuing subordination;

(b)                                 not be affected in any way by any settlement of account or any other matter or thing until the Termination Date; and

(c)                                  apply notwithstanding any other agreement between the PRC On-Shore Company and the Creditor (whether present or future) and prevail over any such agreement to the extent of any inconsistency.

3.2                                 Subordination Unaffected

The subordination in this Agreement and the obligations of each of the parties hereto will not be affected by any act, omission, matter or thing which, but for this

5

provision, would reduce, release or prejudice the subordination or any of those obligations.  This includes:

(a)                                  any time or waiver granted to, or composition with, the Creditor, the PRC On-Shore Company, the Company or any other person;

(b)                                 any release of any person under the terms of any composition or arrangement;

(c)                                  the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, the Creditor, the PRC On-Shore Company, the Company or any other person;

(d)                                 any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realize the full value of any other Security;

(e)                                  any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of the Creditor, the PRC On-Shore Company, the Company or any other person;

(f)                                    any variation (however fundamental) or replacement of a Transaction Document, or the Loan Agreement, or any other document or security so that references to that Transaction Document or the Loan Agreement or other document in this Agreement shall include each variation or replacement;

(g)                                 any unenforceability, illegality or invalidity of any obligation of any person under any Transaction Document or the Loan Agreement or any other document or security, to the intent that the obligations of the parties hereto shall remain in full force, and this Agreement be construed accordingly, as if there were no unenforceability, illegality or invalidity; or

(h)                                 any postponement, discharge, reduction, non-provability or other similar circumstance affecting any obligation of the PRC On-Shore Company, the Creditor, the Company or any other person under a Transaction Document or the Loan Agreement or any other document or security resulting from any insolvency, liquidation or dissolution proceedings or from any law, regulation or order so that each such obligation shall for the purposes of the obligations of the parties hereunder be construed as if there were no such circumstance.

4.                                       TERMINATION

At such time as (i) the Senior Obligations are paid in full to the satisfaction of the Investors in accordance with the provisions of the Transaction Documents, or (ii) a

6

Qualified IPO occurs, whichever is earlier (the “Termination Date”), this Agreement and all of Investors’ right, title and interest hereunder with respect to Subordinated Indebtedness shall terminate.

5.                                       ASSIGNMENT

The Investors are entitled to freely assign their rights to receive payments from the Creditor and/or the PRC On-Shore Company with respect to the Senior Obligations under this Agreement, to their respective affiliates domiciled in the PRC.

6.                                       CONSENT AND AGREEMENT BY THE CREDITOR

6.1                                 The Creditor hereby acknowledges and consents to this Agreement and agrees that it will act in conformity with the provisions hereof.

6.2                                 The Creditor hereby agrees not to contest or impede the exercise by the Investors of any right they have hereunder or in connection herewith.

6.3                                 The Creditor and the PRC On-Shore Company hereby irrevocably and unconditionally agree that the terms and conditions of the Loan Agreement are hereby amended such that the maturity date of the Loan Agreement shall not occur before the Termination Date.

6.4                                 The Creditor & the PRC On-Shore Company hereby represent and warrant that as of the date of this Agreement other than Loan Facility there are no other indebtedness between them.

7.                                       FURTHER ASSURANCES

7.1                                 The Creditor further agrees to:

(a)                                  execute such affidavits and certificates as the Investors shall reasonably require to further evidence the agreements herein contained; and

(b)                                 cooperate with the Investors or its representatives in relation to any matter contemplated by this Agreement.

8.                                       NOTICES

8.1                                 Delivery

All notices and other communications provided for in, or effected under, this Agreement shall be in writing and shall be delivered and effective as follows:

(a)                                  delivered by hand (effective at delivery);

(b)                                 mailed, first class postage prepaid, return receipt requested (effective on the third business day after deposit in the mail);

7

(c)           sent by overnight courier (effective on the second business day following the business day on which it is delivered to an internationally recognized courier service); or

(d)           sent by facsimile transmission in legible form and confirmed by hand-delivered, mailed or overnight courier copy (effective when sent by facsimile transmission and confirmed by the sender’s facsimile machine printout).  Any such notice or other communication shall be addressed as follows:

If to the Company:

TRONY SOLAR HOLDINGS COMPANY LIMITED

Address: Offshore Incorporations (Cayman) Limited, Scotia Centre, 4th Floor,
P.O. Box 2804, George Town, Grand Cayman, Cayman Islands

Facsimile: (86) 755-8328-2919
E-mail Address: andrew.chen@trony.com

If to the HK Off-Shore Company:

GRAND SUN INTERNATIONAL INVESTMENT LIMITED

(新陽國際投資有限公司)

Address: 20B Wanchai Commercial  Center, 194-204 Johnston Rd, Waichai, Hong Kong

Facsimile: (86) 755-8328-2919
E-mail Address: andrew.chen@trony.com

If to the PRC On-Shore Company:

TRONY SOLAR SCIENCE AND TECHNOLOGY DEVELOPMENT LIMITED

(深圳市创益科技发展有限公司)

Address: 5/F East Block, No.2 Building, Guangxian Eastate, 3rd BaGua Rd,
Futian District, Shenzhen, China

Facsimile: (86) 755-8328-2919
E-mail Address: andrew.chen@trony.com

If to the Investors:

JPMORGAN SPECIAL SITUATIONS (MAURITIUS) LIMITED
10, Frere Felix de Valois Street
Port Louis, Mauritius

8

With a copy (which shall not constitute notice) to:

JPMorgan Special Situations (Mauritius) Limited

Global Special Opportunities Group Middle Office

Attention: Angelica Siu / Tina Xu

26/F Chater House

8 Connaught Road

Central, Hong Kong

Email: gsog-mo@jpmorgan.com

Tel: (852) 2800-7128 / 8761

Fax: (852) 2800-4613

and to:

INTEL CAPITAL CORPORATION

c/o Intel Semiconductor Ltd.

32/F, Two Pacific Place

88 Queensway, Central

Hong Kong

Attention: APAC Portfolio Management

Fax: +852 2240-3775

If to the Creditor:

JINJIANG CITY WEILI WEAVING MANUFACTURING INDUSTRY CO. LTD.
(晋江市威立织造实业有限公司)

Address: 福建省晋江市东石镇振东开发区

Tel: 0086-595- 85578889 85591898

Fax: 0086-595-85592289

Email: info@weili-fj.com

8.2           Language

Each notice, demand or other communication hereunder and any other documents required to be delivered hereunder shall be either in English or accompanied by a certified translation thereof into the English language and the English language version shall control the meaning of the matters set forth therein.

9.             GOVERNING LAW

9.1           Law

This Agreement and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of the PRC.

9

9.2           Dispute Resolutions

Any dispute, controversy or difference arising out of, in connection with or relating to this Contract, or the breach, termination or invalidity thereof (a “Dispute”) shall be resolved by arbitration pursuant to this Section 9.2.  The arbitration shall be conducted in Hong Kong under the auspices of the Hong Kong International Arbitration Centre (the “Centre”) in accordance with the UNCITRAL Arbitration Rules in effect at the time of the arbitration. There shall be one (1) arbitrator.  The language to be used in the arbitral proceedings shall be English.  If the UNCITRAL Rules are in conflict with the provisions of this Section 9.2, including the provisions concerning the appointment of the arbitrator, the provisions of this Section 9.2 shall prevail.  The arbitrator shall decide any dispute submitted by the parties to the arbitration strictly in accordance with the substantive law of the PRC and shall not apply any other substantive law.  In making the award, the arbitrator shall have the authority to award attorney’s fees and other costs and expenses of the arbitration in accordance with this Agreement and as the arbitrator deems just and appropriate under the circumstances.  Each party hereto shall cooperate with the others in making full disclosure of and providing complete access to all information and documents requested by the others in connection with such arbitral proceedings, subject only to any attorney-client or other applicable legal privilege and confidentiality obligations binding on such party.  The award shall be issued within six (6) months of the appointment of the arbitrator, provided, however, that the arbitrator shall, upon a finding that it is impracticable to meet such deadline consistent with the arbitrator’s primary obligation justly to determine the controversy before the arbitrator, have discretion to extend or alter such deadline to the extent necessary to prevent injustice or preserve the enforceability of the arbitrator’s award.  The award of the arbitrator shall be final and binding upon the disputing parties, and any party may apply to a court of competent jurisdiction for enforcement of such award.  The parties shall cooperate and use their respective best efforts to take all actions reasonably required to facilitate the prompt enforcement in the PRC or in any other jurisdiction of any arbitral award made by the arbitrator.  A party shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the appointment of the arbitrator.

In order to facilitate the comprehensive resolution of related disputes, and upon request of any Party to the arbitration proceeding, the arbitration tribunal may, within 30 days of its appointment, consolidate the arbitration proceeding with any other arbitration proceeding involving the Investors, on the one hand, against any of the Group Companies, the Creditor, as applicable, on the other hand, relating to this Agreement or any of the Transaction Documents entered into by the same parties involved in the arbitration or the matters contemplated herein or therein.  The arbitration tribunal shall not consolidate such arbitrations unless it determines that (i) there are issues of fact or law common to the proceedings, so that a consolidated proceeding would be more efficient than separate proceedings, and (ii) no Party would be prejudiced as a result of such consolidation through undue

10

delay, conflict of interest or otherwise.  In the event of conflicting awards on the issue of consolidation by the arbitration tribunal constituted hereunder and any tribunal constituted under any Transaction Documents or any other agreements related to matters contemplated herein or therein relating to disputes between the Investors, on the one hand, against any of the Group Companies or the Creditor, on the other hand, the ruling of the tribunal constituted under this Agreement will govern.

9.3           Waiver of Immunity

The Creditor irrevocably waives any immunity to which it or its property may at any time be or become entitled, whether characterized as sovereign immunity or otherwise, from any set-off or legal action in the Cayman Islands, Hong Kong, PRC or elsewhere, including immunity from service of process, immunity for jurisdiction of any court or tribunal, and immunity of any of its property from attachment prior to judgment or from execution of a judgment.

10.           AMENDMENT

Except as otherwise expressly provided in this Agreement any provision of this Agreement may be amended, modified or supplemented only by an instrument in writing signed by the parties hereto.

11.           WAIVER AND SEVERABILITY

11.1         No delay on the part of the Investors in exercising any rights hereunder or failure to exercise the same shall operate as a waiver of such rights, and no notice to or demand on the Creditor shall be deemed to be a waiver of the right of the Investors to take further action without notice or demand.

11.2         If any term, covenant or condition of this Agreement or the application thereof to any circumstances shall be invalid or unenforceable to any extent, the remaining terms, covenants and conditions of this Agreement or the application thereof to any circumstances other than those as to which such term, covenant or condition is held invalid or unenforceable, shall not be affected thereby and each remaining term, covenant and condition shall be valid and enforceable to the fullest extent permitted by law.

11.3         The rights and obligations of the Investors under and pursuant to this Agreement are several and not joint.

12.           MISCELLANEOUS

12.1         Execution; Counterparts

This Agreement shall become effective as of the Closing Date.  The parties hereto may execute this Agreement in separate counterparts, each of which shall

11

constitute an original but all of which, together, shall constitute one and the same document.

12.2         Entire Agreement

This Agreement, the other Transaction Documents and the documents referred to herein or therein constitute the entire agreement of the parties hereto and supersede any previous expressions of intent, term sheet or understandings in respect of this transaction.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

COMPANY:

TRONY SOLAR HOLDINGS COMPANY LIMITED

By:
Name:
Title:

SIGNATURE PAGE TO SUBORDINATION AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

HK OFF-SHORE COMPANY:

GRAND SUN INTERNATIONAL INVESTMENT LIMITED
(新陽國際投資有限公司)

By:
Name:
Title:

SIGNATURE PAGE TO SUBORDINATION AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

PRC ON-SHORE COMPANY:

TRONY SOLAR SCIENCE AND TECHNOLOGY DEVELOPMENT LIMITED
(深圳市创益科技发展有限公司)

By:
Name:
Title:

SIGNATURE PAGE TO SUBORDINATION AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTOR:

JPMORGAN SPECIAL SITUATIONS (MAURITIUS) LIMITED

By:
Name:
Title:

SIGNATURE PAGE TO SUBORDINATION AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTOR:

INTEL CAPITAL CORPORATION

By:
Name:
Title:

SIGNATURE PAGE TO SUBORDINATION AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

CREDITOR:

JINJIANG CITY WEILI WEAVING MANUFACTURING INDUSTRY CO. LTD.
(晋江市威立织造实业有限公司)

By:
Name:
Title:

SIGNATURE PAGE TO SUBORDINATION AGREEMENT

EXHIBIT L

ESCROW AGREEMENT

Exhibit L

Execution Version

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (as the same may be amended or modified from time to time and including any and all written instructions given to “Escrow Agent” (hereinafter defined) pursuant hereto, this “Escrow Agreement”) is made and entered into as of September 25, 2008, by and among Trony Solar Holdings Company Limited, a limited liability company organized under the laws of the Cayman Islands (“Party A”), JPMorgan Special Situations (Mauritius) Limited, a company organized under the law of Mauritius (“Party B”), Intel Capital Corporation, a company organized under the laws of Delaware, U.S.A. (“Party C” and together with Party A and Party B, sometimes referred to individually as “Party” or collectively as the “Parties”), and JPMorgan Chase Bank, N.A. (the “Escrow Agent”).

WHEREAS, the Parties and the other parties identified therein have entered into a Series A Preferred Share Purchase Agreement dated on or about September 25, 2008 (the “Underlying Agreement”), pursuant to which Party A has agreed to issue and sell to each of Party B and Party C, and each of Party B and Party C has agreed to purchase certain Series A Convertible Redeemable Preferred Shares of par value of US$0.0001 per share (the “Series A Preferred Shares”) pursuant to the terms and conditions contained therein. Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Underlying Agreement;

WHEREAS, the Parties have agreed that Party B and Party C shall deposit in escrow certain funds and wish such deposit to be subject to the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1.             Appointment

The Parties hereby appoint the Escrow Agent as their escrow agent for the purposes set forth herein, and the Escrow Agent hereby accepts such appointment under the terms and conditions set forth herein.

2.             Escrow Fund

2.1           Party B and Party C agree to deposit with the Escrow Agent the sum of $10,000,000 (the “Escrow Fund”) as follows:

Party B:	US$	5,555,556
Party C:	US$	4,444,444
Total	US$	10,000,000

2.2           The Escrow Agent shall hold the Escrow Fund on the terms and subject to the conditions of this Escrow Agreement.

3.             Deposit of Escrow Fund

3.1           During the term of this Escrow Agreement, the Escrow Fund shall be invested in an interest-bearing demand deposit account or such other accounts as may be directed in writing by the Parties and as are reasonably acceptable to the Escrow Agent and the Parties with the Escrow Agent.

3.2           The Escrow Agent shall send statements containing details of the Escrow Fund to each of the Parties on a monthly basis or otherwise as the Parties and Escrow Agent shall agree. The statement shall include (i) the balance of the Escrow Fund; (ii) the amount of interest accrued and paid; and (iii) any other payments out of the Escrow Fund made.

This document contains information that is confidential and the property of J.P. Morgan Chase & Co. It may not be copied, published or used, in whole or in part, for any purpose other than as expressly authorised by J.P. Morgan Chase & Co.

© J.P. Morgan Chase & Co. 2001.  All Rights Reserved

093936-0002-11531-HongKong.2041442.2

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3.3           Escrow Fund held by the Escrow Agent will accrue interest on a daily basis. Interest accruing in respect of the Escrow Fund shall be shall constitute a part of the Escrow Fund and shall be disbursed as provided in Section 4.1 below.

3.4           The Escrow Agent shall have the right to liquidate the Escrow Fund in order to provide funds necessary to make required payments under this Escrow Agreement.

3.5           Receipt of the Escrow Fund shall be confirmed by Escrow Agent as soon as practicable by account statement, and any discrepancies in any such account statement shall be noted by Parties to Escrow Agent within thirty (30) calendar days after receipt thereof.  Failure to inform Escrow Agent in writing of any discrepancies in any such account statement within said thirty (30) day period shall conclusively be deemed confirmation of the accuracy and completeness of such account statement in its entirety.

4.             Disposition and Termination

4.1           Party B and Party C shall jointly instruct the Escrow Agent to disburse and release any and all funds available in the Escrow Fund to an account designated by Party A in accordance with Section 6.16 of the Underlying Agreement and upon receipt of such written instructions, Escrow Agent shall disburse and release such funds in accordance with such written instructions.

4.2           Upon the delivery of the Escrow Fund by the Escrow Agent to Party A as directed by the Parties in accordance with this Escrow Agreement, this Escrow Agreement and the duties and obligations of the Escrow Agent under this Escrow Agreement shall terminate, except for the provisions of Sections 7, 8 and 9, which shall survive the termination of this Escrow Agreement.

5.             Escrow Agent

5.1           The Escrow Agent shall have only those duties as are specifically and expressly provided herein (and no implied duties), which shall be deemed purely ministerial in nature, and shall under no circumstances be deemed a fiduciary for any of the parties to this Escrow Agreement.  The Escrow Agent shall neither be responsible for, nor chargeable with, knowledge of, or have any requirements to comply with, the terms and conditions of any other agreement, instrument or document between the Parties, in connection herewith, if any, including without limitation the Underlying Agreement, nor shall the Escrow Agent be required to determine if any person or entity has complied with any such agreements, even though reference thereto may be made in this Escrow Agreement.

5.2           In the event of any conflict between the terms and provisions of this Escrow Agreement and those of the Underlying Agreement or any other agreement among the Parties, the terms and conditions of this Escrow Agreement shall control.

5.3           The Escrow Agent shall hold the Escrow Fund in accordance with this Agreement and, in particular, (but without limitation) shall not release any part of the Escrow Fund, except as expressly provided in this Agreement.

5.4           Subject to Section 11, the Escrow Agent may rely upon and shall not be liable for acting or refraining from acting upon any written notice, document, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties without inquiry and without requiring substantiating evidence of any kind. Subject to Section 11, the Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document, notice, instruction or request.

5.5           The Escrow Agent shall have no duty to solicit any payments which may be due to it or the Escrow Fund, nor shall the Escrow Agent have any duty or obligation to confirm or verify the accuracy or correctness of any amounts deposited with it hereunder.

5.6           In no circumstances shall the Escrow Agent be obliged to make any payment from the Escrow Account where this would result in a negative balance on the Escrow Account.

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5.7           The Escrow Agent shall have no duty or obligation to make any calculations of any kind hereunder.

5.8           The Escrow Agent shall not be liable for any action taken, suffered or omitted to be taken by it except to the extent that a final adjudication of a court of competent jurisdiction determines that the Escrow Agent’s gross negligence, fraud or willful misconduct was the primary cause of any loss to either Party.

5.9           The Escrow Agent may consult with counsel, accountants and other skilled persons to be selected and retained by it.

5.10         None of the Escrow Agent and its affiliated entities, and their respective directors, officers and employees shall in any circumstances be liable to any Party for any loss, damage or expense suffered by or incurred to any Party as a result of insolvency of any settlement system.

5.11         In the event that the Escrow Agent shall be uncertain or believe there is some ambiguity as to its duties or rights hereunder or shall receive instructions, claims or demands from any Party hereto which, in its opinion, are insufficient or incomplete or conflict with any of the provisions of this Escrow Agreement or any applicable law, rule, regulation, order, ruling or directive, or any rule, policy, code, requirement or determination of any government, regulatory or self-regulatory body or market practice, it shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all property held by it in escrow until it shall be given a direction in writing by the Parties which eliminates such ambiguity or uncertainty to the satisfaction of Escrow Agent or by a final and non-appealable order or judgment of a court of competent jurisdiction..

5.12         The Parties agree to pursue any redress or recourse in connection with any dispute without making the Escrow Agent a party to the same.

5.13         Anything in this Escrow Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, incidental, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

5.14         The Escrow Agent may engage or be interested in any financial or other transaction with the Parties or affiliate thereof, and may act on the instructions of, or as depositary, trustee or agent for, any committee or body of holders of obligations of such Party or affiliate, as freely as if it were not the Escrow Agent hereunder.

5.15         The Escrow Agent shall not be obligated to expend or risk its own funds or to take any action which it believes would expose it to expense or liability or to a risk of incurring expense or liability.

5.16         The rights and remedies of the Parties set forth in this Escrow Agreement shall be cumulative, and not exclusive, of any rights and remedies available to it at law or equity or otherwise.

6.             Succession

6.1           The Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving 30 days advance notice, in writing of such resignation to the Parties specifying a date when such resignation shall take effect.

6.2           The Escrow Agent shall have the right to withhold an amount equal to any amount due and owing to the Escrow Agent, plus any costs and expenses the Escrow Agent shall reasonably believe may be incurred by the Escrow Agent in connection with the termination of the Escrow Agreement.

6.3           Any entity (“New Agent”) into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any entity (“Transferee”) to which the Escrow Agent transfers all or substantially all of its escrow business (or a business division of which such escrow business forms part), shall as from the date of the completion of such merger, conversion, consolidation or transfer, as the case may be, be the Escrow Agent under this Escrow Agreement and shall succeed to all rights and obligations of the Escrow Agent under this Escrow Agreement without consent by, notice to or other

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further act by any of the parties to this Escrow Agreement unless such consent, notice or act is required by any applicable law and may not be waived by the relevant party or parties.  Each of the Parties shall do all such acts and things as are, in the opinion of the Escrow Agent, necessary or desirable to procure that the New Agent or Transferee (as the case may be) becomes the Escrow Agent and succeeds to all rights and obligations of the Escrow Agent under this Escrow Agreement. Without limiting the generality of the foregoing sentence, each of the Parties hereby irrevocably authorizes the Escrow Agent as that Party’s agent to execute all documents with each Transferee to procure that the Transferee becomes the Escrow Agent and succeeds to all rights and obligations of the Escrow Agent under this Escrow Agreement.

6.4           Escrow Agent’s sole responsibility after the 30-day notice period (as mentioned in Section 6.1 above) expires shall be to hold the Escrow Fund (without any obligation to reinvest the same) and to deliver the same (i) to a successor escrow agent, if any, designated by the Parties as notified in writing by the Parties to the Escrow Agent in accordance with this Escrow Agreement or (ii) to any Party or the Parties as notified by the Parties in writing to the Escrow Agent in accordance with this Escrow Agreement, at which time of delivery this Escrow Agreement and the Escrow Agent’s obligations hereunder shall cease and terminate, except for the provisions of Sections 7, 8 and 9, which shall survive the termination of this Escrow Agreement.

6.5           If the Parties have failed to appoint a successor escrow agent, or instruct the Escrow Agent to deliver the Escrow Fund to any Party in accordance with paragraph (ii) in Section 6.4 above, prior to the expiration of thirty (30) days following receipt of the notice of resignation, the Escrow Agent may appoint a successor escrow agent of its own choice and (i) any such appointment shall be binding upon all of the parties hereto; and (ii) the Escrow Agent shall deliver the Escrow Fund to the successor escrow agent so appointed, at which time of delivery this Escrow Agreement and the Escrow Agent’s obligations hereunder shall cease and terminate, except for the provisions of Sections 7, 8 and 9, which shall survive the termination of this Escrow Agreement.

7.             Compensation and Reimbursement

7.1           Party A agrees to:

(i)            pay the Escrow Agent upon execution of this Escrow Agreement and from time to time thereafter compensation for the services to be rendered hereunder, which unless otherwise agreed in writing shall be as described in Schedule 2 attached hereto;

(ii)           pay or reimburse the Escrow Agent upon request for all expenses, disbursements and advances, including, without limitation, fees charged and expenses incurred by any affiliate of the Escrow Agent in connection with any investment directed under this Escrow Agreement, and reasonable attorney’s fees and expenses, incurred or made by it in connection with the preparation, negotiation, execution, performance, delivery, modification and termination of this Escrow Agreement; and

(iii)          pay the Escrow Agent upon its request fees, if any, assessed by the Escrow Agent for investment services provided by the Escrow Agent pursuant to this Escrow Agreement.

7.2           Part A agrees to pay or reimburse the Escrow Agent upon request for all expenses, disbursements and advances, including, without limitation, fees charged and expenses incurred by any affiliate of the Escrow Agent in connection with any investment directed under this Escrow Agreement, and reasonable attorney’s fees and expenses, incurred or made by it in connection with the preparation, negotiation, execution, performance, delivery, modification and termination of this Escrow Agreement.

7.3           All compensation, reimbursement and other amounts payable by any Party under this Escrow Agreement shall be paid without setoff and without deduction for any withholding, value-added or other similar taxes, charges, fees or assessments.  Party A shall indemnify the Escrow Agent on an after-tax basis against the full amount of any taxes (including, but not limited to stamp duty), fees, expenses, assessments or other charges paid by the Escrow Agent and any losses arising therefrom or with respect thereto, relating to or in connection with any amounts payable under this Escrow

4

Agreement whether or not such taxes, fees, expenses, assessments or other charges were correctly or legally asserted.  If any Party shall be required by any applicable law to make any deduction or withholding on account of taxes with respect to any amount payable under this Escrow Agreement, then it shall (i) pay such additional amounts so that the net amount received by the Escrow Agent of such payment is not less than the amount which the Escrow Agent would have received had no such deduction or withholding been made; and (ii) promptly deliver to the Escrow Agent all tax receipts evidencing payment of taxes so deducted or withheld.

7.4           The obligations contained in this Section 7, and Sections 8 and 9 below shall survive the termination of this Escrow Agreement and the resignation, replacement or removal of the Escrow Agent.

8.             Indemnity

8.1           Each Party (“Indemnifying Party”) shall severally, but not jointly, indemnify, defend and save harmless the Escrow Agent and its affiliates and their respective successors, assigns, directors, officers, managers, attorneys, accountants, experts, agents and employees (the “indemnitees”) from and against any and all losses, damages, claims, liabilities, penalties, judgments, settlements, actions, suits, proceedings, litigation, investigations, costs and expenses (including, without limitation, the fees and expenses of in house or outside counsel and experts and their staffs and all expense of document location, duplication and shipment) (collectively “Losses”) arising out of or in connection with (i) the Escrow Agent’s execution and performance of this Escrow Agreement, the enforcement of any rights or remedies under or in connection with this Escrow Agreement to the extent such Losses are caused by or attributable to such Indemnifying Party, or (ii) its following any instructions or other directions from such Indemnifying Party, except to the extent that its following any such instruction or direction is expressly forbidden by the terms hereof.

8.2           The Parties hereto acknowledge that the indemnities under Section 8.1 shall survive the resignation, replacement or removal of the Escrow Agent and the termination of this Escrow Agreement.

8.3           The Parties hereby grant the Escrow Agent a lien on, right of set-off against and security interest in the Escrow Fund for the payment of any claim for indemnification, compensation, expenses and amounts due hereunder. In furtherance of the foregoing, the Escrow Agent is expressly authorized and directed, but shall not be obligated, to charge against and withdraw from the Escrow Fund for its own account or for the account of any other indemnitee any amounts due to the Escrow Agent under Section 7 above or to any indemnitee under this Section 8.

8.4           As among the Parties, anything in this Escrow Agreement to the contrary notwithstanding, in no event shall Party A, Party B or Party C be liable for special, incidental, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits).

9.             Account Opening Information and Disclosure of Information

9.1           Important Information about Procedures for Opening a New Account

(a)           To help in the fight against the funding of terrorism and money laundering activities the Escrow Agent is required along with all financial institutions to obtain, verify, and record information that identifies each person who opens an account.

(b)           When and at any time after any Party opens an account, the Escrow Agent will ask for and that Party shall provide all information that will allow the Escrow Agent and/or any of its affiliated entities to identify that Party (and any relevant underlying beneficiaries) and to comply with all applicable law, rules, regulations guidelines and codes of conduct (including those issued by the Hong Kong Monetary Authority).

9.2           Disclosure of Information

(a)           The Parties irrevocably authorize the Escrow Agent and its affiliated entities, without further notice to or consent from any of the Parties, and whether during the continuance of or after the termination of

5

this Escrow Agreement or the Parties’ relationship with the Escrow Agent, to make the required disclosure of information relating to any of the Parties, any relevant underlying beneficiaries and/or the Parties’ escrow account to the relevant authorities (including, without limitation, the Securities and Futures Commission and the Hong Kong Monetary Authority) or as otherwise required by any applicable law, court or legal process, and to provide the relevant authorities or court (as the case may be) with all such documents (or copies thereof) in the Escrow Agent’s possession as may be requested.

(b)           The Parties shall not in any way hold the Escrow Agent or any of its affiliated entities liable for any consequences arising from such disclosure.

(c)           The provisions contained in this Section 9 shall survive the termination of this Escrow Agreement and the resignation, replacement or removal of the Escrow Agent.

9.3           Tax Matters.  The Escrow Agent is authorized to deduct or withhold any sum on account of any Tax required or which in its view is required to be so deducted or withheld or for which it is in its view liable or accountable by law or practice of any relevant revenue authority of any jurisdiction and, in each case, in accordance with the Escrow Agent’s usual and customary business practice.  In this Agreement, “Tax” means all present and future taxes, levies, imposts or duties (including value added taxes and stamp duties) whatsoever and wheresoever imposed.  Escrow Agent is not responsible for the preparation or filing of any income, franchise or any other tax returns with respect to income earned or other transactions effected by the Escrow account.  The Parties will duly complete such Tax documentation as the Escrow Agent may request in its absolute discretion.  The Escrow Agent shall have no responsibility for making reclaims of tax on behalf of the Parties.

10.           Notices and funds transfer information

10.1         All communications hereunder shall be in writing and shall be deemed to be duly given and received:

(i)            upon delivery, if delivered personally, or upon confirmed transmittal, if by facsimile;

(ii)           on the next Business Day (as hereinafter defined) if sent by overnight courier; or

(iii)          four (4) Business Days after mailing if mailed by prepaid registered mail, return receipt requested, to the appropriate notice address set forth below or at such other address as any Party hereto may have furnished to the other Parties in writing by registered mail, return receipt requested.

10.2         All communications or fund transfers made to Party A, Party B, Party C or the Escrow Agent pursuant to this Escrow Agreement will be made in accordance with the contact details or banking account information, as the case may be, shown below:

If to Party A	Building Two, Guan Xian Xia Qu, Bagua San Rd.
Futian, Shenzhen, PRC
Attention: Yi Li
Tel No.: (86) 136-0260-7480
Fax No.: (86) 755-8328-2919

Bank account information	Account name: Trony Solar Holdings Co. Ltd. (formerly known as Super Bonus Ltd.)
Account number: 773-468160-883
Bank: Hang Seng Bank Ltd.
Swift code: HASEHKHH Correspondence bank: HSBC Bank USA, New York Correspondence bank swift code: MRMD US33
Correspondence bank Fed Wire Number: FW021001088

If to Party B	JPMorgan Special Situations (Mauritius) Limited
10, Frere Felix de Valois Street, Port Louis, Mauritius

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Attention: Angelica Siu / Tina Xu
Tel No.: (852) 2800 8761 / 7128
Fax No.: (852) 2800 4163

Bank account information		Account name: JPMorgan Special Situations (Mauritius) Limited
Account number: 080-088925-020
Corresponding Bank: HSBC Bank USA, N.A.
(SWIFT: MRMDUS33)
Beneficiary Bank: HSBC Mauritius
(SWIFT: HSBCMUMUOBU)
Reference: “Project Trophy”

If to Party C		Intel Capital Corporation
c/o Intel Semiconductor Ltd.
32/F., Two Pacific Place,
88 Queensway,
Central, Hong Kong
Attention: Mike Lam / Florrie Cheng
Tel No.: (852) 2844 4555
Fax No.: (852) 2240 3775

With copy by email to:
APACportfolio@intel.com
mike.lam@intel.com
florrie.cheng@intel.com

With copy to:
	Attention:	M&A Portfolio Manager, RN6-46,
2200 Mission College Blvd.,
Santa Clara, CA95052
Fax No.: (1) 408 765 6038

Bank account information		Account name: 0-816292-026
Account number: Intel Capital Corporation
Bank (and branch) name: Citibank Singapore
Swift address: CITISGSG

If to the Escrow Agent		JPMorgan Chase Bank, N.A.
Clearance and Agency Services
53/F., One Island East,
18 Westlands Road, Hong Kong
Attention: Escrow Department
Fax No.: (852) 2167 8603

Bank account information		Corresponding Bank: JPMorgan Chase Bank, N.A., New York
SWIFT: CHASUS33
A/C No.: 001-0-959229 CHIPS UID 018500
Beneficiary Bank: JPMorgan Chase Bank, N.A., Hong Kong Branch
Beneficiary Bank SWIFT: CHASHKHH
Further credit into: JPMCB,NA - Trony Solar - Escrow Account A/C# 006872255481

10.3         Notwithstanding Sections 10.1 and 10.2, in the case of communications delivered to the Escrow Agent pursuant to paragraphs (i), (ii) and (iii) of Section 10.1, such communications shall be deemed to have been given on the date received by an officer of the Escrow Agent or any employee of the Escrow Agent who reports directly to any such officer at the above-referenced office.

10.4         In the event that the Escrow Agent, in its sole discretion, shall determine that an emergency exists, the Escrow Agent may use such other means of communication as the Escrow Agent deems appropriate.

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10.5         “Business Day” shall mean any day other than a Saturday, Sunday or any other day on which the Escrow Agent located at the notice address set forth above is authorized or required by law or executive order to remain closed.

11.           Security Procedures

11.1         Any fund transfer instruction must include one of the authorized signatures of each Party set out in Part A of Schedule 1 hereto (“Schedule 1”).

11.2         The Parties acknowledge that the account payment instructions as specified in Section 10.2, as maybe revised from time to time in accordance with Section 10.1, will constitute repetitive funds transfer instructions being given to the Escrow Agent where only the date of the requested transfer, the amount of funds to be transferred, and/or the description of the payment shall change within the repetitive instructions (“Standing Settlement Instructions”).  Accordingly, the Parties shall deliver to Escrow Agent such specific Standing Settlement Instructions as set forth in this Escrow Agreement, by facsimile or other written instruction.  Escrow Agent may rely solely upon such Standing Settlement Instructions and all identifying information set forth therein.  Escrow Agent and the Parties agree that such Standing Settlement Instructions shall be effective as the funds transfer instructions of the Parties, without requiring a verifying callback, whether or not authorized, if such Standing Settlement Instructions are consistent with previously authenticated Standing Settlement Instructions.  The Parties acknowledge that such Standing Settlement Instructions are a security procedure and are commercially reasonable.

11.3         The Escrow Agent and the beneficiary’s bank in any funds transfer may rely solely upon any account numbers or similar identifying numbers provided by Party A, Party B or Party C to identify (i) the beneficiary, (ii) the beneficiary’s bank, or (iii) an intermediary bank.  The Escrow Agent may apply any funds in the Escrow Fund for any payment order it executes using any such identifying number, even when its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary’s bank or an intermediary bank designated.

11.4         The Parties acknowledge that the security procedures provided in this Section 11 are commercially reasonable.

12.           Parties’ Representations and Warranties

Each of the Parties hereby represents, warrants and undertakes (as the case may be) to the Escrow Agent on a continuing basis that:

(a)           if it is a corporation, it is duly incorporated, established or constituted (as the case may be) and validly existing under the laws of its country of incorporation, establishment or constitution (as the case may be);

(b)           if it is a corporation, it is duly authorised and has taken all necessary action to allow it to enter into and perform this Escrow Agreement and the transactions contemplated under this Escrow Agreement;

(c)           if it is a corporation, it has obtained all authorisations of any governmental authority or regulatory body required in relation to it in connection with this Escrow Agreement and such authorisations remain in full force and effect;

(d)          the execution, delivery and performance of and the transactions to be effected under this Escrow Agreement will not violate any law, regulation, or, in the case of a corporation, its constitutional documents, applicable to it or any agreement by which it is bound or which any of its assets are affected; and

(e)           it will keep this Escrow Agreement confidential and other than where disclosure is required by applicable law or regulation will only disclose it (or any part of it) with the prior consent of the Escrow Agent.

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13.           Miscellaneous

13.1         The provisions of this Escrow Agreement may be waived, altered, amended or supplemented, in whole or in part, only in writing signed by the Escrow Agent and the Parties.

13.2         Neither this Escrow Agreement nor any right or interest hereunder may be assigned in whole or in part by the Escrow Agent or any Party, except as provided in Section 6, without the prior consent of the Escrow Agent and the Parties.

13.3         This Escrow Agreement shall be governed by and construed under the laws of the Hong Kong Special Administrative Region of the People’s Republic of China (“Hong Kong”).  Each Party irrevocably waives any objection on the grounds of venue, forum non-conveniens or any similar grounds and irrevocably consents to service of process by mail or in any other manner permitted by applicable law and consents to the exclusive jurisdiction of the courts located in Hong Kong.

13.4         No party to this Escrow Agreement is liable to any other party for losses due to, or if it is unable to perform its obligations under the terms of this Escrow Agreement because of, acts of God, fire, war, terrorism, floods, strikes, electrical outages, equipment or transmission failure, or other causes reasonably beyond its control.

13.5         At any time after the date of this Escrow Agreement each of the Parties shall, at the reasonable request of the Escrow Agent and at the cost and expense of the relevant Party or the Parties, execute or procure the execution of such document(s) and/or do or procure the doing of such acts and things as the Escrow Agent may in its absolute discretion deem necessary or desirable for the purpose of carrying out any of its obligations under this Escrow Agreement.

13.6         This Escrow Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. All signatures of the parties to this Escrow Agreement may be transmitted by facsimile, and such facsimile will, for all purposes, be deemed to be the original signature of such party whose signature it reproduces, and will be binding upon such party.

13.7         If any provision of this Escrow Agreement is determined to be prohibited or unenforceable by reason of any applicable law of a jurisdiction, then such provision shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in such jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction.  Where, however, the conflicting provisions of any such applicable law may be waived, they are hereby irrevocably waived by the parties hereto to the fullest extent permitted by law, to the end that this Escrow Agreement shall be enforced as written.

13.8         Except as expressly provided in Sections 6 and 8 above, nothing in this Escrow Agreement, whether express or implied, shall be construed to give to any person or entity other than the Escrow Agent and the Parties any legal or equitable right, remedy, interest or claim under or in respect of this Escrow Agreement or any funds escrowed hereunder.

9

IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the date set forth above.

duly authorized for and on behalf of TRONY SOLAR HOLDINGS COMPANY LIMITED as Party A

Signature:

Printed Name:	Yi Li

Title:	Director

10

IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the date set forth above.

duly authorized for and on behalf of JPMORGAN SPECIAL SITUATIONS (MAURITIUS) LIMITED as Party B

Signature:

Printed Name:

Title:

11

IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the date set forth above.

duly authorized for and on behalf of INTEL CAPITAL CORPORATION as Party C

Signature:

Printed Name:

Title:

12

IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the date set forth above.

duly authorized for and on behalf of JPMORGAN CHASE BANK, N.A.

as Escrow Agent

Signature:

Printed Name:

13

Schedule 1

Telephone Number(s) and Authorized Signature(s) of

Person(s) Designated to give and confirm (by Call-Back) Funds Transfer Instructions

Party A

	Name	Telephone Number	Signature

1.	Yi Li	(86) 136-0260-7480

14

Schedule 1

Telephone Number(s) and Authorized Signature(s) of

Person(s) Designated to give and confirm (by Call-Back) Funds Transfer Instructions

Party B

	Name	Telephone Number	Signature

1.	Nick Barnes	(852) 2800-8176

2.	Jo Miyake	(852) 2800-7117

Telephone call backs shall be made to both Parties if joint instructions are required pursuant to this Escrow Agreement. All funds transfer instructions must include the signature of the person(s) authorizing the said funds transfer and must not be the same person confirming the said transfer.

15

Schedule 1

Telephone Number(s) and Authorized Signature(s) of

Person(s) Designated to give and confirm (by Call-Back) Funds Transfer Instructions

Party C

	Name	Telephone Number	Signature

1.	Michael J. Scown	(852) 2844 4555

2.	Elizabeth Eby	(852) 2844 4555

3.	Ravi Jacob	(852) 2844 4555

4.	Douglas M. Lusk	(852) 2844 4555

5.	Robert Yenko	(852) 2844 4555

Telephone call backs shall be made to both Parties if joint instructions are required pursuant to this Escrow Agreement. All funds transfer instructions must include the signature of the person(s) authorizing the said funds transfer and must not be the same person confirming the said transfer.

16

EXHIBIT M

IP LICENSE AGREEMENTS